As filed with the Securities and Exchange Commission on December 23, 2022
No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BINAH CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	88-3276689 (I.R.S. Employer Identification No.)
(212) 404-7002
17 Battery Place, Room 625
New York, New York 10004
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Nessim
Binah Capital Group, Inc.
17 Battery Place, Room 625
New York, New York 10004
United States
(212) 404-7002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gerry Williams Penny J. Minna DLA Piper LLP (US) One Atlantic Center 1201 West Peachtree Street, Suite 2900 Atlanta, GA 30309 (404) 736-7891	Christopher M. Zochowski Bradley A. Noojin Shearman & Sterling LLP 401 9th Street, NW Washington, DC 20004 (202) 508 8000
Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934 (“Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Binah Capital Group, Inc. may not issue the securities offered by this proxy statement/ prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED DECEMBER 23, 2022
PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS OF KINGSWOOD
ACQUISITION CORP.
PROSPECTUS FOR
[•] SHARES OF CLASS A COMMON STOCK
[•] WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK AND
[•] SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS OF
BINAH CAPITAL GROUP, INC.
The board of directors of Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), has unanimously approved the agreement and plan of merger (as it may be further amended, restated, modified and/or supplemented from time to time), dated as of July 7, 2022 (the “Merger Agreement”) by and among KWAC, Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. You are being asked to vote on, among other proposals the Business Combination Proposal, the Organizational Document Proposal, the NYSE American Proposal and the Equity Incentive Plan Proposal.
Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth (the “Wentworth Merger”), with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger, Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Kingswood Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company (the Kingswood Merger and the Wentworth Merger, together with the other transactions related thereto, the “Business Combination”).
Wentworth owns and operates four broker-dealers, located in 535 offices in all 50 states. Affiliated financial advisors have the optionality to choose from operating models that include a hybrid open architecture platform, independent registered status, and a W2 advisor model. The platform provides a variety of custody and clearing firms to accommodate the unique business needs of advisors. KWAC is a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization, or similar business combination, one or more operating businesses.
If KWAC stockholders approve the Business Combination Proposal (as defined below) and the parties consummate the Business Combination: (i) the holders of shares of KWAC’s common stock (“KWAC Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) will receive one share of common stock of Holdings (“Holdings Common Stock”) in exchange for each share of KWAC Common Stock held by them, (ii) the holders of each whole warrant to purchase KWAC Class A Common Stock will receive one warrant to purchase Holdings Common Stock at an exercise price of $11.50 per share and (iii) the equity holders of Wentworth may receive an aggregate of up to 12.0 million shares of Holdings Common Stock, subject to adjustment as more fully described herein. As a result of the Business Combination, Wentworth will become a wholly-owned subsidiary of Holdings.
In connection with the execution of the Merger Agreement, KWAC entered into the Founder Support Agreement (the “Founder Support Agreement”), dated July 7, 2022 with certain holders of the Founder Shares (as defined below), pursuant to which, among other things, such holders agreed to approve the Merger Agreement and the Business Combination.
Contemporaneously with the execution of the Merger Agreement, certain securityholders of Wentworth entered into the Company Support Agreement, pursuant to which such securityholders of Wentworth agreed to approve the Merger Agreement and the Business Combination.

It is anticipated that, upon completion of the Business Combination, KWAC’s former stockholders, will own approximately 22% of the outstanding shares of Holdings Common Stock, that Wentworth’s former securityholders will own approximately 78% of the outstanding shares of Holdings Common Stock, and approximately [•]% of the outstanding shares of Holdings Common Stock will be held by certain institutional and accredited investors who have committed to purchase shares of KWAC Class A Common Stock, which will be immediately exchanged for shares of Holdings Common Stock in connection with the closing of the Business Combination, for a purchase price of $10.00 per share, in a private placement. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume that none of KWAC’s existing Public Stockholders (as defined below) exercise their redemption rights in connection with the Business Combination. If any of KWAC’s Public Stockholders exercise their redemption rights, or any of the other assumptions underlying these percentages become inaccurate, these percentages may vary from the amounts shown above. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Holdings is applying to have the Holdings Common Stock and Holdings Warrants listed on the NYSE American (the “NYSE American”) under the symbols BCG and BCG.W, respectively. KWAC Class A Common Stock, KWAC Warrants and KWAC Units are listed on the Markets Group Inc. stock exchange (the “OTC Exchange”) under the symbols KWAC, KWAC.WS and KWAC.U, respectively.
Pursuant to the Existing KWAC Charter, KWAC is providing its Public Stockholders with the opportunity to redeem their shares of KWAC Class A Common Stock (“Public Shares”) for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of KWAC’s initial public offering, as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to KWAC to pay KWAC’s franchise and income taxes and for working capital purposes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $5.4 million on November 21, 2022, the estimated per share redemption price would have been approximately $10.00. Public Stockholders may elect to redeem their Public Shares even if they vote for the Business Combination Proposal. A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the Public Shares issued in the IPO. Holders of KWAC’s outstanding warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of KWAC’s Founder Shares have agreed to waive their redemption rights with respect to such shares and any shares of KWAC Class A Common Stock that they may have acquired during or after KWAC’s initial public offering (“IPO”) in connection with the completion of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.
The accompanying proxy statement/prospectus provides shareholders of KWAC with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of KWAC. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 33 of the accompanying proxy statement/prospectus.
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of the business combination or related transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus. Any representation to the contrary constitutes a criminal offense.

KINGSWOOD ACQUISITION CORP.
17 Battery Place, Room 625
New York, New York 10004
Proxy Statement/Prospectus, dated [•], 2022
and first mailed to stockholders on or about [•], 2022
To the Stockholders of Kingswood Acquisition Corp.:
You are invited to attend a special meeting (the “Special Meeting”) of the stockholders of Kingswood Acquisition Corp., a Delaware corporation (“KWAC”) relating to the agreement and plan of merger, dated July 7, 2022 (the “Merger Agreement”), by and among KWAC, Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”). This document is both a proxy statement/prospectus containing information about KWAC’s special meeting of stockholders and a prospectus of Holdings with respect to the securities to be issued to KWAC’s securityholders and equityholders of Wentworth in the Business Combination (as defined below).
Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth (the “Wentworth Merger”), with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger, Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Wentworth Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company (the Kingswood Merger and the Wentworth Merger, together with the other transactions related thereto, the “Business Combination”).
Wentworth owns and operates four broker-dealers, located in 535 offices in all 50 states. Affiliated financial advisors have the optionality to choose from operating models that include a hybrid open architecture platform, independent registered status, and a W2 advisor model. The platform provides a variety of custody and clearing firms to accommodate the unique business needs of advisors. KWAC is a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization, or similar business combination, one or more operating businesses.
If KWAC stockholders approve the Business Combination Proposal (as defined below) and the parties consummate the Business Combination: (i) the holders of shares of KWAC’s common stock (“KWAC Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) will receive one share of common stock of Holdings (“Holdings Common Stock”) in exchange for each share of KWAC Common Stock held by them, (ii) the holders of each whole warrant to purchase KWAC Class A Common Stock will receive one warrant to purchase Holdings Common Stock at an exercise price of $11.50 per share and (iii) the equity holders of Wentworth may receive an aggregate of up to 12.0 million shares of Holdings Common Stock, subject to adjustment as more fully described herein. As a result of the Business Combination, Wentworth will become a wholly-owned subsidiary of Holdings.
In connection with the execution of the Merger Agreement, KWAC entered into the Founder Support Agreement (the “Founder Support Agreement”), dated July 7, 2022 with certain holders of the Founder Shares (as defined below), pursuant to which, among other things, such holders agreed to approve the Merger Agreement and the Business Combination.

Contemporaneously with the execution of the Merger Agreement, certain securityholders of Wentworth entered into the Company Support Agreement, pursuant to which such securityholders of Wentworth agreed to approve the Merger Agreement and the Business Combination.
It is anticipated that, upon completion of the Business Combination, KWAC’s former stockholders, will own approximately 22% of the outstanding shares of Holdings Common Stock, that Wentworth’s former securityholders will own approximately 78% of the outstanding shares of Holdings Common Stock, and approximately [•]% of the outstanding shares of Holdings Common Stock will be held by certain institutional and accredited investors who have committed to purchase shares of KWAC Class A Common Stock, which will be immediately exchanged for shares of Holdings Common Stock in connection with the closing of the Business Combination, for a purchase price of $10.00 per share, in a private placement. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume that none of KWAC’s existing Public Stockholders (as defined below) exercise their redemption rights in connection with the Business Combination. If any of KWAC’s Public Stockholders exercise their redemption rights, or any of the other assumptions underlying these percentages become inaccurate, these percentages may vary from the amounts shown above. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Holdings is applying to have the Holdings Common Stock and Holdings Warrants listed on the NYSE American (the “NYSE American”) under the symbols BCG and BCG.W, respectively. KWAC Class A Common Stock, KWAC Warrants and KWAC Units are listed on the OTC Exchange under the symbols KWAC, KWAC WS and KWAC.U, respectively.
Pursuant to the Existing KWAC Charter, KWAC is providing its Public Stockholders with the opportunity to redeem their shares of KWAC Class A Common Stock (“Public Shares”) for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of KWAC’s initial public offering, as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to KWAC to pay KWAC’s franchise and income taxes and for working capital purposes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $5.4 million on November 21, 2022, the estimated per share redemption price would have been approximately $10.00. Public Stockholders may elect to redeem their Public Shares even if they vote for the Business Combination Proposal. A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the Public Shares issued in the IPO. Holders of KWAC’s outstanding warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of KWAC’s Founder Shares have agreed to waive their redemption rights with respect to such shares and any shares of KWAC Class A Common Stock that they may have acquired during or after KWAC’s initial public offering (“IPO”) in connection with the completion of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 33 of this proxy statement/prospectus.
After careful consideration, KWAC’s board of directors (the “KWAC Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that each of the proposals to be presented at the Special Meeting is fair to, advisable, and in the best interests of KWAC and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of KWAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Certain Persons in the

Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/ prospectus for a further discussion.
Your vote is very important.   To ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to participate in the meeting. Submitting a proxy now will NOT prevent you from being able to vote online during the virtual special meeting. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.
On behalf of the KWAC Board, I would like to thank you for your support of KWAC and look forward to a successful completion of the Business Combination.
Very truly yours,
Michael Nessim
Chief Executive Officer
Kingswood Acquisition Corp.
If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF KWAC CLASS A COMMON STOCK THROUGH KWAC UNITS, ELECT TO SEPARATE YOUR KWAC UNITS INTO THE UNDERLYING KWAC COMMON STOCK AND KWAC PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF KWAC CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST HOLDINGS’ DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF THE STOCKHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated [•], 2023 and is first being mailed to the stockholders of KWAC on or about [•], 2023.

KINGSWOOD ACQUISITION CORP.
17 Battery Place, Room 625
New York, New York 10004
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF KINGSWOOD
ACQUISITION CORP. TO BE HELD ON [•], 2023
TO THE STOCKHOLDERS OF KINGSWOOD ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), will be held at 10:00 am, Eastern Time, on [•], 2022. In light of ongoing developments related to the novel coronavirus, after careful consideration, we have determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance while safeguarding the health and safety of our stockholders, directors and management team. You are cordially invited to attend the Special Meeting online by visiting and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.
At the Special Meeting, you will be asked to consider and vote on the following proposals:
(1)
Proposal 1 — The Business Combination Proposal — To adopt and approve the Merger Agreement, dated as of July 7, 2022 (as it may be further amended, restated, modified and/or supplemented from time to time, the “Merger Agreement”), entered into by and among KWAC, Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”) and the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”), pursuant to which:

•
Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”);

•
simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth (the “Wentworth Merger”), with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”);

•
following the Wentworth Merger, Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Wentworth Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company;

•
We refer to this proposal as the “Business Combination Proposal.”

(2)
Proposal 2 — The Organizational Document Proposal — To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amended and restated certificate of incorporation of Holdings (the “Proposed Holdings Charter”), which, if approved, would take effect upon the Closing (we refer to this proposal as the “Organizational Document Proposal”, collectively with the Business Combination Proposal, the “Conditions Precedent Proposals”).

(3)
Proposal No. 3(A) — (E)  — the Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Holdings Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 5 sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):
•
Proposal No. 3(A):   to establish Holdings’ capital structure, authorizing (i) [•] shares of Preferred Stock, par value $0.0001 per share, and (ii) [•] shares of Holdings Common Stock, par value $0.0001 per share (we refer to this as “Advisory Charter Proposal A”);

•
Proposal No. 3(B):   to provide that each member of the board of directors of Holdings will be elected at an annual meeting of the stockholders of Holdings held at such date and time and at such place, if any, within or outside the State of Delaware as may be fixed by the board of directors of Holdings or a duly authorized committee thereof. Each elected director shall hold office until the next annual meeting and until his successor shall be elected and duly qualified, or his earlier death, resignation, retirement, disqualification or removal from office (we refer to this as “Advisory Charter Proposal B”);

•
Proposal No. 3(C):   to provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (3) any action asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Proposed Holdings Charter or Proposed Holdings Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction (we refer to this as “Advisory Charter Proposal C”);

(4)
Proposal No. 4 — The NYSE American Proposal — To approve, assuming the Business Combination Proposal and the Organizational Document Proposal are approved and adopted, for purposes of complying with NYSE American rules (the “NYSE American”), the issuance of shares of Holdings Common Stock in connection with the Business Combination (we refer to this proposal as the “NYSE American Proposal”);

(5)
Proposal No. 5 — The Equity Incentive Plan Proposal — To approve, assuming the Business Combination Proposal and the Organizational Document Proposal are approved and adopted, to consider and vote upon a proposal to approve and adopt the Binah Capital Group, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan”) (we refer to this proposal as the “Equity Incentive Plan Proposal”); and

(6)
Proposal No. 6 — The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Conditions Precedent Proposals, the NYSE American Proposal or the Advisory Charter Proposals (we refer to this proposal as the “Adjournment Proposal”).

The above matters are more fully described in the accompanying proxy statement/prospectus, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements.
The record date for the Special Meeting is [•], 2022. Only holders of record of shares of KWAC Class A Common Stock and shares of KWAC Class B Common Stock at the close of business on the record date are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of KWAC’s stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at KWAC’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at [•].
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of our shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable KWAC Public Warrant, and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of Holdings upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing the shares of the Holdings Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.WS,” respectively, upon the Closing.
Pursuant to KWAC’s Second Amended and Restated Charter (the “Existing KWAC Charter”), a holder of shares of KWAC Class A Common Stock (a “public stockholder”) may request that KWAC redeem all or a portion of its shares of KWAC Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of KWAC Class A Common Stock to be redeemed only if you:
(a)
(i) hold shares of KWAC Class A Common Stock or (ii) hold shares of KWAC Class A Common Stock through KWAC Units and you elect to separate your KWAC Units into the underlying shares of KWAC Class A Common Stock and KWAC Public Warrants prior to exercising your redemption rights with respect to the shares of KWAC Class A Common Stock; and

(b)
prior to [•], Eastern Time, on [•], 2023 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, KWAC’s transfer agent (the “transfer agent”), that KWAC redeem your shares of KWAC Class A Common Stock for cash and (ii) deliver your shares of KWAC Class A Common Stock to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of KWAC Units must elect to separate the underlying shares of KWAC Class A Common Stock and KWAC Public Warrants prior to exercising redemption rights with respect to the shares of KWAC Class A Common Stock. KWAC has not issued fractional KWAC Warrants other than as part of KWAC Units, each of which is comprised of one share of KWAC Class A Common Stock and three-fourths of one KWAC Public Warrant. If, upon the detachment of KWAC Public Warrants from KWAC Units or otherwise, a holder of KWAC Warrants would be entitled to receive a fractional KWAC Warrant, KWAC will round down to the nearest whole number of KWAC Warrants to be issued to such holder. If holders hold their KWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the KWAC Units into the underlying shares of KWAC Class A Common Stock and KWAC Public Warrants, or if a holder holds KWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. A holder of the KWAC Public Warrants will not be able to exercise any fraction of a KWAC Warrant. Public stockholders may elect to redeem all or a portion of their shares of KWAC Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the shares of KWAC Class A Common Stock will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its shares of KWAC Class A Common Stock and timely delivers its shares to the transfer agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”) established in connection with KWAC’s IPO (the “IPO”), calculated as of [two] business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of KWAC Class A Common Stock. As of December 15, 2022, this would have amounted to approximately $10.80 per share of KWAC Class A Common Stock. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed shares of KWAC Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of KWAC Class A Common Stock, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that we instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/ prospectus. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of the Stockholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your shares of KWAC Class A Common Stock for cash.

Notwithstanding the foregoing, a holder of shares of KWAC Class A Common Stock, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of KWAC Class A Common Stock with respect to more than an aggregate of 15% of the Public Shares issued in the IPO, without KWAC’s prior consent. Accordingly, if a public stockholder, alone or acting in concert as a group, seeks to redeem more than 15% of the shares of KWAC Class A Common Stock, then any such shares in excess of that 15% limitation would not be redeemed for cash, without our prior consent.
Under the Merger Agreement, the approval of each of the Business Combination Proposal and the Organizational Document Proposal (collectively, the “Conditions Precedent Proposals”) is a condition to the consummation of the Business Combination. The adoption of each Conditions Precedent Proposal is conditioned on the approval of all of the Conditions Precedent Proposals. The NYSE American Proposal, Advisory Charter Proposals, the Equity Incentive Plan Proposal, and the Adjournment Proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the Conditions Precedent Proposals, the Business Combination may not be consummated.
Approval of the Business Combination Proposal and the Organizational Document Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock entitled to vote thereon at the Special Meeting, voting as a single class. Each of the Advisory Charter Proposals, the NYSE American Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of shares of KWAC Class A Common Stock and KWAC Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and each of the proposals. We urge you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares of KWAC Class A Common Stock, please contact [•], our proxy solicitor, by calling [•], or banks and brokers can call collect [•] at [•], or by emailing [•]. This notice of special meeting and the proxy statement/ prospectus are available at [•].
By Order of the Board of Directors

Michael Nessim
Kingswood Acquisition Corp.
Chief Executive Officer
[•], 2023

i

ii

ADDITIONAL INFORMATION
If you have questions about the Business Combination or the Special Meeting, or if you need to obtain copies of the enclosed proxy statement/prospectus, proxy card or other documents incorporated by reference in the proxy statement/prospectus, you may contact KWAC’s proxy solicitor listed below. You will not be charged for any of the documents you request.
Tel: [•]
Banks and brokers call collect: [•]
E-mail: [•]
In order for you to receive timely delivery of the documents in advance of the Special Meeting to be held on [•], 2023, you must request the information no later than [•], 2023, five business days prior to the date of the Special Meeting.
For a more detailed description of the information incorporated by reference in the enclosed proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page [•] of the enclosed proxy statement/prospectus.

FREQUENTLY USED TERMS
Definitions
In this document:
“Adjournment Proposal” means the proposal to be considered at the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by KWAC that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting.
“Available Closing Date Cash” means, as of immediately prior to the Closing, an aggregate amount equal to the result of (without duplication) (i) the cash available to be released from the Trust Account net of any redemptions of KWAC Class A Common Stock by any Redeeming KWAC Stockholders (the “Trust Cash”), plus (ii) the net proceeds raised by Wentworth, KWAC and/or Holdings in any PIPE Investment, including, for the avoidance of doubt, any PIPE Investment closing on the Closing Date (the “PIPE Proceeds”).
“Business Combination” means the transactions contemplated by the Merger Agreement.
“Business Combination Proposal” means the proposal to be considered at the Special Meeting to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Kingswood Merger.
“Closing” means the closing of the Business Combination.
“Closing Wentworth Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness of Wentworth and its Subsidiaries, provided, however, that the Indebtedness of Wentworth and its Subsidiaries that will be assumed or refinanced by Holdings shall not be greater than the amount of Closing Wentworth Indebtedness (excluding Wentworth Class B Redemption Amount) set forth on the Wentworth Closing Certificate other than KWAC Extension Costs (if any).
“Converted Wentworth Debt Amount” means that number of shares of Holdings Common Stock, equal to the quotient of (a) the difference of (x) the Indebtedness of Wentworth and its Subsidiaries set forth on the unaudited consolidated balance sheet of Wentworth and its Subsidiaries as of April 30, 2022, minus (y) the Closing Wentworth Indebtedness, divided by (b) the Per Share Price.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Company” means Holdings and its subsidiaries after giving effect to the Business Combination and the related transactions.
“DGCL” means the Delaware General Corporation Law, as amended.
“DLLCA” means the Delaware Limited Liability Company Act, as amended.
“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.
“Effective Time” means 5:00 pm New York City time on the Closing Date or at such other date and/or time as may be agreed in writing by Wentworth and KWAC and specified in each of the KWAC Certificate of Merger and the Wentworth Certificate of Merger.
“Enterprise Value” means $208,000,000.
“Equity Incentive Plan” means the Binah Capital Group, Inc. 2023 Equity Incentive Plan.
“Equity Incentive Plan Proposal” means the proposal to be considered at the Special Meeting to approve the Equity Incentive Plan.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing KWAC Bylaws” means the bylaws of KWAC.

“Existing KWAC Charter” means the second amended and restated certificate of incorporation of KWAC, dated as of November 12, 2020.
“Founder Shares” means the 2,875,000 currently outstanding shares of KWAC Class B Common Stock purchased by the Sponsor.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means any federal, state, provincial, municipal, local, or foreign government, governmental authority, non-governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, or tribunal.
“Holdings” means Binah Capital Group, Inc., a Delaware corporation which, prior to Closing, will be a wholly-owned subsidiary of KWAC.
“Holdings Board” means the board of directors of Holdings.
“Holdings Common Stock” means the shares of common stock of Holdings, par value $0.0001 per share.
“Holdings Parties” means, collectively, Holdings, Kingswood Merger Sub and Wentworth Merger Sub.
“Holdings Private Placement Warrants” are the warrants for Holdings Class A Common Stock (which shall be in the identical form of KWAC Private Placement Warrants and KWAC Working Capital Warrants but in the name of Holdings).
“Holdings Public Warrant” means the warrants for Holdings Common Stock (which shall be in the identical form of redeemable KWAC Public Warrants which were sold as part of the IPO, but in the name of Holdings).
“Holdings Warrants” means the Holdings Public Warrants and the Holdings Private Placement Warrants.
“Indebtedness” means, with respect to any person or group of persons at any given time, without duplication, all liabilities and obligations (whether or not contingent) including in respect of the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, (a) borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) with respect to Wentworth and its Subsidiaries, accounts payable to trade creditors and accrued expenses as specified on Schedule 1.01(a) of the Merger Agreement, (c) amounts owing as deferred purchase price for property or services, including “earnout” payments valued at the maximum amount thereof, (d) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security (but excluding any preferred equity and in the case of Wentworth, Wentworth Class B Preferred Units), (e) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (f) hedging arrangements, interest rate, currency or other swaps, derivative instruments or similar contracts, in each case, assuming such contracts were terminated as of immediately prior to such time, (g) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any lien, other than a permitted lien, on assets or properties of such person, whether or not the obligations secured thereby have been assumed or refinanced, (h) obligations under leases required to be recorded as capitalized leases in accordance with GAAP, (i) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (i) above, and (j) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that, with respect to any subsidiary of Wentworth, Indebtedness shall not include any Indebtedness of KWAC, including Sponsor Loans.
“IPO” means KWAC’s initial public offering of KWAC Units, KWAC Class A Common Stock and KWAC Warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on November 23, 2020 (SEC File No. 333-249437).

“Intended Tax Treatment” means that the parties to the Merger Agreement intend that the Mergers shall together qualify as an exchange described in Section 351(a) of the Code.
“KWAC Board” means the board of directors of KWAC.
“KWAC Certificate of Merger” means a certificate of merger in form and substance reasonably acceptable to KWAC and Wentworth to be filed the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL to effect the Kingswood Merger.
“KWAC Class A Common Stock” means the shares of Class A common stock of KWAC, par value $0.0001 per share.
“KWAC Class B Common Stock” means the shares of Class B common stock of KWAC, par value $0.0001 per share.
“KWAC Common Stock” means the shares of KWAC Class A Common Stock and KWAC Class B Common Stock.
“KWAC Extension Costs” means the incremental costs actually incurred by KWAC between November 23, 2022 and the Closing Date solely with respect to (i) extension of the KWAC directors’ and officers’ liability insurance policy, (ii) additional Trust Cash required to be funded into the Trust Account, and (iii) expenses for proxy solicitation; provided, however, that if the Closing occurs on or prior to November 23, 2022, the KWAC Extension Costs shall be zero dollars ($0).
“Kingswood Merger Sub” means Kingswood Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdings.
“KWAC Private Placement Warrants” means a whole warrant entitling the holder to purchase one share of KWAC Class A Common Stock for $11.50 per share on the terms and subject to the conditions set forth in the KWAC Warrant Agreement and the Private Placement Warrants Purchase Agreement.
“KWAC Public Warrants” means a whole warrant entitling the holder to purchase one share of KWAC Class A Common Stock for $11.50 per share on the terms and subject to the conditions set forth in the KWAC Warrant Agreement.
“KWAC Public Warrantholders” means the holders of the KWAC Public Warrants.
“KWAC Shares” means the shares of KWAC Class A Common Stock and KWAC Class B Common Stock.
“KWAC Stockholders” means any person holding KWAC Shares.
“KWAC Units” means a unit consisting of one share of KWAC Class A Common Stock and three-fourths of one KWAC Public Warrant.
“KWAC Warrant” means, collectively, KWAC Public Warrants and KWAC Private Placement Warrants.
“KWAC Warrant Agreement” means that certain warrant agreement dated November 19, 2020, by and between KWAC and Continental Stock Transfer & Trust Company, as warrant agent.
“Lock-Up Agreement” means the Lock-Up Agreement to be entered into between KWAC, Sponsor, Wentworth, former holders of Wentworth Units, and former holders of KWAC Class B Common Stock, upon the completion of the Business Combination. The form of Lock-Up Agreement is attached to this proxy statement/prospectus as Annex [•].
“Merger Agreement” means the Merger Agreement, dated as of July 7, 2022, by and among KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub, and Wentworth. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex [•].
“Minimum Wentworth Share Amount” means (x) 12,000,000 shares of Holdings Common Stock at the Per Share Price (excluding any amount of Holdings Warrants issued or issuable to Wentworth Unit Holders), plus (y) the Converted Wentworth Debt Amount.

“National Exchange” means NYSE, NASDAQ, or NYSE American.
“NYSE American” means the NYSE American stock exchange.
“NYSE American Proposal” means to consider and vote on a proposal to approve, for purposes of complying with the NYSE American rules, the issuance of shares of Holdings Common Stock pursuant to the Merger Agreement in connection with the Business Combination.
“Oppenheimer” means Oppenheimer & Co., Inc., as representative of the underwriters in the IPO.
“Outstanding KWAC Expenses” means all current and pre-existing transaction expenses of the Sponsor, including the fees and expenses of advisors, legal counsel, accountants, consultants, experts and financial advisers employed by the Sponsor in connection with the Transaction or any other potential transactions considered by the Sponsor and all current and pre-existing transaction expenses of KWAC including the fees and expenses of any advisors, legal counsel, accountants, consultants, experts and financial advisers employed by KWAC in connection with the Transaction or any other potential transactions considered by KWAC and all premium costs for directors’ and officers’ liability insurance (including for any “tail” policy required under Section 6.02(b) of the Merger Agreement)
“Outstanding Transaction Expenses” means all Outstanding Wentworth Expenses and all Outstanding KWAC Expenses.
“Outstanding Wentworth Expenses” means all current and pre-existing transaction expenses of Wentworth, including the fees and expenses of legal counsel, financial advisers and accountants employed by Wentworth in connection with the Transaction.
“Per Share Price” means $10.00.
“Private Placement Warrants Purchase Agreement” means certain warrant agreement dated November 19, 2020, by and between KWAC and the Sponsor.
“Proposed Holdings Bylaws” means the amended and restated bylaws of Holdings to take effect upon the Closing, a form of which is attached hereto as Annex B-2.
“Proposed Holdings Charter” means the amended and restated certificate of incorporation of Holdings which, if approved, would take effect upon the Closing, a form of which is attached hereto as Annex B-1.
“Public Stockholders” means the holders of Public Shares.
“Public Shares” means KWAC’s Class A Common Stock sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“Record Date” means [•], 2023.
“Redemption” means the redemption of Public Shares for the Redemption Price.
“Registration Rights Agreement” means the Registration Rights Agreement to be entered into between Holdings, the Sponsor, and certain other holders of Holdings Common Stock, upon the completion of the Business Combination. The form of Registration Rights Agreement is attached to this proxy statement/prospectus as Annex [•].
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means Kingswood Global Sponsor LLC, a Delaware limited liability company.
“Sponsor Share Value” means (a) 2,875,000, multiplied by (b) the Per Share Price.
“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of July 7, 2022, by and between KWAC, Holdings, Wentworth, and Sponsor.
“Subsidiary” means, with respect to a person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, executive committee or others performing similar functions with respect to such corporation or other organization or any organization of which such person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.
“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate, or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.
“Transactions” means the transactions contemplated by the Merger Agreement and the Ancillary Agreements.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Trust Account” means the trust account established by KWAC pursuant to the Trust Agreement with J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee, in which all of the proceeds of the IPO and part of the proceeds of the Private Placement was placed.
“Warrant Agreement” means the Warrant Agreement, dated as of November 19, 2020, by and between KWAC and the Transfer Agent.
“Wentworth” means Wentworth Management Services LLC, a Delaware limited liability company, and its subsidiaries.
“Wentworth A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Wentworth to be entered into between Wentworth, Holdings, Kingswood Merger Sub, Wentworth Merger Sub, KWAC, Sponsor, and each other person who is or at any time becomes a member of Wentworth prior to the completion of the Business Combination. The form of Wentworth A&R LLC Agreement is attached to this proxy statement/prospectus as Annex [•].
“Wentworth Merger Consideration” means that number of shares of Holdings Common Stock, equal to the quotient of (a) the difference of (i) Enterprise Value, minus (ii) Closing Wentworth Indebtedness, minus (iii) Sponsor Share Value, minus (iv) Outstanding Transaction Expenses, minus (v) Wentworth Class B Redemption Amount, divided by (b) the Per Share Price; provided, however, that, notwithstanding anything to the contrary, in no event shall the Wentworth Merger Consideration be less than the Minimum Wentworth Share Amount.
“Wentworth Certificate of Merger” has the meaning specified in Section 2.03 of the Merger Agreement.
“Wentworth Class B Redemption Amount” means the aggregate amount necessary to redeem those Class B Preferred Units elected to be redeemed at or prior to the Closing.
“Wentworth Class B Preferred Units” means equity interests of Wentworth represented by the Class B preferred units of Wentworth.
“Wentworth Units” means, collectively, equity interests in Wentworth, including the common units (or membership interests) and Wentworth Class B Preferred Units.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement/prospectus may be considered forward-looking statements. Forward-looking statements generally relate to future events or KWAC’s or Wentworth’s future financial or operating performance. For example, projections of future Adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:
•
KWAC’s ability to complete the Business Combination, or, if KWAC does not consummate the Business Combination, any other initial business combination;

•
the benefits of the Business Combination;

•
the future financial performance of Holdings following the Business Combination;

•
expansion plans and opportunities; and

•
KWAC’s potential ability to obtain financing to complete the Business Combination.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by KWAC and its management, and Holdings and its management, as the case may be, are inherently uncertain. There can be no assurance that future developments affecting KWAC and Wentworth will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the items in the following list, which summarizes some of the principal risks relating to the Business Combination and KWAC’s and Holdings’ businesses:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements governing the Business Combination;

•
the outcome of any legal proceedings that may be instituted against KWAC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto;

•
the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of KWAC, to obtain financing to complete the Business Combination or to satisfy other conditions to Closing;

•
changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination;

•
the ability to meet stock exchange listing standards following the consummation of the Business Combination;

•
the risk that the Business Combination disrupts current plans and operations of Wentworth as a result of the announcement and consummation of the Business Combination;

•
the ability of Holdings to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•
costs related to the Business Combination;

•
changes in applicable laws or regulations;

•
the possibility that Wentworth or the combined company may be adversely affected by other economic, business, or competitive factors;

•
Holdings’ estimates of expenses and profitability;

•
ability to raise financing in the future;

•
success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•
Holdings’ public securities’ potential liquidity and trading;

•
the requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain Holdings’ resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than anticipated;

•
litigation and the ability to adequately protect Wentworth’s intellectual property rights; and

•
other factors relating to the business, operations and financial performance of Wentworth detailed under the section entitled “Risk Factors” herein.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Before a stockholder grants its proxy or instructs how its votes should be cast or vote on the proposals set forth in this proxy statement/prospectus, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect KWAC or Holdings.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following are answers to some questions that you, as a stockholder of KWAC, may have regarding the Proposals being considered at the Special Meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to this proxy statement/prospectus.
Q:
What is the purpose of this document?

A:
KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. The Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Special Meeting because you owned KWAC Common Stock at the close of business on [•], 2022, the “Record Date” for the Special Meeting, and are therefore entitled to vote at the Special Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote.

Q:
What is being voted on?

A:
Below are the proposals that the KWAC stockholders are being asked to vote on:

•
Proposal 1 — The Business Combination Proposal to approve the Merger Agreement and the Business Combination.

•
Proposal 2 — The Organizational Document Proposal to approve the Proposed Holdings Charter.

•
Proposal 3(A)-(E) — The Advisory Charter Proposal to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Holdings Charter.

•
Proposal 4 — The NYSE American Proposal approve the issuance of shares of Holdings Common Stock in connection with the Business Combination (the “NYSE American”).

•
Proposal 5 — The Equity Incentive Plan Proposal to approve the Binah Capital Group, Inc. 2023 Equity Incentive Plan.

•
Proposal 6 — The Adjournment Proposal to approve the adjournment of the Special Meeting in certain circumstances.

Q:
What vote is required to approve the Proposals?

A:
Proposal 1 — The Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.

Proposal 2 — The Organizational Document Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.
Proposal 3 — The Advisory Charter Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. An abstention will have the effect of a vote “AGAINST” Proposal 3. Broker non-votes will have no effect on the vote for Proposal 3.
Proposal 4 — The NYSE American Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. An abstention will have the effect of a vote “AGAINST” Proposal 4. Broker non-votes will have no effect on the vote for Proposal 4.
Proposal 5 — The Equity Incentive Plan Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. An abstention will have the effect of a vote “AGAINST” Proposal 5. Broker non-votes will have no effect on the vote for Proposal 5.
Proposal 6 — The Adjournment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of KWAC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 6. Broker-non votes have no effect on the vote for Proposal 6.
Q:
Are any of the proposals conditioned on one another?

A:
The Business Combination Proposal (Proposal 1) is conditioned upon the approval of Proposal 2. Proposals 2, 3, and 4 are dependent upon approval of Proposal 1. Proposal No. 5 is dependent upon approval of the Conditions Precedent Proposals (Proposals 1, 2 and 3). It is important for you to note that in the event that the Business Combination Proposal is not approved, KWAC will not consummate the Business Combination. If KWAC does not consummate the Business Combination and fails to complete an initial business combination by May 24, 2023, KWAC will be required to dissolve and liquidate, unless KWAC seeks stockholder approval to amend the Existing KWAC Charter to extend the date by which the Business Combination may be consummated.

Q:
How will the Initial Stockholders vote?

A:
On July 7, 2022, in connection with the execution of the Merger Agreement, Sponsor entered into a founder support agreement (the “Founder Support Agreement”) with KWAC, Holdings and Wentworth, pursuant to which each of such Sponsor agreed to vote all shares of KWAC Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

Q:
How many votes do I and others have?

A:
You are entitled to one vote for each share of KWAC Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were [•] shares of KWAC Common Stock outstanding and entitled to vote.

Q:
What is the consideration being paid to equity owners of Wentworth?

A:
Under the Merger Agreement, the consideration for the Business Combination is a number of shares of Holdings Common Stock equal to the quotient of (a) the difference of (i) Enterprise Value, minus (ii) Closing Wentworth Indebtedness, minus (iii) Sponsor Share Value, minus (iv) Outstanding Transaction Expenses, minus (v) Wentworth Class B Redemption Amount, divided by (b) the Per Share Price; provided, however, that, notwithstanding anything to the contrary, in no event shall the Wentworth Merger Consideration be less than the Minimum Wentworth Share Amount. Based upon the estimates included in the Pro Forma Financial Statements included herein, the owners of Wentworth would receive approximately 12.0 million shares of Holdings Common Stock as Wentworth Merger Consideration.

Q:
Do any of KWAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the Board to approve the Merger Agreement, KWAC stockholders should be aware that certain KWAC executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of KWAC stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the sections entitled “Interests of Certain Persons in the Business Combination” and “Certain Relationships and Related Person Transactions of KWAC” beginning on pages 172.

Q:
How do I attend the Special Meeting?

A:
As a registered shareholder, you received either a Notice and Access instruction form or Proxy Card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer by telephone at 917-262-2373, or by email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [•], 2023. Go to the URL address in your browser [•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number.
Beneficial holders will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number. Either way you must contact Continental for specific instructions on how to receive the control number. Continental Stock Transfer can be contacted at the number or email address above. Please allow up to 48 hours prior to the meeting for processing your control number.
Q:
Who may vote at the Special Meeting?

A:
Only holders of record of KWAC Common Stock as of the close of business on [•], 2023 may vote at the Special Meeting. As of the Record Date, there were approximately [•] holders of record of KWAC Common Stock. Please see “KWAC Special Meeting of the Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Special Meeting?

A:
Stockholders representing a majority of the shares of KWAC Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting must be present by virtual attendance or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. Shares of our KWAC Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present by virtual attendance and entitled to vote at the Special Meeting or (ii) has properly submitted a proxy card or voting instructions through a broker, bank, or custodian. In the absence of a quorum, stockholders representing a majority of the votes present or represented by proxy at the Special Meeting may adjourn the meeting until a quorum is present.

Q:
Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A:
No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that KWAC redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as “redemption rights”. If the Business Combination is not completed, holders of Public Shares electing to exercise their redemption rights will not be entitled to receive such payments and their shares of KWAC Class A Common Stock will be returned to them.

Q:
How do I exercise my redemption rights?

A:
If you are a Public Stockholder desiring to exercise your redemption rights in respect of your Public Shares, you must complete the following steps no later than 5:00 p.m., Eastern time, two business days before the Special Meeting: (i) demand that KWAC redeem your shares into cash; (ii) submit your request in writing to Continental, at the address listed at the end of this section; and (iii) deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System.

Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Special Meeting. No demand for redemption will be honored unless the holder’s

Public Shares have been delivered (either physically or electronically) to Continental at least two business days before the Special Meeting.
KWAC stockholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of KWAC Common Stock as of the Record Date.
The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of KWAC Class A Common Stock then outstanding. Please see the section entitled “KWAC Special Meeting of the Stockholders — Redemption Rights” for the procedures to be followed if you wish to exercise your right to have your Public Shares redeemed for cash.
Q:
How can I vote?

A:
If you are a stockholder of record, you may vote online at the virtual Special Meeting or vote by proxy using the enclosed proxy card or the Internet. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Special Meeting, follow the instructions above under “How do I attend the Special Meeting?”
To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Special Meeting, we will vote your shares as you direct. To vote via the Internet, please go to [•], and follow the instructions. Please have your proxy card handy when you go to the website. Easy-to-follow prompts will allow you to confirm that your instructions have been properly recorded.
Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [•], 2022. After that, Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Special Meeting or attend the virtual Special Meeting to vote your shares online.
If your shares are registered in the name of your broker, bank, or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
If you are the “beneficial owner” of KWAC Common Stock and you plan to vote those shares at the virtual Special Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of KWAC Common Stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Special Meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank, or other agent, to then register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [•], 2023.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check in.
Q:
Who can help answer any other questions I might have about the virtual Special Meeting?

A:
If you have any questions concerning the virtual Special Meeting or need help voting your shares of KWAC Common Stock, please contact Continental at 917-262-2373 or email proxy@continentalstock.com or [•] at Toll Free: [•]; Collect: [•]; or by email at [•].

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at: [•].
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Proposals to be presented at the Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. A broker non-vote would have no effect on the approval of the Business Combination Proposal, the Organizational Documents Proposal, the Advisory Charter Proposal, the NYSE American Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal as such shares are not “entitled to vote” regarding such matters.
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
KWAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting. For purposes of approval, an abstention on any Proposal will have the same effect as a vote “AGAINST” such Proposal.

Q:
If I have not yet submitted a proxy, may I still do so?

A:
Yes. If you have not yet submitted a proxy, you may do so by (a) visiting [•] and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1 877-770-3647 in the U.S. and Canada or: +1 312-780-0854 (standard rates apply) from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the virtual Special Meeting in person and casting your vote or by voting again by the Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives no later than two business days prior to the Special Meeting. If you hold your shares of KWAC Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:
[•]
Toll Free: [•]
Collect: [•]
Email: [•]
Unless revoked, a proxy will be voted at the virtual Special Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of KWAC Common Stock represented by your proxy will be voted FOR each of the Proposals. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

Q:
Should I send in my share certificates now to have my shares of KWAC Class A Common Stock redeemed?

A:
KWAC stockholders who intend to have their Public Shares redeemed should send their certificates to Continental at least two business days before the Special Meeting. Please see “KWAC Special Meeting of the Stockholders — Redemption Rights” for the procedures to be followed if you wish to exercise your right to have your Public Shares redeemed for cash.

Q:
Who will solicit the proxies and pay the cost of soliciting proxies for the Special Meeting?

A:
KWAC will pay the cost of soliciting proxies for the Special Meeting. KWAC has engaged [•] to assist in the solicitation of proxies for the Special Meeting. KWAC has agreed to pay [•] a fee of $[•], plus disbursements, and will reimburse [•] for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. KWAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of KWAC Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the KWAC Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What happens if I sell my shares before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your shares of KWAC Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Special Meeting, but will transfer ownership of the shares and will not hold an interest in KWAC after the Business Combination is consummated.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite regulatory and stockholder approvals are received, KWAC expects that the Business Combination will occur as soon as possible following the Special Meeting.

Q:
Are Wentworth Unitholders required to approve the Business Combination?

A:
Yes. The approval of the Wentworth Unitholders will be required to consummate the Business Combination.

Q:
Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page [•] of this proxy statement/prospectus.
Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
No. Appraisal rights are not available to holders of shares of KWAC Common Stock in connection with the proposed Business Combination. For additional information, see the section entitled “KWAC Special Meeting of the Stockholders— Appraisal Rights.”

Q:
What happens if the Business Combination is not consummated?

A:
If KWAC does not consummate the Business Combination by May 24, 2023 (unless such date has been extended as described herein) then pursuant to Article VI of the Existing KWAC Charter, KWAC’s officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate KWAC as soon as reasonably practicable. Following dissolution, KWAC will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of shares of KWAC Class A Common Stock who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each share of KWAC Class A Common Stock would be paid at liquidation would be approximately $10.00 per share based on amounts on deposit in the Trust Account as of [•], 2022. The closing price of the KWAC Class A Common Stock on the Markets Group Inc. stock exchange (the “OTC Exchange”) as of December 15, 2022 was $10.80. The Initial Stockholders waived the right to any liquidation distribution with respect to any shares of KWAC Common Stock held by them.

Q:
What happens to the funds deposited in the Trust Account following the Business Combination?

A:
Following the closing of the Business Combination, holders of Public Shares exercising their redemption rights will receive their per share redemption price out of the funds in the Trust Account. As of December 15, 2022, there was approximately $5,483 million in the Trust Account. KWAC estimates that investors validly exercising their redemption rights in connection with the Business Combination will receive approximately $10.00 per share. The balance of the funds will be released to Wentworth to fund working capital needs of the Combined Company.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
A U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations” below) of KWAC Common Stock that exercises its redemption rights may be treated as selling KWAC Common Stock, resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the number of KWAC Common Stock shares that a U.S. Holder owns or is deemed to own (including through the ownership of KWAC Warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights by a U.S. Holder, see the section entitled “Certain United States Federal Income Tax Considerations — U.S. Holders — Redemption of Shares of KWAC Common Stock.”

We strongly urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.
Q:
What are the U.S. federal income tax consequences of the Business Combination to holders of KWAC Common Stock and KWAC Warrants?

A:
As discussed in more detail below under “Certain United States Federal Income Tax Considerations,” the Kingswood Merger, taken together with the Wentworth Merger, is intended to qualify as a tax-deferred exchange for U.S. federal income tax purposes under Section 351 of the Code.

If the Kingswood Merger qualifies as a tax-deferred exchange under Section 351 of the Code, then the exchange of KWAC Warrants for Holdings Warrants in the Kingswood Merger would not qualify for tax-deferred treatment and would be taxable as further described in the section entitled “Certain

United States Federal Income Tax Considerations — U.S. Holders —The Receipt of Holdings Warrants in the Kingswood Merger.”
The parties intend to report the Kingswood Merger, taken together with the Wentworth Merger, as a tax-deferred exchange under Section 351 of the Code to the extent the applicable requirements are satisfied. However, any change that is made after the date hereof in any of the foregoing bases for the intended tax treatment, including any inaccuracy of the facts or assumptions upon which such expectations were based, could adversely affect the intended tax treatment.
You are strongly urged to consult your tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Business Combination (including the Kingswood Merger) to you.
Q:
Who will manage the Combined Company after the Business Combination?

A:
As a condition to the closing of the Business Combination, all of the officers and directors of KWAC will resign, other than [•], who will serve as a director of the Combined Company, subject to certain closing conditions. For information on the anticipated management of the Combined Company, see the section entitled “Management of Holdings Following the Business Combination — Executive Officers and Directors After the Business Combination” in this proxy statement/prospectus

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact KWAC’s proxy solicitor at:

[•]
Toll Free: [•]
Collect: [•]
Email: [•]
You may also obtain additional information about KWAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This section summarizes information related to the Business Combination and other Proposals to be voted on at the Special Meeting. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this entire proxy statement/prospectus and the other documents to which it refers you.
Parties to the Business Combination
Kingswood Acquisition Corp.
Kingswood Acquisition Corp., or KWAC, is a blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although KWAC is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, KWAC focused its search on businesses that have their primary operations in the financial services industry with a focus on delivering differentiated financial services in the wealth management, financial advisory and investment management sectors to the mass affluent and private client investor community. KWAC Units, KWAC Class A Common Stock, and KWAC Public Warrants trade on the OTC Exchange under the symbols “KWAC.U,” “KWAC” and “KWAC WS,” respectively. At the Closing, the outstanding shares of KWAC Common Stock will be exchanged for shares of Holdings Common Stock. The mailing address of KWAC’s principal executive office is 17 Battery Place, Room 625 New York, NY 10004, and its telephone number is (212) 404-7002.
Wentworth Management Services LLC
Wentworth Management Services LLC, or Wentworth, operates four broker-dealers, located in 535 offices in all 50 states. Affiliated financial advisors have the optionality to choose from operating models that include a hybrid, open architecture platform, independent registered status, and a W2 advisor model. The platform provides a variety of custody and clearing forms to accommodate the unique business needs of advisors. The mailing address of Wentworth’s principal executive office is One Cowboys Way Suite 490, Frisco, TX 75034, and its telephone number is +1 (212) 388-6200.
Binah Capital Group, Inc.
Binah Capital Group, Inc., or Holdings, is a Delaware corporation that was incorporated on June 27, 2022, to facilitate the Business Combination. To date, Holdings has not conducted any material activities other than those incident to its formation. Other than 1,000 shares of Holdings Common Stock held by KWAC, there are no shares of Holdings Common Stock or Holdings Warrants currently outstanding. Holdings is applying to have Holdings Common Stock and Holdings Warrants listed on the NYSE American under the symbols BCG and BCG.WS, respectively. The mailing address of Holdings’ principal executive office is 17 Battery Place, Room 625 New York, NY 10004, and its telephone number is (212) 404-7002.
KWAC Special Meeting
A Special Meeting of stockholders of KWAC will be held at 10:00 a.m., Eastern standard time, [•], 2023. In light of COVID-19 we will hold the Special Meeting virtually. You can participate in the virtual Special Meeting as described under “KWAC Special Meeting of the Stockholders — How to Attend the Special Meeting.” The Special Meeting is being held to consider and vote upon and approve the Business Combination Proposal, the Organizational Document Proposal, the Advisory Charter Proposal, the NYSE American Proposal, and the Adjournment Proposal.
Merger Subsidiaries
Each of Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings.

Terms of the Merger Agreement (page 19)
The Business Combination will be structured as a “double dummy” transaction, pursuant to which:
(a)
At Closing, each of the following transactions will occur in the following order: (i) Holdings will complete the Kingswood Merger, with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Holdings will complete the Wentworth Merger with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger, Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company (the “Holdings Contribution”) all common units of the Surviving Company directly held by Holdings after the Wentworth Merger, such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company.

Consideration Received under the Merger Agreement
•
KWAC Stockholders will have the right to receive in connection with the KWAC Merger, (i) one share of Holdings Common Stock in exchange for each share of KWAC Common Stock outstanding immediately prior to the Effective Time, and (ii) one Holdings Warrant exercisable for shares of Holdings Common Stock in exchange for each KWAC Warrant outstanding immediately prior to the Effective Time (the “KWAC Merger Consideration”).

•
Sponsor, as a KWAC stockholder, will have the right to receive 2,875,000 shares of Holdings Common Stock immediately after the Effective Time of the Kingswood Merger.

•
Securityholders in Wentworth will receive a number of shares of Holdings Common Stock, equal to the quotient of (a) the difference of (a) the difference of (i) Enterprise Value, minus (ii) Closing Wentworth Indebtedness, minus (iii) Sponsor Share Value, minus (iv) Outstanding Transaction Expenses, minus (v) Wentworth Class B Redemption Amount, divided by (b) the Per Share Price; provided, however, that, notwithstanding anything to the contrary, in no event shall the Wentworth Merger Consideration be less than the Minimum Wentworth Share Amount. Based upon the estimates included in the Pro Forma Financial Statements included herein, the owners of Wentworth would receive approximately 12.0 million shares of Holdings Common Stock as Wentworth Merger Consideration.

For additional information regarding the consideration payable under the Merger Agreement, see the section in this proxy statement/prospectus entitled “The Business Combination Proposal Consideration to be Received in the Business Combination.”
Conditions to Completion of the Merger Agreement
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others:
•
The waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act shall have expired or been terminated;

•
Absence of any applicable law in effect that makes the consummation of the Business Combination illegal or any governmental order in effect preventing the consummation of the Business Combination;

•
Required stockholder or member approvals from each of KWAC and Holdings;

•
Absence of a Material Adverse Effect in respect of Wentworth;

•
The effectiveness of the Registration Statement of which this proxy statement/prospectus is a part;

•
The listing or approval for listing on NYSE American of the Holdings Common Stock and Holdings Public Warrants;

•
The accuracy of the representations and warranties of Wentworth and KWAC as of the date of the Merger Agreement and as of the Closing (subject to customary materiality qualifications);

•
Each of the covenants and agreements of Wentworth and KWAC to be performed or complied with under the Merger Agreement prior to or at Closing having been performed or complied with in all material respects;

•
The receipt of officer’s certificates from each of KWAC, Holdings, and Wentworth that certain closing conditions have been satisfied;

•
The delivery of closing deliverables and documentation;

•
The amount of shares of Holdings Common Stock to be issued at the Closing shall not be less than the Minimum Wentworth Share Amount; and

•
Available Closing Date Cash is, in the aggregate, at least $14,000,000.

For additional information regarding the conditions to the completion of the Merger Agreement, see the section in this proxy statement/prospectus entitled “The Business Combination Proposal — Conditions to the Closing of the Business Combination.”
Other Agreements Relating to the Business Combination
Registration Rights Agreement
The Merger Agreement provides that, upon the consummation of the Merger, Holdings, Sponsor and certain equityholders of Wentworth will enter into a Registration Rights Agreement. Under the Registration Rights Agreement, following the consummation of the Merger, certain stockholder signatories thereto will have “shelf” and “piggyback” registration rights. The Registration Rights Agreement also provides that Holdings will pay certain expenses relating to such registrations and indemnify the stockholder signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act. This summary is qualified by reference to the complete text of the form of Restated Registration Rights Agreement, which is filed as an exhibit to this registration statement of which this information statement/prospectus forms a part.
Founder Support Agreement
In connection with the execution of the Merger Agreement, certain of the Sponsor Support Holders entered into the Founder Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Sponsor Support Holders agreed to vote all shares of KWAC Common Stock beneficially owned by them in favor of the Business Combination, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Sponsor Support Holders also agreed that they would not sell, assign, or otherwise transfer any of the Shares (as defined therein) unless the buyer, assignee or transferee executes a joinder agreement to the Founder Support Agreement. We agreed that we would not register any sale, assignment, or transfer of such Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Founder Support Agreement.
Company Support Agreement
In connection with the execution of the Merger Agreement, certain Wentworth Unitholders representing at least 70% of the issued and outstanding Wentworth LLC Interests entered into the Company Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Wentworth Unitholders agreed to vote all LLC Interests beneficially owned by them in favor of each of the Business Combination, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Wentworth Unitholders also agreed that they would not sell, assign, or otherwise transfer any of the Wentworth LLC Interests held by them, with certain limited exceptions, unless the buyer, assignee or transferee executes a joinder agreement to the Company Support Agreement. Wentworth agreed that it would not register any sale, assignment, or transfer of such Wentworth LLC Interests on our transfer ledger (book entry or otherwise) that is not in compliance with the Wentworth Support Agreement.
Lock-Up Agreement
At the Closing, Holdings will enter into lock-up agreements (the “Lock-Up Agreements”) with each of, KWAC, Sponsor, Wentworth, former holders of Wentworth Units, and former holders of KWAC Class B Common Stock, pursuant to, and on the terms and conditions of which, subject to certain exceptions, such Holders (as defined in the Lock-Up Agreements) shall, for a twelve-month period beginning on the Closing Date (unless earlier released if after 150 days following Closing the Holdings Common Stock trades at $12.00 or higher for 20 days within any 30 day trading period), not transfer or make any announcement of any intention to effect a transfer, in respect of the shares beneficially owned or otherwise held by such Holders prior to the termination of the applicable lock-up period, subject to certain customary exceptions, including:
•
transfers to permitted transferees upon written notice to Holdings, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person;

•
to a charitable organization upon written notice to Holdings, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order; and

•
pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Holdings’ stockholders having the right to exchange their shares of Holdings Common Stock for cash, securities, or other property.

For additional information, see “Proposal No.1: The Business Combination Proposal — Certain Agreements Related to the Business Combination — Lock-Up Agreement.”
Voting Securities
As of the close of business on [•], 2023 (the “Record Date”), there were [•] shares of KWAC Common Stock issued and outstanding. Only KWAC stockholders who hold shares of KWAC Common Stock of record as of the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. Approval of the Business Combination Proposal, the Organizational Document Proposal, the Advisory Charter Proposal, the NYSE American Proposal, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of KWAC Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting. Attending the Special Meeting either by virtual attendance or by submitting your proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker nonvotes will have no effect on the Proposals.
With respect to the Business Combination, pursuant to the Founder Support Agreement, the Initial Stockholders holding an aggregate of 2,875,000 shares of KWAC Common Stock (constituting 66.3% of the outstanding shares of KWAC Common Stock) have agreed to vote their respective shares of KWAC Common Stock in favor of each of the Proposals.
Appraisal Rights
Appraisal rights are not available to holders of shares of KWAC Common Stock in connection with the proposed Business Combination under Delaware law.
Redemption Rights
Pursuant to the Existing KWAC Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [•], 2022, this would have amounted to approximately $10.00 per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)
(a) hold Public Shares, or (b) hold Public Shares through KWAC Units and you elect to separate your KWAC Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on [•], 2023, (a) submit a written request to Continental that KWAC redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding KWAC Units must separate the underlying shares of KWAC Class A Common Stock prior to exercising redemption rights with respect to the shares. If the KWAC Units are registered in a holder’s own name, the holder must deliver the certificate for its KWAC Units to Continental, with written instructions to separate the KWAC Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the KWAC Units.
If a holder exercises his/her redemption rights, then such holder will be exchanging his/her Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein and the Business Combination is completed. Please see the section titled “KWAC Special Meeting of the Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.
Interests of Certain Persons in the Business Combination
When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that KWAC’s and Wentworth’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
•
If a proposed Business Combination is not completed by May 24, 2023 (unless such date has been extended as described below), KWAC will be required to dissolve and liquidate. In such event, the approximately .5 million shares of KWAC Common Stock currently held by the Initial Stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of KWAC Common Stock had an aggregate market value of approximately $5.4 million based on the closing price of the KWAC Class A Common Stock of $10.80 on OTC Exchange as of December 15, 2022.

•
The exercise of KWAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
If the Business Combination is completed, former Wentworth Unitholders will have the ability to nominate the majority of the members of Holdings board of directors following such completion.

•
Certain of Wentworth’s executive officers have interests in the Business Combination that are different from your interests as a stockholder, including (1) employment agreement provisions (including severance protection) that will go into effect upon the consummation of the Business Combination, (2) transaction-related bonus compensation, (3) ownership interests in Wentworth that will convert into Holdings Common Stock as a result of the Business Combination, and (4) expected grants of equity awards covering Holdings Common Stock that will be granted following the consummation of the Business Combination, all as discussed further below under “Wentworth Executive Compensation — Employment Agreements/Arrangements — New Employment Agreements,” “Wentworth Executive Compensation — Severance and Change in Control Compensation” and “Holdings Management and Governance After the Business Combination.”

•
Larry Roth, our director, is a member of the Board of Directors of Oppenheimer, and is expected to be a member of the Board of Directors and a consultant to the post Business Combination company.

Certain Other Benefits in the Business Combination
In addition to the interests of KWAC’s directors and officers in the Business Combination, stockholders should be aware that Oppenheimer has a financial interest that are different from, or in addition to, the interests of our stockholders.
Oppenheimer was an underwriter in KWAC’s IPO, and, upon consummation of the Business Combination, Oppenheimer is entitled to $4,025,000 of deferred underwriting commission. The underwriters of the IPO have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event KWAC does not complete an initial business combination by May 24, 2023. Accordingly, if the Business Combination, or any other initial business combination, is not consummated by that time and KWAC is therefore required to be liquidated, Oppenheimer as underwriter of the IPO, will not receive any of the deferred underwriting commission and such funds will be returned to Holdings’ public stockholders upon its liquidation.
In connection with the initial Business Combination, KWAC engaged Oppenheimer to act as its financial advisor pursuant to which KWAC will pay Oppenheimer a few of $        , with payment due at, and conditioned upon, the closing of the Business Combination.
KWAC also engaged Oppenheimer to serve as placement agent in connection with a potential private offering of its securities. Oppenheimer will receive a commission of     % in cash of funds raised at the closing of the Business Combination.
Oppenheimer has an interest in KWAC and Holdings completing a business combination that will result in the payment of the deferred underwriting commission and a financial advisory fee and, potentially, a placement agency fee. In considering approval of the Business Combination, KWAC’s stockholders should consider the roles of Oppenheimer in light of the commissions and fees that Oppenheimer is entitled to receive if the Business Combination is consummated.
Ownership Structure
The following diagram illustrates the ownership structure of KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth prior to the Business Combination and then after the Business Combination.
Prior to the Business Combination

After the Business Combination
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting KWAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the former Wentworth Unitholders are expected to have a majority of the voting power of the Combined Company, Wentworth will comprise all of the ongoing operations of the Combined Company, Wentworth will comprise a majority of the governing body of the Combined Company, and Wentworth’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Wentworth issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Wentworth.
Regulatory Approvals
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the related rules and regulations issued by the Federal Trade Commission, which we refer to as the FTC, certain transactions, including the Business Combination, may not be consummated until notifications have been given and specified information and documentary material have been furnished to the FTC and the United States Department of Justice, which we refer to as the DOJ, and the applicable waiting periods have expired or been terminated. The completion of the Business Combination is conditioned upon the expiration or early termination of the HSR Act waiting period. KWAC and Wentworth have each filed its respective notification and report forms under the HSR Act with the DOJ and the FTC. The initial 30-day waiting period will expire on [•], 2023.
Summary of Material U.S. Federal Income Tax Considerations
If a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations”) exercises its redemption right to have its shares of KWAC Common Stock redeemed for cash, for U.S. federal income tax purposes, such U.S. Holder may be treated as selling KWAC Common Stock, resulting in the recognition of capital gain or capital loss equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares of KWAC Common Stock being redeemed. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the number of KWAC Common Stock shares that a U.S. Holder owns or is deemed to own (including through the ownership of KWAC Warrants).
If a U.S. Holder does not exercise its redemption right to receive cash for its shares of KWAC Common Stock, then, as a result of the Business Combination, we expect that such U.S. Holder should be treated as exchanging its KWAC Common Stock for Holdings Common Stock pursuant to Section 351(a) of the Code. Generally, such U.S. Holder should not recognize any gain or loss.
For a more detailed discussion of the material U.S. federal income tax consequences of the Business Combination and the redemption to U.S. Holders, please carefully review the information set forth in the section entitled “Certain United States Federal Income Tax Considerations — U.S. Holders” beginning on page 183 of this proxy statement/prospectus.
If a non-U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations”) exercises its redemption right to have its KWAC Common Stock redeemed for cash, we expect that such redemption may be treated as a sale of KWAC Common Stock. Generally, if the redemption from such non-U.S. Holder is treated as a sale of the shares of KWAC Common Stock, then such non-U.S. Holder’s gain (or loss) from such sale will not be taxable in the United States, subject to certain exceptions as described in the section entitled “Certain United States Federal Income Tax Considerations — Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Disposition of Holdings Securities.”
Generally, the U.S. federal income tax consequences of the Business Combination applicable to non-U.S. Holders who do not exercise their redemption rights are the same as the U.S. federal income tax consequences applicable to U.S. Holders who do not exercise their redemption rights, subject to certain exceptions described in the section entitled “Certain U.S. Federal Income Tax Considerations — Non-U.S. Holders.”
For a more detailed discussion of the material U.S. federal income tax consequences of the Business Combination and the redemption to non-U.S. Holders, please carefully review the information set forth in the section entitled “Certain United States Federal Income Tax Considerations — Non-U.S. Holders” beginning on page 183 of this proxy statement/prospectus.
Recommendations of the Board and Reasons for the Business Combination
After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, KWAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the materials provided by Wentworth. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that KWAC stockholders vote:
•
FOR the Business Combination Proposal;

•
FOR the Organizational Document Proposal;

•
FOR the Advisory Charter Proposal;

•
FOR the NYSE American Proposal;

•
FOR the Equity Incentive Plan Proposal; and

•
FOR the Adjournment Proposal.

Summary of Risk Factors (page 25)
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors”. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Wentworth prior to the Closing, which will be the business of Holdings and its subsidiaries following the Closing. Such risks include, but are not limited to:
Risks related to the Business Combination, including that:
•
Sponsor has agreed to vote in favor of the Business Combination Proposal described in this proxy statement/prospectus, regardless of how the Public Stockholders vote.

•
KWAC and Wentworth’s directors have interests that are different from, or in addition to (and which may conflict with), the interests of the Public Stockholders.

•
The announcement of the proposed Business Combination could disrupt Wentworth’s business.

•
KWAC has not obtained a third-party opinion in determining whether to pursue the Business Combination.

•
The unaudited pro forma financial information may not be representative of Holdings’ results if the Business Combination is completed.

•
During the pendency of the Business Combination, KWAC will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

•
The Proposed Holdings Charter will not limit the ability of Sponsor or its affiliates to compete with us.

Risks related to the redemption, including that:
•
The ability of the Public Stockholders to exercise Redemption Rights with respect to Public Shares may prevent KWAC from completing the Business Combination or optimizing its capital structure.

•
If a Public Stockholder fails to receive notice of KWAC’s offer to redeem Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its Public Shares, such shares may not be redeemed.

•
There is no guarantee that a Public Stockholder’s decision whether to redeem its Public Shares will put the Public Stockholder in a better future economic position.

Risks if the Business Combination is not consummated, including that:
•
If the conditions to the Merger Agreement are not met, the Business Combination may not occur.

•
If KWAC is unable to complete an initial business combination by May 24, 2023, unless otherwise extended, KWAC will cease all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate.

•
You have limited rights or interests in funds in the Trust Account. To liquidate your investment, therefore, you may be forced to sell your Public Shares or KWAC Public Warrants, potentially at a loss.

Risks related to our organizational structure after the Business Combination, including that:
•
Holdings will be a holding company and its only material asset after completion of the Business Combination will be its interest in its subsidiaries.

•
Entities affiliated with Wentworth will beneficially own, in the aggregate, approximately 77.5% of outstanding Holdings Common Stock upon completion of the Business Combination, and these stockholders may have strategic interests that differ from Holdings’ interests and from those of Holdings’ other stockholders.

Risks related to Wentworth’s business and industry, including that:
•
We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting.

•
Our success and our ability to grow our business depend on retaining and expanding our customer base.

•
We may be unable to maintain and enhance our Wentworth brand and reputation.

•
Holdings has a limited operating history.

•
Security incidents or real or perceived errors, failures or bugs in our systems or Wentworth website could impair our business.

•
Our management team has limited experience managing a public company.

•
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness.

•
We may amend the terms of the Holdings Public Warrants in a manner that may be adverse to holders of such Holdings Public Warrants with the approval by the holders of at least 50% of the then outstanding Holdings Public Warrants. Your unexpired Holdings Public Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Holdings Public Warrants worthless.

Sources of Industry and Market Data (page 26)
Where information has been sourced from a third-party, the source of such information has been identified. Unless otherwise indicated, the information contained in this proxy statement/prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which KWAC and Holdings operate is taken from publicly available sources, including third-party sources, or reflects Holdings’ or Wentworth’s estimates that are principally based on information from publicly available sources.

TICKER SYMBOLS AND DIVIDEND INFORMATION
Kingswood Acquisition Corp.
KWAC Units, KWAC Class A Common Stock and KWAC Warrants
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of the shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable warrant and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of KWAC upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing, to be effective at the Closing, of the KWAC Class A Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.W”, respectively upon the Closing. Holdings will not have units traded following the Closing.
The closing price for each share of KWAC Class A Common Stock, KWAC Unit and KWAC Public Warrant on July 6, 2022, the last trading day before announcement of the execution of the Merger Agreement, was $10.32, $10.52 and $0.09, respectively. As of [•], the record date for the special meeting, the most recent closing price for each share of KWAC Class A Common Stock, KWAC Unit and KWAC Public Warrant was $[•], $[•] and $[•], respectively.
Holders
As of December 15, 2022, there was one holder of record of the KWAC Units, one holder of record of shares of KWAC Class A Common Stock and two holders of record of the KWAC Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose KWAC Units, shares of KWAC Class A Common Stock and KWAC Public Warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
KWAC has not paid any cash dividends on its shares of KWAC Common Stock to date and does not intend to pay any cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Holdings’ revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to a Business Combination will be within the discretion of the Holdings Board at such time.
Wentworth
There is no public market for shares of Wentworth’s equity securities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF KWAC
KWAC’s balance sheet data as of September 30, 2022 and statement of operations data for the nine months ended September 30, 2022 are derived from KWAC’s unaudited financial statements included elsewhere in this proxy statement/prospectus. KWAC’s balance sheet data as of December 31, 2021 and statement of operations data for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) through December 31, 2020 are derived from KWAC’s audited financial statements included elsewhere in this proxy statement/prospectus.
The historical results of KWAC included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of KWAC. You should read the following selected financial data in conjunction with “KWAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.
($ amounts in thousands)	September 30, 2022	December 31, 2021
Balance Sheet Data
Total assets	$15,648	$118,833
Total liabilities	7,736	11,228
Commitments and contingencies
Class A common stock subject to possible redemption	15,198	117,862
Total stockholders’ equity	(7,285)	(10,257)
	For the Nine Months Ended September 30,
($ amounts in thousands)	2022	2021
Statement of Operations Data
Operating expenses	$3,261	$840
Other income (expense)	6,469	(152)
Net income (loss)	3,202	(992)
($ amounts in thousands)	Year ended December 31, 2021	For the period from July 27, 2020 (inception) to December 31, 2020
Statement of Operations Data
Operating expenses	$1,209	$199
Other income (expense)	763	(594)
Net income (loss)	(446)	(793)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF WENTWORTH
The following table shows selected historical financial information of Wentworth for the periods and as of the dates indicated.
The selected historical financial information of Wentworth as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020 was derived from the audited historical consolidated financial statements of Wentworth included elsewhere in this proxy statement/prospectus. The selected historical financial information of Wentworth as of September 30, 2022 and 2021, and for the nine months ended September 30, 2022 and 2021 was derived from the unaudited historical consolidated financial statements of Wentworth included elsewhere in this proxy statement/prospectus. As explained elsewhere in this proxy statement/ prospectus, the financial information contained in this section relates to Wentworth, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of Wentworth going forward. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement/ prospectus.
The following selected historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wentworth” appearing elsewhere in this proxy statement/prospectus. The selected historical financial information in this section is not intended to replace Wentworth’s consolidated financial statements and the related notes. Wentworth’s historical results are not necessarily indicative of Wentworth’s future results.
($ amounts in thousands)	September 30, 2022	December 31, 2021
Consolidated statements of financial position data
Total assets	$70,025	$74,086
Debt obligations, net	23,451	25,246
Total liabilities	62,575	67,875
Total members’ equity	7,448	6,211
	For the Nine Months Ended September 30,
($ amounts in thousands)	2022	2021
Consolidated statements of operations data
Total revenues	$134,633	$123,340
Total operating expenses	131,931	119,644
Income before taxes	2,702	3,696
Income tax benefit	8	50
Net income	$2,694	$3,646
($ amounts in thousands)	Year ended December 31, 2021	Year ended December 31, 2020
Consolidated statements of operations data
Total revenues	$171,459	$113,416
Total operating expenses	169,454	115,050
Other expenses	—	(2,132)
Income (loss) before taxes	2,005	(3,766)
Income tax expense (benefit)	(781)	(372)
Net income (loss)	$2,786	$(3,394)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination is expected to be accounted for as a reverse recapitalization, whereby KWAC will be treated as the acquired company and Wentworth is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Wentworth issuing stock for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination will be those of Wentworth. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2022 gives the pro forma effect to the Business Combination and related transactions as if they had occurred on September 30, 2022. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2021.
The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of Holdings and its subsidiaries after giving effect to the Business Combination and the related transactions (the “combined company”) appearing in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/ prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Wentworth and KWAC and related notes included in this proxy statement/prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.
The following table presents summary pro forma data after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:
•
Assuming Minimum Redemptions — assumes that none of the Public Stockholders will elect to redeem their KWAC Class A Common Stock for a pro rata portion of cash in KWAC’s Trust Account, and thus the full amount of $5.4 million held in KWAC’s Trust Account is available for the Business Combination.; and

•
Assuming Maximum Redemption — assumes that Public Stockholders holding approximately 0.5 million shares of KWAC Class A Common Stock will exercise their redemption rights for their pro rata share of the funds in KWAC’s Trust Account for an aggregate redemption payment of $5,483 million. The Business Combination is subject to a condition requiring a minimum of $14.0 million in Available Closing Date Cash.

(in thousands)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Nine Months Ended September 30, 2022 (in thousands except for per share data)
Pro forma net income	$7,080	$7,080
Weighted average shares outstanding of common stock	15,479	14,979
Net income per share (Basic and Diluted) attributable to common stockholders	$0.46	$0.47

(in thousands)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2021 (in thousands except for per share data)
Pro forma net loss	(6,365)	(6,365)
Weighted average shares outstanding of common stock	15,479	14,979
Net loss per share (Basic and Diluted) attributable to common stockholders	$(0.41)	$(0.42)
The following summarizes the pro forma Holdings Common Stock ownership as of September 30, 2022 under (i) the no redemption scenario and (ii) the maximum redemption scenario:
(shares in thousands)	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
WMS Shareholders	12,000	77.5	12,000	80.1
Total WMS Merger Shares	12,000	77.5	12,000	80.1
KWAC Public Shares	500	3.2	—	0.0
KWAC Founder and Private Shares	2,979	19.2	2,979	19.9
Total KWAC Shares	3,479	22.5	2,979	19.9
PIPE Investors	—	0.0	—	0.0
Pro Forma Holdings Common Stock at September 30, 2022	15,479	100.0	14,979	100.0
See the subsection entitled “Summary of the Proxy Statement/Prospectus” and the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

RISK FACTORS
You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.
The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, Holdings and Wentworth’s business, financial condition, and results of operations. If any of the events described below occur, Holdings’ post-Business Combination business and financial results of Holdings and its subsidiaries could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Holdings’ securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of KWAC and Wentworth.
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Wentworth prior to the Closing, which will be the business of Holdings and its subsidiaries following the Closing.
Risks Related to the Business Combination
KWAC’s Stockholders will experience dilution due to the issuance of shares of Holdings Common Stock and securities that are exchangeable for shares of Holdings Common Stock to the Wentworth Equityholders as consideration in the Business Combination.
Based on Wentworth’s and KWAC’s current capitalization, we anticipate issuing to Wentworth’s Equityholders an aggregate of 12,000,000 shares of Holdings Common Stock pursuant to the Merger Agreement, and it is currently expected that KWAC’s current stockholders would hold in the aggregate approximately [•]% of the outstanding Holdings Common Stock. If any of the KWAC Class A Common Stock is redeemed in connection with the Business Combination, the percentage of the outstanding Holdings Common Stock held by the Public Stockholders upon completion of the Business Combination will decrease and the percentages of the outstanding Holdings Common Stock held by Sponsor, upon completion of the Business Combination and issuable to the Wentworth Equityholders upon completion of the Business Combination, will increase. To the extent that any of the outstanding KWAC Public Warrants are exercised for shares of KWAC Class A Common Stock, KWAC’s Stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of KWAC’s current stockholders to influence Holdings’ management through the election of directors following the Business Combination.
KWAC’s Sponsor has agreed to vote in favor of the Business Combination Proposal described in this proxy statement/ prospectus, regardless of how the Public Stockholders vote.
Sponsor and KWAC’s officers and directors at the time of the IPO entered into a letter agreement to vote their shares of KWAC Class B Common Stock and any Public Shares purchased during or after the IPO, in favor of the Business Combination Proposal. As of the date hereof, Sponsor owns approximately 66.3% of the total outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if Sponsor agreed to vote its shares in accordance with the majority of the votes cast by the Public Stockholders.
We have identified a material weakness in our internal control over financial reporting as of September 30, 2022. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
We have identified a material weakness in our internal control over financial reporting related to the Company’s accounting and reporting of complex financial instruments, including application of ASC 480-10-S99-3A to its accounting classification of public shares. As a result of this material weakness, our management has concluded that our disclosure controls and procedures were not effective as of

September 30, 2022. We have taken measures to remediate the material weaknesses described herein. However, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock are listed, the SEC or other regulatory authorities. The existence of material weaknesses in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our shares. We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. Even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities to facilitate the fair presentation of our financial statements.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
If KWAC is considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations or review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”).
KWAC’s Sponsor is controlled by or has substantial ties with non-U.S. persons domiciled in the United Kingdom. Acquisitions and investments by non-U.S. Persons in certain U.S. business may be subject to rules or regulations that limit foreign ownership. CFIUS is an interagency committee authorized to review certain transactions involving investments by foreign persons in U.S. businesses that have a nexus to critical technologies, critical infrastructure and/or sensitive personal data in order to determine the effect of such transactions on the national security of the United States. If KWAC’s Sponsor is considered to be a “foreign person” under such rules and regulations, any proposed business combination between KWAC and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions, CFIUS review and/or mandatory filings.
If KWAC’s potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, KWAC may be unable to consummate an initial business combination with such business. In addition, if KWAC’s potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The potential limitations and risks may limit the attractiveness of a transaction with KWAC or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us. As a result, the pool of potential targets with which KWAC could complete an initial business combination may be limited. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy.
Because KWAC has only a limited time to complete its initial business combination, our failure to obtain any required approvals within the requisite time-period may require KWAC to liquidate. If KWAC liquidated, KWAC’s public stockholders may only receive their pro rata share of amounts held in the trust account, and KWAC’s warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.
Subsequent to the completion of the Business Combination, Holdings or Wentworth may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Holdings’ financial condition and its share price, which could cause you to lose some or all of your investment.
KWAC cannot assure you that the due diligence KWAC has conducted on Wentworth will reveal all material issues that may be present with regards to Wentworth, or that factors outside of KWAC’s or Wentworth’s and/or Holdings’ control will not later arise. As a result of unidentified issues or factors outside of KWAC’s or Wentworth’s control, Holdings may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if KWAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by KWAC. Even though these charges may be non-cash items that would not have an immediate impact on Holdings’ liquidity, the fact that Holdings reports charges of this nature could contribute to negative market perceptions about Holdings or its securities. In addition, charges of this nature may cause Holdings to violate leverage or other covenants to which it may be subject. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares from any such write-down or write-downs.
Since KWAC’s Sponsor and KWAC’s directors, officers and advisors and Wentworth’s current owners have interests that are different, or in addition to (and which may conflict with), the interests of our other stockholders generally, a conflict of interest may have existed in determining whether the Business Combination is appropriate as KWAC’s initial business combination.
In considering the recommendation of KWAC’s Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, Sponsor and KWAC’s directors, officers and advisors and Wentworth’s current owners have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. KWAC’s Board was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to the Public Stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that each of Sponsor and KWAC’s directors and officers has waived its right to redeem any of the founder shares and Public Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that Sponsor paid an aggregate of $25,000 for the founder shares, which will convert into 2,875,000 shares of KWAC Class A Common Stock in accordance with the terms of the Existing KWAC Charter and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $[•] based on the closing price of $[•] per public share on the OTC Exchange on [•], 2023;

•
the fact that each of Sponsor and KWAC’s directors and officers has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the founder shares if KWAC fails to complete an initial business combination by May 24, 2023;

•
the fact that Sponsor paid $6,050,000 for 6,050,000 private placement warrants, each of such private placement warrants is exercisable commencing on the later of 12 months from the closing of the

IPO and 30 days following the Closing for one share of KWAC Class A Common Stock at $11.50 per share; if KWAC does not consummate an initial business combination by May 24, 2023, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public stockholders and the warrants held by Sponsor will be worthless; the warrants held by Sponsor had an aggregate market value of approximately $[•] based upon the closing price of $[•] per warrant on the OTC Exchange on [•], 2023;
•
if the Trust Account is liquidated, including in the event KWAC is unable to complete an initial business combination within the required time period, Sponsor has agreed that it will be liable to KWAC if and to the extent any claims by a third-party for services rendered or products sold to KWAC, or a prospective target business with which KWAC has entered into a written letter of intent, confidentiality or other similar agreement or merger agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act; and

•
the fact that Oppenheimer as underwriter in the IPO and KWAC’s financial advisor will be entitled to receive a deferred underwriting commission and placement agency and financial advisory fees, as applicable, upon completion of the Business Combination.

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The fact that Larry Roth, KWAC’s director, is a member of the Board of Directors of Oppenheimer, and is expected to be a member of the Board of Directors and a consultant to the post Business Combination company.

At any time prior to the Special Meeting, during a period when they are not then aware of any material non-public information regarding KWAC or its securities, Sponsor, KWAC’s directors and officers and advisors, Wentworth and/or its respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of KWAC Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to KWAC Stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on shares of KWAC Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Proposals to be presented at the Special Meeting and would likely increase the chances that such Proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. KWAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of KWAC’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of KWAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals.
The exercise of the KWAC Board’s discretion in agreeing to changes or waivers in the terms of the Merger Agreement, including closing conditions, may result in a conflict of interest when determining whether such changes to the terms or waivers of conditions are appropriate and in stockholders’ best interests.
In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require KWAC to agree to amend the Merger Agreement, to consent to certain actions taken by Wentworth or Holdings or to waive rights that KWAC is entitled to under the Merger Agreement, including those related to closing conditions. Such events could arise because of changes in the course of Wentworth’s businesses or a request by Wentworth or Holdings to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Wentworth’s businesses and would entitle KWAC to terminate the Merger Agreement. In any of such circumstances, it would be at KWAC’s discretion, acting through its Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for KWAC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, KWAC does not believe there will be any changes or waivers that its Board would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, KWAC will circulate a new or amended proxy statement/prospectus and resolicit KWAC’s stockholders if changes to the terms of the Transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.
The announcement of the proposed Business Combination could disrupt Wentworth’s relationships with its clients, counterparties, vendors and other business partners and others, as well as its operating results and business generally.
Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on Wentworth’s business include the following:
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its employees may experience uncertainty about their future roles, which might adversely affect Wentworth’s ability to retain and hire key personnel and other employees;

•
Buyers, sellers, distribution partners and other parties with which Wentworth maintains business relationships may experience uncertainty about its future and rescind their deposits, seek alternative relationships with third parties, seek to alter their business relationships with Wentworth or fail to extend an existing relationship with Wentworth; and

•
Wentworth has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed business combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact Wentworth’s results of operations and cash available to fund its businesses.
Holdings’ ability to be successful following the Business Combination will depend upon the efforts of the Holdings Board and Wentworth’s key personnel and the loss of such persons could negatively impact the operations and profitability of Wentworth and/or Wentworth’s business following the Business Combination.
Holdings’ ability to be successful following the Business Combination will be dependent upon the efforts of the Holdings Board and key personnel. KWAC cannot assure you that, following the Business Combination, the Proposed Holdings Board and Holdings’ key personnel will be effective or successful or remain with Holdings. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause Holdings’ management to expend time and resources becoming familiar with such requirements.
KWAC has not obtained an opinion from an independent investment banking firm or another independent firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to KWAC from a financial point of view.
The KWAC Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. KWAC is not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from another independent firm that the price it is paying is fair to KWAC from a financial point of view. In analyzing the Business Combination, the KWAC Board and KWAC’s management conducted due diligence on Wentworth and researched the industry in which Wentworth operates and concluded that the Business Combination was in the best interest of its stockholders. Accordingly, KWAC’s stockholders will be relying solely on the judgment of the KWAC Board in determining the value of the Business Combination, and the KWAC Board may not have properly valued such business. The lack of third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand Redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “The Business Combination Proposal — KWAC Board of Director’s Reasons for the Approval of the Business Combination.”
The NYSE American may delist Holdings securities from trading on its exchange, which could limit investors’ ability to make transactions in Holdings’ securities and subject Holdings to additional trading restrictions.
KWAC’s securities are currently listed on the OTC Exchange and it is anticipated that, following the Business Combination, Holdings’ securities will be listed on the NYSE American. However, KWAC cannot assure you that Holdings’ securities will continue to be listed on the NYSE American in the future. In order to continue to maintain the listing of Holdings’ securities on the NYSE American, Holdings must maintain certain financial, distribution and stock price levels. In addition to the listing requirements for Holdings Common Stock, the NYSE American imposes listing standards on warrants, including the Holdings Public Warrants. KWAC cannot assure you that Holdings will be able to meet those initial listing requirements.
If the NYSE American delists Holdings’ securities from trading on its exchange and Holdings is not able to list its securities on another national securities exchange, KWAC expects the Holdings’ securities could be quoted on an over-the-counter market. If this were to occur, Holdings could face significant material adverse consequences, including:
•
a limited availability of market quotations for its securities;

•
reduced liquidity for its securities;

•
a determination that Holdings Common Stock is a “penny stock” which will require brokers trading in Holdings Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Holdings’ securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of Holdings’ results if the Business Combination is completed.
KWAC and Holdings currently operate as separate companies and have had no prior history as a combined entity, and Wentworth’s and Holdings’ operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Holdings. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination.
The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from KWAC’s and Holdings’ historical financial statements and certain adjustments and assumptions have been made regarding Holdings after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of Holdings.
In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Holdings’ financial condition or results of operations following the Closing. Any potential decline in Holdings’ financial condition or results of operations may cause significant variations in the stock price of Holdings.
The Proposed Holdings Charter will not limit the ability of the Sponsor or its affiliates to compete with us.
The Sponsor and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where their interests conflict with Holdings’ and Wentworth’s interests or those of Wentworth’s stockholders. The Proposed Holdings Charter will provide that none of the Sponsor, any of its respective affiliates or any director who is not employed by Holdings (including any non-employee director who serves as one of its officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which Holdings or Wentworth operate. The Sponsor and its affiliates also may pursue, in their capacities other than as directors of the Holdings Board, acquisition opportunities that may be complementary to Holdings’ or Wentworth’s business, and, as a result, those acquisition opportunities may not be available to Holdings or Wentworth. In addition, Sponsor and its affiliates may have interests in pursuing acquisitions, divestitures, and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to KWAC Stockholders.
During the pendency of the Business Combination, KWAC will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
Covenants in the Merger Agreement impede the ability of KWAC to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, KWAC may be at a disadvantage to its competitors during that period. In addition, while the Merger Agreement is in effect, neither KWAC nor Wentworth may solicit, assist, facilitate the making, submission, or announcement of, or intentionally encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be favorable to KWAC’s stockholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Merger Agreement due to the passage of time during which these provisions have remained in effect.
There may be tax consequences of the Kingswood Merger that may adversely affect holders of KWAC Common Stock or KWAC Warrants.
The exchange of KWAC Common Stock for Holdings Common Stock pursuant to the Kingswood Merger generally is expected to qualify as a tax-free exchange pursuant to Section 351 of the Code for U.S. federal income tax purposes (subject to possible gain recognition in respect of any Holdings Warrants received). If such an exchange fails to qualify as a transaction described in Section 351 of the Code, then a

U.S. Holder (as that term is defined in “Certain United States Federal Income Tax Considerations”) would recognize gain in an amount equal to the excess (if any) of (i) the fair market value of the Holdings Common Stock and Holdings Warrants received over (ii) such U.S. holder’s adjusted tax basis in its KWAC Common Stock and KWAC Warrants. Any such gain would be capital gain and generally would be long-term capital gain if the U.S. Holder’s holding period for the KWAC Common Stock (and KWAC Warrants, if any) exceeded one year at the time of the Kingswood Merger.
U.S. Holders of KWAC Warrants are urged to consult with their tax advisors regarding the treatment of their exchange of KWAC Warrants for Holdings Warrants in connection with the Kingswood Merger.
Risks Related to Redemption
The ability of KWAC’s stockholders to exercise Redemption Rights with respect to KWAC’s Public Shares may prevent KWAC from completing the Business Combination or optimizing its capital structure.
KWAC does not know how many stockholders will ultimately exercise their Redemption Rights in connection with the Business Combination. As such, the Business Combination is structured based on KWAC’s expectations (and those of the other parties to the Merger Agreement) as to the number of shares that will be submitted for Redemption. In addition, if a larger number of shares are submitted for Redemption than KWAC initially expected, KWAC may need to seek to arrange for additional third-party financing to be able to have the minimum amount of cash required pursuant to the Merger Agreement.
Even if such third-party financing is available, KWAC’s ability to obtain such financing is subject to restrictions set forth in the Merger Agreement, including the consent of Wentworth, acting reasonably. For information regarding the parameters of such restrictions, please see the sections of this proxy statement/prospectus entitled “The Business Combination Proposal — The Merger Agreement — Covenants and Agreements” and “The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.”
Furthermore, raising such additional financing may involve dilutive equity issuances at higher than desirable levels. For information on the consequences if the Business Combination is not completed or must be restructured, please see the section of this proxy statement/prospectus entitled “Risk Factors — Risks if the Business Combination is not Consummated.”
The KWAC Stockholders who wish to redeem their KWAC Shares for a pro rata portion of the Trust Account must comply with specific requirements for Redemption that may make it more difficult for them to exercise their Redemption Rights prior to the deadline. If KWAC’s stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their KWAC Shares for a pro rata portion of the funds held in the Trust Account.
A Public Stockholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Stockholder: (1)(a) holds Public Shares or (b) holds Public Shares through KWAC Units and elects to separate its KWAC Units into the underlying Public Shares and KWAC Public Warrants prior to exercising its Redemption Rights with respect to the Public Shares; (2) prior to [•] Eastern Time on [•], 2022 (two business days prior to the vote at the Special Meeting) submits a written request to the transfer agent that KWAC redeem its Public Shares for cash; and (3) delivers its Public Shares to the transfer agent physically or electronically through DTC.
If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Stockholder properly exercises its right to redeem its Public Shares and timely delivers its Public Shares to the transfer agent, KWAC will redeem each share of KWAC Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with KWAC’s consent, until the Closing. Furthermore, if a holder of a Public Shares delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that KWAC instruct its transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. KWAC will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of the Stockholders —  Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
If a Public Stockholder fails to receive notice of KWAC’s offer to redeem Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
If, despite KWAC’s compliance with the proxy rules, a Public Stockholder fails to receive KWAC’s proxy materials, such Public Stockholder may not become aware of the opportunity to redeem his, her or its Public Shares. In addition, the proxy materials that KWAC is furnishing to holders of Public Shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem the Public Shares. In the event that a Public Stockholder fails to comply with these procedures, its Public Shares may not be redeemed. See “Special Meeting of the Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
If you or a “group” of stockholders are deemed to hold in excess of 15% of KWAC’s Public Shares issued in the IPO, you will lose the ability to redeem all such shares in excess of 15% of KWAC’s Public Shares.
The Existing KWAC Charter provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the shares sold in the IPO, which is referred to as the “Excess Shares.” However, such stockholders may vote all their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over KWAC’s ability to complete the Business Combination and you could suffer a material loss on your investment in KWAC if you sell Excess Shares in open market transactions. Additionally, you will not receive Redemption distributions with respect to the Excess Shares if KWAC completes the Business Combination. As a result, you will continue to hold that number of Public Shares exceeding 15% and, in order to dispose of such shares, would be required to sell such shares in open market transactions, potentially at a loss.
There is no guarantee that a KWAC Stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
KWAC can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in KWAC’s share price, and may result in a lower value realized now than a stockholder of KWAC might realize in the future had the stockholder not redeemed its Public Shares. Similarly, if a stockholder does not redeem its Public Shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its Public Shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
A new 1% U.S. federal excise tax could be imposed on KWAC in connection with redemptions by KWAC of its shares.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. Because we are a Delaware corporation and our securities are or will be trading on the NYSE American exchange, we believe that we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase, net of the fair market value of certain new stock issuances during the same taxable year. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax; however, no guidance has been issued to date. It is uncertain whether, and to what extent, the Excise Tax could apply to any redemptions of KWAC public shares after December 31, 2022, including any redemptions in connection with a business combination.
Any redemption or other repurchase that we make that occurs after December 31, 2022, may be subject to the Excise Tax. Whether and to what extent KWAC would be subject to the Excise Tax would depend on a number of factors, including: (i) the fair market value of the redemptions and repurchases in connection with KWAC’s initial business combination; (ii) the structure of a business combination; (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of a business combination); and (iv) the content of regulations and other guidance from the U.S. Department of Treasury.
Risks if the Business Combination is not Consummated
If the conditions to the Merger Agreement are not met, the Business Combination may not occur.
Even if the Merger Agreement is approved by the stockholders of KWAC and Wentworth, specified conditions must be satisfied or waived before the parties to the Merger Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Merger Agreement, see the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Business Combination.” KWAC and Wentworth may not satisfy all of the closing conditions in the Merger Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause KWAC and Wentworth to each lose some or all of the intended benefits of the Business Combination.
If KWAC is unable to complete an initial business combination by May 24, 2023, unless otherwise extended, KWAC will cease all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate, in which case the Public Stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities.
Pursuant to the Existing KWAC Charter, if KWAC is unable to complete an initial business combination by May 24, 2023, unless otherwise extended, KWAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining KWAC Stockholders and the KWAC Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Sponsor and KWAC’s officers and directors have entered into a letter agreement, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the KWAC Class B Common Stock if KWAC fails to complete an initial business combination by May 24, 2023, unless otherwise extended. However, if Sponsor or KWAC’s management team acquires Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if KWAC fails to complete an initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of KWAC after a business combination, KWAC’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the shares of KWAC Common Stock, except that KWAC will provide Public Stockholders with the opportunity to redeem their Public Shares for cash at a per share price equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, upon the completion of an initial business combination, subject to the limitations and on the conditions described herein.
Public Stockholders have limited rights or interests in funds in the Trust Account. To liquidate your investment, therefore, you may be forced to sell your Public Shares or KWAC Public Warrants, potentially at a loss.
Public Stockholders will be entitled to receive funds from the Trust Account only upon (i) such stockholder’s exercise of Redemption Rights in connection with KWAC’s initial business combination (which will be the Business Combination should it occur) and then only in connection with those shares of KWAC’s Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the Redemption of any Public Shares properly tendered in connection with a stockholder vote to amend the Existing KWAC Charter to (A) modify the substance or timing of KWAC’s obligation to redeem 100% of the Public Shares if KWAC does not complete an initial business combination by May 24, 2023 or (B) with respect to any other material provisions relating to stockholders’ rights or pre-business combination activity and (iii) the Redemption of Public Shares if KWAC is unable to complete an initial business combination by May 24, 2023, subject to applicable law and as further described herein. In addition, if KWAC’s plan to redeem its Public Shares if it is unable to complete an initial Business Combination by May 24, 2023 is not completed for any reason, compliance with Delaware law and the Existing KWAC Charter may require that KWAC submit a plan of dissolution to its then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, Public Stockholders may be forced to wait beyond May 24, 2023 before they receive funds from the Trust Account. In no other circumstances will a Public Stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or KWAC Public Warrants, potentially at a loss.
Risks Related to our Organizational Structure after the Business Combination
Holdings will be a holding company and its only material asset after completion of the Business Combination will be its interest in its subsidiaries, and it is accordingly dependent upon distributions made by their subsidiaries to pay taxes and pay dividends.
Upon completion of the Business Combination, Holdings will be a holding company with no material assets other than the equity interests in its direct and indirect subsidiaries. As a result, Holdings will have no independent means of generating revenue or cash flow. Holdings’ ability to pay taxes and pay dividends will depend on the financial results and cash flows of its subsidiaries and the distributions it receives from its subsidiaries. Deterioration in the financial condition, earnings, or cash flow of such subsidiaries for any reason could limit or impair such subsidiaries’ ability to pay such distributions. Additionally, to the extent that Holdings needs funds, and its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or its subsidiaries are otherwise unable to provide such funds, it could materially adversely affect Holdings’ liquidity and financial condition.
Dividends on the Holdings Common Stock, if any, will be paid at the discretion of the Holdings Board, which will consider, among other things, Holdings’ business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict Holdings’ ability to pay dividends or make other distributions to its stockholders. In addition, entities are generally prohibited under relevant law from making a distribution to a stockholder to the extent that, at the time of the distribution, after giving effect to the distribution, the liabilities of such entity (subject to certain exceptions) exceed the fair value of its assets. If Holdings’ subsidiaries do not have sufficient funds to make distributions, Holdings’ ability to declare and pay cash dividends may also be restricted or impaired.
Entities affiliated with Wentworth will beneficially own, in the aggregate, approximately [•]%, assuming no redemptions, of outstanding Holdings Common Stock upon completion of the Business Combination, and these stockholders may have strategic interests that differ from Holdings’ interests and from those of Holdings’ other stockholders.
Former Wentworth Unitholders will beneficially own, in the aggregate, approximately [•]%, assuming no redemptions, of Holdings Common Stock upon completion of the Business Combination. As a result,

these stockholders will have significant influence over matters requiring stockholder approval, including the election of directors, the approval of certain business combinations or dispositions, amendments to the Proposed Holdings Charter and Proposed Holdings Bylaws and other extraordinary transactions. See “Certain Relationships and Related Person Transactions.”
Former Wentworth Unitholders may, together or separately, have interests that are different from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Furthermore, our concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Holdings Common Stock to decline or prevent our stockholders from realizing a premium over the market price for their Holdings Common Stock. Additionally, former Wentworth Unitholders, together or separately, may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or supply us with goods and services. Further, former Wentworth Unitholders may have an interest in pursuing acquisitions, divestitures, and other transactions that, in their respective judgment, could enhance their investment in us, even though such transactions might involve risks to you. Stockholders should consider that the interests of former Wentworth Unitholders may differ from their interests in material respects.
Risks Related to Wentworth
Following the Business Combination, Holdings will be a holding company with no direct operations or material assets, other than the operations and assets of Wentworth that relies on dividends, distributions, loans and other payments, advances, and transfers of funds from Wentworth to pay dividends, pay expenses and meet its other obligations. Accordingly, Holdings’ stockholders and warrant holders will be subject to all of the risks of the business of Wentworth following the Business Combination.
Risks Related to Our Business and Industry
Several risks are inherent in the independent broker-dealer business model.
Compared to wirehouses and other employee models, our advisors are not typically our direct employees. We generally offer advisors wider choice in operating their businesses with regard to product offerings, outside business activities, office technology and supervisory models. Our approach may make it more challenging for us to comply with our supervisory and regulatory compliance obligations, particularly in light of our de-centralized operations and the complexity of certain advisor business models.
Misconduct and errors by our advisors could be difficult for us to detect and could result in violations of law by us, regulatory sanctions, or serious reputational or financial harm. Although we have designed policies and procedures to comply with applicable laws, rules, regulations and interpretations, we cannot always prevent or detect misconduct and errors by our advisors, and the precautions we take to prevent and detect these activities may not be effective in all cases. Prevention and detection among our advisors, who are typically not our direct employees and some of whom tend to be located in small, decentralized offices, present additional challenges, particularly in the case of complex products or supervision of outside business activities. We also cannot assure that misconduct or errors by our employees or advisors will not lead to a material adverse effect on our business, or that our errors and omissions insurance will be sufficient to cover such misconduct or errors.
Misconduct by our advisors, who operate in a decentralized environment, is difficult to detect and deter and could harm our business, reputation, results of operations or financial condition.
Even though our advisors are typically not our direct employees, we may be held liable for their misconduct that results in violations of law, regulatory sanctions and/or serious reputational or financial harm. Misconduct could include:
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recommending transactions that are not suitable for the client or in the client’s best interests;

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engaging in fraudulent or otherwise improper activity;

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binding us to transactions that exceed authorized limits;

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hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses;

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improperly using or disclosing confidential information;

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failure, whether negligent or intentional, to effect securities transactions on behalf of clients;

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failure to perform reasonable diligence on a security, product or strategy;

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failure to supervise a financial advisor;

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failure to provide insurance carriers with complete and accurate information;

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engaging in unauthorized or excessive trading to the detriment of clients;

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engaging in improper transactions with clients; or

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otherwise not complying with laws or our control procedures.

We cannot always deter misconduct by our advisors, and the precautions we take to prevent and detect this activity may not be effective in all cases. Also, our failure to properly investigate new and existing advisors may subject us to additional risks and liabilities.
Poor performance of the investment products and services recommended or sold to our clients or competitive pressures on pricing of such products and services may have a material adverse effect on our business.
Our advisors’ clients control their assets maintained with us. These clients can terminate their relationships, reduce the aggregate amount of assets under management or shift their funds to other types of accounts with different rate structures for any number of reasons, including investment performance, changes in prevailing interest rates, financial market performance, competitive pricing and personal client liquidity needs. Poor performance of the investment products and services recommended or sold to such clients relative to the performance of other products available in the market or the performance of other investment management firms tends to result in the loss of accounts. Competitive pricing, including from robo-advisors and higher deposit rates on cash deposits, could adversely impact our business. The decrease in revenue that could result from such an event could have a material adverse effect on our results of operations.
We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of Holdings consolidated financial statements or cause Holdings to fail to meet its periodic reporting obligations.
We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In preparing our consolidated financial statements as of and for the years ended December 31, 2020 and 2021, we identified the following material weaknesses in our internal control over financial reporting:
(i)   We did not design or maintain an effective control environment due to an insufficient complement of personnel with the appropriate level of knowledge, experience and training commensurate with our accounting and reporting requirements.
(ii)   We did not design and maintain sufficient formal procedures and controls to achieve complete and accurate financial reporting and disclosures, including controls over the preparation and review of journal entries and account reconciliations. Additionally, we did not design and maintain controls to ensure appropriate segregation of duties.
Neither of these material weaknesses resulted in a material misstatement to the consolidated financial statements included herein. However, each of the material weaknesses described above could result in a misstatement of substantially all of the financial statement accounts and disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Maintaining and enhancing our Wentworth brand and reputation is critical to our growth, and if we are unable to maintain and enhance our brand, our business, results of operations and financial condition could be adversely affected.
Several competitors have brands that are well recognized. As a relatively new entrant into the digital market, we spend considerable capital to create brand awareness and build our reputation. We may not be able to build brand awareness, and our efforts at building, maintaining, and enhancing our reputation could fail. Complaints or negative publicity about our business practices, our marketing and advertising campaigns, our compliance with applicable laws and regulations, the integrity of the data that we provide to consumers, data privacy and security issues, and other aspects of our business, whether valid or not, could diminish confidence in our brand, which could adversely affect our reputation and business. As we expand our product offerings and enter new markets, we need to establish our reputation with new customers, and to the extent we are not successful in creating positive impressions, our business in these newer markets could be adversely affected. There can be no assurance that we will be able to maintain or enhance our reputation, and failure to do so could materially adversely affect our business, results of operations and financial condition. If we are unable to maintain or enhance consumer awareness of our brand cost-effectively, our business, results of operations and financial condition could be materially adversely affected.
Our subsidiaries are broker-dealers registered with the SEC and members of FINRA, and therefore are subject to extensive regulation and scrutiny.
Our subsidiaries facilitate transactions in shares and fractionalized shares of publicly-traded stock and exchange-traded funds through a third-party clearing and carrying brokers. Our subsidiaries are registered with the SEC as broker-dealers under the Exchange Act and are members of FINRA. Therefore, our subsidiaries are subject to regulation, examination, and supervision by the SEC, FINRA, and state securities regulators. The regulations applicable to broker-dealers cover all aspects of the securities business, including sales practices, use and safekeeping of clients’ funds and securities, capital adequacy, record-keeping, and the conduct and qualification of officers, employees, and independent contractors. As part of the regulatory process, broker-dealers are subject to periodic examinations by their regulators, the purpose of which is to determine compliance with securities laws and regulations, and from time to time may be subject to additional routine and for-cause examinations. It is not uncommon for regulators to assert, upon completion of an examination, that the broker-dealer being examined has violated certain of these rules and regulations. Depending on the nature and extent of the violations, the broker-dealer may be required to pay a fine and/or be subject to other forms of disciplinary and corrective action. Additionally, the adverse publicity arising from the imposition of sanctions could harm our reputation and cause us to lose existing customers or fail to gain new customers.
The SEC, FINRA, and state securities regulators have the authority to bring administrative or judicial proceedings against broker-dealers, whether arising out of examinations or otherwise, for violations of state and federal securities laws. Administrative sanctions can include cease-and-desist orders, censure, fines, and disgorgement and may even result in the suspension or expulsion of the firm from the securities industry. Similar sanctions may be imposed upon officers, directors, representatives, and employees.
Our subsidiaries have adopted, and regularly review and update, various policies, controls, and procedures designed for compliance with their regulatory obligations. However, appropriately addressing our subsidiaries regulatory obligations is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to appropriately address them. Failure to adhere to these policies and procedures may also result in regulatory sanctions or litigation against us. Our subsidiaries also rely on various third parties to provide services, including managing and executing customer orders, and failure of these third parties to adequately perform these services may negatively impact customer experience, product performance, and our reputation and may also result in regulatory sanctions or litigation against us or our subsidiaries.
In the event of any regulatory action or scrutiny, we or our subsidiaries could also be required to make changes to our business practices or compliance programs. In addition, any perceived or actual breach of compliance by our subsidiaries with respect to applicable laws, rules, and regulations could have a significant impact on our reputation, could cause us to lose existing customers, prevent us from obtaining new customers, require us to expend significant funds to remedy problems caused by breaches and to avert further breaches, and expose us to legal risk, including litigation against us, and potential liability.

Our subsidiaries are subject to net capital and other regulatory capital requirements; failure to comply with these rules could harm our business.
Our subsidiaries are subject to the net capital requirements of the SEC and FINRA. These requirements typically specify the minimum level of net capital a broker-dealer must maintain and also mandate that a significant part of their assets be kept in relatively liquid form. Failure to maintain the required net capital may subject a firm to limitation of its activities, including suspension or revocation of its registration by the SEC and suspension or expulsion by FINRA, and ultimately may require its liquidation. Currently, our subsidiaries have relatively low net capital requirements, because they do not hold customer funds or securities, but instead facilitate the transmission and delivery of those funds. However, a change in the net capital rules, a change in how our subsidiaries handle or hold customer assets, or the imposition of new rules affecting the scope, coverage, calculation, or amount of net capital requirements could have adverse effects. Finally, our subsidiaries are subject to such net capital requirements, we may be required to inject additional capital into our subsidiaries from time to time and as such, we may have liability and/or our larger business may be affected by any of these outcomes.
It is possible that FINRA will require changes to our business practices based on the ownership of our subsidiaries, which could impose additional costs or disrupt our business.
In certain cases, FINRA has required unregistered affiliates of broker-dealers to comply with additional regulatory requirements, including, among others, handling all securities or other financial transactions through the affiliated broker-dealer or conforming all marketing and advertising materials to the requirements applicable to broker-dealers. We do not currently believe that these types of requirements apply to any aspect of our business other than the securities transactions facilitated through our subsidiaries. It is possible that, in the future, FINRA could require us to comply with additional regulations in the conduct of other activities (i.e., beyond the securities transactions made through our subsidiaries). If that were to occur, it could require significant changes to our business practices. These and other changes would impose significantly greater costs on us and disrupt existing practices in ways that could negatively affect our overarching business and profitability.
We rely on clearing brokers and the termination of our clearing agreements could disrupt our business.
Each of our broker-dealer subsidiaries depends on the operational capacity and ability of its clearing broker for the orderly processing of transactions. By engaging the processing services of a clearing firm, each of our broker-dealer subsidiaries is exempt from some capital reserve requirements and other regulatory requirements imposed by federal and state securities laws. If these clearing agreements were terminated for any reason, we would be forced to find alternative clearing arrangements.
We cannot assure you that we would be able to find alternative clearing arrangements on acceptable terms to us or at all. Also, the loss of a clearing firm could hamper the ability of our subsidiaries to recruit and retain their respective independent financial advisors.
The ongoing COVID-19 pandemic may adversely affect our ability to consummate the Business Combination.
The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this revised proxy statement/prospectus.
We may be unable to complete the Business Combination if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with potential investors or the Holdings personnel. The extent to which COVID-19 impacts our ability to consummate the Business Combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to consummate the Business Combination may be materially adversely affected.

Our business may be harmed by global events beyond our control, including overall slowdowns in securities trading.
Like other brokerage and financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed. A weakness in securities markets, such as a slowdown causing reduction in trading volume in U.S. or foreign securities and derivatives, has historically resulted in reduced transaction revenues and would have a material adverse effect on our business, financial condition, and results of operations.
Our business, operations, financial position and clinical development plans and timelines, and our ability to consummate the Business Combination, could be materially adversely affected by the continuing military action in Ukraine.
As a result of the military action commenced in February 2022 by the Russian Federation in Ukraine, and related economic sanctions imposed by certain governments, our ability to consummate the Business Combination, and our financial position and operations following the Business Combination, may be materially and adversely affected. As our ability to continue to operate following the Business Combination will be dependent on raising debt and equity finance, any adverse impact to those markets as a result of this military action, including due to increased market volatility, decreased availability in third-party financing and/or a deterioration in the terms on which it is available (if at all), could negatively impact our business, operations or financial position.
We may require additional capital to grow our business, which may not be available on terms acceptable to us or at all.
To the extent that our present capital is insufficient to meet future operating requirements or to cover losses, we may need to raise additional funds through financings or curtail our projected growth. Many factors will affect our capital needs as well as their amount and timing, including our growth and profitability, as well as market disruptions and other developments.
Historically, we have funded our operations, marketing expenditures and capital expenditures primarily through earnings. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans and operating performance and the condition of the capital markets at the time we seek financing.
If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to those of Holdings Common Stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could require that a substantial portion of our operating cash flow be devoted to the payment of interest and principal on such indebtedness, which may decrease available funds for other business activities, and could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.
If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth, maintain minimum amounts of capital and to respond to business challenges could be significantly limited, and our business, results of operations and financial condition could be adversely affected.
We rely on the experience and expertise of our senior management team, key technical employees, and other highly skilled personnel.
Our success depends upon the continued service of our senior management team, highly specialized experts, and key technical employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel for all areas of our organization. If we are unable to attract the requisite personnel, our business and prospects may be adversely affected. Our founder, executive officers, key technical personnel, and other employees could terminate his or her relationship with us at any time. The loss of our founder or any other member of our senior management team or key personnel may significantly delay or prevent the achievement of our strategic business objectives and could harm our business. Competition in our industry for qualified employees is intense. Our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Moreover, if and when the stock options or other equity awards are substantially vested, employees under such equity arrangements may be more likely to leave, particularly when the underlying shares have seen a value appreciation.
Legal, Regulatory or Compliance Risks
The SEC has recently issued proposed rules to regulate special purpose acquisition companies. Certain of the procedures that we, a potential business combination target, or others may determine to undertake in connection with such proposals may increase KWAC’s costs and the time needed to complete KWAC’s initial business combination and may constrain the circumstances under which KWAC could complete a business combination.
On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”), which include proposals relating to disclosures in business combination transactions between special purpose acquisition companies (“SPACs”) such as KWAC and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended (“Investment Company Act”), including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. Certain of the procedures that KWAC, a potential business combination target, or others may determine to undertake in connection with the SPAC Rule Proposals, or pursuant to the SEC’s views expressed in the SPAC Rule Proposals, may increase the costs and the time required to consummate a business combination, and may constrain the circumstances under which KWAC could complete a business combination.
If KWAC were deemed to be an investment company for purposes of the Investment Company Act, we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate KWAC. To avoid that result, on or shortly prior to the 24-month anniversary of the effective date of the registration statement of KWAC’s initial public offering (the “IPO Registration Statement”), KWAC will liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in cash. As a result, following such liquidation, KWAC will likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount that our public stockholders would receive upon any redemption or liquidation of KWAC.
The SPAC Rule Proposals include proposals relating to the circumstances in which SPACs such as KWAC could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for SPACs satisfying certain criteria from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for an initial business combination no later than 18 months after the effective date of the IPO Registration Statement. The company would then be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement.
There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like KWAC, that may not complete its initial business combination within 24 months after the effective date of its IPO Registration Statement. We do not expect to complete our initial business combination within 24 months of the effective date of KWAC’s IPO Registration Statement. As a result, it is possible that a claim could be made that we have been operating as an unregistered investment company. If we were deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate KWAC. If we are required to liquidate KWAC, our investors would not be able to realize the benefits of owning stock in the Company, including the potential appreciation in the value of KWAC’s stock and warrants following such a transaction, and KWAC’s warrants would expire worthless.
The funds in the Trust Account have, since KWAC’s IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of KWAC being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), KWAC will, on or prior to the 24-month anniversary of the effective date of the IPO Registration Statement, instruct CST, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash until the earlier of consummation of our initial business combination or liquidation. As a result, following such liquidation, KWAC will likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of KWAC.
In addition, even prior to the 24-month anniversary of the effective date of KWAC’s IPO Registration Statement, we may be deemed to be an investment company. The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary, there is a greater risk that KWAC may be considered an unregistered investment company, in which case we may be required to liquidate KWAC. Accordingly, we may determine, in our discretion, to liquidate the securities held in the Trust Account at any time, even prior to the 24-month anniversary, and instead hold all funds in the Trust Account in cash, which would further reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of KWAC.
Legislative, judicial, or regulatory changes to the classification of independent contractors could increase our operating expenses.
From time to time, various legislative or regulatory proposals are introduced at the federal or state levels to change the status of independent contractors’ classification to employees for either employment tax purposes (withholding, social security, Medicare and unemployment taxes) or other benefits available to employees. Most of our advisors are classified as independent contractors for all purposes, including employment tax and employee benefit purposes. We cannot assure you that legislative, judicial, or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change the employee/independent contractor classification of these firms’ financial advisors. The costs associated with potential changes, if any, to these independent contractor classifications could have a material adverse effect on us, including our results of operations and financial condition.
We collect, process, store, share, disclose and use customer information and other data, and our actual or perceived failure to protect such information and data, respect customers’ privacy or comply with data privacy and security laws and regulations could damage our reputation and brand and harm our business and operating results.
Use of our technology involves the storage and transmission of information, including personal information, in relation to our staff, contractors, business partners and current, past, or potential customers. Security breaches, including by hackers or insiders, could expose confidential information, which could result in potential regulatory investigations, fines, penalties, compliance orders, liability, litigation, and remediation costs, as well as reputational harm, any of which could materially adversely affect our business and financial results. Further, outside parties may attempt to fraudulently induce employees or customers to disclose sensitive information in order to gain access to our information or customers’ information. Any of these incidents could result in an investigation by a competent regulator, resulting in a fine or penalty, or an order to implement specific compliance measures. It could also trigger claims by affected third parties. While we use encryption and authentication technology licensed from third parties designed to effect secure transmission of such information, we cannot guarantee the security of the transfer and storage of personal information.

Any or all of the issues above could adversely affect our ability to attract new customers or retain existing customers, or subject us to governmental or third-party lawsuits, investigations, regulatory fines or other actions or liability, resulting in a material adverse effect to our business, results of operations and financial condition.
There are numerous existing and proposed federal, state, and local laws in the United States and around the world regarding privacy and the collection, processing, storing, sharing, disclosing, using, cross-border transfer, and the protection of personal information and other data. The scope of these existing and proposed laws are changing, subject to differing interpretations, may be costly to comply with, and may be inconsistent between countries and jurisdictions or conflict with other rules. These laws include the California Consumer Privacy Act of 2018 (the “CCPA”), which became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides civil penalties for violations, as well as a private right of action and statutory damages for data breaches that are expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability.
Any failure or perceived failure to comply with these rules may result in regulatory fines or penalties including orders that require us to change the way we process data (including by way of our algorithms). In the event of a data breach, we are also subject to breach notification laws in the jurisdictions in which we operate, including U.S. state laws, and the risk of litigation and regulatory enforcement actions.
Additionally, we are subject to the terms of our privacy policies and privacy-related obligations to third parties. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which could include personally identifiable information or other user data, may result in governmental or regulatory investigations, enforcement actions, regulatory fines, compliance orders, litigation or public statements against us by consumer advocacy groups or others, and could cause customers to lose trust in us, all of which could be costly and have an adverse effect on our business. In addition, new and changed rules and regulations regarding privacy, data protection of customer information could cause us to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. Moreover, if third parties that we work with violate applicable laws or our policies, such violations also may put personal information at risk, which may result in increased regulatory scrutiny and have a material adverse effect to our reputation, business, and operating results.
Regulators may limit our ability to expand or implement and/or may eliminate or restrict the confidentiality of our proprietary technology, which could have a material adverse effect on our financial condition and results of operations.
Our future success depends on our ability to continue to expand and implement our proprietary product. Changes to existing regulations, their interpretation or implementation, or new regulations could impede our use of this technology or require that we disclose our proprietary technology to our competitors, which could impair our competitive position and result in a material adverse effect on our business, results of operations and financial condition.
Litigation and legal proceedings filed by or against us and our subsidiaries could have a material adverse effect on our business, results of operations and financial condition.
Litigation and other proceedings may include, but are not limited to, complaints from or litigation by customers or reinsurers, related to alleged breaches of contract or otherwise. As our market share increases, competitors may pursue litigation to require us to change our business practices or offerings and limit our ability to compete effectively. We continually face risks associated with litigation of various types arising in the normal course of our business operations, including disputes relating to general commercial and corporate litigation. We are not currently involved in any material litigation with our customers, consumers, or affinity partners. We cannot predict with any certainty whether we will be involved in such litigation in the future or what impact such litigation would have on our business. If we were to be involved in litigation and it was determined adversely, it could require us to pay significant damage amounts or to change aspects of our operations, either of which could have a material adverse effect on our financial results. Even claims without merit can be time-consuming and costly to defend and may divert management’s attention and resources away from our business and adversely affect our business, results of operations and financial condition. Additionally, routine lawsuits over claims that are not individually material could in the future become material if aggregated with a substantial number of similar lawsuits. In addition to increasing costs, a significant volume of customer complaints or litigation could adversely affect our brand and reputation, regardless of whether such allegations are valid or whether we are liable. We cannot predict with certainty the costs of defense, the costs of prosecution, insurance coverage or the ultimate outcome of litigation or other proceedings filed by or against us, including remedies or damage awards, and adverse results in such litigation, and other proceedings may harm our business and financial condition.
We may be subject to certain industry regulations, including the Truth-in-Lending Act.
Our business may require compliance with certain regulatory regimes, including some applicable to consumer lending. In particular, the laws which our business may be subject to directly or indirectly include the Truth-in-Lending Act, and its implementing Regulation Z, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions. Non-compliance with the Truth-in-Lending Act or other laws and regulations could result in fines, sanctions, or other adverse consequences.
Changes in applicable tax laws, regulations or administrative interpretations thereof may materially adversely affect our financial condition, results of operations and cash flows.
Holdings could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on the use of net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, relaxed certain of the limitations imposed by the TCJA for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the TCJA and the CARES Act for future years is difficult to quantify, but these changes could materially adversely affect holders of the Holdings Common Stock or Holdings. In addition, on August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023. Other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest or effect other changes that could have a material adverse effect on Holdings’ business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.
In addition, Holdings’ effective tax rate and tax liability are based on the application of current income tax laws, regulations, and treaties. These laws, regulations and treaties are complex, and the manner in which they apply to Holdings and its diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining Holdings’ provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. The tax authorities could challenge Holdings’ interpretation of laws, regulations, and treaties, resulting in additional tax liability or adjustment to its income tax provision that could increase its effective tax rate. Changes to tax laws may also adversely affect Holdings’ ability to attract and retain key personnel.
Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.
We operate a global business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the Foreign Corrupt Practices

Act, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. These laws that prohibit companies and their employees and third-party intermediaries from corruptly promising, authorizing, offering, or providing, directly or indirectly, improper payments or anything of value to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, agents or other parties or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, results of operations and financial condition.
We have begun to implement an anti-corruption compliance program and policies, procedures and training designed to foster compliance with these laws; however, our employees, contractors, and agents, and companies to which we outsource some of our business operations, may take actions in violation of our policies or applicable law. Any such violation could have an adverse effect on our reputation, business, operating results and prospects.
Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal, or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.
Risks Relating to Cybersecurity and Technology
Security incidents or real or perceived errors, failures or bugs in our systems or our website could impair our operations, result in loss of personal customer information, damage our reputation, and brand, and harm our business and operating results.
Our continued success is dependent on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our website may contain material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website or online app shutdowns, or could cause loss of critical data or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information.
If we experience compromises to our security that result in technology performance, integrity, or availability problems, the complete shutdown of our website or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, customers may lose trust and confidence in us, and customers may decrease the use of our website or stop using our website entirely. Because the techniques used to obtain unauthorized access, disable, or degrade service, or sabotage systems change frequently, often they are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies could create the perception among our customers or potential customers that our website is not safe to use.

A significant impact on the performance, reliability, security, and availability of our systems, software, or services may harm our reputation, impair our ability to operate, retain existing customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.
We may be unable to prevent or address the misappropriation of our data.
From time to time, third parties may misappropriate our data through website scraping, robots or other means and aggregate this data on their websites with data from other companies. In addition, copycat websites or online apps may misappropriate data and attempt to imitate our brand or the functionality of our website. If we become aware of such websites or online apps, we intend to employ technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites or online apps in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations. In some cases, particularly in the case of websites or online apps operating outside of the United States, our available remedies may not be adequate to protect us against the effect of the operation of such websites or online apps. Regardless of whether we can successfully enforce our rights against the operators of these websites or online apps, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.
Risks Related to Being a Public Company
The market price and trading volume of Holdings Common Stock and warrants may be highly volatile and could decline significantly following the Business Combination.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of Holdings Common Stock and Holdings Public Warrants in spite of our operating performance. Holdings cannot assure you that the market price of Holdings Common Stock and Holdings Public Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including any of the risks presented under this section entitled “Risk Factors” or presented elsewhere in this proxy statement/prospectus, and, among others, the following:
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Holdings operating and financial performance, quarterly or annual earnings relative to similar companies;

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publication of research reports or news stories about Holdings, Holdings’ competitors or Holdings’ industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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the public’s reaction to Holdings’ press-releases, other public announcements and filings with the SEC;

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announcements by Holdings or Holdings’ competitors of acquisitions, business plans or commercial relationships;

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any major change in the Holdings Board or senior management;

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sales of Holdings Common Stock by Holdings, Holdings’ directors, executive officers, principal shareholders;

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adverse market reaction to any indebtedness Holdings may incur or securities we may issue in the future;

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short sales, hedging and other derivative transactions in Holdings Common Stock;

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exposure to capital market risks related to changes in interest rates, realized investment losses, credit spreads, equity prices, foreign exchange rates and performance of insurance-linked investments;

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Holdings’ creditworthiness, financial condition, performance and prospects;

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Holdings’ dividend policy and whether dividends on Holdings Common Stock have been, and are likely to be, declared and paid from time to time;

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perceptions of the investment opportunity associated with Holdings Common Stock relative to other investment alternatives;

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regulatory or legal developments;

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changes in general market, economic and political conditions;

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conditions or trends in our industry, geographies or customers;

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changes in accounting standards, policies, guidance, interpretations, or principles; and

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threatened or actual litigation or government investigations.

In addition, broad market and industry factors may negatively affect the market price of Holdings Common Stock, regardless of Holdings’ actual operating performance, and factors beyond Holdings’ control may cause Holdings’ stock price to decline rapidly and unexpectedly. In addition, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Holdings’ may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on Holdings’ business, financial condition, results of operations or prospects. Any adverse determination in litigation could also subject Holdings to significant liabilities.
Holdings’ management team has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations and financial condition.
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.
The trading market for Holdings Common Stock will be influenced by the research and reports that industry or securities analysts publish about Holdings or its business. We do not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price of our shares would likely be negatively impacted. In the event securities or industry analysts-initiated coverage, and one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.
As a public company, we will become subject to additional laws, regulations, and stock exchange listing standards, which will impose additional costs on us and may strain our resources and divert our management’s attention.
As a company with publicly traded securities, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the NYSE American and other applicable securities laws and regulations. These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial, and other compliance costs. These new obligations will also make other aspects of our business more difficult, time-consuming, or costly and increase demand on our personnel, systems, and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to commit significant resources, hire additional staff, and provide additional management oversight. Furthermore, as a result of disclosure of information in this proxy statement/ prospectus and in our Exchange Act and other filings required of a public company, our business and financial condition will become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of Holdings Common Stock, fines, sanctions, other regulatory actions, and civil litigation, any of which could negatively affect the price of Holdings Common Stock.
The Proposed Holdings Charter will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
The Proposed Holdings Charter which will become effective upon the closing of the Business Combination will provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (3) any action asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Proposed Holdings Charter or Proposed Holdings Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. A complaint asserting a cause of action under the Securities Act may be brought in state or federal court. With respect to the Exchange Act, only claims brought derivatively under the Exchange Act would be subject to the forum selection clause described above. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Proposed Holdings Charter and Proposed Holdings Bylaws to be inapplicable or unenforceable in such action. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Proposed Holdings Charter and Proposed Holdings Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
A significant portion of our total outstanding shares of Holdings Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Holdings Common Stock to drop significantly, even if our business is doing well.
The Merger Agreement contemplates that, at the Closing, Holdings will enter into Lock-Up Agreements with each of Holdings, Wentworth, and each of the holders of Wentworth Units, pursuant to, and on the terms and conditions of which, subject to certain exceptions, such holders shall not transfer or make any announcement of any intention to effect a transfer of any of the equity interests of securities of Holdings beneficially owned by the holder during the period ending twelve months following the date of such Lock-Up Agreement (unless earlier released if after 150 days following Closing the Holdings Common Stock trades at $12.00 or higher for 20 days within any 30 day trading period).
Following the applicable expiration of the lock-up period, Holdings, Wentworth, and each of the holders of Wentworth Units will not be restricted from selling shares of Holdings Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of Holdings

Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Holdings Common Stock. Upon completion of the Business Combination, Holdings, Wentworth, and each of the holders of Wentworth Units will collectively own approximately [•]% of Holdings Common Stock, translating to a [•]% voting interest, assuming that no public stockholders redeem their Public Shares in connection with the Business Combination.
As restrictions on resale end and registration statements for the sale of shares of Holdings Common Stock by the parties to the registration rights agreement are available for use, the sale or possibility of sale of these shares of Holdings Common Stock, could have the effect of increasing the volatility in the market price of Holdings Common Stock, or decreasing the market price itself.
Warrants will become exercisable for Holdings Common Stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Following the Closing, there will be 15,106,550 outstanding warrants to purchase 15,106,550 shares of Holdings Common Stock at an exercise price of $11.50 per share, which warrants will become exercisable 30 days after the completion of the Business Combination. To the extent such warrants are exercised, additional shares of Holdings Common Stock will be issued, which will result in dilution to the holders of Holdings Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Holdings Common Stock.
Our quarterly operating results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict.
Our quarterly operating results and other operating metrics have fluctuated in the past and may continue to fluctuate from quarter to quarter. As a result, you should not rely on our past quarterly operating results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial condition and operating results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:
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our ability to maintain and attract new customers;

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the continued development and upgrading of our technology platform;

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the timing and success of new product, service, feature, and content introductions by us or our competitors or any other change in the competitive landscape of our market;

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pricing pressure as a result of competition or otherwise;

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delays or disruptions in our supply chain;

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errors in our forecasting of the demand for our products and services, which could lead to lower revenue or increased costs, or both;

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increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

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successful expansion into international markets;

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the diversification and growth of our revenue sources;

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our ability to maintain gross margins and operating margins;

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constraints on the availability of consumer financing or increased down payment requirements to finance purchases of our products;

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system failures or breaches of security or privacy;

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adverse litigation judgments, settlements, or other litigation-related costs, including content costs for past use;

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changes in the legislative or regulatory environment, including with respect to insurance and consumer product regulations;

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fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;

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changes in our effective tax rate;

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changes in accounting standards, policies, guidance, interpretations, or principles; and

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changes in business or macroeconomic conditions, including lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages.

Any one of the factors above or the cumulative effect of some of the factors above may result in significant fluctuations in our operating results.
The variability and unpredictability of our quarterly operating results or other operating metrics could result in our failure to meet our expectations or those of analysts that cover us or investors with respect to revenue or other operating results for a particular period. If we fail to meet or exceed such expectations, the market price of Holdings Common Stock could fall substantially, and we could face costly lawsuits, including securities class action suits.
Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes- Oxley Act could have a material adverse effect on our business and stock price.
We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.
Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, or operating.
As a private company, we do not currently have any internal audit function. To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of Holdings Common Stock could be negatively affected. We could also become subject to investigations by the SEC, the stock exchange on which our securities are listed or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make Holdings Common Stock less attractive to investors.
The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:
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be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

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be exempt from certain disclosure requirements of the Dodd-Frank Act relating to compensation of its executive officers and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act; and

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be exempt from any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or be required to deliver a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We currently intend to take advantage of each of the exemptions described above. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find Holdings Common Stock less attractive as a result, which may result in a less active trading market for Holdings Common Stock and higher volatility in our stock price. We could be an emerging growth company for up to five years following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, though we may cease to be an emerging growth company earlier if (1) we have more than $1.07 billion in annual gross revenue, (2) we qualify as a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (3) we issue, in any three-year period, more than $1.0 billion in non-convertible debt securities held by non-affiliates. We cannot predict if investors will find Holdings Common Stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of Holdings Common Stock.
The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members.
As a public company we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will be subject to reporting requirements of the Exchange Act, the Sarbanes- Oxley Act of 2002, or the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of the NYSE American, and other applicable securities rules and regulations. Compliance with these rules and regulations will likely strain our financial and management systems, internal controls, and employees.
The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If we have material weaknesses or deficiencies in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. Effective internal control is necessary for us to produce reliable financial reports and is important to prevent fraud.
In addition, we will be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act when we cease to be an emerging growth company. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, operating results, and financial condition. Although we have already engaged additional resources to assist us in complying with these requirements, our finance team is small and we may need to hire more employees in the future, or engage outside consultants, which will increase our operating expenses.
We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Holdings Board and qualified executive officers.
Our ability to raise capital in the future may be limited.
Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt, or a combination of both. However, the lapse or waiver of any lock up restrictions or any sale or perception of a possible sale by our stockholders, and any related decline in the market price of Holdings Common Stock, could impair our ability to raise capital. Separately, additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to Holdings Common Stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on Holdings Common Stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of Holdings Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of Holdings Common Stock and diluting their interest.
The forecasts of market growth and other projections included in this proxy statement/prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you that our business will grow at a similar rate, if at all.
Growth forecasts and projections are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts in this proxy statement/prospectus relating to the expected growth in the direct to consumer vehicle and consumer product protection plan market, including estimates based on our own internal survey data, as well as any corresponding projections related to our potential performance, may prove to be inaccurate. Even if the markets experience the forecasted growth described in this proxy statement/prospectus, we may not grow our business at a similar rate, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.
Holdings’ business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause Holdings to incur significant expense, hinder execution of business and growth strategy and impact its stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Holdings Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from Holdings’ business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to Holdings’ future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, Holdings may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.
We may amend the terms of the Holdings Public Warrants in a manner that may be adverse to holders of Holdings Public Warrants with the approval by the holders of at least 50% of the then outstanding Holdings Public Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Holdings Common Stock purchasable upon exercise of a Holdings Public Warrant could be decreased, all without a warrant holder’s approval.
The Holdings Public Warrants will be issued in registered form under a warrant agreement, which will provide that the terms of the Holdings Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Holdings Public Warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. Accordingly, we may amend the terms of the Holdings Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Holdings Public Warrants approve of such amendment. Although our ability to amend the terms of the Holdings Public Warrants with the consent of at least 50% of the then outstanding Holdings Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Holdings Public Warrants, convert the Holdings Public Warrants into cash or Holdings Common Stock, shorten the exercise period or decrease the number of shares of Holdings Common Stock purchasable upon exercise of a Holdings Public Warrant.
Your unexpired Holdings Public Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Holdings Public Warrants worthless.
Outstanding Holdings Public Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Holdings Public Warrant, provided that the last reported sales price of the Holdings Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date Holdings sends the notice of Redemption to the Holdings Public Warrantholders. If and when the Holdings Public Warrants become redeemable by Holdings, Holdings may not exercise its Redemption Rights if the issuance of shares of Holdings Common Stock upon exercise of the Holdings Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or Holdings is unable to effect such registration or qualification, subject to Holdings’ obligation in such case to use its best efforts to register or qualify the shares of Holdings Common Stock under the blue sky laws of the state of residence in those states in which the KWAC Public Warrants were initially offered by KWAC in its IPO. Redemption of the outstanding Holdings Public Warrants could force you to (i) exercise your Holdings Public Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal Redemption Price which, at the time the outstanding warrants are called for Redemption, is likely to be substantially less than the market value of your Holdings Public Warrants. None of the Holdings Private Placement Warrants will be redeemable by Holdings so long as they are held by their initial purchasers or their permitted transferees.
Risks Related to KWAC
KWAC’s stockholders may be held liable for claims by third parties against KWAC to the extent of distributions received by them upon Redemption of their shares.
If KWAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against KWAC which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by KWAC’s stockholders. Furthermore, because KWAC intends to distribute the proceeds held in the Trust Account to KWAC’s Public Stockholders promptly after expiration of the time KWAC has to complete an initial business combination, this may be viewed or interpreted as giving preference to KWAC’s Public Stockholders over any other potential creditors with respect to access to, or distributions from KWAC’s assets. Furthermore, the KWAC Board may be viewed as having breached its fiduciary duties to KWAC or KWAC’s creditors and/or having acted in bad faith, thereby exposing itself and KWAC to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against KWAC for these reasons.
Although KWAC seeks to have all vendors, service providers (other than its independent auditors), prospective target businesses or other entities with which it does business execute agreements with KWAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Public Stockholders, as well as distributions to Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Public Stockholders or claims challenging the enforceability of the waiver.
If third parties bring claims against KWAC, the proceeds held in the Trust Account could be reduced and the Redemption Price received by Public Stockholders may be less than $10.25 per share.
KWAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against KWAC. Although KWAC seeks to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which it does business execute agreements with KWAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary duty or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against KWAC’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, KWAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to KWAC than any alternative.
Examples of possible instances where KWAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with KWAC and agree not seek recourse against the Trust Account for any reason. Upon Redemption of KWAC’s Public Shares, if KWAC is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a Redemption Right in connection with the Business Combination, KWAC will be required to provide for payment of claims of creditors that were not waived that may be brought against KWAC within the ten years following Redemption. Accordingly, the Redemption Price received by Public Stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.
Pursuant to the Insider Letter Agreement, the Sponsor has agreed that it will be liable to KWAC if and to the extent any claims by a vendor (other than KWAC’s independent registered public accounting firm) for services rendered or products sold to KWAC, or a prospective target business with which KWAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under KWAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. KWAC believes that the Sponsor’s only assets are securities of KWAC, and KWAC has neither undertaken any efforts to independently verify whether the Sponsor has sufficient funds available to satisfy its indemnification obligations, nor asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an initial business combination and Redemptions could be reduced to less than $10.00 per Public Share without any meaningful recourse against the Sponsor. In such event, KWAC may not be able to complete an initial business combination, and you would receive such lesser amount per share in connection with any Redemption of your Public Shares.
None of KWAC’s officers or directors will indemnify KWAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
KWAC’s directors may decide not to enforce the indemnification obligations of the Sponsor under the Insider Letter Agreement, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Public Stockholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10 per Public Share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, KWAC’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While KWAC currently expects that its independent directors would take legal action on behalf of KWAC against the Sponsor to enforce their indemnification obligations to KWAC, it is possible that KWAC’s independent directors, in exercising their business judgment, may choose not to do so in any particular instance. If KWAC’s independent directors choose not to enforce these indemnification obligations, there may be less funds in the Trust Account available for distribution to KWAC’s Public Stockholders.
If, after KWAC distributes the proceeds in the Trust Account to its Public Stockholders, KWAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against KWAC that is not dismissed, a bankruptcy court may seek to recover such proceeds and the members of the KWAC Board may be viewed as having breached their fiduciary duties to KWAC’s creditors, thereby exposing the members of the KWAC Board and KWAC to claims of punitive damages.
If, after KWAC distributes the proceeds in the Trust Account to its Public Stockholders, KWAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against KWAC that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by KWAC’s stockholders. In addition, the KWAC Board may be viewed as having breached its fiduciary duty to KWAC’s creditors and/or having acted in bad faith, thereby exposing itself and KWAC to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to its Public Stockholders, KWAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against KWAC that is not dismissed, the claims of creditors in such proceedings may have priority over the claims of KWAC’s stockholders and the per-share amount that would otherwise be received by KWAC’s stockholders in connection with KWAC’s liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to KWAC’s Public Stockholders, KWAC files a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against KWAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in KWAC’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of KWAC’s stockholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, the per-share amount that would otherwise be received by KWAC’s Public Stockholders in connection with its liquidation would be reduced.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments, and results of operations of KWAC.
KWAC is subject to laws and regulations enacted by national, regional, and local governments. In particular, KWAC is required to comply with certain SEC and other legal requirements. Compliance with,

and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments, and results of operations of KWAC. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on KWAC’s business and results of operations.

KWAC SPECIAL MEETING OF THE STOCKHOLDERS
General
KWAC is furnishing this proxy statement/prospectus to KWAC Stockholders as part of the solicitation of proxies by KWAC’s Board for use at the Special Meeting to be held on [•], 2023, and at any adjournments or postponements thereof. This proxy statement/prospectus is first being furnished to KWAC’s stockholders on or about [•], 2023 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides KWAC Stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time, and Place of Special Meeting
The Special Meeting will be held via live webcast at [•] a.m., Eastern Time, on [•], 2023, to consider and vote upon the proposals to be submitted to the Special Meeting, including, if necessary, the adjournment proposal. The Special Meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact Continental Stock Transfer and Trust Company, the transfer agent.
Registering for the Special Meeting
Pre-registration at [•] is recommended but is not required in order to attend.
Any KWAC Stockholder wishing to attend the virtual meeting should register for the meeting by [•], 2023. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of KWAC Common Stock:
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If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to [•], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or a bank or other holder of record) who wish to attend the Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the Special Meeting date in order to ensure access.

Purpose of the KWAC Special Meeting of the Stockholders
At the Special Meeting, KWAC is asking holders of the KWAC Common Stock:
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To consider and vote upon a proposal to adopt and approve the Merger Agreement and the Business Combination, including the KWAC Merger. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A;

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To consider and vote upon a proposal to adopt and approve the Proposed Holdings Charter. A copy of the Proposed Holdings Charter is attached to this proxy statement/prospectus as Annex B-1;

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To consider and vote upon, on a non-binding advisory basis, the Advisory Charter Proposals;

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To consider and vote upon the NYSE American Proposal;

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To consider and vote upon the Adjournment Proposal, if it is presented at the Special Meeting.

Recommendation of the KWAC Board with Respect to the Proposals
The KWAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of KWAC’s stockholders and unanimously recommends that our stockholders vote “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” each of the separate Advisory Charter Proposals, “FOR” the NYSE American Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.
Record Date; Who is Entitled to Vote
KWAC has fixed the close of business on [•], 2023, as the “record date” for determining the stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the Record Date, there were [•] shares of KWAC Common Stock outstanding and entitled to vote. Each share of KWAC Common Stock is entitled to one vote per share at the Special Meeting.
KWAC’s initial stockholders and other officers and directors at the time of the IPO entered into a letter agreement to vote their shares of KWAC Class B Common Stock and any shares of KWAC Class A Common Stock purchased during or after the IPO, in favor of the Business Combination Proposal. As of the date hereof, the Sponsor owns approximately 66.3% of our total outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock.
Quorum
The presence, in person (which would include presence at the virtual Special Meeting) or by proxy, of holders of shares of outstanding capital stock of KWAC representing a majority of the voting power of all outstanding shares of capital stock of KWAC entitled to vote at the Special Meeting constitutes a quorum at the Special Meeting.
Abstentions and Broker Non-Votes
With respect to each proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Organizational Document Proposal, but will have no effect on the outcome of any other proposal in this proxy statement/prospectus.
Abstentions will be counted in connection with the determination of whether a valid quorum is established but their effect on the proposals in this proxy statement/prospectus differ as follows:
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An abstention will have no effect on the Advisory Charter Proposals and the Adjournment Proposal.

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In contrast, an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Organizational Document Proposal. Moreover, for purposes of the NYSE American Proposal, the NYSE American considers an abstention vote as a “vote cast”, and therefore, an abstention will have the same effect as a vote “AGAINST” such proposal.

Vote Required for Approval
The following votes are required for each proposal at the Special Meeting:
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Business Combination Proposal:   The approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock, voting as a single class.

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Organizational Document Proposal:   The approval of the Organizational Document Proposal requires the affirmative vote of holders of a majority of the outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock, voting as a single class.

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Advisory Charter Proposals:   The approval of each of the Advisory Charter Proposals, each of which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting, voting as a single class.

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NYSE American Proposal:   The approval of the NYSE American Proposal requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting, voting as a single class.

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Equity Incentive Plan Proposal:   The approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by KWAC Class A Common Stock and KWAC Class B Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting, voting as a single class.

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Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Special Meeting, voting as a single class.

Under the Merger Agreement, the approval of each of the Conditions Precedent Proposals (i.e., the Business Combination Proposal and the Organizational Document Proposal) is a condition to the consummation of the Business Combination. The adoption of each Conditions Precedent Proposal is conditioned on the approval of all of the Conditions Precedent Proposals. Each of the Advisory Charter Proposals, NYSE American Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the Conditions Precedent Proposals, the Business Combination may not be consummated.
Voting Your Shares
Each share of KWAC Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of KWAC Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of KWAC Common Stock at the Special Meeting.
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You Can Vote by Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by KWAC’s board “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” each of the separate Advisory Charter Proposals, “FOR” the NYSE American Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

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You Can Attend the Special Meeting and Vote in Person.   We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at [•], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting. See “— Registering for the Special Meeting” above for further details on how to attend the Special Meeting.

Revoking Your Proxy
KWAC Stockholders may send a later-dated, signed proxy card to KWAC’s Secretary at [Address] set forth below so that it is received by KWAC’s Secretary prior to the vote at the Special Meeting (which is scheduled to take place [•], 2023) or attend the Special Meeting in person (which would include presence at the virtual Special Meeting) and vote. KWAC Stockholders also may revoke their proxy by sending a notice of revocation to KWAC’s Secretary, which must be received by KWAC’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank, or another nominee, you must contact your broker, bank, or other nominee to change your vote.
Who Can Answer Your Questions About Voting Your Shares
If you are a KWAC Stockholder and have any questions about how to vote or direct a vote in respect of your shares of KWAC Common Stock, you may call [•], our proxy solicitor, by calling [•], or banks and brokers can call collect at [•], or by emailing.
Vote of KWAC’s Sponsor, Directors and Officers
With respect to the Business Combination, pursuant to the Founder Support Agreement, the Initial Stockholders holding an aggregate of 2,875,000 shares of KWAC Common Stock (constituting 66.3% of the outstanding shares of KWAC Common Stock) have agreed to vote their respective shares of KWAC Common Stock in favor of each of the Proposals.
KWAC’s Sponsor, directors and officers have waived any redemption rights, including with respect to any shares of KWAC Common Stock purchased in the IPO or in the aftermarket, in connection with the Business Combination. The shares of KWAC Class B Common Stock held by our Sponsor have no redemption rights upon KWAC liquidation and will be worthless if no Business Combination is effected by us by May 24, 2023. However, Sponsor and KWAC’s directors and officers are entitled to redemption rights upon our liquidation with respect to any Public Shares they may own.
Redemption Rights
Public Stockholders may seek to redeem the shares of KWAC Class A Common Stock that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination or do not vote in relation to the proposed Business Combination. Any Public Stockholder may request redemption of their Public Shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then outstanding Public Shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own these shares following the Business Combination.
Notwithstanding the foregoing, a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares issued in the IPO, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares issued in the IPO, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.
KWAC’s initial stockholders will not have redemption rights with respect to any shares of KWAC Common Stock owned by them, directly or indirectly.
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)
(a) hold Public Shares or (b) hold Public Shares through KWAC Units and you elect to separate your KWAC Units into the underlying Public Shares and public warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)
prior to [•], Eastern Time, on [•], 2023 (two business days prior to the vote at the Special Meeting) (a) submit a written request to the transfer agent that KWAC redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC (Deposit/Withdrawal At Custodian) system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to stockholders for the return of their shares.
Holders of KWAC Units must elect to separate the underlying Public Shares and public warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their KWAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the KWAC Units into the underlying Public Shares and public warrants, or if a holder holds KWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.
Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that KWAC instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.
If the Business Combination is not approved or completed for any reason, then KWAC’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, KWAC will promptly return any shares previously delivered by public holders.
The closing price of shares of KWAC Class A Common Stock on December 15, 2022 was $10.80. Prior to exercising redemption rights, stockholders should verify the market price of shares of KWAC Class A Common Stock as they may receive higher proceeds from the sale of their shares of KWAC Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. KWAC cannot assure our stockholders that they will be able to sell their shares of KWAC Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when our stockholders wish to sell their shares.
If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own those Public Shares. You will be entitled to receive cash for your Public Shares only if you properly exercise your right to redeem the Public Shares you hold, no later than the close of the vote on the business combination proposal, and deliver your Public Shares (either physically or electronically) to the transfer agent, prior to [•], Eastern Time, on [•], 2023 (two business days prior to the vote at the special meeting), and the Business Combination is consummated.
Appraisal Rights
Neither KWAC stockholders nor KWAC Warrantholders have appraisal rights in connection with the Business Combination under the DGCL.
Proxy Solicitation Costs
KWAC is soliciting proxies on behalf of the KWAC Board. This solicitation is being made by mail but also may be made by telephone or in person. KWAC and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. KWAC will bear the cost of the solicitation.
KWAC has hired [•] to assist in the proxy solicitation process. KWAC will pay that firm a fee of $[•], plus disbursements. Such fee will be paid with non-Trust Account funds.
KWAC will ask banks, brokers and other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. KWAC will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants
At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding KWAC or our securities, our initial stockholders, Wentworth and/or its respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of KWAC Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved, or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on shares of KWAC Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. KWAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of KWAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Risk Factors”, “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

THE BUSINESS COMBINATION PROPOSAL
KWAC is asking its stockholders to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Kingswood Merger and Wentworth Merger. Our stockholders should read carefully this proxy statement/prospectus in its entirety, including the subsection below entitled “— The Merger Agreement,” for more detailed information concerning the Business Combination and the Merger Agreement. We also urge our stockholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and the following descriptions are qualified in their entirety by the full text of Annex A.
Our Existing KWAC Charter provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of our then outstanding shares of KWAC Common Stock.
The Merger Agreement
This section describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination. Any terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.
The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of the agreement or other specific dates. The assertions embodied in those representations, warranties, covenants, closing conditions and other terms were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure letter of Wentworth, which is not filed publicly, and which is subject to a contractual standard of materiality and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.
General; Structure of the Business Combination
On July 7, 2022, we entered into the Merger Agreement by and among KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub, and Wentworth, which provides for (i) Kingswood Merger Sub to merge with and into KWAC in the Kingswood Merger, with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (“Kingwood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth in the Wentworth Merger, with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger, KWAC Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company in the Holdings Contribution all common units of the Surviving Company directly held by Holdings after the Wentworth Merger, such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company.
The following diagram illustrates the ownership structure of KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth prior to the Business Combination and then after the Business Combination.

Prior to the Business Combination
After the Business Combination

Consideration to be Received in the Business Combination
The Consideration payable to the members of Wentworth in connection with the Business Combination consists of the Wentworth Merger Consideration and the assumption of certain indebtedness of Wentworth as of the Closing Date (the “Assumed Indebtedness”), including indebtedness related to (a) borrowed money, or payment obligations, (b) accounts payable to trade creditors, (c) amounts owing as deferred purchase price for property or services, (d) payment obligations evidenced by promissory notes, (e) contingent reimbursement obligations with respect to letters of credit, (f) hedging arrangements, interest rate, currency or other swaps, derivative instruments or similar contracts, (g) payment obligations of a third party secured by any liens.
Wentworth Merger Consideration
Wentworth Merger Consideration to Wentworth unitholders is equal to a number of shares of Holdings Common Stock equal to the quotient of (a) the difference of (i) Enterprise Value, minus (ii) Closing Company Indebtedness, minus (iii) Sponsor Share Value, minus (iv) Outstanding Transaction Expenses, minus (v) Company Class B Redemption Amount, divided by (b) the Per Share Price; provided, however, that, notwithstanding anything to the contrary, in no event shall the Wentworth Merger Consideration be less than the Minimum Wentworth Share Amount.
Closing of the Business Combination
We expect to consummate the Business Combination no later than three business days following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to the Closing of the Business Combination.”
KWAC Conditions to Closing of the Business Combination
The obligations of KWAC to consummate the Business Combination are subject to the satisfaction of conditions, any one or more of which may be waived in writing by KWAC:
•
Each of the representations and warranties of Wentworth relating to Corporate Organization of Wentworth, Subsidiaries, Due Authorization, Current Capitalization and Brokers’ Fees, in each case shall be true and correct in all material respects as of the Closing Date.

•
The representations and warranties of Wentworth relating to Absence of Changes shall be true and correct in all respects as of the Closing Date.

•
Each of the representations and warranties of Wentworth contained in Merger Agreement other than the above shall be true and correct as of the Closing Date as though then made except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

•
Wentworth shall have performed as of or prior to the Closing all covenants of Wentworth in all material respects.

•
Wentworth shall have delivered to KWAC a certificate signed by an officer of Wentworth certifying that the conditions relating to Wentworth’s representations and warranties and covenants, have been fulfilled.

•
Wentworth shall deliver or cause to be delivered to KWAC a certificate of the secretary or other officer of Wentworth and each of its Subsidiaries as to (A) no amendment to the organizational documents of Wentworth or any of its Subsidiaries, and (B) the actions taken by the board of directors or managers of Wentworth to authorize the Merger Agreement.

•
No event shall have occurred between execution of the Merger Agreement and Closing Date that has had a Material Adverse Effect.

•
The Proposed Holdings Charter shall have been adopted.

•
The Proposed Holdings Bylaws shall have been adopted.

•
Wentworth shall deliver to KWAC and Holdings, counterparts to a Lock-Up Agreement.

•
Wentworth shall have delivered to KWAC a fully executed certificate by an executive officer of Wentworth setting forth Wentworth’s good faith calculation of all Outstanding Company Expenses and the Wentworth Merger Consideration (including the calculation of the Wentworth Converted Debt and the Minimum Wentworth Share Amount).

Wentworth Conditions to Closing of the Business Combination
The obligations of Wentworth to consummate the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Wentworth:
•
The representations and warranties of KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub be true and correct in all material respects as of the Closing Date.

•
Each of the covenants of KWAC and Holdings to be performed as of or prior to Closing shall have been performed in all material respects.

•
KWAC and Holdings shall have delivered to KWAC a certificate signed by an officer of KWAC and Holdings certifying that the conditions relating to KWAC’s and Holdings’ representations and warranties and covenants, have been fulfilled.

•
KWAC shall deliver or cause to be delivered to Wentworth a certificate of the secretary of KWAC as to (A) no amendment to the organizational documents of KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub, and (B) the actions taken by the board of directors or managers of KWAC, Holdings, Kingswood Merger Sub, or Wentworth Merger Sub may be a party or subject, and the other transaction contemplated thereby, and (C) KWAC Stockholder Approval.

•
The Proposed Holdings Charter shall have been adopted.

•
The Proposed Holdings Bylaws shall have been adopted.

•
KWAC shall have delivered to Wentworth counterparts to the Lock-Up Agreement duly executed by Holdings, Sponsor, and each other holder of KWAC Class B Common Stock.

•
The Sponsor Loans shall have been paid in full.

•
All Outstanding Transaction Expenses shall have been paid.

•
KWAC shall have delivered to Wentworth fully executed version of the KWAC Closing Date Certificate.

•
The Available Closing Date Cash shall not be less than $14,000,000.

•
The amount of shares of Holdings Common Stock to be issued at the Closing shall not be less than the Minimum Wentworth Share Amount.

•
Any Holdings Private Warrant Issuance shall have taken place in accordance with the terms of the Merger Agreement.

Representations, Warranties and Covenants
Under the Merger Agreement, Holdings, KWAC, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth made customary representations and warranties, including those relating to: organization, authorization, no conflicts, consents, brokers, SEC filings, capitalization, litigation, NASDAQ listing, board approval, trust account, information supplied, financial capability, taxes, and disclaimer of other representations and warranties.
Under the Merger Agreement, Wentworth made customary representations and warranties regarding itself and its subsidiaries, including those relating to: organization and qualification, subsidiaries, authority, board approval, no conflicts, capitalization, financial statements, undisclosed liabilities, absence of certain changes or events, title, real property, condition and sufficiency of assets, intellectual property, privacy and data security, software and information technology, contracts, litigation, compliance with laws, contracts, employee benefit matters, taxes, employee relations, affiliate agreements, insurance, brokers, permits, real estate, and information supplied and disclaimer of other representations and warranties.

Termination
The Merger Agreement may be terminated, and the transaction contemplated thereby abandoned, respectively, as follows:
(a)
By mutual written consent of Wentworth and KWAC;

(b)
Prior to Closing, by written notice to Wentworth from KWAC if (i)(A) there is any breach of representation, warranty, covenant or agreement on part of Wentworth set forth in the Merger Agreement, such that the conditions specified in Section 8.02(a) or Section 8.02(b) of the Merger Agreement would not be satisfied at the Closing or (B) the Indebtedness of Wentworth and its subsidiaries has not been assumed, refinanced or converted into common equity units of Wentworth prior to the Closing Date (a “Terminating Wentworth Breach”), except that such termination shall become effective only if the Terminating Company Breach is not cured within the Wentworth cure period, (ii) the Closing has not occurred on or before December 30, 2022 (the “Termination Date”), unless KWAC’s breach of the Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date, (iii) the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation, (iv) all financial statements described in Section 5.07(a) are not provided to KWAC as soon as reasonably practical, or (v) all conditions in Section 5.08 and Section 8.02 have been satisfied or are capable of being satisfied were the closing to occur as of the date of such notice, except for those conditions to occur at the Closing;

(c)
Prior to the Closing, by written notice to KWAC from Wentworth if (i)(A) there is any breach of any representation, warranty, covenant or agreement on the part of KWAC set forth in the Merger Agreement, such that the conditions specified in Section 8.03(a) or Section 8.03(b) of the Merger Agreement would not be satisfied at the Closing, (B) the Available Closing Date Cash is less than $14,000,000 (a “Terminating KWAC Breach”), except that such termination shall become effective only if the Terminating KWAC Breach is not cured within the KWAC cure period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; or

(d)
by written notice from either Wentworth or KWAC to the other if the KWAC Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the Special Meeting).

Effect of Termination
In the event of the termination of the Merger Agreement, the Merger Agreement will immediately become null and void, without any liability on the part of any party or any other person (other than liability for any intentional and willful breach by such party occurring prior to termination), and all rights and obligations of each party shall cease; provided that certain provisions of the Merger Agreement related to confidentiality, publicity, expenses, the effect of termination and the provisions set forth under Articles V, VII, IX and X thereof survive any termination of the Merger Agreement and remain in full force and effect.
Fees and Expenses
If the Merger Agreement is terminated in accordance with its terms, each of the Parties to the Merger Agreement will bear its own expenses in connection with the negotiation and execution of the Merger Agreement, the performance of its obligations thereunder and the consummation of the Business Combination, including, all fees and expenses of its advisors, legal counsel, accountants, consultants, experts and financial advisers. If the Business Combination is consummated, Holdings shall use the Available Closing Date Cash to (x) pay or cause to be paid or reimbursed, all current and preexisting transaction expenses of Wentworth, including the fees and expenses of legal counsel, financial advisers and accountants employed by Wentworth in connection with the Business Combination, and (y) pay or cause to be paid, all current and pre-existing transaction expenses of the Sponsor, including the fees and expenses of advisors, legal counsel, accountants, consultants, experts and financial advisers employed by the Sponsor in connection with the Business Combination or any other potential transactions considered by the Sponsor and all current and pre-existing transaction expenses of KWAC, including the fees and expenses of any advisors, legal counsel, accountants, consultants, experts and financial advisers employed by KWAC in connection with the Business Combination or any other potential transactions considered by KWAC and all premium costs for directors’ and officers’ liability insurance; provided, that any and all payments described shall first be satisfied from the Available Closing Date Cash; provided, further that if the condition to Closing relating to the minimum Available Closing Date Cash is not met, but validly waived by Wentworth and the Business Combination is consummated, Holdings shall assume or otherwise be responsible for any Transaction Expenses Shortfall.
Covenants of the Parties
Interim Operating Covenants of KWAC
During the period beginning on the date of the Merger Agreement until the earlier of the date the Merger Agreement is terminated in accordance with its terms and the Closing Date (such period, the “Pre-Closing Period”), except (i) with the prior written consent of Wentworth (such consent not to be unreasonably withheld, conditioned, or delayed), KWAC shall not:
•
change, modify or amend the Trust Agreement or the KWAC organizational document or Holdings’ organizational document;

•
(i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, KWAC or Holdings; (ii) split, combine or reclassify any capital stock of, or other equity interests in, KWAC or Holdings; or (iii) other than in connection with the Business Combination, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, KWAC or Holdings;

•
make or change any material Tax election or adopt or change any material Tax accounting method, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to Taxes, settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, enter into any Tax sharing or similar agreement, or take or fail to take any similar action relating to Taxes;

•
take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the Intended Tax Treatment;

•
enter into, renew, or amend in any material respect, any transaction or contract with an affiliate of KWAC or Holdings;

•
waive, release, compromise, settle or satisfy any pending or threatened material claim or compromise or settle any liability;

•
incur, guarantee, or otherwise become liable for any Indebtedness, including, without limitation, undertake additional Sponsor loans, or otherwise issue additional KWAC Private Placement Warrants; or

•
(i) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, KWAC or Holdings or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than in connection with the exercise of any KWAC Warrants outstanding; or (ii) amend, modify or waive any of the terms or rights set forth in, any KWAC Warrant or the KWAC Warrant Agreement.

Additional Covenants of KWAC, Holdings, Kingswood Merger Sub, and Wentworth Merger Sub
In addition, KWAC made certain customary covenants and agreements in the Merger Agreement, including, among others, the following:

•
KWAC shall use reasonable best efforts to obtain the expiration or termination of the applicable waiting periods under the HSR Act as necessary to consummate and make effective prior to the Termination Date, the transaction contemplated by the Merger Agreement.

•
Holdings will, and will cause the cause Kingswood Merger Sub and Wentworth Merger Sub, to indemnify and hold harmless each present and former director and officer of Wentworth and KWAC against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action against such person in their capacity as an officer or director, whether civil, criminal, administrative, regulatory or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time. Holdings will, and will cause Kingswood Merger Sub and Wentworth Merger Sub, to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in their respective certificates of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exculpation of officers and directors for director and officer indemnifiable claims specified above that are no less favorable to those persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of the Merger Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law.

•
For a period of six (6) years from the Effective Time, Holdings will, and will cause Kingswood Merger Sub and Wentworth Merger Sub, to maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by KWAC’s, Wentworth’s or its subsidiaries’ directors’ and officers’ liability insurance policies for liability prior to the date hereof, on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Holdings be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Wentworth and its subsidiaries for such insurance policy for the year ended December 31, 2021; provided, however, that (i) Holdings shall cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to director and officer indemnifiable claims described above existing or occurring at or prior to the Effective Time, and the premiums and all other cost of such “tail” policy shall be paid for at the Closing, and (ii) if any claim or action is asserted or made within such six (6) year period.

•
prior to or at the Closing, KWAC shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any shares of KWAC Class A Common Stock by Redeeming KWAC Stockholders; (b) the payment of the outstanding Wentworth expenses and outstanding KWAC expenses; and (c) the balance, if any, of the assets in the Trust Account, if any, after payment of the amounts required under the Merger Agreement, to be disbursed to KWAC.

•
KWAC and Holdings shall provide Wentworth reasonable access during the Interim Period, to all of their respective properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of KWAC.

•
KWAC and Holdings shall use reasonable best efforts (i) for KWAC to remain listed as a public company on, and for the KWAC Class A Common Stock, KWAC Units and KWAC Public Warrants to be listed for trading on a National Exchange; and (ii) to cause Holdings Common Stock to be issued in the Business Combination to be approved for listing on a National Exchange, subject to official notice of issuance, prior to the Closing.

•
KWAC will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

•
KWAC and Wentworth shall each keep the other apprised of the status of matters relating to the completion of the Business Combination and work cooperatively in connection with obtaining all required consents, authorizations, orders, or approvals of any governmental authority.

Interim Operating Covenants of Wentworth
From the date of the Merger Agreement until the earlier of the Business Combination closing or termination of the Merger Agreement (the “Interim Period”), Wentworth agrees to, (x) conduct and operate its business in the ordinary course of business and (y) Wentworth shall not, and shall cause its subsidiaries not to:
•
offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Wentworth or subsidiary of Wentworth or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests (except with regards to the redemption or exchange of Company Class B Preferred Units);

•
change, modify or amend organizational documents of Wentworth or any subsidiary of Wentworth;

•
(i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Wentworth or any subsidiary of Wentworth; (ii) split, combine or reclassify any capital stock of, or other equity interests in, Wentworth or any subsidiary of Wentworth; or (iii) other than in connection with organizational documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in Wentworth or any of its subsidiaries (except with regards to Wentworth Class B Preferred Units);

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make or change any material tax election or adopt or change any material tax accounting method, file any amendment to a material tax return, enter into any agreement with a governmental authority with respect to taxes, settle or compromise any claim or assessment by a governmental authority in respect of material taxes, or consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of taxes, enter into any tax sharing or similar agreement, or take or fail to take any similar action relating to taxes, if such election, change, amendment, agreement, settlement, consent or other action would have the effect of materially increasing the present or future tax liability or materially decreasing any present or future tax asset of Wentworth or its respective affiliates and subsidiaries after the closing of the Business Combination;

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(i) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by Wentworth or any of its subsidiaries to any current or former employee, except for increases in salary of less than 5% of such employee’s salary immediately prior to the date of the Merger Agreement or $10,000, whichever is greater, or (ii) adopt, establish or enter into any plan, policy or arrangement that would constitute a Wentworth employee benefit plan if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

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take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be foreseeable to prevent or impede the intended tax treatment, or result in a Material Adverse Effect;

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enter into, renew or amend in any material respect, any transaction or contract with an affiliate of Wentworth (except with regards to the Wentworth Class B Preferred Units);

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waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened action) or compromise or settle any liability; or

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incur, guarantee, or otherwise become liable for any Indebtedness.

Additional Covenants of Wentworth
In addition, Wentworth made certain customary covenants and agreements in the Merger Agreement, including, among others, the following:
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Wentworth shall use reasonable best efforts to obtain the expiration or termination of the applicable waiting periods under the HSR Act as necessary to consummate and make effective prior to the Termination Date, the transaction contemplated by the Merger Agreement.

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Wentworth shall cause each Broker-Dealer Subsidiary to (i) prepare and submit to FINRA a Continuing Membership Application (the “CMA”) pursuant to FINRA Rule 1017 and receive FINRA’s approval of the CMA, and (ii) file an amended Form BD with the SEC as soon as practicable after the closing of the Business Combination to make necessary changes.

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Prior to closing of the Business Combination, Wentworth shall take all actions necessary to cause certain contracts listed on Schedule 5.04 of the Merger Agreement to be terminated without any further force and effect without any cost or other liability or obligation to Wentworth or its subsidiaries.

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Wentworth agreed to use reasonable best efforts to provide KWAC audited financial statements with an unqualified audit opinion, including consolidated balance sheets, statements of operations, statements of cash flows, and statements of stockholders equity of Wentworth and its subsidiaries as of and for the years ended December 31, 2020 and December 31, 2021, audited in accordance with the standards of the Public Company Accounting Oversight Board, and unaudited interim statements for the most recent quarter preceding the date of the filing of the Proxy Statement/Prospectus, in each case, prepared in accordance with GAAP and Regulation S-X.

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Wentworth will give KWAC prompt written notice of any action taken or not taken by Wentworth or its subsidiaries or of any development regarding Wentworth or its subsidiaries, that would cause the Proxy Statement/Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

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Wentworth shall obtain and deliver to KWAC consent of Wentworth equityholders, pursuant to which the equityholders of Wentworth have agreed, among other things, to vote in favor of the adoption and approval of Merger Agreement, the Business Combination and the other documents contemplated hereby and the transactions contemplated hereby and thereby.

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Wentworth shall cause to be delivered to KWAC and Holdings true, correct and complete copies of the audited consolidated balance sheets of Wentworth and its subsidiaries as of December 31, 2021 and the audited consolidated statements of operations, changes in equity and cash flows of Wentworth and its subsidiaries for the fiscal year then ended.

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Wentworth will use its commercially reasonable best efforts to either refinance or convert into common equity units of Wentworth the Indebtedness of Wentworth and its subsidiaries prior to the closing of the Business Combination, excluding any Indebtedness held by a financial institution, including Oak Street Funding, LLC.

Joint Covenants of KWAC and Wentworth
In addition, each of KWAC, Holdings and Wentworth has agreed, among other things, to the following:
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(i) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Business Combination; (ii) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of KWAC, Wentworth, or their respective affiliates are required to obtain in order to consummate the Business Combination, including any required approvals of parties to material contracts with Wentworth or its subsidiaries; and (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions precedent to Closing the Business Combination or otherwise to comply with the Merger Agreement and to consummate the Business Combination as soon as practicable.

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use reasonable best efforts to prepare and mutually agree upon and file with the SEC, the Form S-4.

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shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Form S-4 or Proxy Statement/Prospectus and any amendment to the Form S-4 or Proxy Statement/Prospectus filed in response thereto.

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KWAC shall file the Proxy Statement on Schedule 14A in accordance with the rules and regulations of the Exchange Act. KWAC agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to: (i) the adoption and approval of the Merger Agreement; (ii) the approval of the KWAC subsidiary mergers; and (iii) approval of any other proposals reasonably agreed by KWAC and Wentworth to be necessary or appropriate in connection with the Business Combination.
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(i) cause the Proxy Statement/Prospectus to be disseminated to KWAC’s stockholders in compliance with applicable law; (ii) establish the record date for, duly call, give notice of, convene, and hold the Special Meeting in accordance with the DGCL for a date no later than thirty days following the SEC Clearance Date; and (iii) solicit proxies from the holders of KWAC Common Stock to vote in favor of each of the Business Combination proposals.

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during the Interim Period, Wentworth shall not take, nor shall it permit any of its affiliates or representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any person (other than KWAC and/or any of its affiliates or representatives) concerning any purchase of any of Wentworth units or other equity securities of Wentworth or the issuance and sale of any securities of, or membership interests in, Wentworth or its subsidiaries (other than any purchases of Wentworth Units or other equity securities of Wentworth by Wentworth from employees of Wentworth or its subsidiaries or by any current equity holder of Wentworth or Wentworth members, including redemption of the Wentworth Class B Preferred Units) or any merger or sale of substantial assets involving Wentworth or its subsidiaries, other than immaterial assets or assets sold in the ordinary and usual course of business.

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during the Interim Period, KWAC shall not take, nor shall it permit any of its affiliates or representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than Wentworth, Wentworth members and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”), other than with Wentworth, the Wentworth members and their respective affiliates and representatives. KWAC shall, and shall cause its affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

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(i) Wentworth shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar taxes incurred in connection with the Business Combination; (ii) KWAC, Holdings, and Wentworth intend, for U.S. federal income tax purposes, that the Business Combination qualify as an exchange described in Section 351(a) of the Code (the “Intended Tax Treatment”), and each shall cause its respective affiliates to, absent a change in law after the date hereof or a final determination within the meaning of Section 1313(a) of the Code (and any comparable provision of state and local tax law) that would require different treatment for U.S. federal or applicable state or local income tax purposes, report for all tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with the Intended Tax Treatment; and (iii) parties to the Merger Agreement shall use commercially reasonable efforts to cooperate in connection with fulfilling Tax reporting requirements under Treasury Regulations Section 1.351-3.

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none of KWAC, Wentworth or any of their respective affiliates shall make any public announcement or issue any public communication regarding the Merger Agreement or the Business Combination, or any matter related to the foregoing, without first obtaining the prior consent of Wentworth or KWAC, except if such announcement or other communication is required by applicable law or legal process (including pursuant to the securities laws or the rules of any national securities exchange), in which case KWAC or Wentworth, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance.

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each of KWAC and Holdings shall take all reasonable steps as may be required or permitted, including the board of directors of KWAC or Holdings, as applicable, adopting resolutions consistent with the interpretive guidance of the SEC, to cause any dispositions of KWAC securities or acquisitions of Holdings securities (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) that occurs or is deemed to occur by reason of or pursuant to the transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.
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the parties shall mutually agree on the terms of any equity compensation plans promptly after the signing of the Merger Agreement.

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each of Wentworth, KWAC and Holdings agree that each shall use their commercially reasonable best efforts to enter into and consummate subscription agreements with investors relating to a private placement of shares (including, for the avoidance of doubt, preferred equity) in Wentworth, KWAC and/or Holdings, and/or the entry into backstop arrangements with potential investors, provided always that the terms of any such private placement or backstop arrangement must be mutually agreeable to, and approved in advance in writing by, each of Wentworth, KWAC and Holdings (a “PIPE Investment”). Each of Wentworth, KWAC and Holdings shall use, and shall cause their respective representatives to use, their respective commercially reasonable best efforts to cause such PIPE Investment to occur, including the use of up to 50% of KWAC Class B Common Stock, and having the senior management of Wentworth, KWAC and/or Holdings participate in any investor meetings and roadshows with respect to a PIPE Investment as reasonably requested; provided, that, any such PIPE Investment must not adversely impact the Intended Tax Treatment. Each of Wentworth, KWAC and Holdings agree that KWAC or Holdings may pursue a PIPE Investment on terms that are aligned with terms described on Schedule 7.10(a) of the Merger Agreement.

Trust Account Waiver
As of December 15, 2022, there was $5,483,593 maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to the Investment Management Trust Agreement, dated November 19, 2020 (the “Trust Agreement”). Prior to the closing of the Business Combination, none of the funds held in the Trust Account may be released or invested except in accordance with the Trust Agreement, the KWAC organizational documents and KWAC’s final prospectus dated November 19, 2020.
Material Adverse Effect
Under the Merger Agreement, certain warranties of KWAC and Wentworth are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such warranties has occurred. Pursuant to the Merger Agreement, “Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect that (i) has had, or would reasonably be foreseeable to have, individually or in the aggregate with respect to Wentworth, a material adverse effect on the business, results of operations or financial condition of Wentworth and its subsidiaries, taken as a whole or (ii) does or would reasonably be foreseeable to, individually or in the aggregate, prevent the ability of Wentworth to consummate the Business Combination; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the business, results of operations or financial condition of Wentworth and its subsidiaries, taken as a whole: (a) any change in applicable laws or GAAP or any interpretation thereof following the date of the Merger Agreement, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of the Merger Agreement, the pendency or consummation of the Business Combination or the performance of the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees, (d) any change generally affecting any of the industries or markets in which Wentworth or its subsidiaries operate or the economy as a whole, (e) the compliance with the terms of the Merger Agreement or the taking of any action required by the Merger Agreement or with the prior written consent of KWAC, (f) any earthquake, hurricane, pandemic, epidemic (including the effects of COVID-19, and all variants thereof), tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Wentworth operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any war, hostilities or escalation of the conflict in the Ukraine and the direct and indirect impacts, political or financial, on the Russian Federation and any other nation or person, (h) any failure of Wentworth or its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that this clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be foreseeable to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), (i) changes in Wentworth’s financial statements resulting solely from the conversion from tax accounting methods to GAAP accounting, except in the case of clauses (a), (d), (f) and (g), to the extent that such change does not have a disproportionate impact on Wentworth or its subsidiaries, taken as a whole, as compared to other industry participants.
Amendment; Waiver
No amendment of any provision of the Merger Agreement will be valid unless it is duly authorized in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.
Any party to the Merger Agreement may, at any time prior to closing of the Business Combination, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of the Merger Agreement or agree to an amendment or modification to the Merger Agreement by an agreement in writing executed in the same manner as the Merger Agreement.
Governing Law
The Merger Agreement, and all claims or causes of action based upon, arising out of, or related to the Merger Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.
No Survival of Representations, Warranties and Pre-Closing Covenants
Except (x) as otherwise contemplated by Section 9.02 of the Merger Agreement, or (y) in the case of claim against a person in respect of such person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in the Merger Agreement or in any certificate, statement or instrument delivered pursuant to the Merger Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the closing of the Business Combination, and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after closing of the Business Combination in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after closing of the Merger Agreement and then only with respect to any breaches occurring after closing of the Merger Agreement.
Certain Agreements Related to the Business Combination
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Stockholders of KWAC and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the special meeting.

Founder Support Agreement
In connection with the execution of the Merger Agreement, certain of the Initial Stockholders entered into the Founder Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Sponsor Support Holders agreed to vote all shares of KWAC Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Sponsor Support Holders also agreed that they would not sell, assign or otherwise transfer any of the Insider Shares (as defined therein) unless the buyer, assignee or transferee executes a joinder agreement to the Founder Support Agreement.
In addition, the holders of KWAC Private Placement Warrants have agreed that at the Effective Time, the aggregate number of issued and outstanding KWAC Private Placement Warrants held by the Sponsor Support Holders shall be adjusted in the following manner: (i) if the aggregate of the Trust Cash and PIPE Proceeds is less than $15,000,000 then 100% of the Private Placement Warrants shall be forfeited; (ii) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $15,000,000 but less than $17,500,000 then 90% of the Private Placement Warrants shall be forfeited; (iii) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $17,500,000 but less than $20,000,000 then 80% of the Private Placement Warrants shall be forfeited; (iv) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $20,000,000 but less than $22,500,000 then 70% of the Private Placement Warrants shall be forfeited; (v) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $22,500,000 but less than $25,000,000 then 60% of the Private Placement Warrants shall be forfeited; (vi) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $25,000,000 but less than $27,500,000 then 50% of the Private Placement Warrants shall be forfeited; (vii) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $27,500,000 but less than $30,000,000 then 40% of the Private Placement Warrants shall be forfeited; (viii) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $30,000,000 then 0% of the Private Placement Warrants shall be forfeited.
Company Support Agreement
In connection with the execution of the Merger Agreement, Wentworth unitholders representing at least 70% of the issued and outstanding Wentworth LLC Interests entered into the Company Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Wentworth unitholders agreed to vote all LLC Interests beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Wentworth unitholders also agreed that they would not sell, assign, or otherwise transfer any of the Wentworth LLC Interests held by them, with certain limited exceptions, unless the buyer, assignee or transferee executes a joinder agreement to the Company Support Agreement.
Lock-Up Agreement
At the Closing, Holdings will enter into lock-up agreements (the “Lock-Up Agreements”) with each of, KWAC, Sponsor, Wentworth, holders of Wentworth Units, and holders of KWAC Class B Common Stock, pursuant to, and on the terms and conditions of which, subject to certain exceptions, such Holders (as defined in the Lock-Up Agreements) shall, for a twelve-month period beginning on the Closing Date (unless earlier released if after 150 days following Closing the Holdings Common Stock trades at $12.00 or higher for 20 days within any 30 day trading period), not transfer or make any announcement of any intention to effect a transfer, in respect of the shares beneficially owned or otherwise held by such Holders prior to the termination of the applicable lock-up period, subject to certain customary exceptions, including:
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transfers to permitted transferees upon written notice to Holdings, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person; and

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to a charitable organization upon written notice to Holdings, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

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pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Holdings’ stockholders having the right to exchange their shares of Holdings Common Stock for cash, securities or other property.

Wentworth A&R LLC Agreement
Concurrently with the closing of the Business Combination, the original limited liability company agreement of Wentworth will be amended and restated in its entirety in substantially the form attached as Annex C (the “Wentworth A&R LLC Agreement”).
Registration Rights Agreement
The Merger Agreement provides that, upon the consummation of the Merger, Holdings, Sponsor and certain equityholders of Wentworth will enter into a Registration Rights Agreement. Under the Registration Rights Agreement, following the consummation of the Merger, certain stockholder signatories thereto will have “shelf” and “piggyback” registration rights. The Registration Rights Agreement also provides that Holdings will pay certain expenses relating to such registrations and indemnify the stockholder signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act. This summary is qualified by reference to the complete text of the form of Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this information statement/prospectus forms a part.
Proposed Holdings Charter and Proposed Holdings Bylaws
At or prior to the Closing, Holdings will, subject to receipt of the Holdings Required Vote, adopt (i) the Proposed Holdings Charter and (ii) the Proposed Holdings Bylaws, to establish a structure containing Holdings Class A Shares, which will carry such economic and voting rights as set forth in the Proposed Holdings Charter and the Proposed Holdings Bylaws, and Holdings Class B Shares, which will carry only such voting rights as set forth in the Proposed Holdings Charter and the Proposed Holdings Bylaws. See the sections entitled “The Organizational Documents Proposal” and the “The Advisory Charter Proposals” beginning on pages [90] and [91], of this proxy statement/prospectus, respectively.
The forms of the Proposed Holdings Charter and Proposed Holdings Bylaws are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively, and are incorporated by reference as exhibits to the registration statement of which this proxy statement/prospectus forms a part.
Background of the Business Combination
The terms of the Business Combination are the result of negotiations between the representatives of KWAC and Wentworth. The following is a brief description of the background of these negotiations and the resulting Business Combination. KWAC focused its search on businesses that have their primary operations in the financial services industry with a focus on delivering differentiated financial services in the wealth management, financial advisory and investment management sectors to the mass affluent and private client investor community.
KWAC is a blank check company incorporated on July 27, 2020 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On November 24, 2020, KWAC consummated its initial public offering (“IPO”) of 11,500,000 KWAC Units, including the issuance of 1,500,000 KWAC Units as a result of the underwriters’ full exercise of their over-allotment option. Each unit consists of one share of KWAC Class A Common Stock and three-fourths of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of KWAC Class A Common Stock at a price of $11.50 per share. The KWAC Units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $115,000,000. Prior to the consummation of the IPO, on August 17, 2020, Sponsor purchased an aggregate of 4,312,500 shares of KWAC Class B Common Stock (the “Founder Shares”) for $25,000, or a $0.006 per share. On October 22, 2020, Sponsor surrendered 718,750 Founder Shares for no consideration. On November 3, 2020, Sponsor surrendered an additional 718,750 Founder Shares for no consideration. Prior to the initial investment in KWAC of $25,000 by the Sponsor, KWAC had no assets, tangible or intangible. The number of Founder Shares outstanding was determined based on KWAC’s expectation that the total size of the IPO would be a maximum of 11,500,000 KWAC Units, and therefore that such Founder Shares would represent 20% of the outstanding shares after the IPO.
Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, KWAC completed the private sale of an aggregate of 6,481,550 warrants (the “KWAC Private Placement Warrants”) to Sponsor and one of KWAC’s directors at a purchase price of $1.00 per KWAC Private Placement Warrant, generating gross proceeds to KWAC of $6,481,550. The KWAC Private Placement Warrants are identical to the Warrants sold in the IPO, except that the KWAC Private Placement Warrants, so long as they are held by Sponsor or its permitted transferees, (i) are not redeemable by KWAC, (ii) may not (including the KWAC Class A Common Stock issuable upon exercise of such KWAC Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of KWAC’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sale. If the KWAC Private Placement Warrants are held by holders other than sponsor or its permitted transferees, KWAC Private Placement Warrants will be redeemable by KWAC and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO.
Additionally, in lieu of 0.9% of the gross proceeds of the IPO, KWAC issued to Oppenheimer & Co. Inc. 104,000 KWAC Units (“Underwriter Units”) simultaneously with the consummation of the IPO. The Underwriter Units are identical to the KWAC Units sold in the IPO, except that, so long as they are held by Oppenheimer & Co. Inc. or its permitted transferees, the warrants underlying the Underwriter Units (i) will not be redeemable by KWAC, (ii) may not (including KWAC Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
Upon the closing of the IPO and the Private Placement, $117,848,550 was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”). Except for the withdrawal of interest to pay taxes, if any, and to fund our working capital requirements (subject to an annual limit of  $100,000), the Existing KWAC Charter provides that none of the funds held in trust will be released from the Trust Account until the earlier of (i) the completion of our initial business combination; (ii) the redemption of any of the shares of KWAC Class A Common Stock sold as part of the KWAC Units sold in our IPO (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Existing KWAC Charter to modify the substance or timing of our obligation to redeem 100% of the Public Shares if we do not complete an initial business combination within 18 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) the redemption of 100% of the Public Shares if we are unable to complete an initial business combination within 18 months from the closing of the IPO. The proceeds held in the Trust Account may be held in cash or be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
After the payment of underwriting discounts and commissions (excluding the deferred portion of $4,025,000 in underwriting discounts and commissions, which amount will be payable upon consummation of KWAC’s initial business combination if consummated) and $529,972 in expenses relating to the IPO, approximately $801,833 of the net proceeds of the IPO and Private Placement was not deposited into the Trust Account and was retained by KWAC for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of December 31, 2021, there was $117,861,531 in investments and cash held in the Trust Account and $838,478 of cash held outside the Trust Account available for working capital purposes. As of December 31, 2021, no funds had been withdrawn from the Trust Account to pay KWAC’s income taxes.

On May 18, 2022, the KWAC convened its special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”) virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from May 24, 2022 to November 24, 2022. A total of 14,479,000 shares of the KWAC’s Class A common stock and Class B common stock, or 79% of the KWAC’s outstanding stock as of May 18, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 10,036,744 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account (the “Extension Redemption”). On May 20, 2022, KWAC paid from the Trust Account an aggregate amount of $102,894,278, or approximately $10.25 per share to redeeming shareholders in the Extension Redemption. For each one-month extension, the Sponsor agreed to contribute, as a loan, to KWAC $60,969 or approximately $0.04 per share for each Public Share not redeemed in connection with the Extension Amendment (the “Contribution”). Monthly Contributions in the amount of $60,969 are payable monthly through KWAC’s extension date in November 2022 (if the Sponsor fully extends the term KWAC has to complete an initial Business Combination). For the six months ended June 30, 2022, $60,969 was borrowed under the Promissory Notes (see Note 5) and deposited in the Trust Account.
Subsequently on November 23, 2022, the KWAC convened its second Special Meeting virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from November 24, 2022 to May 24, 2023. A total of 4,067,378 shares of the KWAC’s Class A common stock and Class B common stock, or 95.49% of the KWAC’s outstanding stock as of November 23, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. KWAC paid from the Trust Account an aggregate amount of $10,142,764, or approximately $10.62 per share to redeeming shareholders in the second Extension Redemption. For each one-month extension, the Wentworth shall contribute $69,218 or approximately $0.05 per share for each Public Share not redeemed in connection with the Contribution. Monthly Contributions in the amount of $60,969 are payable monthly through the KWAC’s extension date in May 2023 (if the Sponsor fully extends the term the KWAC has to complete an initial Business Combination).
After its IPO, KWAC’s officers and directors commenced an active search for prospective businesses or assets to acquire in its initial business combination in line with KWAC’s stated strategy of concentrating its efforts on identifying businesses in the financial services industry with a focus on differentiated financial services in the wealth management, financial advisory and investment management sectors. Representatives of KWAC were contacted by, and representatives of KWAC contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. In addition, KWAC’s officers and directors and their affiliates also brought to KWAC’s attention several target business candidates. KWAC and its representatives held discussions with the management team owners and the sponsor groups of approximately sixty-eight potential business combination opportunities through this process prior to agreeing to exclusivity with Wentworth. KWAC and its representatives reviewed opportunities on a rolling basis, performing initial assessments of, to the extent available, each such opportunity’s industry and whether such industry complemented the investment and operational experience of KWAC’s management team. KWAC and its representatives looked for other factors as well, including public company readiness and feasibility, revenue and earnings history, attractive end market trends, and expert management teams. KWAC entered into substantive discussions and conducted due diligence to varying degrees (including holding discussions with such businesses’ management and reviewing their respective business model, competitive landscape, and certain financials, in each case to the extent available) with respect to approximately eighteen of the most attractive business combination opportunities in the financial services industry based on a core set of criteria as described above (such companies, collectively, the “Potential Targets”). Following such reviews and discussions, and at various points in time, KWAC discontinued its review of certain targets for one or more reasons, such as maturity of the business, end market trends, size of the business, growth prospects, history and strength of revenue and earnings, strength of management, and public market readiness, including the state of the target’s financial systems or controls.
KWAC entered into non-disclosure agreements with each of the Potential Targets with respect to the sharing of non-public information and, in each case, one or more of Messrs. Wilder, Nessim, Hudd and Larry Roth, KWAC’s independent director, met with members of those management teams and/or their financial advisors which included formal management presentations and discussions regarding, among other things, each of their sales process, rationale for going public, financial condition and forward outlook, strategic position within their respective industry, strength of management team and business plan, organic and inorganic growth opportunities, anticipated valuation, probability of meeting financial projections, and public company readiness. Following these initial discussions, KWAC’s management determined that eight of the Potential Targets were worth evaluating further.
In December of 2021 Mr. Roth was introduced to Wentworth. Mr. Roth then contacted Michael Nessim, KWAC’s Chief Executive Officer, to inquire about KWAC’s interest in Wentworth and its retail wealth management businesses. Mr. Roth indicated that Wentworth’s equity holders had discussions with Wentworth’s management regarding exploration of strategic opportunities, including a sale of Wentworth, and that Wentworth was in the middle of holding initial discussions with several SPACs. Mr. Nessim discussed the potential opportunity with Messrs. Wilder and Hudd, and they agreed that the opportunity was worth exploring further.
In December of 2021, KWAC executed a non-disclosure agreement with Wentworth. KWAC’s management team and representatives of Oppenheimer & Co. Inc. (“Oppenheimer”) received a management presentation from Wentworth, as well as access to the virtual data room (“VDR”) that contained financial, operational, and legal due diligence materials regarding Wentworth and its retail wealth management businesses. Following receipt of access to the VDR, KWAC and its advisors commenced its initial business due diligence of Wentworth and its retail wealth management businesses.
On December 30, 2021, after reviewing and discussing the business due diligence materials and confirming their continuing interest in the opportunity, KWAC’s management participated in a virtual management presentation with Craig Gould, Wentworth’s President. Mr. Gould discussed in detail Wentworth’s financial information and agreed to send KWAC’s management quality of earnings reports and Wentworth’s latest financials.
On January 7, 2022, KWAC’s management participated in a call with Mr. Gould to discuss a potential letter of intent to negotiate a business combination transaction with Wentworth (the “LOI”) and to discuss timing of a potential business combination transaction. Following the call, KWAC’s management submitted a first draft of the LOI to Mr. Gould on January 11, 2022.
On January 14, 2022, KWAC’s management and Oppenheimer participated in a subsequent call with Mr. Gould to discuss a number of terms of the LOI that were sensitive to Wentworth and its majority shareholders. Following this initial discussion, KWAC’s management and/or Oppenheimer had subsequent LOI discussions with Mr. Gould on January 25, 2022, February 3, 2022, and February 8, 2022.
In January and February of 2022, KWAC’s management team continued discussions with management teams and representatives of other Potential Targets as well as reviewed new potential opportunities. In addition, KWAC’s management team began its review of Wentworth’s VDR and continued to exchange drafts of the LOI.
On February 8, 2022, KWAC management held a teleconference to discuss the potential business combination with Wentworth. During that meeting, KWAC management reviewed their findings to date regarding Wentworth and its retail wealth management businesses. Based on such deliberations, KWAC drafted revisions to the LOI. Among other provisions, the LOI contemplated an enterprise value of Wentworth of $205.1 million, Wentworth shareholder pro forma ownership of 77.3% and an initial exclusivity term of sixty (60) days. KWAC arrived at this valuation by using the information available at that time, including their understanding of Wentworth’s 2022 projections for the retail wealth management business. The LOI further contemplated that at least $34.8 million in additional cash at closing would be placed on Wentworth’s balance sheet to fund operations and future growth (assuming 70% redemptions of KWAC’s trust capital).
On February 15, 2022, Mr. Nessim spoke with Mr. Gould by telephone and informed him that KWAC would be submitting a final version of the LOI. Mr. Nessim also expressed KWAC’s excitement for the opportunity to participate in Wentworth’s sale process, stating that KWAC’s due diligence findings to date regarding the performance of Wentworth and its retail wealth management business was positive. Mr. Nessim noted in particular that the exceptional skills of the management team and the enormous growth potential for the business were both very compelling to KWAC. Afterwards, KWAC submitted an execution version

LOI to Wentworth. When it submitted the LOI, KWAC noted that the proposal remained subject to completion of satisfactory due diligence by KWAC and its advisors. The LOI was agreed to and executed by KWAC and Wentworth representatives on February 15, 2022.
On February 18, 2022, KWAC’s representatives at Oppenheimer had a call with Mr. Gould to discuss the status of the financial due diligence and confirm the due diligence plan and timeline.
On February 22, 2022, KWAC and its financial advisors held another virtual meeting with Wentworth’s management team to continue learning more about their businesses and the potential business combination. At that meeting, KWAC management asked a broad range of business and financial questions based on KWAC’s initial business due diligence analysis. Wentworth’s management team discussed Wentworth’s business, growth strategy, mergers and acquisitions strategy, financial data, ownership and change of control information, and timing of the financial audits.
KWAC and its advisors then conducted confirmatory due diligence on Wentworth from February 16, 2022, to early March of 2022. On March 1, 2022, KWAC’s advisors hosted a call with Messrs. Nessim, Wilder, and Hudd and other KWAC board members as well as Mr. Gould and Wentworth’s management. The call was focused on deal certainty and related matters with respect to a potential business combination with KWAC, historical income statement and balance sheet analysis, synergy opportunities from prior Wentworth business deals, timing of the financial audit, views on management and thoughts on corporate governance, the resources and strengths that address key issues in executing on the growth plan, and strategy for a post-business combination.
On March 4, 2022, KWAC’s advisors hosted another call with Mr. Gould to discuss key transaction considerations, including timing of the financial audit, amount of cash to be held at closing of the business combination, structure of the business combination transaction, and VDR materials. KWAC’s management and advisors held subsequent calls with Mr. Gould on March 14, 2022, and on March 17, 2022, to discuss financial due diligence items and certain business combination transaction terms.
On March 20, 2022, Oppenheimer and Messrs. Nessim, Wilder, and Hudd discussed the due diligence performed to date and related implications for potential amendments to the terms of the February 15, 2022 LOI. Between April 5, 2022, and April 11, 2022, KWAC’s management team held meetings with its financial advisors to discuss updates on Wentworth’s financial performance, and Wentworth’s year-to-date financial performance. On April 11, 2022, KWAC’s management hosted a call with Mr. Gould and Wentworth’s management to discuss Wentworth’s existing financing facility and how the financing facility will impact the business combination transaction. Negotiations ensued between KWAC, Wentworth and their financial and legal advisors which culminated in an amendment dated April 13, 2022 to the initial LOI executed on February 15, 2022 by KWAC and Wentworth. The LOI amendments included the following: (1) an enterprise value of approximately $191.9 million, (2) an expectation that at least $5.1 million in cash would be placed on Holdings’ balance sheet at closing to fund operations and future growth (assuming 90% redemptions), (3) an expectation that all sponsor shares would vest at closing of the business combination, (4) an extension of the mutual exclusivity period to June 15, 2022, (5) a payment in shares of common stock of Holdings valued at $10.00 per share of approximately $111.9 million to Wentworth’s existing equity holders, which represents an equity interest of 73.5% in Holdings pro forma for the business combination, (6) an expectation that Holdings will also assume and/or refinance all existing debt totaling $41.9 million, (7) a lock-up of shares issued in the business combination and registration rights in respect of such shares, and (8) other provisions relating to closing conditions, transaction expenses, due diligence requirements, a waiver against the Trust Account, and that the parties’ representations and warranties would not survive closing. Messers. Nessim, Wilder and Hudd discussed each of the proposed amendments. Mr. Nessim had numerous phone calls with Mr. Gould to review the proposed amendments to ensure both parties were aligned with respect to the LOI terms.
Immediately prior to signing the LOI amendment on April 13, 2022, KWAC’s management had determined not to pursue further negotiations with any of the other Potential Targets because the proposed business combination with Wentworth was immediately actionable and Wentworth was in an industry in which KWAC was focused and possessed the growth and other financial attributes that KWAC intended to target at the time of its IPO. Up to the time that KWAC decided to execute the LOI amendment, the

KWAC executive team had reviewed 235 deals, signed eighteen non-disclosure agreements, and had nine high-quality opportunities under due diligence and evaluation.
Following signing of the LOI amendment, KWAC commenced its full legal due diligence and directed its legal and business advisors to commence additional due diligence on Wentworth and its retail wealth management businesses. Beginning in April and May of 2022, S&S, Oppenheimer, Marcum LLP and KWAC’s other advisors submitted to Wentworth’s advisors detailed due diligence request lists addressing various topics related to Wentworth and its retail wealth management businesses, including legal, financial, accounting, and operational matters. KWAC’s advisors reviewed documents and materials uploaded to the VDR in response to such requests were reviewed, and additional follow-up requests were submitted to Wentworth’s advisors, on a rolling basis.
On May 3, 2022, Messrs. Nessim and Wilder met with Mr. Gould to further discuss Wentworth’s business, operations, market outlook and financial projections. The parties also began preparing an investor presentation for meetings with certain targeted investors. Further, MWE delivered to S&S initial drafts of the definitive documentation, as well as other foundational materials relating to the business combination. Following the execution of the LOI amendment through execution of the Merger Agreement, representatives of Wentworth’s and KWAC’s advisors engaged in daily update calls to discuss status of the business combination documentation.
Over the following several weeks, KWAC’s management team, Wentworth and their respective advisors and representatives engaged in several conference calls and virtual meetings to, among other things, discuss important structural elements of the proposed business combination.
Further during the same period, KWAC and its advisors continued to perform due diligence on a prospective business combination with Wentworth. KWAC, with the assistance of its financial advisors, modeled Wentworth’s business in order to confirm the near-term financial performance and growth within the retail wealth management business. KWAC noted the market leadership of Wentworth’s businesses is uniquely positioned as a leading company in their sector and Wentworth has the size and scale to compete in the Independent Broker Dealer market, with over 1,000 associated person and $100 million in gross revenues.
This and other data points and evaluations of other public and private companies would become the framework for the proposed transaction with Wentworth. In addition, KWAC and its representatives held numerous virtual meetings, phone calls, and working sessions with Wentworth and its equityholders, board and representatives concerning various commercial and legal matters. KWAC focused on the drivers for near- and mid-term growth in order to construct its view of Wentworth’s retail wealth management businesses. KWAC had discussions with Wentworth’s senior management, including Mr. Gould, to help understand and shape its view of Wentworth’s business.
On May 7, 2022, MWE delivered to Shearman initial drafts of the Wentworth disclosure schedules. Shearman subsequently forwarded a draft of the Wentworth disclosure schedules to its legal specialists for review and comment.
On May 8, 2022, Shearman delivered to MWE a revised version of the draft Merger Agreement reflecting input received from KWAC’s positions on various open issues, including with respect to consideration and payment mechanics, the breadth of representations and warranties, the scope of each party’s interim operating covenants, and termination rights.
Subsequently on May 11, 2022, Sherman received from MWE an issues list in connection with the revised version of the draft Merger Agreement sent by Shearman on May 8, 2022. Following receipt of the MWE issues list Shearman and KWAC’s management participated in a virtual meeting to discuss the issues list and KWAC’s positions on each such matter. Following the call, Shearman revised the issues list and circulated to representatives from MWE. On May 12, 2022, representatives from Shearman and MWE participated in a conference call to discuss the revised issues list.
On May 12, 2022, KWAC’s management circulated an initial draft of the joint press release announcing the LOI terms to the market.
On May 13, 2022, Messrs. Nessim, Wilder, and Hudd along with representatives from Shearman had a call with representatives from MWE and Wentworth to discuss outstanding issues on the draft Merger

Agreement, Founder Support Agreement and Company Support Agreement, which included conditions, mechanics and terms relating to closing indebtedness, Wentworth merger consideration, interim operating covenants, and employment agreements. Following the call, MWE made adjustments to these documents based on input received by Wentworth’s management and MWE’s specialists and distributed the revised drafts of the Merger Agreement to Shearman for review on May 17, 2022.
Over the course of May 17 through May 26, 2022, Shearman and MWE conducted several conference calls, continued extensive negotiations on specific outstanding issues, and traded drafts of the Merger Agreement and the various ancillary agreements, including changes required as a result of the change in the proposed structure of the business combination, various representations and warranties in the Merger Agreement based on input received from representatives from Shearman, the amount of the minimum cash closing condition, forfeiture of KWAC private placement warrants and lock-up periods. Shearman and MWE discussed these positions with their respective clients.
On May 26, 2022, the parties and their respective advisors participated in an all-hands conference call to discuss the transaction status. On the call, the participants discussed principal unresolved issues, including the amount of the minimum cash closing condition, and terms of the Founder Support Agreement and Company Support Agreement. From June 1, 2022 through July 7, 2022, representatives of KWAC, Wentworth and their respective advisors engaged in a series of discussions in an effort to resolve the open issues. Simultaneously, Shearman and MWE continued to exchange drafts of the transaction documents and engage in discussions for the purpose of correcting mechanical flaws and inconsistencies and resolving relatively minor issues.
On June 16, 2022, Mr. Hudd delivered to the KWAC Board the Merger Agreement and associated Merger Agreement board resolutions and KWAC’s management, advisors and representatives provided the Board with an overview of the primary terms of the Merger Agreement and the legal and financial due diligence conducted on Wentworth during the Merger Agreement negotiation process. The KWAC Board engaged in a thoughtful discuss and asked questions pertaining to the terms of the Merger Agreement and due diligence conducted on Wentworth.
On July 5th and July 6th, 2022, the parties finalized the Merger Agreement and other transaction documents (or forms thereof) with respect to the proposed business combination based on the terms agreed upon by the parties and approved by their respective boards of directors, including the Founder Support Agreement and Company Support Agreement, and the Merger Agreement and the exhibits thereto.
On the morning of July 7, 2022, MWE and Shearman exchanged various drafts of each of the transaction agreements, prepared the transaction agreements for execution, and exchanged correspondence and conducted conference calls with respect thereto. Later that afternoon, the parties to the business combination confirmed final transaction documents had been exchanged, and the transaction documents were executed.
During the afternoon of July 7, 2022, KWAC and Wentworth issued a joint press release publicly announcing the business combination to the market.
KWAC Board of Directors’ Reasons for the Approval of the Business Combination
The KWAC Board considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the KWAC Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the KWAC Board may have given different weight to different factors. This explanation of the reasons for the KWAC Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
The KWAC Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including, but not limited to, the following:

•
the KWAC board’s knowledge and understanding of KWAC’s business, operations, financial condition, asset quality, earnings and prospects, and of Wentworth’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the conversation had with, and the presentations made by, Wentworth officers as part of KWAC’s due diligence review and information provided by Wentworth’s financial advisors;

•
Wentworth’s earnings track record and the market performance;

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the ability of KWAC’s shareholders to benefit from Wentworth’s potential growth and stock appreciation since it is more likely that the combined entity will have superior future earnings and prospects compared to KWAC’s earnings and prospects on an independent basis due to greater operating efficiencies and better penetration of commercial and consumer markets;

•
the perceived ability of Wentworth to complete a Business Combination from a financial and regulatory perspective, including its prior history of successful acquisition transactions;

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the fact that the outside date under the Merger Agreement allows for sufficient time to complete the Business Combination;

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the level of effort that Wentworth must use under the merger agreement to obtain required regulatory approvals, and the prospects for such approvals being obtained in a timely fashion and without the imposition of any adverse conditions;

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its review of the potential costs associated with executing the merger agreement, including change in control, severance and related costs, as well as estimated advisor fees, which the KWAC board concluded were reasonable and would not affect the advice from, or the work performed by executive management of KWAC or KWAC’s financial advisors in connection with the evaluation of the merger and the merger agreement by KWAC’s board;

•
the complementary aspects of the KWAC and Wentworth businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management operating styles;

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its knowledge of the current environment in the financial services industry, including national, regional and local economic conditions, continued industry consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions, and the likely effects of these factors on KWAC’s and the combined company’s potential growth, development, productivity, profitability and strategic options;

•
its belief that the business combination is more favorable to KWAC’s shareholders than the alternatives to the business combination, which belief was formed based on the careful review undertaken by the KWAC board, with the assistance of its management and outside legal and financial advisors;

In the course of its deliberations, the KWAC Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:
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The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected time frame and the significant fees, expenses and time and effort of management associated with completing the Business Combination.

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The risk that the Business Combination and transactions contemplated thereby might not be consummated or completed in a timely manner or that the closing might not occur despite our best efforts, including by reason of a failure to obtain the approval of KWAC’s stockholders, litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the Business Combination.

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Economic downturns and market conditions beyond Wentworth’s control, including a recession or Covid-19 resurgence, could adversely affect its business, financial condition, results of operations and prospects.

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The requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain KWAC’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than anticipated.
•
Wentworth may invest in or acquire other businesses, or may invest or spend the proceeds of the Business Combination in ways with which the investors may not agree or which may not yield a return, and Wentworth’s businesses may suffer if they are unable to successfully integrate acquired businesses or otherwise manage the growth associated with multiple acquisitions.

After considering the foregoing potentially negative and potentially positive reasons, the KWAC Board concluded, in its business judgment, that the potentially positive reasons relating to the Business Combination and the other related transactions outweighed the potentially negative reasons.
Summary Income Statement and Non-GAAP Measures (in millions)
($ in millions)	Pro Forma 2019	Pro Forma 2020	Pro Forma 2021	Pro Forma TTM September ‘22	Post Close Pro Forma TTM September ‘22
Commissions
– Sales based	$38.1	$31.1	$38.0	$35.0	$35.0
– Trailing	60.2	78.4	108.0	105.4	105.4
Advisory Fees	18.0	19.6	24.6	24.2	24.2
Investment Banking	2.1	3.0	4.6	4.2	4.2
Alternatives	8.3	7.1	8.9	9.5	9.5
Interest and other income	2.3	1.9	3.3	5.4	5.4
Total Revenue	$128.9	$141.1	$187.3	$183.7	$183.7
Cost of Revenue	102.5	114.8	153.1	150.5	150.5
Gross Profit	$26.4	$26.2	$34.2	$33.1	$33.1
Total Adjusted G&A(1)(2)	20.2	18.1	22.5	20.9	24.0
Adjusted EBITDA(2)(3)	$6.2	$8.1	$11.7	$12.2	$9.1
($ in millions)	Pro Forma 2019	Pro Forma 2020	Pro Forma 2021	Pro Forma TTM September ‘22	Post Close Pro Forma TTM September ‘22
Net Earnings (Loss)(1)	$(8.8)	$(7.7)	$(1.5)	$(1.3)	$(4.5)
Adjustments:
Interest expense, net	4.1	2.6	2.7	3.3	3.3
Income tax expense (benefit)	0.6	(0.4)	(0.8)	(0.8)	(0.8)
Depreciation and amortization	5.0	5.3	5.5	5.2	5.2
Non-recurring expenses(2)	5.3	8.3	5.8	5.9	5.9
Adjusted EBITDA(3)	$6.2	$8.1	$11.7	$12.2	$9.1
Interests of Certain Persons in the Business Combination
In considering the recommendation of the KWAC Board to vote in favor of the Business Combination, KWAC stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors, officers and advisors and Wentworth’s current owners have interests in the Business Combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
If a proposed Business Combination is not completed by May 24, 2023 (unless such date has been extended as described below), KWAC will be required to dissolve and liquidate. In such event, the [•]

shares of KWAC Common Stock currently held by the Initial Stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of KWAC Common Stock had an aggregate market value of approximately $[•] million based on the closing price of the KWAC Class A Common Stock of $[•] on OTC Exchange as of [•], 2023.
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The exercise of KWAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

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If the Business Combination is completed, former Wentworth Unitholders will have the ability to nominate the majority of the members of Holdings board of directors following such completion.

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Certain of Wentworth’s executive officers have interests in the Business Combination that are different from your interests as a stockholder, including (1) employment agreement provisions (including severance protection) that will go into effect upon the consummation of the Business Combination, (2) transaction-related bonus compensation, (3) ownership interests in Wentworth that will convert into Holdings Common Stock as a result of the Business Combination, and (4) expected grants of equity awards covering Holdings Common Stock that will be granted following the consummation of the Business Combination, all as discussed further below under “Wentworth Executive Compensation — Employment Agreements/Arrangements — New Employment Agreements,” “Wentworth Executive Compensation — Severance and Change in Control Compensation” and “Holdings Management and Governance After the Business Combination.”

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Larry Roth, our director, is a member of the Board of Directors of Oppenheimer, and is expected to be a member of the Board of Directors and a consultant to the post Business Combination company.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding KWAC or our securities, our initial stockholders, Wentworth and/or its respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of KWAC Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.
Entering into any such incentive arrangements may have a depressive effect on shares of KWAC Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. KWAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of KWAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Risk Factors”, “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.
Certain Other Benefits in the Business Combination
In addition to the interests of KWAC’s directors and officers in the Business Combination, stockholders should be aware that Oppenheimer has a financial interest that are different from, or in addition to, the interests of our stockholders.
Oppenheimer was an underwriter in KWAC’s IPO, and, upon consummation of the Business Combination, Oppenheimer is entitled to $4,025,000 of deferred underwriting commission. The underwriters of the IPO have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event KWAC does not complete an initial business combination by May 24, 2023. Accordingly, if the Business Combination, or any other initial business combination, is not consummated by that time and KWAC is therefore required to be liquidated, Oppenheimer as underwriter of the IPO, will not receive any of the deferred underwriting commission and such funds will be returned to Holdings’ public stockholders upon its liquidation.
In connection with the initial Business Combination, KWAC engaged Oppenheimer to act as its financial advisor pursuant to which KWAC will pay Oppenheimer a few of $        , with payment due at, and conditioned upon, the closing of the Business Combination.
KWAC also engaged Oppenheimer to serve as placement agent in connection with a potential private offering of its securities. Oppenheimer will receive a commission of     % in cash of funds raised at the closing of the Business Combination.
Oppenheimer has an interest in KWAC and Holdings completing a business combination that will result in the payment of the deferred underwriting commission and a financial advisory fee and, potentially, a placement agency fee. In considering approval of the Business Combination, KWAC’s stockholders should consider the roles of Oppenheimer in light of the commissions and fees that Oppenheimer is entitled to receive if the Business Combination is consummated.
Satisfaction of 80% Test
It is a requirement under the Existing KWAC Charter that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination.
As of the date of the execution of the Merger Agreement, the balance of funds in the Trust Account was approximately $102,894,278, and KWAC had $4,025,000 of deferred underwriting commissions plus taxes payable on the income earned on the Trust Account. In reaching its conclusion that the Business Combination meets the 80% test, the KWAC Board looked at Wentworth’s enterprise value of approximately $[•]. In determining whether the enterprise value represents the fair market value of Wentworth, the KWAC Board considered all of the factors described in the section entitled “The Business Combination Proposal — The KWAC Board of Directors’ Reasons for Approval of the Business Combination,” and the fact that the purchase price for Wentworth was the result of an arm’s length negotiation. As a result, the KWAC Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of our management team and the KWAC Board, the KWAC Board believes that the members of our management team are qualified to determine whether the Business Combination meets the 80% test. The KWAC Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Anticipated Accounting Treatment
We expect the Business Combination to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Holdings will represent a continuation of the financial statements of Wentworth with the Business Combination treated as the equivalent of Wentworth issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth in future reports of Holdings.
Wentworth has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:
•
Wentworth unit holders will have a relative majority of the voting power of Holdings;

•
The Holdings Board will have seven members, and Wentworth’s unit holders will have the ability to nominate the majority of the members of the Holdings Board;

•
Wentworth’s senior management will comprise the senior management of Holdings and be responsible for the day-to-day operations; and

•
The intended strategy and operations of Holdings will continue Wentworth’s current strategy and operations.

We currently expect the private placement warrants held by the Sponsor to remain liability classified instruments upon the Closing. We also currently expect the public warrants to be reclassified from liability classified instruments to equity classified instruments upon the Closing.
Exchange Listing
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of our shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable KWAC Public Warrant, and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of Holdings upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing the shares of the Holdings Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.W,” respectively, upon the Closing.
Sources and Uses of Funds for the Business Combination
The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent KWAC’s good faith estimate of such amounts.
Sources and Uses of Proceeds
Sources and Uses (in millions)
Sources	$	%
Seller Rollover Equity	120.0	66.8
Cash in Trust	5.4	3.0
New Debt	24.2	13.5
New Convertible Preferred Equity	30.0	16.7
Total Sources	179.6	100

Uses	$	%
Seller Rollover Equity	120.0	66.8
KWAC Sponsor Loan Repayment, net	0.9	0.5
Pro Forma Cash to Balance Sheet	17.8	9.9
Term Debt Repayment	24.2	13.5
Existing Preferred Equity Redemption	2.8	1.5
Transaction Expenses	14.0	7.8
Total Uses	179.6	100
Holdings Board Following the Business Combination
The initial board of directors of Holdings following the Business Combination will consist of seven members. Immediately following the Closing, the Holdings Board will be as set forth in the section entitled “Management of Holdings Following the Business Combination.”
Headquarters
Holdings will be headquartered at [•].
Redemption Rights
Pursuant to the Existing KWAC Charter, a public stockholder may request that KWAC redeem all or a portion of such public stockholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)
(a) hold Public Shares or (b) hold Public Shares through KWAC Units and you elect to separate your KWAC Units into the underlying Public Shares and public warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)
prior to [•], Eastern Time, on [•], 2023 (two business days prior to the vote at the Special Meeting) (a) submit a written request to the transfer agent that KWAC redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of KWAC Units must elect to separate the underlying Public Shares and public warrants prior to exercising redemption rights with respect to the Public Shares. Holders may instruct their broker to do so, or if a holder holds KWAC Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of such public stockholder’s Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its Public Shares and timely delivers its Public Shares to the transfer agent, KWAC will redeem each share of KWAC Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a Public Shares delivers its certificate in connection with an election of its redemption and subsequently decides prior to the Closing not to elect to exercise such rights, it may simply request that KWAC instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of the Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares issued in the IPO, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares issued in the IPO, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.
In order for public stockholders to exercise their redemption rights in respect of the Business Combination Proposal, public stockholders must properly exercise their right to redeem the Public Shares they hold no later than the close of the vote on the Business Combination Proposal and deliver their Public Shares (either physically or electronically) to the transfer agent prior to [•], Eastern Time, on [•], 2022 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, KWAC will satisfy the exercise of redemption rights by redeeming the Public Shares issued to the public stockholders that validly exercised their redemption rights.
Holders of our warrants will not have redemption rights with respect to the warrants.
Vote Required for Approval
The approval of the Business Combination Proposal (and consequently, the adoption and approval of the Merger Agreement and the Business Combination, including the Kingswood Merger) requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock, voting as a single class. Failure to vote by proxy or to vote in person (including virtually) at the Special Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Business Combination Proposal.
The Closing is conditioned on the approval of the Business Combination Proposal and the Organizational Document Proposal at the Special Meeting.
The Sponsor has agreed to vote any shares of KWAC Common Stock owned by the Sponsor in favor of the Business Combination Proposal, which includes the adoption and approval of the Merger Agreement and the Kingswood Merger. As of the record date, the Sponsor owns 66.3% of our issued and outstanding shares of KWAC Common Stock.
Recommendation of the KWAC Board
THE KWAC BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of KWAC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what she, he or they may believe is in the best interests of KWAC and its stockholders and what she, he or they may believe is best for herself, himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL
Overview
KWAC’s stockholders are being asked to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the Proposed Holdings Charter, which, if approved, would take effect upon the Closing. If the Business Combination Proposal is approved and the Business Combination is to be consummated, Holdings will adopt the Proposed Holdings Charter under the DGCL as described below. The Proposed Holdings Charter will:
•
establish the capital structure of Holdings following the Business Combination, authorizing: (i) [•] shares of Holdings Common Stock, par value $0.0001 per share; and (ii) [•] shares of Preferred Stock, par value $0.0001 per share, the rights of which may be designated from time to time by the Holdings Board.

•
have no classifications of directors on the Holdings Board;

•
opt out of Section 203 of the DGCL;

•
provide the ability of holders of Holdings Common Stock to act by written consent in lieu of a meeting;

•
affirm the Court of Chancery of the State of Delaware as the sole and exclusive forum for any derivative action or proceeding brought on behalf of Holdings, subject to certain limitations;

•
not contain provisions with respect to corporate opportunities; and

•
not contain provisions specific to KWAC’s status as a blank check company.

The Holdings Organizational Documents differ materially from the Existing KWAC Organizational Documents. The table set forth in the Advisory Proposals section contains a summary of the principal changes proposed between the Existing KWAC Organizational Documents and the Holdings Organizational Documents. This summary is qualified by reference to the complete text of the Proposed Holdings Charter and the Proposed Holdings Bylaws, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively. All stockholders are encouraged to read each of the Holdings Organizational Documents in its entirety for a more complete description of its terms.
For a discussion of the reasons for the approval of certain provisions in the Proposed Holdings Charter, see “The Advisory Charter Proposals — Reasons for the Approval of the Advisory Charter Proposals” below.
Authorized Capital Stock
The KWAC Board believes that it is important for us to have available for issuance a number of authorized shares of Holdings Common Stock and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination, to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).
Forum
The Proposed Holdings Charter which will become effective upon the closing of the Business Combination will provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (3) any action asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Proposed Holdings Charter or Proposed Holdings Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. A complaint asserting a cause of action under the Securities Act may be brought in state or federal court. With respect to the Exchange Act, only claims brought derivatively under the Exchange Act would be subject to the forum selection clause described above. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Proposed Holdings Charter and Proposed Holdings Bylaws to be inapplicable or unenforceable in such action. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Proposed Holdings Charter and Proposed Holdings Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Blank Check Company
The KWAC Board has determined it is in the best interest of KWAC and its stockholders to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the Business Combination. For example, these proposed amendments remove the requirement to dissolve KWAC and allow us to continue as a corporate entity with perpetual existence following consummation of the Business Combination.
Vote Required for Approval
The approval of the Organizational Document Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of KWAC Class A Common Stock and KWAC Class B Common Stock entitled to vote thereon at the Special Meeting, voting as a single class. Failure to vote by proxy or to vote in person (including virtually) at the Special Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Organizational Document Proposal.
Under the Merger Agreement, the approval of the Organizational Document Proposal is a condition to the consummation of the Closing. In addition, if the Business Combination Proposal is not approved, the Organizational Document Proposal will have no effect, even if approved by the KWAC Stockholders.
The Sponsor has agreed to vote any shares of KWAC Common Stock owned by the Sponsor in favor of the Organizational Document Proposal. As of the record date, the Sponsor owns 66.3% of our issued and outstanding shares of KWAC Common Stock.
Recommendation of the KWAC Board
THE KWAC BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENT PROPOSAL.
The existence of financial and personal interests of KWAC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what she, he or they may believe is in the best interests of KWAC and its stockholders and what she, he or they may believe is best for herself, himself, or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE ADVISORY CHARTER PROPOSALS
Overview
As required by SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, KWAC is requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions in the Proposed Holdings Charter. This separate vote is not otherwise required by Delaware law separate and apart from the Organizational Document Proposal, but pursuant to SEC guidance, KWAC is required to submit these provisions to our stockholders separately for approval. However, the stockholder vote regarding these proposals are advisory votes, and are not binding on KWAC or the KWAC Board (separate and apart from the approval of the Organizational Document Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Document Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, KWAC intends that the Proposed Holdings Charter will take effect upon the Closing (assuming approval of the Organizational Document Proposal).
Advisory Charter Proposals
The following table sets forth a summary of the governance provisions applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the Proposed Holdings Charter, a copy of which is attached to this proxy statement/prospectus as Annex B-1. All stockholders are encouraged to read the Proposed Holdings Charter in its entirety for a more complete description of its terms.
Advisory Charter Proposal	Existing KWAC Charter	Proposed Holdings Charter
Advisory Proposal A − Changes in Share Capital	The Existing KWAC Charter authorizes 111,000,000 shares, consisting of (a) 110,000,000 shares of Common Stock, including 100,000,000 shares of KWAC Class A Common Stock and 10,000,000 shares of KWAC Class B Common Stock, and (b) 1,000,000 shares of preferred stock.	The Proposed Holdings Charter would authorize [•] shares, consisting of (a) [•] shares of Common Stock and (b) [•] shares of Preferred Stock.
Advisory Proposal B − Declassification of the Board of Directors	The Existing KWAC Charter provides that the KWAC Board is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.	The Proposed Holdings Charter provides that the Holdings Board will consist of one class of directors being elected in each year and each director holding office until the next annual meeting.
Advisory Proposal C − Forum Selection	The Existing KWAC Charter provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, will be the exclusive forum for certain actions and claims.	The Proposed Holdings Charter will be consistent.
Advisory Proposal D − Required Vote to Amend the Bylaws	The Existing KWAC Charter provides that the bylaws may only be adopted, amended, altered or	The Proposed Holdings Charter provides that the Proposed Holdings Bylaws may be

Advisory Charter Proposal	Existing KWAC Charter	Proposed Holdings Charter
	repealed with the approval of a majority of the KWAC Board or by the holders of a majority of KWAC’s outstanding shares.	amended, altered or repealed with the approval of a majority of the Holdings Board and without the assent of vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Proposed Holdings Charter.
Reasons for the Approval of the Advisory Charter Proposals
Advisory Charter Proposal A — Changes in Share Capital
The Proposed Holdings Charter is intended to provide adequate authorized share capital to accommodate the issuance of shares of Holdings Common Stock as part of the stock consideration in the Business Combination and (ii) provide flexibility for future issuances of shares of stock of Holdings if determined by the Holdings Board to be in the best interests of Holdings after the consummation of the Business Combination without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
The Proposed Holdings Charter will establish post-transaction capital structure, authorizing: (i) [•] shares of Holdings Common Stock, par value $0.0001 per share, and (ii) [•] shares of Preferred Stock, par value $0.0001 per share, the rights of which may be designated from time to time by the Holdings Board.
Advisory Charter Proposal C — Reaffirming the Court of Chancery of the State of Delaware as Exclusive Forum
Similar to that provided under the Existing KWAC Charter, the Proposed Holdings Charter is intended to assist Holdings in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.
The KWAC Board believes that the Delaware courts are best suited to address disputes involving such matters given that following the Business Combination, Holdings will continue to be incorporated in Delaware and Delaware law generally applies to such matters. If the Court of Chancery does not have jurisdiction over the action, then other state district courts located in the State of Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. If no state district court in the State of Delaware has jurisdiction over any such action, then a federal court located within the State of Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make Holdings’ defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery. For these reasons, the KWAC Board believes that providing for the Court of Chancery as the exclusive forum for the types of disputes described above is in the best interests of Holdings and its stockholders. At the same time, the KWAC Board believes that Holdings should have the ability to consent to an alternative forum on a case-by-case basis where the Board of Holdings determines that Holdings’ interests and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than in the Court of Chancery.
Corporate Name and Perpetual Existence
The KWAC Board believes that making Holdings’ corporate existence perpetual is desirable to reflect the Business Combination with Wentworth and to clearly identify Holdings as the publicly traded entity. Additionally, perpetual existence is the usual period of existence for corporations, and the KWAC Board believes that it is the most appropriate period for Holdings following the Business Combination.

Blank Check Company
The KWAC Board has determined it is in the best interest of KWAC to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the Business Combination. For example, these proposed amendments remove the requirement to dissolve KWAC and allow us to continue as a corporate entity with perpetual existence following consummation of the Business Combination.
Vote Required for Approval
The approval of each of the Advisory Charter Proposals, each of which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present virtually or represented by proxy and entitled to vote at the Special Meeting, voting as a single class. Failure to vote by proxy or to vote in person (including virtually) at the Special Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Advisory Charter Proposals.
As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on KWAC or the KWAC Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Document Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these Proposals, KWAC intends that the Proposed Holdings Charter will take effect upon the Closing (assuming approval of the Organizational Document Proposal).
The Sponsor has agreed to vote any shares of KWAC Common Stock owned by the Sponsor in favor of the Advisory Charter Proposals. As of the record date, the Sponsor owns 66.3% of our issued and outstanding shares of KWAC Common Stock.
Recommendation of the KWAC Board
THE KWAC BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY CHARTER PROPOSALS
The existence of financial and personal interests of KWAC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what she, he or they may believe is in the best interests of KWAC and its stockholders and what she, he or they may believe is best for herself, himself, or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE NYSE AMERICAN PROPOSAL
Overview
Assuming the Business Combination Proposal and the Organizational Document are approved, our stockholders are also being asked to approve the NYSE American Proposal.
The NYSE American Proposal is a proposal to approve, assuming the Business Combination Proposal and the Organizational Document Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE American, the issuance of more than 20% of our issued and outstanding Holdings Common Stock (i) pursuant to the terms of the Merger Agreement and (iii) the issuance of Holdings Common Stock pursuant to the Merger Agreement in connection with the Business Combination that, in each case, may result in Wentworth or the investors acquiring shares owning more than 20% of the outstanding Holdings Common Stock.
If the NYSE American Proposal is adopted, [•] shares of Holdings Common Stock are issuable to former equity holders of Wentworth pursuant to the Business Combination Agreement, which will represent approximately [•]% of the [•] shares of Holdings Common Stock outstanding following the Business Combination, assuming (a) none of KWAC’s Public Stockholders exercise redemption rights with respect to their Public Shares, and (b) no exercise of KWAC’s outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination).
Reasons for the Approval of the NYSE American Proposal
We are seeking stockholder approval in order to comply with NYSE American rules.
First, pursuant to NYSE American rules, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. If the Business Combination is completed pursuant to the Merger Agreement, Holdings currently expects to issue an estimated 15.4 million shares of Holdings Common Stock in connection with the Business Combination, which represents more than 20% of the aggregate of KWAC Class A Common Stock and KWAC Class B Common Stock outstanding prior to the Business Combination. Accordingly, KWAC is seeking the approval of its stockholders for the foregoing issuances.
Second, pursuant to NYSE American rules, stockholder approval is required prior to an issuance that will result in a change of control of Holdings. The issuances of shares of Holdings Common Stock in the Business Combination will result in a change of control of KWAC. Accordingly, KWAC is seeking the approval of its stockholders for such issuances.
In the event that this proposal is not approved by our stockholders, the Business Combination may not be consummated. In the event that this proposal is approved by our stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of Holdings Common Stock pursuant to the Merger Agreement, Holdings will not issue such shares of Holdings Common Stock.
Vote Required for Approval
The approval of the NYSE American Proposal requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, voting as a single class. Failure to vote by proxy or to vote in person (including virtually) at the Special Meeting will have no effect on the outcome of the vote on the NYSE American Proposal. However, for purposes of this proposal, the NYSE American considers an abstention vote as a “vote cast”, and therefore, an abstention will have the same effect as a vote “AGAINST” this proposal.

The NYSE American Proposal is conditioned on the approval of the Business Combination Proposal, and the Organizational Document Proposal. Therefore, if the Business Combination Proposal and the Organizational Document Proposal are not approved, the NYSE American Proposal will have no effect, even if approved by the KWAC Stockholders.
The Sponsor has agreed to vote any shares of KWAC Common Stock owned by the Sponsor in favor of the NYSE American Proposal. As of the record date, the Sponsor owns 66.3% of our issued and outstanding shares of KWAC Common Stock.
Recommendation of the KWAC Board
THE KWAC BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE NYSE AMERICAN PROPOSAL
The existence of financial and personal interests of KWAC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what she, he or they may believe is in the best interests of KWAC and its stockholders and what she, he or they may believe is best for herself, himself, or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

THE EQUITY INCENTIVE PLAN PROPOSAL
Overview
Our Board recommends that the stockholders approve the Equity Incentive Plan. The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the 2022 Equity Incentive Plan, which is attached as Annex B to this prospectus/proxy statement. You are encouraged to read the entirety of the Equity Incentive Plan.
Summary of the Equity Incentive Plan
The purpose of the Equity Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of the Company and its subsidiaries following the closing of the Business Combination.
Approval of the Equity Incentive Plan by the Company’s stockholders is required, among other things, to: (i) comply with stock exchange listing rules requiring stockholder approval of equity compensation plans; and (ii) allow the grant of incentive stock options to employees under the Incentive Plan.
If this Equity Incentive Plan Proposal is approved by the Company’s stockholders, the Equity Incentive Plan will become effective immediately as of the closing of the Business Combination. If the Company’s stockholders do not approve this Proposal, the Equity Incentive Plan will not become effective. Approval of the Incentive Plan by the Company’s stockholders will allow the post-combination company to grant restricted stock unit awards, stock options, stock appreciation rights or “SARs”, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by the post-combination company’s Board or the Board’s compensation committee following the Closing of the Business Combination. The Equity Incentive Plan will allow the post-combination company to utilize the foregoing types of equity and cash incentives to attract, retain and motivate employees, officers, directors, and consultants following the Closing of the Business Combination.
Holdings’ employee equity compensation program, as implemented under the Equity Incentive Plan, will allow the post-combination company to remain competitive with comparable companies in its industry by giving it resources to attract and retain talented individuals. Approval of the Equity Incentive Plan will provide the post-combination company with flexibility to use equity compensation and other incentive awards to attract, retain and motivate talented employees, officers, directors, and consultants.
Best Practices Integrated into the Post-Combination Company’s Equity Compensation Program and the Equity Incentive Plan
The Equity Incentive Plan includes provisions that are designed to protect the interests of the stockholders of the post-combination company following its effectiveness and to reflect corporate governance best practices including:
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Awards granted under the Equity Incentive Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any “clawback” policy or similar provisions required by applicable law, stock exchange listing standards, or policies adopted by the post-combination company, or as specified in a particular award agreement.

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All stock options and stock appreciation rights granted under the Equity Incentive Plan must have an exercise price not less than the fair market value of a share of Common Stock on the effective date the stock option or stock appreciation right is granted.

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Certain material amendments to the Equity Incentive Plan require stockholder approval, as described below.

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The Equity Incentive Plan contains a limit on non-employee director awards.

Information Regarding the Post-combination Agreement Company’s Equity Incentive Program
It is critical to the post-combination company’s long-term success that the interests of its employees, directors, officers, and consultants are tied to its success as “owners” of the business. Approval of the Equity Incentive Plan will allow the post-combination company to grant restricted stock unit awards, stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, performance shares, performance units, cash-based awards and other stock-based awards at levels determined appropriate by its the post-combination company’s Board or the Board’s compensation committee following the Closing of the Business Combination in order to attract new employees, directors, officers, and consultants, retain existing employees, directors, officers, and consultants, and to motivate such persons to exert maximum efforts for the post-combination company’s success. The Equity Incentive Plan will allow the post-combination company to utilize these foregoing types of equity and cash incentive awards with flexibility to offer competitive equity compensation packages to retain and motivate the talent necessary for the post-combination company.
If the Company’s proposal to approve the Equity Incentive Plan is approved by the Company’s stockholders, the post-combination company will reserve [#] shares following the Closing of the Business Combination available for grant under the Equity Incentive Plan as of the effective time of the Closing of the Business Combination increased each year by [#]% of the number of shares of Stock outstanding as of the conclusion of the Company’s immediately preceding fiscal year. This pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants under the Equity Incentive Plan.
Description of the Equity Incentive Plan
The material features of the Equity Incentive Plan are described below. The following description of the Equity Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan. Stockholders are urged to read the actual text of the Equity Incentive Plan in its entirety.
Purpose
The purpose of the Equity Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such person to contribute to the growth and profitability of the Company and its subsidiaries.
Types of Awards
The terms of the Equity Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.
Options.   The Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee). The maximum aggregate number of shares of common stock that may be issued through the exercise of ISOs granted under the Equity Incentive Plan is three times the plan’s base share reserve described above. In general, the exercise price per share of common stock for each option granted under the Equity Incentive Plan will not be less than the fair market value of the share at the time of grant. The maximum term of an option granted under the Equity Incentive Plan will be ten years from the date of grant (or five years in the case of ISOs granted to a 10% stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent that method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date the cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as the extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a stock tender exercise, a net exercise method, or by any other method that the Committee determines to be appropriate.
Stock Appreciation Rights.   The Committee will be authorized to award SARs under the Equity Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Equity Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to the SARs. SARs will be subject to terms established by the Committee and reflected in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee).
Restricted Stock.   The Committee will be authorized to award restricted stock under the Equity Incentive Plan. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).
Restricted Stock Unit Awards.   The Committee will be authorized to award restricted stock unit awards under the Equity Incentive Plan. The Committee will determine the terms of the restricted stock units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of common stock at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).
Shares Available for Awards
Subject to adjustment for specified changes in the post-combination company’s capitalization as set forth in the Equity Incentive Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Equity Incentive Plan will be equal to [#] shares as of the effective time of the Closing of the Business Combination increased each year by [#]% of the number of shares outstanding as of the conclusion of the Company’s immediately preceding fiscal year. Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), the post-combination company’s Board or the Board’s compensation committee may authorize the issuance or assumption of benefits under the Equity Incentive Plan in connection with any business combination, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of Common Stock reserved or available for awards under the Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Equity Incentive Plan to individuals who were not employees or directors of the post-combination company or a parent or subsidiary of the post-combination company prior to the transaction and will not reduce the number of shares otherwise available for issuance under the Equity Incentive Plan.
Shares issued under the Equity Incentive Plan will consist of authorized but unissued or reacquired shares of Common Stock. No fractional shares of Common Stock will be delivered under the Equity Incentive Plan.
The following shares of Common Stock will become available again for issuance under the Equity Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by the post-combination company; (iv) any shares reacquired by the post-combination company or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by the post-combination company or withheld as consideration for the exercise price of a stock option.
Non-Employee Director Award Limit
Annual compensation awarded to any nonemployee director during each calendar year, including both shares of stock subject to awards and any cash fees paid to such nonemployee director (but excluding any cash retainer fees, including cash retainer fees converted into equity awards at the election of the nonemployee director, expense reimbursements or distributions from any deferred compensation program applicable to the nonemployee director), may not exceed $[•] in total value, or $[•] in the calendar year in which any nonemployee director is initially elected to the Board (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
Administration
The Equity Incentive Plan will be concurrently administered by the Board or the Board’s compensation committee. The Board and the Board’s compensation committee may each be considered to be a “Plan Administrator” for purposes of this Equity Incentive Plan Proposal. Subject to the terms of the Equity Incentive Plan, the Plan Administrator has full and final power and authority to make all determinations and take all actions with respect to the Equity Incentive Plan or any award as Plan Administrator may deem advisable to the extent not inconsistent with the provisions of the Equity Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of Common Stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the Equity Incentive Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Equity Incentive Plan.
Amendment and Termination
The Plan Administrator may at any time amend the Equity Incentive Plan or any outstanding award and may at any time terminate or suspend the Equity Incentive Plan as to future grants of awards, provided that the Plan Administrator may not, without the affected award recipient’s consent, alter the terms of the Plan so as to materially adversely affect a participant’s rights under an award without the consent of the Participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the Equity Incentive Plan requires stockholder approval of certain material revisions to the Equity Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of Common Stock that may be issued under the Equity Incentive Plan (except by operation of the provisions of the Equity Incentive Plan relating to changes in the post-combination company’s capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the Equity Incentive Plan following the ten-year anniversary of the earlier of the date that the board of directors or the stockholders approve the Equity Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Plan Administrator.
Eligibility
All of the post-combination company’s (including its affiliates) employees, non-employee directors, officers, and consultants will be eligible to participate in the Equity Incentive Plan following the Closing of the Business Combination and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Equity Incentive Plan only to the post-combination company’s employees (including officers) and employees of its parent and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code). The Plan Administrator may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from post-combination company or one of the post-combination company subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with the post-combination company’s (or its affiliates). Following the Closing, the post-combination company is expected to have approximately [•] employees, [•] non-employee directors and other individual service providers who will be eligible to receive awards under the Equity Incentive Plan.
Terms and Conditions of Awards
All Awards
Generally, the Plan Administrator will determine the terms of all awards under the Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to the post-combination company’s Common Stock subject to awards.
Awards Requiring Exercise
Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with the post-combination company, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:
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All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with the post-combination company other than for Cause (as defined in the Equity Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three months or (ii) the period ending on the latest date such stock option or SAR could have been exercised;

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All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with the post-combination company due to death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and

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All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with the post-combination company due to Disability (as defined in the Equity Incentive Plan) will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the participant’s termination or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised.
The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% of the fair market value of the Common Stock subject to such award, as determined on the effective date of the grant, or such higher amount as the Plan Administrator may determine; provided that incentive stock options granted to participants who own stock of the post-combination company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the post-combination company or any parent corporation, subsidiary corporation or affiliate of the post-combination company (a “Ten Percent Holder”) must have an exercise price per share not less than 110% of the fair market value of a share of Common Stock on the effective date the incentive stock option is granted. Fair market value will be determined by the Plan Administrator consistent with the applicable requirements of Section 409A of the Code.
Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Incentive stock options granted to a Ten Percent Holder will have a maximum term not to exceed five years from the date of grant.
Effect of a Change in Control
In the event of a “Change in Control” as described in the Equity Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Equity Incentive Plan or substitute substantially equivalent awards. Any awards that are not assumed or continued in connection with a Change in Control or are not exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. The Plan Administrator may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The Equity Incentive Plan also authorizes the Plan Administrator, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares of Common Stock upon a Change in Control in exchange for a payment to the participant with respect to each share subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of Common Stock of the post-combination company in the Change in Control transaction over the exercise price per share, if any, under the award.
The Equity Incentive Plan defines a “Change in Control” to include (a) a “person” (other than certain persons specified by the Equity Incentive Plan) becoming the direct or indirect “beneficial owner” of more than 50% of the total fair market value or combined voting power of the post-combination company’s then outstanding securities entitled to vote in the election of directors; (b) stockholder approval of a plan of liquidation or dissolution of the post-combination company; or (c) the occurrence of any of the following events upon which the stockholders of the post-combination company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of outstanding securities entitled to vote in the election of directors of the post-combination company, its successor or the entity to which the assets of the post-combination company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the post-combination company’s voting stock, (ii) a business combination or consolidation to which the post-combination company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the post-combination company (other than a sale, exchange or transfer to one or more subsidiaries of the post-combination company).
However, in certain instances, the term “Change in Control” may be given a more limited meaning. If an amount treated as nonqualified deferred compensation within the meaning of Section 409A of the Code would become payable under the Plan upon, or on a date specified in relation to, a change in control event, that event must qualify as a change in the ownership or effective control of the post-combination company or in the ownership of substantial portion of the assets of the post-combination company within the meaning of Section 409A.

Changes in and Distributions with Respect to Company Common Stock
In the event of a business combination, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change affecting the post-combination company’s Common Stock, or in the event of payment of a dividend or distribution to the stockholders of the post-combination company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of our stock, the Plan Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan, to the maximum number of shares that may be issued upon the exercise of incentive stock options, to the maximum number of shares that may be issued with respect to stock options that are not incentive stock options, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, and to any exercise price or purchase price relating to awards in order to prevent dilution or enlargement of participants’ rights under the Equity Incentive Plan.
Effect of Section 280G and Section 4999 of the Code in Connection with a Change in Control
If any acceleration of vesting pursuant to an award granted under the Equity Incentive Plan and any other payment or benefit received or to be received by a participant in the Equity Incentive Plan would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the participant may elect to reduce the amount of any acceleration of vesting called for under the award in order to avoid such characterization.
Clawback Policy
The Plan Administrator may specify in any award agreement that an award granted under the Equity Incentive Plan and the participant’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but are not limited to, termination of the participant’s service for Cause (within the meaning of the Equity Incentive Plan) or any act by the participant, whether before or after termination of service, that would constitute Cause for termination of service, or any accounting restatement due to material noncompliance of the post-combination company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that clawback or similar provisions applicable to awards are required by applicable law, stock exchange listing standards, or policies adopted by the post-combination company, awards granted under the Equity Incentive Plan will be subject to such provisions.
If the post-combination company is required to prepare an accounting restatement due to the material noncompliance of the post-combination company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will reimburse the post-combination company for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of the post-combination company during such 12-month period.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Equity Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary further assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options.   Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option or the disposition of the shares acquired on exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to individuals designated in those Sections. Finally, if incentive stock options (granted under all stock plans of the post-combination company and its parent and subsidiary corporations, including the Equity Incentive Plan) first become exercisable by a participant in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock options in respect of those excess shares will be treated as non-qualified stock options for federal income tax purposes.
No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs.   No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.
Restricted Stock.   A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for restricted stock forfeited subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.

Restricted Stock Units.   A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals designated in those Sections.
New Plan Benefits
Grants of awards under the Equity Incentive Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the future benefits that will be received by any participants under the Equity Incentive Plan.
Effective Date; Term
If this Equity Incentive Plan Proposal is approved by the Company’s stockholders, the Equity Incentive Plan will be effective immediately upon the closing of the Business Combination. No award will be granted under the Equity Incentive Plan on or after the tenth anniversary of the earlier of the Equity Incentive Plan being approved by the board of directors or the stockholders. Any award outstanding under the Equity Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
Interest of Directors and Executive Officers
All members of our Board and all of our executive officers are eligible for awards under the Equity Incentive Plan and, thus, have a personal interest in the approval of the Equity Incentive Plan.
Form S-8
Following the consummation of the business combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Equity Incentive Plan.
Vote Required for Approval
The approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Equity Incentive Plan Proposal.
The Equity Incentive Plan Proposal is conditioned upon approval of the Conditions Precedent Proposals and. If the other Conditions Precedent Proposals are not approved, the Equity Incentive Plan Proposal will have no effect, even if it is approved by our stockholders.
Recommendation of the Board of Directors
Our Board believes that the Equity Incentive Plan will provide us with the continued ability to link participants’ pay to stockholder returns, and that it is a critical compensation component in our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of our stockholders.

THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal allows the KWAC Board to submit a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Conditions Precedent Proposals, the Advisory Charter Proposals or the NYSE American Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is presented to the Special Meeting and is not approved by the stockholders, the KWAC Board may not be able to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Conditions Precedent Proposals. In such events, the Business Combination would not be completed.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of KWAC Class A Common Stock and KWAC Class B Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.
The Adjournment Proposal is not conditioned upon any other proposal.
The Sponsor has agreed to vote any shares of KWAC Common Stock owned by the Sponsor in favor of the Adjournment Proposal, if necessary. As of the record date, the Sponsor owns 66.3% of our issued and outstanding shares of KWAC Common Stock.
Recommendation of the KWAC Board
THE KWAC BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of KWAC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what she, he or they may believe is in the best interests of KWAC and its stockholders and what she, he or they may believe is best for herself, himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
Holdings is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.
Kingswood Acquisition Corp. (formerly Kingswood Global Holdings Inc.) (the “Company”) is a blank check company incorporated as a Delaware corporation on July 27, 2020. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”).
The Company completed the sale of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit on November 24, 2020. Simultaneous with the closing of the Public Offering, the Company completed the sale of 6,050,000 warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. In connection with the Public Offering, the underwriters were granted a 30-day option from the date of the prospectus for the Public Offering to purchase up to 1,500,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. Simultaneously with the closing of the Public Offering, the underwriters elected to exercise its over-allotment option in full, which, at $10.00 per Unit, generated gross proceeds of $15,000,000. The Company, in parallel, consummated the private placement of an additional 431,550 Private Warrants at a price of $1.00 per Private Warrant, which generated total additional gross proceeds of $431,550.
Wentworth owns and operates four broker-dealers, located in 535 offices in all 50 states. Affiliated financial advisors have the optionality to choose from operating models that include a hybrid open architecture platform, independent registered status, and a W2 advisor model. The platform provides a variety of custody and clearing firms to accommodate the unique business needs of advisors.
The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical balance sheet of KWAC and the historical balance sheet of Wentworth on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2021 and condensed combined statement of operations for the nine months ended September 30, 2022 combine the historical statements of operations of KWAC and Wentworth for such periods on a pro forma basis as of the Business Combination and the transaction contemplated by the merger Agreement summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. The transactions contemplated by the Merger Agreement that are given pro forma effect include:
•
Wentworth Adjustments represent transaction that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination of a Pro Forma basis including the following:

•
Payment of certain Class B Preferred Units

•
Transaction accounting adjustments represent adjustments that are expected to occur in the connection with the Closing the Business Combination, including the following:

•
The reverse capitalization between Merger Sub and Wentworth;

•
All outstanding Transaction Expenses shall have been paid;

•
The Available Closing Date Cash shall not be less than $14,000,000; and

•
The amount of shares outstanding of Holdings Common Stock to be issued at the Closing shall not be less than the Minimum Wentworth Share Amount.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of KWAC was derived from the unaudited and audited financial statements of KWAC as of and for the nine months ended September 30, 2022, and for the year ended December 31, 2021, which are included elsewhere in this proxy statement/ prospectus. The historical financial information of Wentworth was derived from the unaudited and audited consolidated financial statements of Wentworth as of and for the nine months ended September 30, 2022, and for the year ended December 31, 2021, which are included elsewhere in this proxy statement/prospectus. This information should be read together with KWAC’s and Wentworth’s unaudited and audited financial statements and related notes, the sections titled “KWAC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Wentworth Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, KWAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Wentworth issuing stock for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth.
Wentworth has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:
•
Wentworth unit holders will have a relative majority of the voting power of Holdings;

•
The Holdings Board will have seven members, and Wentworth’s unit holders will have the ability to nominate the majority of the members of the Holdings Board;

•
Wentworth’s senior management will comprise the senior management of Holdings and be responsible for the day-to-day operations; and

•
The intended strategy and operations of Holdings will continue Wentworth’s current strategy and operations.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming Minimum Redemptions:   This presentation assumes that no Public Stockholders of KWAC exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 508,456 of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.39 per share) of the funds in the Trust Account. This scenario gives effect to Public Share redemptions for aggregate redemption payments of approximately $5.4 million using a $10.39 per share redemption price.

The Merger Agreement includes as a condition to closing the Business Combination that, at closing, the Available Closing Date Cash shall not be less than $14.0 million including (i) the Trust Cash, plus (ii) PIPE Proceeds. Additionally, this presentation also contemplates that KWAC’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of a Business Combination.
Description of the Business Combination
The aggregate consideration for the Business Combination will be approximately $213.0 million, payable in the form of shares of Holdings Common stock and assumed indebtedness. The following summarizes the merger consideration in both the minimum redemption and maximum redemption scenarios (in thousands):

Total shares transferred	12,000
Value per share	$10.00
Total Share Consideration	120,000
Assumed indebtedness
Closing WMS Indebtedness	47,187
Sponsor Share Value	28,750
Outstanding Transaction Expenses	14,000
Class B Redemption	2,774
Total Consideration	212,711
The following summarizes the pro forma Holdings Common Stock outstanding under the two redemption scenarios (in thousands):
	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
WMS Shareholders	12,000	77.5	12,000	80.1
Total WMS Merger Shares	12,000	77.5	12,000	80.1
KWAC Public Shares	500	3.2	—	0.0
KWAC Founder and Private Shares	2,979	19.2	2,979	19.9
Total KWAC Shares	3,479	22.5	2,979	19.9
PIPE Investors	—	0.0	—	0.0
Pro Forma Holdings Common Stock at September 30, 2022	15,479	100.0	14,979	100.0
The following unaudited pro forma condensed combined balance sheet as of September 30, 2022, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022, and combined statement of operations for the year ended December 31, 2021 are based on the historical financial statements of KWAC and WMS. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2022
(in thousands)
	As of September 30, 2022								Transaction Accounting Adjustments (Assuming No Redemptions)		As of September 30, 2022	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		As of September 30, 2022
Assets:	WMS (Historical)	WMS Adjustments		WMS As Adjusted	KWAC (Historical)	KWAC Adjustments		KWAC As Adjusted			Pro-Forma Combined (Assuming No Redemptions)			Pro-Forma Combined (Assuming No Redemptions)
Cash, cash equivalents and restricted cash	8,180	(2,774)	A	5,406	252	(1,110)	B	(858)	(4,025)	E	4,548	(5,332)	K	4,548
									5,333	C		5,332	K
									8,667	D
									(9,975)	F
Receivables
Commission receivable	8,490			8,490							8,490			8,490
Due from clearing broker	473			473							473			473
Other	1,868			1,868	14			14			1,882			1,882
Investments held in Trust Account					15,356	(10,023)	H	5,333	(5,333)	C	—			—
														—
Property and equipment, net	1,506			1,506							1,506			1,506
Right of use asset	3,650			3,650							3,650			3,650
Intangible assets, net	2,377			2,377							2,377			2,377
Goodwill	39,839			39,839							39,839			39,839
Other assets	3,642			3,642	26	—		26			3,668			3,668
TOTAL ASSETS	70,025	(2,774)		67,251	$15,648	$(11,133)		$4,515	$(5,333)		$66,433	$—		$66,433
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	8,119			8,119	2,480			2,480	(3,555)	F	7,044			7,044
Commissions payable	10,798			10,798				—			10,798			10,798
Operating lease liability	3,722			3,722				—			3,722			3,722
Convertible promissory note	—			—	860	(860)	B	—			—			—
Promissory notes-affiliates	11,430			11,430				—			11,430			11,430
Due to members	4,656			4,656	2			2			4,658			4,658
Due to affiliates	400			400							400			400
Notes payable	23,451			23,451				—			23,451			23,451
Deferred underwriters’ compensation					4,025			4,025	(4,025)	E	—			—
Warrant liability					369			369			369			369
Deferred income taxes								—			—			—
TOTAL LIABILITIES	62,576	—		62,576	7,736	(860)		6,876	(7,580)		61,872	—		61,872
Commitments and Contingencies
Class A Common Stock subject to redemption					15,198	(10,023)	H	5,175	(5,175)	G	—			—
Convertible Debt – Minimum cash requirement								—	8,667	D	8,667	5,333	K	14,000
														—
Class A Common Units	4,675			4,675					(4,675)	J	—			—
Class B Preferred Units	2,774	(2,774)	A	—				—			—			—
Class A Common Stock				—	—			—	—	G	—	—	K	—
									—	I	—			—
Class B Common Stock				—	—			—			—			—
Additional paid-in capital				—	—			—	5,175	G	116,834	(5,333)	K	111,501
									(2,305)	F
									(7,536)	J
									120,000	I
									1,500	CC
Accumulated deficit					(7,286)	(250)	B	(7,536)	7,536	J	(120,940)			(120,940)
									(4,115)	F
									(116,825)	I
TOTAL MEMBERS’ EQUITY/STOCKHODLERS’ DEFICIT	7,449	(2,774)		4,675	(7,286)	(250)		(7,536)	(1,245)		(4,106)	(5,333)		(9,439)
TOTAL LIABILITIES AND MEMBERS’ EQUITY	70,025	(2,774)		67,251	$15,648	$(11,133)		$4,515	$(5,333)		$66,433	$—		$66,433

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMEBR 30, 2022
	For the Nine Months Ended September 30, 2022		Transaction Accounting Adjustments (Assuming No Redemptions)		For the Nine Months Ended September 30, 2022	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
(in thousands)	WMS (Historical)	KWAC (Historical)			Pro Forma Combined (Assuming No Redemptions)
Revenues:
Commissions	109,845				109,845		109,845
Advisory Fees	17,863				17,863		17,863
Interest and Other income	6,925	6,469	(395)	BB	12,999		12,999
Total revenues	134,633	6,469			140,707		140,707
Expenses:
Commissions and fees	109,907				109,907		109,907
Employee compensation and benefits	10,189		1,500	CC	11,689		11,689
Rent and occupancy	1,126				1,126		1,126
Professional fees	4,610	3,261	(3,078)	AA	4,793		4,793
Technology fees	1,452				1,452		1,452
Interest	2,339				2,339		2,339
Depreciation and amortization	1,245				1,245		1,245
Other	1,063	—			1,063		1,063
Total expenses	131,931	3,261			133,614		133,614
Net income (loss) before provision for income taxes (benefit)	2,702	3,208			7,093		7,093
Provision (benefit) for income taxes	8	5			13		13
Net income (loss)	2,694	3,203			7,080		7,080
Basic and diluted weighted average shares outstanding Class A common stock, subject to redemption		6,574
Basic and diluted net income (loss) per share		$0.34
Basic and diluted weighted average shares outstanding Class A and B common stock, not subject to redemption		2,979			15,479		14,979
Basic and diluted net income (loss) per share		$0.33			$0.46		$0.47

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
	For the Year Ended December 31, 2021		Transaction Accounting Adjustments (Assuming No Redemptions)		For the Year Ended December 31, 2021	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
(in thousands)	WMS (Historical)	KWAC (Historical)			Pro Forma Combined (Assuming No Redemptions)
Revenues:
Commissions	148,840				148,840		148,840
Advisory Fees	18,437				18,437		18,437
Interest and Other income	4,181	763	(12)	BB	4,932		4,932
Total revenues	171,458	763			172,209		172,209
Expenses:
Commissions and fees	139,021				139,021		139,021
Employee compensation and benefits	15,970		1,500	CC	17,470		17,470
Rent and occupancy	2,013				2,013		2,013
Professional fees	3,006	1,209	7,193	AA	11,408		11,408
Technology fees	2,593				2,593		2,593
Interest	2,767				2,767		2,767
Depreciation and amortization	1,744				1,744		1,744
Other	2,339	—			2,339		2,339
Total expenses	169,453	1,209			179,355		179,355
Income (loss) before provision for income taxes (benefit)	2,005	(446)			(7,146)		(7,146)
Provision (benefit) for income taxes	(781)	—			(781)		(781)
Net income (loss)	2,786	(446)			(6,365)		(6,365)
Basic and diluted weighted average shares outstanding Class A common stock, subject to redemption		11,500
Basic and diluted net income (loss) per share		$(0.03)
Basic and diluted weighted average shares outstanding Class A and B common stock, not subject to redemption		2,979			15,479		14,979
Basic and diluted net income (loss) per share		$(0.03)			$(0.41)		$(0.42)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Wentworth issuing stock for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth.
The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes that the Business Combination occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and unaudited pro forma combined statements of operations for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Wentworth as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:
•
KWAC’s unaudited condensed balance sheet as of September 30, 2022 and the related notes, included elsewhere in this proxy statement/ prospectus;

•
Wentworth’s unaudited condensed balance sheet as of September 30, 2022 and the related notes for the period ended September 30, 2022, included elsewhere in this proxy statement/ prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using, and should be read in conjunction with, the following:
•
KWAC’s unaudited condensed statement of operations for the nine months ended September 30, 2022 and the related notes, included elsewhere in this proxy statement/ prospectus; and

•
Wentworth’s unaudited condensed statement of operations for the nine months ended September 30, 2022 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
KWAC’s audited statement of operations for the twelve months ended December 31, 2021 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
Wentworth’s audited statement of operations for the twelve months ended December 31, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that KWAC believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. KWAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of KWAC and Wentworth.
2.
Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The pro forma condensed combined financial information does not include an income tax adjustment. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:
A.
Represents the payment of Wentworth Class B Preferred Units in contemplation of the Business Combination at an amount of approximately $2.8 million.

B.
Represents the repayment of KWAC promissory notes including any accrued interest to arrive at the Assumed Indebtedness amount per the Merger Agreement.

C.
Reflects the reclassification of $5.4 million of cash held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

D.
Represents the amount required to meet the Available Closing Date Cash amount.

E.
Represents the settlement of $4.025 million of deferred underwriters’ fees. The fees are expected to be paid at the close of the Business Combination.

F.
Represents preliminary estimated transaction costs of $9.975 million, in addition to the $4.025 million of deferred underwriting fees noted above, inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $14.0. Equity issuance costs of $2.305 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed below. Includes amounts included in accounts payable, accrued expenses and other liabilities in the amount of $3.56 million.

G.
Reflects the reclassification of approximately $5.3 million of common stock subject to possible redemption to permanent equity.

H.
Represents the redemptions of KWAC common stock subject to redemption that occurred as of November 21, 2022.

I.
Represents recapitalization of Wentworth’s Units and the issuance of 12.00 million shares of Holdings Common Stock to Wentworth Unitholders as consideration for the reverse recapitalization.

J.
Reflects the reclassification of KWAC’s historical accumulated deficit.

K.
Reflects the maximum redemption of approximately .5 million KWAC Public Shares for aggregate redemption payments of $5.4 million allocated to Common Stock and additional paid-in capital using par value $0.001 per share and a redemption price of $10.39 per share. This adjustment is recorded after consideration of the $14.0 million minimum cash requirement.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 are as follows:
AA.
Reflects the total estimated transaction costs in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. Transaction costs that were expensed in the historical Wentworth statement of operations for the nine months ended September 30, 2022 were excluded from the unaudited pro forma condensed combined statement of operations as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

BB.
Reflects elimination of investment income on the Trust Account.

CC.
Reflects the recognition of compensation expense related to the current independent directors of KWAC and the grant of Class A common stock to the independent directors. The stock was granted in October 2020 and November 2020 and the shares vest upon the consummation of the Business Combination. The stock was granted at fair value on the grant dates at $6.19 per share or an aggregate of $1.7 million for the 270,000 shares of Class A common stock. The aggregate amount paid for the acquired stock was approximately $.2 million. The excess of fair value over the amount paid is approximately $1.5 million, which is reflected in the pro forma consolidated statement of operations for the period ended September 30, 2022 and the year ended December 31, 2021.

4.
Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the nine months ended September 30, 2022, and for the year ended December 31, 2021:
	For the Nine Months Ended September 30, 2022		For the Year Ended December 31, 2021
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income (loss)	7,080	7,080	(6,365)	(6,365)
Weighted average shares outstanding of common stock	15,479	14,979	15,479	14,979
Net income (loss) per share (Basic and Diluted) attributable to common stockholders	$0.46	$0.47	$(0.41)	$(0.42)

INFORMATION ABOUT KWAC
General
KWAC is a blank check company incorporated on July 27, 2020 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. KWAC focused its search on businesses that have their primary operations in the financial services industry with a focus on delivering differentiated financial services in the wealth management, financial advisory and investment management sectors to the mass affluent and private client investor community. Based on our business activities, KWAC is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.
IPO
On November 24, 2020, KWAC consummated its initial public offering (“IPO”) of 11,500,000 KWAC Units, including the issuance of 1,500,000 KWAC Units as a result of the underwriters’ full exercise of their over-allotment option. Each unit consists of one share of KWAC Class A Common Stock and three-fourths of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of KWAC Class A Common Stock at a price of $11.50 per share. The KWAC Units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $115,000,000. Prior to the consummation of the IPO on August 17, 2020, Sponsor purchased an aggregate of 4,312,500 shares of KWAC Class B Common Stock (the “Founder Shares”) for $25,000, or $0.006 per share. On October 22, 2020, Sponsor surrendered 718,750 Founder Shares for no consideration. On November 3, 2020, Sponsor surrendered an additional 718,750 Founder Shares for no consideration. Prior to the initial investment in KWAC of $25,000 by the Sponsor, KWAC had no assets, tangible, or intangible. The number of Founder Shares outstanding was determined based on KWAC’s expectation that the total size of the IPO would be a maximum of 11,500,000 KWAC Units if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the outstanding shares after the IPO.
Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, KWAC completed the private sale of an aggregate of 6,481,550 warrants (the “KWAC Private Placement Warrants”) to Sponsor and one of KWAC’s directors at a purchase price of $1.00 per KWAC Private Placement Warrant, generating gross proceeds to KWAC of $6,481,550. The KWAC Private Placement Warrants are identical to the Warrants sold in the IPO, except that the KWAC Private Placement Warrants, so long as they are held by our Sponsor or its permitted transferees, (i) are not redeemable by KWAC, (ii) may not (including the KWAC Class A Common Stock issuable upon exercise of such KWAC Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of KWAC’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sale. If the KWAC Private Placement Warrants are held by holders other than our sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by KWAC and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO.
Additionally, in lieu of 0.9% of the gross proceeds of the IPO, KWAC issued to Oppenheimer & Co. Inc. 104,000 KWAC Units (“Underwriter Units”) simultaneously with the consummation of the IPO. The Underwriter Units are identical to the KWAC Units sold in the IPO, except that, so long as they are held by Oppenheimer & Co. Inc. or its permitted transferees, the warrants underlying the Underwriter Units (i) will not be redeemable by KWAC, (ii) may not (including KWAC Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
Upon the closing of the IPO and the Private Placement, $117,848,550 was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”). Except for the withdrawal of interest to pay taxes, if any, and to fund our working capital requirements (subject to an annual limit of  $100,000), the Existing KWAC Charter provides that none of the funds held in trust will be released from the Trust Account, until the earlier of (i) the completion of our initial business combination; (ii) the redemption of any of the shares of KWAC Class A Common Stock sold as part of the KWAC Units sold in our IPO (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Existing KWAC Charter (A) to modify the substance or timing of our obligation to redeem 100% of the Public Shares if we do not complete an initial business combination within 18 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) the redemption of 100% of the Public Shares if we are unable to complete an initial business combination within 18 months from the closing of the IPO. The proceeds held in the Trust Account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Effecting a Business Combination
General
KWAC is not presently engaged in, and KWAC will not engage in, any substantive commercial business until it completes the Business Combination with Wentworth or another target business.
Initial Business Combination
The Existing KWAC Charter requires that we consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. The KWAC Board will make the determination as to the fair market value of our initial business combination. If the KWAC Board is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that the KWAC Board will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. However, we may structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post- transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target.
However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Redemption Rights for Holders of Public Shares Upon Consummation of Our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to the limitations and on the conditions described herein. The redemption rights will include the requirement that any beneficial owner on behalf of which a redemption right is being exercised must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they may acquire after the IPO in connection with the completion of our initial business combination.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to the Existing KWAC Charter: (a) conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers; and (b) file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.
Resources and Competition
The Existing KWAC Charter provides that we will have until May 24, 2023 to complete our initial business combination. If we are unable to complete our initial business combination by May 24, 2023, then we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the KWAC Board, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess similar or greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our issued and outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Members of our management team and our independent directors directly or indirectly own Founder Shares and/or private placement warrants and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or may be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Delaware law. The Existing KWAC Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of KWAC and it is an opportunity that we are able to complete on a reasonable basis. However, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
In addition, our sponsor and our officers and directors may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, the members of our management team have agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination by May 24, 2023. We do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Facilities
We currently utilize office space at 17 Battery Place, Room 625, New York, NY 10004 from our sponsor and the members of our management team as our executive offices. We consider our current office space adequate for our current operations.
Employees
Michael Nessim is our Chief Executive Office. He is not obligated to devote any specific number of hours to our matters but he intends to devote as much of his time as he deems necessary to our affairs until we have completed our initial business combination. The amount of time that he will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.
Available Information
We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and are required to disclose certain material events (e.g., changes in corporate control, acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business and bankruptcy) in a Current Report on Form 8-K. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov. In addition, KWAC will provide copies of these documents without charge upon request from us in writing at 17 Battery Place, Room 625, New York, NY 10004 or by telephone at (212) 404-7002.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of KWAC Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of Holdings Common Stock held by non-affiliates is equal to or exceeds $250 million as of the prior June 30th and (2) our annual revenues were equal to or exceeded $100 million during such completed fiscal year and the market value of Holdings Common Stock held by non-affiliates is equal to or exceeds $700 million as of the prior June 30th.
KWAC Directors and Executive Officers
KWAC’s current directors and officers are as follows:
Name	Age
Gary Wilder	59
Michael Nessim	55
Larry Roth	64
David Hudd	63
Jonathan Massing	61
Lisa Roth	62
Caroline O’Connell	54
Gary Wilder, Executive Chairman and Director
Mr. Wilder, our Executive Chairman and Director, has served since January 2019 as Group Chief Executive Officer of KWG, a publicly traded, fully integrated wealth and investment management group with over 16,000 active clients and over $7 billion of assets under advice and management, and as Executive Chairman of Kingswood US, KWG’s subsidiary and U.S. holding company. He joined the board of KWG in October 2017 as a non-Executive Director.
Mr. Wilder is also a co-founding partner of KPFLP and alongside his partner, Jonathan Massing, has undertaken a range of long-term private equity investments and financial transactions. In September 2006, Mr. Wilder co-founded Moor Park Capital Partners LLP, a private real estate firm based in London, where he currently serves as the Executive Chairman. Prior to founding Moor Park, Mr. Wilder was a Managing Partner and the Co-Head of European Funds Group at Nomura, a team he created following his role as head of Nomura’s Real Estate Principal Finance Group. He was also a member of Nomura’s Global Fixed Income Committee. Between 1999 and 2002, Mr. Wilder was Partner & Managing Director at Credit Suisse First Boston responsible for its European Real Estate Investment Banking business. Between 1992 and 1999, Mr. Wilder was a Managing Director at Bankers Trust (now Deutsche Bank) in the Real Estate Group. Mr. Wilder is a Chartered Accountant and a graduate of the Cass Business School, University of London, where he attained a Bachelor of Science degree with honors. Mr. Wilder is authorized as a Senior Manager Function holder by the UK Financial Conduct Authority.
Michael Nessim, Chief Executive Officer and Director
Mr. Nessim, our Chief Executive Officer, is currently the President of Kingswood US. Mr. Nessim joined Kingswood US through KWG’s acquisition of a majority interest in MHC. MHC is the majority owner of Benchmark. Mr. Nessim has served since March 2019 as the President and CEO of Benchmark. Prior to that, Mr. Nessim served as the president of Bluecrest Capital LLC for 13 years.
Mr. Nessim currently holds Series 7, 24, 63 and 65 Securities Licenses. Mr. Nessim graduated from C.W. Post University with a degree in Business Management.
R. Lawrence (Larry) Roth, Director
Mr. Roth, our lead independent director, has served since October 2016 as the Managing Partner of RLR Strategic Partners LLC, a consulting company, where he works closely with senior management teams, boards of directors and advisory boards across the wealth management space to deliver high-impact strategic growth plans, as well as plan execution support. In addition to strategic planning, Mr. Roth also provides comprehensive M&A advisory solutions, delivered in association with Berkshire Global Advisors, a leading global boutique investment bank focused on mergers & acquisitions for the financial services sector.
Mr. Roth currently serves on the boards of directors as well as advisory boards of the following: Advisory Board Chairman of Haven Tower Group, Member of the Board of Directors of Oppenheimer & Co. Inc., Member of the Board of Directors of Clark Capital Management Group and Editorial Advisory Board Member for Real Assets Adviser. From May 2014 to September 2016, Mr. Roth served as Chief Executive Officer of Cetera Financial Group, the second largest network of independent broker-dealers in the U.S. From 2013 to 2014, Mr. Roth was the Chief Executive Officer of Realty Capital Securities, a financial services firm engaged in the independent wealth management business. From 2006 to 2013, Mr. Roth was Chief Executive Officer of AIG Advisors Group, one of the largest networks of independent broker-dealers in the country. He has also previously served as a Managing Director of Berkshire Global Advisors and remains affiliated with the firm today as a Senior Advisor. Mr. Roth first entered the wealth management industry as an entrepreneur when he personally acquired Vestax, a Hudson, Ohio-based full-service independent broker-dealer.
Mr. Roth has an undergraduate degree from Michigan State University and a J.D. from the University of Detroit School of Law. He is also a graduate of the Owner/President Management Program at Harvard University’s Graduate School of Business Administration. He holds Series 7, 24, 63 and 79 FINRA registrations.
Jonathan Massing, Director
Mr. Massing, one of our directors, is currently the non-executive Deputy Chairman of KWG. Mr. Massing was appointed as a non-executive director of KWG in 2017 and, in 2019, assumed the role of Deputy Chairman. Prior to joining KWG, Mr. Massing served as one of the founding partners of KPFLP starting in June 2004. In 1993, Mr. Massing became a founding partner of Kingswood LLP, a City-based professional advisory firm specializing in corporate finance and other professional services for private entrepreneurial businesses and smaller companies. In 1998, Mr. Massing set up KIP as an independent, UK Financial Conduct Authority regulated, private equity investor. KIP also acts as General Partner to KPFLP. Mr. Massing began his career as a chartered accountant at PricewaterhouseCoopers LLP in 1981. Mr. Massing is a member of the Corporate Finance Faculty of the Institute of Chartered Accountants in England and Wales, holding the Corporate Finance Diploma entitling the use of the designation “CF”. In 2010, he was admitted as a Member of the Royal Institution of Chartered Surveyors (MRICS). Mr. Massing attained a Bachelor of Science with Honors at Cardiff University.

David Hudd, Director
Mr. Hudd, one of our directors, is currently a non-executive director of and legal consultant to KWG. Mr. Hudd is also senior counsel and a former partner of Hogan Lovells, where he served as Deputy CEO from July 2014 to July 2020. Mr. Hudd joined Lovells (now Hogan Lovells) as its first dedicated capital markets partner in 1994 to establish the firm’s structured finance practice. Before his appointment as Deputy CEO, Mr. Hudd led the firm’s global finance practice. Mr. Hudd served as Head of Structured Finance at Banque Indosuez in London (now Crédit Agricole) between 1993 and 1994, as Head of Structured Finance at Sanwa International in London (now Mitsubishi UFJ Group) between 1991 and 1993, and as Head of Legal and subsequently Head of Structured Finance at Banque Paribas in London (now BNP Paribas) from 1985 to 1990. Mr. Hudd started his career as an Associate at Linklaters. Mr. Hudd graduated with an MA in Jurisprudence from Oxford University and is qualified as a solicitor.
Howard Garland, Director
Mr. Garland, one of our directors, is a Partner of Pollen Street and a member of the firm’s private equity and credit investment committees. He is currently a non-executive director of KWG, in which capacity he has served since December 2019. Beginning in 2012, Mr. Garland spent three years assisting the Swedish credit institution Hoist Finance to enter the UK debt collecting and non-performing loan debt purchasing sector, acting as the UK Chief Operating Officer and supporting the acquisition of a number of UK companies and debt portfolios in both a structuring and operational role. Mr. Garland has a 1st class honors degree in Mathematics from University College London.
Lisa Roth, Director
Ms. Roth, one of our directors, has been since 1999 the president of Monahan & Roth, LLC, a professional consulting firm offering consulting, expert witness and mediation services on financial and investment services topics including regulatory compliance, product due diligence, suitability, supervision, information security and related topics. Previously, Ms. Roth founded ComplianceMAX Financial Corp. (purchased by National Regulatory Services in 2007), a regulatory compliance company offering technology and consulting services to more than 1,000 broker-dealers and investment advisers. Ms. Roth has been engaged as an expert witness on more than 150 occasions, including FINRA, JAMS and AAA arbitrations, and Superior Court and other litigations, providing research, analysis, expert reports, damages calculations and/or testimony at deposition, hearing and trial.
Ms. Roth also has served since April 2016 as the President, AML Compliance Officer and Chief Information Security Officer of Tessera Capital Partners. Tessera is a limited purpose broker dealer offering new business development, financial intermediary relations, client services and marketing support to investment managers and financial services firms. Ms. Roth holds FINRA Series 7, 24, 53, 4, 65, 99 Licenses. Previously, Ms. Roth has served in various executive capacities with Keystone Capital Corporation, Royal Alliance Associates, First Affiliated Securities Inc. (now First Allied Securities, Inc.), and other brokerage and advisory firms.
Ms. Roth attained a Bachelor of Arts Degree and was awarded the History Prize from Moravian College in Bethlehem, PA. For the avoidance of doubt, Ms. Roth is unrelated to Mr. Roth.
Caroline O’Connell, Director
Ms. O’Connell, one of our directors, has been since September 2019 the Chief Strategy and Customer Experience Officer of Equitable (formerly AXA Equitable) and a member of the firm’s Operating Committee. Previously, Ms. O’Connell held several roles at BNY Mellon, which she joined in 1999, including Chief Strategy Officer for the firm’s Pershing franchise and Chief Marketing Officer for its Investment Services business. Ms. O’Connell is a board member of the Securities Industry Institute at The Wharton School at the University of Pennsylvania. She is part of the Strategic Advisory Board for FTV Capital, a multi-billion dollar venture capital and private equity firm as well as Senior Advisor to Omega Venture Partners, a start-up venture capital firm specializing in human-enabled artificial intelligence. Ms. O’Connell is also co-founder of the Outthinker Chief Strategy Officer Roundtable and a member and former Chair of the Marketing and Communications Committee of The Women’s Forum of New York.

Ms. O’Connell holds FINRA series 7, 24 and 63 Licenses. Ms. O’Connell holds a Bachelor of Science degree in Education and Master of Business Administration in Marketing from Old Dominion University in Norfolk, Virginia.
Number and Terms of Office of Officers and Directors
Our board of directors consists of eight members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual meeting) serving a three-year term. In accordance with the NYSE American corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE American. The term of office of the first class of directors, consisting of Jonathan Massing and Larry Roth, will expire at our first annual meeting. The term of office of the second class of directors, consisting of David Hudd, Lisa Roth, and Gary Wilder, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Howard Garland, Michael Nessim and Caroline O’Connell, will expire at the third annual meeting of stockholders.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. The KWAC Board is authorized to appoint officers as it deems appropriate pursuant to our Existing KWAC Charter.
Director Independence
The rules of the NYSE American require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). We have six “independent directors” as defined in the NYSE American rules and applicable SEC rules. Our board of directors has determined that each of Howard Garland, Larry Roth, David Hudd, Jonathan Massing, Lisa Roth, and Caroline O’Connell is an “independent director” as defined in the NYSE American listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Committees of the KWAC Board
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of our audit committee, our compensation committee and our nominating and corporate governance committee is composed solely of independent directors. Subject to phase-in rules, the rules of the NYSE American and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE American require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee is available on our website.
Audit Committee
We have established an audit committee of the board of directors. Howard Garland, Jonathan Massing and Lisa Roth serve as members of our audit committee, and Mr. Efremov chairs the audit committee. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Garland, Mr. Massing and Ms. Roth meet the independent director standard under the NYSE American listing standards and under Rule 10A-3(b)(l) under the Exchange Act.
Each member of the audit committee is financially literate and our board of directors has determined that Mr. Massing qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:
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assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
We have established a compensation committee of the board of directors. Lawrence Roth and Caroline O’Connell serve as members of our compensation committee. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Mr. Roth and Ms. O’Connell are independent and Ms. O’Connell chairs the compensation committee.
We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

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reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $10,000 per month for up to 18 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.
Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee of the board of directors. David Hudd and Lisa Roth serve as members of, and Mr. Hudd chairs, the nominating and corporate governance committee.
We have adopted a nominating and corporate governance committee charter which details the purpose and responsibilities of the nominating and corporate governance committee, including:
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identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for appointment at the annual meeting or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our Public Shares will not have the right to recommend director candidates for nomination to our board of directors.
Director Nominations
The nominating and corporate governance committee will recommend to KWAC Board candidates for nomination for election at the annual meeting of the stockholders. Prior to the Business Combination, the KWAC Board will also consider director candidates recommended for nomination by holders of the KWAC

Class B Common Stock during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Prior to the Business Combination, holders of KWAC Class A Common Stock will not have the right to recommend director candidates for nomination to the KWAC Board.
KWAC has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the KWAC Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NYSE American rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF KWAC
References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to Kingswood Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to Kingswood Global Sponsor LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statements/prospectus.
Overview
We are a blank check company incorporated as a Delaware corporation on July 27, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Simultaneously with the consummation of the Public Offering, we consummated the private sale of an aggregate of 6,481,550 warrants, each exercisable to purchase one share of Class A common stock, par value $0.0001 per share (“Class A common stock”) at $11.50 per share, to Kingswood Global Sponsor LLC, our sponsor, and one of the Company’s directors at a price of $1.00 per warrant, generating gross proceeds, before expenses, of approximately $6,481,550 (the “Private Placement”). We intend to consummate an initial business combination using cash from the proceeds of our initial public offering (the “Public Offering”) that closed on November 24, 2020 (the “Closing Date”) and the Private Placement, and from additional issuances of, if any, our equity and our debt, or a combination of cash, equity and debt.
We have incurred, and in the event the Proposed Business Combination (as defined below) is not consummated, expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plan to complete our initial Business Combination, including the proposed Business Combination will be successful.
Recent Developments
Proxy Statement
Our amended and restated certificate of incorporation was amended with a stockholder vote to extend the time required to consummate a Business Combination. On May 18, 2022, the Company convened its special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”) virtually, with respect to the voting on the proposal to extend the date by which the Company must complete its Business Combination from May 24, 2022 to November 24, 2022. A total of 14,479,000 shares of the Company’s Class A common stock and Class B common stock, or 79% of the Company’s outstanding stock as of May 18, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the Extension Amendment, shareholders holding 10,036,744 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account (the “Extension Redemption”). On May 20, 2022, the Company paid from the Trust Account an aggregate amount of $102,894,278, or approximately $10.25 per share to redeeming shareholders in the Extension Redemption. For each one-month extension, the Sponsor agreed to contribute, as a loan, to the Company $60,969 or approximately $0.04 per share for each Public Share not redeemed in connection with the Extension Amendment (the “Contribution”). Monthly Contributions in the amount of $60,969 are payable monthly through the Company’s extension date in November 2022 (if the Sponsor fully extends the term the Company has to complete an initial Business Combination). For the nine months ended September 30, 2022, $243,874 was deposited in the Trust Account.
Subsequently on November 23, 2022, the KWAC convened its second Special Meeting virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from November 24, 2022 to May 24, 2023. A total of 4,067,378 shares of the KWAC’s Class A common stock and Class B common stock, or 95.49% of the KWAC’s outstanding stock as of November 23, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. KWAC paid from the Trust Account an aggregate amount of $10,142,764, or approximately $10.62 per share to redeeming shareholders in the second Extension Redemption. For each one-month extension, the Wentworth shall contribute $69,218 or approximately $0.05 per share for each Public Share not redeemed in connection with the Contribution. Monthly Contributions in the amount of $60,969 are payable monthly through the KWAC’s extension date in May 2023 (if the Sponsor fully extends the term the KWAC has to complete an initial Business Combination).
Proposed Business Combination
On July 7, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Binah Capital Group, Inc., a Delaware corporation and wholly owned subsidiary of Kingswood (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”).
Business Combination Agreement
Pursuant to the Merger Agreement, (i) Kingswood Merger Sub will merge with and into the Company (the “Kingswood Merger”), with the Company surviving the Kingswood Merger as a wholly owned subsidiary of Holdings (the “Kingswood Surviving Company”); and (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth (the “Wentworth Merger”), with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Wentworth Surviving Company”). Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company (the “Holdings Contribution”) all units of the Wentworth Surviving Company directly held by Holdings after the Wentworth Merger, such that, following the Holdings Contribution, the Wentworth Surviving Company will be a wholly-owned subsidiary of the Kingswood Surviving Company (together with the Kingswood Merger, the Wentworth Merger and the other transactions related thereto, the “Transactions”).
The aggregate consideration payable to certain holders of Wentworth’s membership interests for the Transactions (the “Wentworth Merger Consideration”) consists of Holdings common shares issued on the Closing Date (the “Share Consideration”), and the assumption of all indebtedness of Wentworth as of the Closing Date (the “Assumed Indebtedness”). The Wentworth Merger Consideration is equal to the quotient of: (a) the difference of (i) Enterprise Value, minus (ii) Closing Wentworth Indebtedness, minus (iii) Sponsor Share Value, minus (iv) Outstanding Transaction Expenses, minus (v) Wentworth Class B Redemption Amount, divided by (b) the Per Share Price, subject to the Minimum Company Share Amount.
The Business Combination Agreements contains customary representations and warranties, covenants and closing conditions, including, but not limited to approval by our shareholders of the Business Combination Agreement. The terms of the Business Combination Agreement and other related ancillary agreements to be entered into in connection with the Closing are summarized in more detail in our Current Report on Form 8-K filed with the SEC on July 7, 2022. Capitalized terms used in this Quarterly Report on Form 10-Q but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.
Results of Operations
For the three months ended September 30, 2022, we incurred a loss from operations of $736,011. Net income for the Company of $229,989 included the changes in fair value of warrant liability of $759,227, changes in fair value of convertible promissory note of $140,888 and interest income from the Trust Account of $67,094, offset by loss from operations and tax expense of $1,209.

For the nine months ended September 30, 2022, we incurred a loss from operations of $3,261,136, including legal and professional fees of $2,936,487, directors’ fee of $78,750, insurance expenses of $112,192 and other general operating expenses totaling $133,707. We also incurred $5,241 in tax expenses. In addition to the loss from operations, we realized other income of $6,468,656 consisting of interest income of $144,657 from the Trust and operating bank accounts, a gain on the change in fair value of the convertible promissory note of $250,179 and a $6,073,820 gain from a decrease in the fair value of the Company’s warrant liability. Through September 30, 2022, our efforts have been limited to organizational activities, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any income, other than interest income earned on the proceeds held in the Trust and operating bank accounts. Additionally, we recognize non-cash gains and losses within other income (expense) related to changes in recurring fair value measurement of our warrant liabilities at each reporting period.
For the three months ended September 30, 2021, we incurred a loss from operations of $382,547, including legal and professional fees of $283,440, directors’ fee of $26,250, insurance expenses of $37,809 and other general operating expenses totaling $35,048. Net income for the Company of $3,026,639 included the changes in fair value of warrant liability of $3,406,196 and interest income from the Trust Account of $2,990, offset by the loss from operations. In addition to the net income, the Company incurred other income of $3,409,186 consisting of interest income of $2,990 from the Trust and operating bank accounts and a $3,406,196 gain from a decrease in the fair value of the Company’s Warrant liability. Through September 30, 2021, our efforts have been limited to organizational activities, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any income, other than interest income earned on the proceeds held in the Trust and operating bank accounts.
For the nine months ended September 30, 2021, we incurred a loss from operations of $840,395, including legal and professional fees of $477,506, directors’ fee of $105,000, insurance expenses of $112,192 and other general operation expenses totaling $145,697. In addition to the loss from operations, we incurred other net expenses of $151,161 consisting of interest income of $8,896 from the Trust and operating bank accounts, $151,846 loss from an increase in the fair value of the Company’s Warrant liability, and $8,211 in Company offering costs. Through September 30, 2021, our efforts have been limited to organizational activities, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any income, other than interest income earned on the proceeds held in the Trust and operating bank accounts.
At September 30, 2022, $15,355,738 was held in the Trust Account (including $4,025,000 of deferred underwriting discounts and commissions).
For the year ended December 31, 2021, we incurred a loss from operations of $1,208,657, including legal and professional fees of $570,523, directors’ fee of $131,250, insurance expenses of $150,000 and other general operation expenses totaling $356,884. In addition to the loss from operations, we incurred other net income of $762,922 consisting of interest income of $11,906 from the Trust and operating bank accounts, $759,227 gain from a decrease in the fair value of the Company’s warrant liability, offset by $8,211 in offering costs. Through December 31, 2021, our efforts have been limited to organizational activities, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any income, other than interest income earned on the proceeds held in the Trust and operating bank accounts. Additionally, we recognize non-cash gains and losses within other income (expense) related to changes in recurring fair value measurement of our warrant liabilities at each reporting period.
For the period from July 27, 2020 (date of inception) through December 31, 2020, we incurred a loss from operations of $198,780, including franchise tax of $77,311. Net loss for the Company of $792,587 included the loss from operations, changes in fair value of warrant liability of $369,286, and transaction costs of $225,763, partially offset by interest income from the Trust Account of $1,242.
At December 31, 2021, $117,861,531 was held in the Trust Account (including $4,025,000 of deferred underwriting discounts and commissions).
Except for the withdrawal of interest to pay our taxes and up to $100,000 to pay dissolution expenses, if any, our amended and restated certificate of incorporation (the “Charter”) provides that none of the funds held in trust will be released from the Trust Account until such time as or under the following circumstances (i) the completion of an initial business combination; (ii) the redemption of any of the shares of Class A common stock included in the units sold in the Public Offering (the “Units”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the common stock included in the Units being sold in the Public Offering if the Company does Offering if the Company does not complete an initial business combination within 18 months from the closing of the Public Offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Public Offering if we are unable to complete a business combination within such 18 month period. Through December 31, 2020, we have not withdrawn any funds from interest earned on the trust proceeds. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of the Public Offering in the event of a business combination.
We have also agreed to reimburse an affiliate of the sponsor for office space, secretarial and administrative services provided to members of our management team, in an amount not to exceed $10,000 per month in the event that such space and/or services are utilized and we do not pay a third party directly for such services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. For the three and nine months ended September 30, 2022 and 2021, no amounts for these administrative services were charged to the statement of operations or paid.
Liquidity, Capital Resources and Going Concern
As of September 30, 2022 and December 31, 2021, we had cash outside our Trust Account of $252,481 and $838,478, respectively, available for working capital needs and a working capital deficit of $3,454,666 (excluding federal income and Delaware franchise taxes) and working capital of $211,456, respectively. We intend to use the funds held outside the Trust Account for consummating the Business Combination.
As of September 30, 2022 and December 31, 2021, we had marketable securities held in the Trust Account of $15,355,738 and $117,861,531, respectively, consisting of mutual funds. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2022, we did not withdraw any interest earned on the Trust Account to pay our taxes. All remaining cash was held in the Trust Account and is generally unavailable for our use, prior to an initial business combination.
On March 24, 2022, our Sponsor has agreed to loan us up to $1,500,000 as may be required (the “Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans are evidenced by a promissory note. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, or converted upon consummation of a business combination into additional Private Warrants equal to $1.00 per Private Warrant.
If our estimate of the costs of completing the contemplated business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate the business prior to a business combination. Moreover, in addition to the access to the Working Capital Loans, we may need to obtain other financing either to complete a Business Combination or because we become obligated to redeem a significant number of public shares upon consummation of a Business Combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of a Business Combination. If we are unable to complete a Business Combination because we do not have sufficient funds available, we will be forced to cease operations and liquidate the Trust Account. In addition, following a Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
We have until May 24, 2023 to consummate a Business Combination. It is uncertain that we will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution unless time for which the

Business Combination is otherwise extended as further outlined above under the heading Proxy Statement. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after May 24, 2023.
Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.
We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.
Contractual obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an administrative agreement to reimburse our sponsor for office space, secretarial and administrative services provided to members of the Company’s management team by the sponsor, members of our sponsor, and the Company’s management team or their affiliates in an amount not to exceed $10,000 per month in the event such space and/or services are utilized and the Company does not pay a third party directly for such services, from the date of closing of the Public Offering. Upon completion of a business combination or the Company’s liquidation, the Company will cease paying these monthly fees.
The underwriters are entitled to a deferred fee of $0.35 per units, or $4,025,000 in the aggregate will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Registration Rights
The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the Public Offering, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the Public Offering, and the common stock underlying such Private Warrants and (iii) Private Warrants that may be issued upon conversion of Working Capital Loans (and the securities underlying such securities) have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:
Derivative Warrant Liabilities
We account for the warrants issued in connection with our initial public offering in accordance with Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging-Contracts in Entity’s Own

Equity” (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.
Convertible Promissory Note
On March 24, 2022, the Sponsor agreed to loan us up to $1,500,000 to be used for a portion of the expenses of the Company. At the option of the Sponsor, at any time on or prior to the maturity date, any unpaid principal amount outstanding may be converted into whole warrants (“Conversion Warrants”) to purchase Class A common stock at a conversion price equal to $1.00 per warrant. We elected the fair value option as the reporting value of the Convertible Promissory Note. As a result of applying the fair value option, we record each draw with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in fair value of convertible promissory note on the condensed statement of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s assumption a market participant would use in pricing the asset or liability.
Redeemable Shares of Class A Common Stock
We account for our Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our redeemable Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, shares of redeemable Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of our balance sheets.
On May 18, 2022, we held a special meeting in lieu of an annual meeting pursuant to which our stockholders approved extending the date by which we had to complete a Business Combination from May 24, 2022 to November 24, 2022. In connection with the approval of the extension, the stockholders elected to redeem an aggregate of 10,036,744 class A common stock. As a result, an aggregate of $102,894,278 (or approximately ($10.25 per share) was released from the Trust Account to pay such stockholders. Accordingly, as of September 30, 2022 and December 31, 2021, 1,463,256 and 11,500,000 shares of class A common stock subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our balance sheets.
Subsequently on November 23, 2022, the KWAC convened its second Special Meeting virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from November 24, 2022 to May 24, 2023. A total of 4,067,378 shares of the KWAC’s Class A common stock and Class B common stock, or 95.49% of the KWAC’s outstanding stock as of November 23, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. KWAC paid from the Trust Account an aggregate amount of $10,142,764, or approximately $10.62 per share to redeeming shareholders in the second Extension Redemption. For each one-month extension, the Wentworth shall contribute $69,218 or approximately $0.05 per share for each Public Share not redeemed in connection with the Contribution. Monthly Contributions in the amount of $60,969 are payable monthly through the KWAC’s extension date in May 2023 (if the Sponsor fully extends the term the KWAC has to complete an initial Business Combination).
Net Income (Loss) per Share
We have two classes of stock, which are referred to as redeemable Class A common stock and non-redeemable Class A and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 15,184,550 potential common stock for outstanding warrants to purchase our stock were excluded from diluted earnings per share for the three and nine months ended September 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As we are a smaller reporting company, adoption of ASU 2020-06 will be required for fiscal years beginning after December 15, 2023, including interim periods with those fiscal years. The Company is still evaluating the impact of ASU 2020-06 and will adopt as required.

BUSINESS OF WENTWORTH
Our Company
Wentworth Management Services LLC, a Delaware limited liability company (the “Company”), is a leading consolidator of retail wealth management businesses that owns and operates four broker-dealers with over 1900 registered individuals located in 535 offices in all 50 states. In addition, the Company owns three Registered Investment Advisors.
The Company focuses on three critical areas comprised of the hybrid, independent and W2 business models to allow affiliated advisors to choose the operating model that works best for them and run their practices on their own terms. The Company’s platform adds to its flexibility by providing a variety of custody and clearing firm options to accommodate the unique business needs of advisors.
The Company believes it will be a natural destination for financial advisors and assets in motion by strategically positioning itself as the hybrid broker-dealer of choice, with top clearing and custodial relationships and strategic partnerships. With a track record of building a platform capable of significant scale along with strategic initiatives to drive its growth via access to public capital, Binah’s features include:
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A national wealth management platform supporting more than 1,900 registered individuals

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Tech-enabled capabilities that allows for seamless integration and provides advisors with end-to-end services enhancing efficiency

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Open architecture that offers access to an array of solutions for advisors and their clients via expanded product offerings and shared services

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A highly attractive financial model that is expected to experience organic growth, highly recurring revenues and expanding margins

Each of our independent advisory and brokerage firms provides full support services to its financial advisors, including access to stock, bond, exchange-traded fund (“ETF”) and options execution; products such as insurance, mutual funds, alternative investments such as non-traded real estate investment trusts, unit trusts and fixed and variable annuities; and research, compliance, supervision, accounting and related services.
Our independent advisory and brokerage firms offer various accounts, some of which are managed by our financial advisors, and others that are managed by third parties. The advisor managed accounts offer various account structures, including fee-based and “wrap fee” accounts. For financial advisors who prefer not to act as portfolio managers, third-party management options are available. These options employ managers who select diversified, fee-based asset management investment portfolios based on a client’s needs and risk profile. The types of portfolios may include separately managed portfolios, multi-managed accounts, and mutual fund and ETF model portfolios. These portfolios may also include portfolio analytics, performance reporting and position-specific reporting.
Corporate Structure
Founded in March 2016 as a limited liability company under the Act, Wentworth, through four wholly-owned registered broker dealer subsidiaries and their affiliated entities, provides investment management services to clients via three investment advisor business models:
Hybrid Business Model: The Purshe Kaplan Sterling Entities
PKS Holdings, LLC (“PKSH”) is headquartered in Albany, New York with branch offices throughout the United States of America, more than 1600 registered individuals, and includes the following entities (the “PKSH Entities”):
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Purshe Kaplan Sterling Investments, Inc. (“PKSI”), incorporated in the State of New York, is an independent broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investors

Protection Corporation (“SIPC”). Additionally, PKSI is registered with the Commodity Futures Trading Commission (“CFTC”) as an introducing broker and is a member of the National Futures Association (“NFA”).
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PKS Advisory Services, LLC (“PKSA”), a New York limited liability company, is an independent investment advisory firm, registered with the SEC, which provides advisory services to clients.

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PKS Financial Services, Inc. (“PKSF”), incorporated in the State of New York, is an insurance entity providing financial services to clients.

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Representatives Indemnity Company, Inc. (“Repco”), incorporated in the British Virgin Islands, holds a general business insurance license for the purpose of providing professional liability insurance coverage for affiliated Wentworth entities.

PKSI operates under a Hybrid Business Model, which allows our independent registered representatives to maintain registration with our broker-dealer in order to continue to offer commission-based products alongside their registration to an outside Registered Investment Advisor to provide fee-based asset management services. The flexibility of the Hybrid Business Model allows investment advisors to keep their fee-based asset management advisory business while executing their more traditional commission-based business through our broker-dealer.
PKSI is one of the leaders in the Hybrid Business Model with over 500 different RIA’s that have advisors registered with PKSI. We are currently expanding the PKSI model into both World Equity Group and Cabot Lodge Securities to offer greater custody and clearing options to our advisors. Pursuant to the Hybrid Business Model, an independent financial advisor becomes affiliated with one of our independent brokerage firms. The independent financial advisor generally establishes his or her own office and is solely responsible for the payment of all expenses associated with the operation of the branch office (including rent, utilities, furniture, equipment, quotation systems, employee wages and benefits and general office supplies). A significant percentage of a branch’s commission-based revenues from securities brokerage transactions conducted through our brokerage firms accrue to the independent financial advisor. Because an independent financial advisor’s fee-based asset management advisory business is outside of our corporate RIA, they run and manage all aspects of their own RIA and collect all fees related to those services. This compares with a payout rate of approximately 30% to 50% to financial advisors working in a traditional wirehouse brokerage setting where the brokerage firm bears substantially all of the sales force costs, including providing employee benefits, office space, sales assistants, telephone service and supplies.
The Hybrid Business Model permits our independent brokerage firm subsidiaries to expand their revenue base and retail distribution network of investment products and services without either the capital expenditures that would be required to open company-owned offices, or the additional administrative and other costs of hiring financial advisors as in-house employees.
An independent financial advisor must possess a sufficient level of business experience to enable the individual to independently operate his or her own office. These independent financial advisors have the ability to structure their own practices and to focus in different areas of the investment business, subject to supervisory procedures as well as compliance with all applicable regulatory requirements.
Independent Business Model: the Cabot Lodge Entities and the World Equity Group
Cabot Lodge Securities LLC (“CLS”) maintains offices in New York, New York with branch offices throughout the United States of America, more than 300 advisors. and includes the following entities (the “CLS Entities”):
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CLS, incorporated in the State of Delaware, is an independent broker-dealer registered with the SEC and is a member of FINRA and SIPC.

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CL Wealth Management, LLC (“CLWM”), incorporated in the State of Virginia, is a SEC registered investment advisor.

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Wentworth Financial Partners (“WFP”) (f/k/a CL General Agency), incorporated in the State of Delaware, is an insurance agency. On September 5, 2018.

On May 17, 2021, Wentworth acquired 100% of the equity interests of World Equity Group, Inc. (“WEG”). The acquisition was made to enhance Wentworth’s position in the Midwest. WEG maintains offices in Illinois and has branch offices throughout the United States of America. WEG is incorporated in the State of Illinois, is an independent broker-dealer and registered investment advisor registered with the SEC and is a member of FINRA and SIPC.
CLS operates primarily an Independent Business Model, which allows our independent broker-dealers to affiliate with our brokerage firms as independent contractors to offer commission-based products as well as fee-based asset management services to their client through our RIAs. Pursuant to the Independent Business Model, an independent broker-dealer becomes affiliated with one of our independent brokerage firms as an independent contractor. The independent broker-dealer generally establishes his or her own office and is solely responsible for the payment of most of the expenses associated with the operation of the branch office (including rent, utilities, furniture, equipment, quotation systems, employee wages and benefits and general office supplies). A large percentage of a branch’s commission-based revenues from securities brokerage transactions conducted through our brokerage firms accrue to the independent broker-dealer, and a large percentage of the fee-based revenue for asset management services provided by our corporate RIAs accrue to the independent broker-dealer.
W2 Business Model
In addition to the Hybrid Business Model, the PKSH Entities operate under a W2 Business Model, which allows our independent broker-dealers to affiliate with our brokerage firms as employees to offer commission-based products through our brokerage firms as well as fee-based asset management services through our RIAs. Pursuant to the W2 Business Model, the independent broker-dealer joins one of our established branch offices and Wentworth is responsible for the payment of substantially all of the expenses associated with the operation of the branch office (including rent, utilities, furniture, equipment, quotation systems, employee wages and benefits and general office supplies). The independent broker-dealer is a commission based on a smaller percentage of a branch’s commission-based revenues from securities brokerage transactions conducted through our brokerage firms, and the fee-based revenue for asset management services provided by our corporate RIAs.
Competition
The wealth management industry is highly competitive. We compete for opportunities and the professionals in our network compete for clients, advisers and other personnel, with public and privately held investment advisers, traditional brokerage firms and wirehouses, firms associated with securities broker-dealers, financial institutions, private equity firms, asset managers and insurance companies, many of whom have greater resources than we do.
Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Also, many firms offer discount brokerage services and generally effect transactions at substantially lower commission rates on an “execution only” basis. Moreover, there is substantial commission discounting by full-service brokerage firms competing for institutional and retail brokerage business.
A growing number of brokerage firms offer online trading and web-based financial services, usually with lower levels of service, which has further intensified the competition for retail brokerage customers. Our brokerage firm subsidiaries currently do not offer any online trading services to their customers, although they offer online account access so their customers can review their account balances and activity.
Competition also is increasing from other financial institutions, notably banking institutions, insurance companies and other organizations, which offer customers some of the same services and products presently provided by securities firms. We seek to compete through the quality of our financial advisors, our level of service, the products and services we offer and our expertise in certain areas.
To grow our business and compete effectively we must be able to maintain our existing community and attract additional opportunities. Traditionally, we have competed on the basis of:
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increasing revenue through enhanced advisor recruitment efforts, expanded product offerings, strategic scale opportunities (M&A)

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expanding margins through new product offerings on existing platforms, shared services, and improved operational efficiencies across our broker dealer network

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increasing organizational scale via lift-out acquisitions, consolidation of other firms onto our existing platform, expanded partner networks and improved brand recognition

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building out our tech stack and scaling through additional technology products

Competitive Advantage
Our organizational structure differentiates us from our competitors. Our network enables highly qualified professionals to run their businesses efficiently and effectively through end-to-end resources and support, including
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Clearing capabilities through major clearing and custodial firms

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Ability to maintain their identity and enhance their brand

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Flexibility to choose independent or corporate registered investment advisors

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Knowledge and services sharing across the community

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Seamless integration

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Enterprise relationships

Growth Strategy
As advisors and assets under management continue to migrate from traditional wirehouse brokerage and commission-based platforms to hybrid and independent models, we believe we are well-positioned to expand our existing network and to grow through acquisitions.
Growth of Existing Network
We seek to enhance the competitive position of the professionals in our network by connecting our members with the intellectual expertise, resources and value-added services of our network. The Company intends to grow by supporting its members’ growth through tactical, operational and strategic initiatives, as well as through the members’ own acquisitions.
Pipeline Acquisitions
We continue to scale as firms consolidate into the Wentworth network and we add advisors via lift-out pipeline acquisitions. We leverage management’s existing relationships and experience to continue to identify and integrate partner and promote the Wentworth brand to the market.
Regulatory Environment
Most of the organizations and professionals in our network are subject to extensive regulation. Our broker-dealer subsidiaries are subject to regulation by the SEC and by the Financial Industry Regulatory Authority (“FINRA”). Registered investment advisors are subject to regulation by the SEC under the Advisers Act and by the U.S. Department of Labor (the “DOL”) under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Several organizations may also be subject to regulation by state regulators for insurance and other aspects of their activities.
Registered investment advisors are subject to numerous obligations, including fiduciary duties, compliance and disclosure obligations, recordkeeping requirements and operational requirements. Certain of our organizations sponsor unregistered and registered funds in the United States. These activities subject those firms to additional regulatory requirements in those jurisdictions. In addition, many state securities commissions impose filing requirements on investment advisers that operate or have places of business in their states. Similarly, many states require certain client facing employees of RIAs and FINRA-registered broker-dealers to become state licensed.

Broker-dealers and their personnel are regulated, to a large extent, by the SEC and self-regulatory organizations, principally FINRA. In addition, state regulators have supervisory authority over broker-dealer activities conducted in their states. Broker-dealers are subject to regulations which cover virtually all aspects of their business, including sales practices, trading practices, use and safekeeping of clients’ funds and securities, recordkeeping and the conduct of directors, officers, employees and representatives. Broker-dealers are also subject to net capital rules that mandate that they maintain certain levels of capital.
Certain organizations have licensed insurance affiliates. State insurance laws grant state insurance regulators broad administrative powers. These supervisory agencies regulate many aspects of the insurance business, including the licensing of insurance brokers and agents and other insurance intermediaries, and trade practices such as marketing, advertising and compensation arrangements entered into by insurance brokers and agents.
Our organizations are also subject to regulation by the DOL under ERISA and related regulations with respect to investment advisory and management services provided to participants in retirement plans covered by ERISA and subject to regulation by the Internal Revenue Service (“IRS”) with respect to individual retirement accounts (“IRAs”) pursuant to comparable provisions within the Internal Revenue Code (“IRC”). Among other requirements, ERISA and the IRC imposes duties on persons who are fiduciaries under ERISA and the IRC, respectively, and prohibit certain transactions involving related parties.
Additionally, we and our organizations are subject to various state, federal data privacy and cybersecurity laws designed to protect client and employee personally identifiable information. These laws and regulations are increasing in complexity and number, which has resulted in greater compliance risk and cost for us. The unauthorized access, use, theft or destruction of client or employee personal, financial or other data could expose us to potential financial penalties and legal liability.
Material Legal Proceedings
From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WENTWORTH
The following discussion and analysis provides information which Wentworth’s management believes is relevant to an assessment and understanding of WENTWORTH’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial Information of WENTWORTH” and the audited annual and unaudited interim condensed consolidated financial statements, together with related notes thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with our unaudited pro forma consolidated financial information as of December 31, 2021 and for the year ended December 31, 2021, and as of September 30, 2022 and for the nine months ended September 30, 2022 (in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus. Unless the context otherwise requires, references in this “WENTWORTH Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of WENTWORTH and its consolidated subsidiaries.
Overview
The Business Combination
On July 7, 2022, we entered into the Merger Agreement by and among KWAC, Holdings, Kingswood Merger Sub, Wentworth Merger Sub, and Wentworth, which provides for (i) Kingswood Merger Sub to merge with and into KWAC in the Kingswood Merger, with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (“Kingwood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth in the Wentworth Merger, with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger, KWAC Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company in the Holdings Contribution all common units of the Surviving Company directly held by Holdings after the Wentworth Merger, such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company.
We expect the Business Combination to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Holdings will represent a continuation of the financial statements of Wentworth with the Business Combination treated as the equivalent of Wentworth issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth in future reports of Holdings.
Wentworth has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:
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Wentworth unit holders will have a relative majority of the voting power of Holdings;

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The Holdings Board will have seven members, and Wentworth’s unit holders will have the ability to nominate the majority of the members of the Holdings Board;

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Wentworth’s senior management will comprise the senior management of Holdings and be responsible for the day-to-day operations; and

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The intended strategy and operations of Holdings will continue Wentworth’s current strategy and operations.

We currently expect the private placement warrants held by the Sponsor to remain liability classified instruments upon the Closing. We also currently expect the public warrants to be reclassified from liability classified instruments to equity classified instruments upon the Closing.

Wentworth expects to become the successor to an SEC-registered and NYSE American-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees. Wentworth estimates that these incremental costs will range between approximately $0.7million and $1.0 million per year.
Factors Affecting Our Financial Condition and Results of Operations, including those described in the section of this proxy statement/prospectus titled “Risk Factors.”
Basis of Presentation
Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Currently, we conduct business through one operating segment. The consolidated financial statements have been prepared assuming that we will continue as a going concern. See Note 1 in the accompanying consolidated financial statements for further details.
Results of Operations
The following discussion presents an analysis of our results of operations for the nine months ended September 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020 (in thousands):
	For the nine months ended September 30,			For the years ended December 31,
	2022	2021	% Change	2021	2020	% Change
Revenues:
Revenue from Contracts with Customers:
Commissions	$112,157	$107,773	4.1%	$148,840	$101,399	46.8%
Advisory fees	17,863	12,089	47.8%	18,437	9,030	104.2%
Total Revenue from Contracts with Customers	130,020	119,862	8.5%	167,277	110,429	51.5%
Interest and other income	4,614	3,477	32.7%	4,181	2,986	40.0%
Total revenues	134,634	123,339	9.2%	171,458	113,415	51.2%
Expenses:
Commissions and fees	109,907	100,189	9.7%	139,021	91,525	51.9%
Employee compensation and benefits	10,189	11,667	-12.7%	15,970	9,813	62.7%
Rent and occupancy	1,126	1,330	-15.3%	2,013	1,386	45.2%
Professional fees	4,610	380	1113.2%	3,006	4,961	-39.4%
Technology fees	1,452	1,585	-8.4%	2,593	1,563	65.9%
Interest	2,339	1,350	73.3%	2,874	2,612	10.0%
Depreciation and amortization	1,245	1,281	-2.8%	1,637	1,654	-1.0%
Other	1,063	1,862	-42.9%	2,339	1,536	52.3%
Total expenses	131,931	119,644	10.3%	169,453	115,050	47.3%
Income (loss) from operations	2,703	3,695	-26.8%	2,005	(1,635)	-222.6%
Loss on extinguishment of debt	—	—		—	(2,132)	-100.0%
Income (loss) before provision for income taxes	2,703	3,695		2,005	(3,767)	-153.2%
Provision (benefit) for income taxes	8	50	-84.0%	(781)	(372)	109.9%
Net income (loss)	$2,695	$3,645	-26.1%	$2,786	$(3,395)	-182.1%

Revenues
Wentworth’s primary source of revenue is from fees and commissions from products and advisory services offered by our advisors to their clients, a substantial portion of which we pay out to our advisors. We also generate interest income in accordance with our agreements with our clearing partners. We record revenue when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Revenues are analyzed to determine whether the Company is the principal (i.e., reports revenues on a gross basis) or agent (i.e., reports revenues on a net basis) in the contract. Principal or agent designations depend primarily on the control an entity has over the product or service before control is transferred to a customer. The indicators of which party exercises control include primary responsibility over performance obligations, inventory risk before the good or service is transferred and discretion in establishing the price.
Commissions
Commission revenues represent sales commissions generated by advisors for their clients’ purchases and sales of securities on exchanges and over-the-counter, as well as purchases of other investment products.
The Company generates two types of commission revenues: sales-based commissions that are recognized at the point of sale on the trade date and trailing commissions that are recognized over time as earned. Sales-based commission revenues vary by investment product and are based on a percentage of an investment product’s current market value at the time of purchase. Trailing commission revenues are generally based on a percentage of the current market value of clients’ investment holdings in trail-eligible assets, and are recognized over the period during which services, such as ongoing support, are performed. As trailing commission revenues are based on the market value of clients’ investment holdings, the consideration is variable, and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts. The constraint is removed once the investment holdings value can be determined.
The following table sets forth the components of our commission revenue for the nine months ended September 30, 2022 and 2021 (in thousands):
	For the nine months ended September 30,
	2022	2021	$ Change	% Change
Sales-based	$62,193	$52,943	9,250	17%
Trailing	49,964	54,830	(4,866)	-9%
Total commission revenue	$112,157	$107,773	4,384	4%
The increase in sales-based commission revenue for the nine months ended September 30, 2022 compared to 2021 was primarily driven by the World Equity Group, Inc. business combination which closed in May 2021. The decrease in trailing commission revenue for the nine months ended September 30, 2022 compared to 2021 was primarily due to volatility driven declines in trail eligible assets.
The following table sets forth the components of our commission revenue for the years ended December 30, 2021 and 2020 (in thousands):
	For the years ended December 31,
	2021	2020	$ Change	% Change
Sales-based	$75,726	$43,992	31,734	72%
Trailing	73,114	57,407	15,707	27%
Total commission revenue	$148,840	$101,399	47,441	47%
The increase is sales-based commission revenue in 2021 compared to 2020 was primarily driven by the World Equity Group, Inc acquisition that closed in May 2021 and increases in sales of annuities and mutual fund products. The increase in trailing commission revenue in 2021 compared to 2020 was primarily due to the increase in the value of annuities and mutual funds as a result of market increases.

Advisory Fees
Advisory fees represent fees charged to advisors’ clients’ accounts on the Company’s corporate advisory platform. The Company provides ongoing investment advice, brokerage and execution services on transactions, and performs administrative services for these accounts. These fees are recognized ratably over time to match the continued delivery of the performance obligations to the client over the life of the contract. The advisory fees generated from the Company’s corporate advisory platform are based on a percentage of the market value of the eligible assets in the clients’ advisory accounts.
The growth in advisory revenue for the nine months ended September 30, 2022, compared to 2021is primarily related to the World Equity Group Acquisition that occurred in May 2021 and the additional advisory fees recorded in 2022 from the beginning of the calendar year as compared to the revenue generated and recorded in 2021 from the date of acquisition to September 30, 2021.
The growth in advisory revenue for the year ended December 31, 2021 compared to 2020 is primarily related to the World Equity Group acquisition as noted above and the market gains as represented by higher levels of the S&P 500 Index.
Interest and other income
Operating Expenses
Commissions and Fees
Commissions and fees primarily consist of commissions paid to the financial advisors, technology costs associated with the platform for which the financial advisors operate their business, insurance costs and regulatory costs. Certain of the technology, insurance and regulatory costs are passed through to the financial advisors and any excess costs are included as fees within commissions and fees.
The following table sets forth our payout rate, which is a statistical or operating measure:
	For the nine months ended September 30,			For the years ended December 31,
	2022	2021	Change	2021	2020	Change
Payout range	77.68%	77.79%	11 bps	77.79%	75.15%	264 bps
For the nine months ended September 30, 2022 compared to 2021 the payout rate has remained consistent. The increase in the rate for the year ended December 31, 2021 compared to 2020 is related to the World Equity Group, Inc. acquisition that closed in May 2021 and the fact that WEG’s payout grid is higher and is reflective in the increase in 2021 and 2022.
Employee compensation and benefits
Employee compensation and benefits includes salaries, wages, benefits and related taxes for our employees.
Employee compensation and benefits for the nine months ended September 30, 2022 decreased by $1.5 million which is directly related to the decrease in the number of employees. The employee headcount as of September 30, 2022 was 131, which was a decrease of approximately 10%. Employee compensation and benefits increased for the year ended December 31, 2021 by $6.2 million related to the increase in employees resulting from the addition of the Frisco, Texas location and the World Equity Group, Inc. acquisition.
Rent and occupancy
Rent and occupancy decreased by .2 million for the nine months ended September 30, 2022 compared to 2021 relating to the termination of the Frisco, TX lease. Rent and occupancy increased by .6 million for the year ended December 31, 2021 compared to 2020 resulting from the commencement of the Frisco, Texas lease.

Professional fees
Professional fees includes costs incurred related to legal and accounting services and settlement costs primarily related to regulatory arbitrations. Professional fees increased by $2.6 million for the nine months ended September 30, 2022 compared to 2021 resulting from transaction costs incurred with the Business Combination. Professional fees decreased by $2.0 million for the year ended December 31, 2021 compared to 2020 as a result in reduction of settlement costs.
Technology fees
Technology fees primarily represent infrastructure costs that support the Company’s technology and communications costs. Technology fees decreased by $0.13 million for the nine months ended September 30, 2022 compared to 2021 resulting from the termination of the Frisco, Texas lease. Technology fees increase by $1.0 million for the year ended December 31, 2021 compared to 2020 as result of the build-out of the Frisco, Texas office location.
Interest expense
Interest expense primarily includes interest associated with the Company’s credit facility. Interest expense increased by $1.04 million for the nine months ended September 30, 2022 compared to 2021 resulting from an increase in average borrowings outstanding and an increase in the interest rate of the credit facility. Interest expense increased by $0.26 million for the year ended December 31, 2021 compared to 2020 as a result of an increase in average borrowings outstanding under the credit facility.
Depreciation and amortization
Depreciation and amortization relates to the use of property, equipment and leasehold improvements. Amortization also includes the amortization related to certain intangible assets.
Other expense
Other expense includes insurance, travel-related expenses, office expenses, marketing and other miscellaneous expenses. The increase in other expenses for the year ended December 31, 2021, of $0.8 relates to the World Equity Group, Inc. acquisition.
Liquidity and capital resources
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, regulatory net capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.
We had $8.2 million in cash and cash equivalents as of September 30, 2022. On a pro forma basis, assuming the Business Combination closed on that date, our cash and cash equivalents would have amounted to between approximately $4.5million (assuming that no Public Stockholders exercise their Redemption Rights) and $4.5 million (assuming maximum redemptions consistent with satisfying the Minimum Cash Condition if redemption occurs at $10.00 per share), depending on the extent of redemptions by KWAC stockholders.
We expect our capital expenditures and working capital requirements to continue to increase in the immediate future, as we seek to expand our footprint. In either redemption scenario described above, we believe amounts available under our existing credit facilities, our cash on hand and the cash we expect to obtain as a result of the PIPE Investment, would be sufficient to meet our working capital and capital expenditure requirements for a period of at least     months from the date of this proxy statement/prospectus.
Our long-term liquidity priorities are to invest in the Company’s growth strategy through acquisition Assuming that no Public Stockholders exercise their Redemption Rights, we believe that our cash on hand following the consummation of the Business Combination and the PIPE Investment, if consummated, would be sufficient to meet the Combined Company’s short-term liquidity needs and to invest in our long-term growth strategy into    .
However, reductions in available cash, whether due to Public Stockholders exercising their Redemption Rights, the PIPE Investment being consummated for less than the full committed amount, changed business conditions or otherwise, may reduce the Combined Company’s ability to invest in its growth strategy. To the extent that our resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to make changes to the Combined Company’s long-term growth strategy in the discretion of the Combined Company’s management and board of directors, which changes may include but are not limited to decreasing our level of investment in new product launches and related marketing initiatives and scaling back our existing operations, which could have an adverse impact on our business and financial prospects. See “Risk Factors” and “Forward-Looking Statements.”
Our consolidated financial statements have been prepared assuming that we will continue as a going concern; however, certain conditions raise substantial doubt about the Company’s ability to do so. See Note    in the accompanying consolidated financial statements for further details. We believe that our existing cash and cash equivalents, and related PIPE Investment, taken together, would be sufficient to meet our projected cash requirements for at least the next 12 months from the date of this proxy statement/prospectus. Our future capital requirements will depend on many factors, including our growth rate, the costs of implementing and maintaining public company requirements, If our forecasts prove inaccurate, we may be required to seek additional equity or debt financing from outside sources, which we may not be able to raise on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be adversely affected.
Sources of Liquidity
As of September 30, 2022, we had $23.45million in debt, net of discount, outstanding. The associated debt facilities are as follows:
Oak Street Funding, LLC
On April 2, 2020, the Company entered into a debt facility with Oak Street Funding LLC (“Oak Street”) in the amount of $25,000,000. This note payable bears interest at the prime rate (6.25% and 3.25% as of September 30, 2022 and December 31, 2021, respectively) plus 2.25% and has a 10-year term and a 3-month interest only repayment provision. As of September 30, 2022 and December 31, 2021, the outstanding balance of the Oak Street note, net of unamortized debt issuance costs was $19,821,424 and $22,038,330, respectively.
On April 25, 2021, the Company entered into an additional credit agreement with Oak Street in the amount of $4,100,000 related to the acquisition of WEG (“WEG Note”). This note payable bears interest at the prime rate (6.25% and 3.25% as of September 30, 2022 and December 31, 2021, respectively) plus 2.25% and has a 10-year term. As of September 30, 2022 and December 31, 2021, the outstanding balance of the WEG note, net of unamortized debt issuance costs was $3,629,690 and $3,850,752, respectively.
On May 28, 2021, the Company entered into a third credit agreement with Oak Street in the amount of $150,000. This note agreement matures on June 25, 2022 and bears interest at the prime rate 6.25% and 3.25% as of September 30, 2022 and December 31, 2021, respectively plus 2.25%. As of September 30, 2022 and December 31, 2021, the outstanding balance of this note, net of unamortized debt issuance costs was $0 and $75,750, respectively. This note was paid in full during 2022.
Under the Oak Street notes, the Company is subject to certain covenants as defined in the agreements. For the periods ended September 30, 2022 and September 30, 2021, the Company was in compliance with all debt covenants.
The minimum calendar year payments and maturities of the Oak Street notes as of September 30, 2022 were as follows:

2023	2,619,716
2024	2,766,331
2025	2,927,859
2026	3,095,365
Thereafter	12,286,872
Total	$23,696,143
Other promissory notes
On November 30, 2017, WMS issued subordinate notes payable in the aggregate principal amount of $3,565,738 to certain sellers in connection with the acquisition of the PKSH entities. Interest on the notes accrues at a rate of 10% annually and is payable at maturity. The notes mature on May 17, 2023.
Contingent consideration subordinated promissory notes
On November 30, 2017, in connection with the PKSH acquisition agreement, the Company agreed to pay $5,000,000 to certain sellers, if at the first anniversary of the closing date, no less than 100 registered representatives are then employed by or are independent contractors of PKSI, in good standing as reasonably determined by the Company. The contingency had been resolved on November 30, 2018 and the notes have been issued to the sellers. Interest accrues at 10%. The entire unpaid principal sum and all accrued and unpaid interest become due upon maturity. The notes mature in May 2023.
Other commitments
Other commitments include amounts due to members of Wentworth related to promissory notes entered into between certain of the members and Wentworth to provide for working capital. The outstanding balance of these promissory notes as of September 30, 2022, and December 31, 2021 are $ $4,655,557 and $4,099,213, respectively.
Cash Flows
The following table sets forth a summary of cash flows for the nine months ended September 30, 2022 and 2021, and the years ended December 31, 2021 and 2020:
	For the nine months ended September 30,		For the years ended December 31,
(in thousands)	2022	2021	2021	2020
Net cash provided by operating activities	$3,959	$2,587	$2,526	$2,144
Net cash used in investing activities	(347)	(5,089)	(4,993)	(1,002)
Net cash (used in) provided by financial activities	(2,755)	2,691	3,102	926
Net change in cash flows	$857	$189	635	2,068
Cash Flows from Operating Activities.   Net provided by operating activities was $3.9 million for the nine months ended September 30, 2022 compared to $2.6 million for the nine months ended September 30, 2021, representing an increase of $0.32 million or 12%. The increase was primarily attributable to the increase the amortization of right of use asset, the decrease in commissions receivable offset by increases in commissions payable and the operating lease payable.
Net cash provided by operating activities was $2.5 million for the year ended December 31, 2021 compared to $2.1 million for the year ended December 31, 2020, representing an increase of $0.4 million or 18%. The increase was primarily attributable to amortization of intangibles, debt issuance costs, and right of use assets, as well as interest expense, which was partially offset by increases in commissions receivable, other receivables and commissions payable.
Cash Flows from Investing Activities.   Net cash used in investing activities was $0.35 million for the nine months ended September 30, 2022 compared to $5.09 million for the nine months ended September 30, 2021. The decrease was primarily related to the acquisition of World Equity Group, Inc. that closed in May 2021.

Net cash used in investing activities was $5.0 million for the year ended December 31, 2021 compared to $1.0 million for the year ended December 31, 2020, representing an increase of $4.0 million or 398%. The increase was primarily attributable to the World Equity Group, Inc. acquisition that closed in May 2021.
Cash Flows from Financing Activities.   Net cash used in financing activities was $2.8 million for the nine months ended September 30, 2022 compared to cash provided by financing activities of $2.7 million for the nine months ended September 30, 2021. In the nine months ended September 30, 2021, we received $4.25 million in proceeds under a credit facility (see below).
Net cash provided by financing activities was $3.1 million for the year ended December 31, 2021 compared to $0.9 million for the year ended December 31, 2020. During the year ended December 31, 2021, we received $4.25 million in proceeds under a credit facility (see below).
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and other commitments as of December 31, 2021:
	Payments Due by period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations	(in thousands)
Long-term debt obligations(1)	26,098	2,402	8,314	6,368	9,014
Interest payments	6,691	1,388	3,285	1,773	250
Promissory notes – affiliates(2)	10,809	—	10,809	—	—
Operating lease obligations(3)	6,157	806	2,219	2,363	769
	49,755	4,596	24,627	10,504	10,033

(1)
Represents principal obligations related to the Oak Street credit facility that was entered into during the years ended December 31, 2020 and 2021.

(2)
Represents the obligations under the amounts due to certain sellers of the PKSH entities. The amount includes accrued interest as of December 31, 2021 and the notes mature in May 2023.

(3)
Represents future minimum lease payments as of December 31, 2021, under non-cancelable office leases.

The following table summarizes our contractual obligations and other commitments as of September 30, 2022:
	Payments Due by period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations	(in thousands)
Long-term debt obligations(1)	25,498	2,584	9,273	10,962	2,679
Interest payments	5,981	1,283	3,159	1,470	69
Promissory notes – affiliates(2)	11,430	—	11,430	—	—
Operating lease obligations(3)	6,157	806	2,219	2,363	769
	49,066	4,673	26,081	14,795	3,517

(1)
Represents principal obligations related to the Oak Street credit facility that was entered into during the years ended December 31, 2020 and 2021.

(2)
Represents the obligations under the amounts due to certain sellers of the PKSH entities. The amount includes accrue interest as of September 30, 20221 and the notes are mature in May 2023.

(3)
Represents future minimum lease payments as of December 31, 2021 under non-cancelable office leases.

Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions.
Revenue Recognition
Revenues from contracts with customers are recognized when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. For additional information see Note 4. Revenues From Contracts with Customers.
Business Combinations
When acquiring companies that qualify as a business, the Company recognizes separately the assets acquired and the liabilities assumed at their acquisition date estimated fair values. Goodwill as of the acquisition dates is measured as the excess of consideration transferred and the net of the acquisition date estimated fair values of the assets acquired and the liabilities assumed. While the Company uses it best estimates and assumptions as a part of the purchase price allocation process to accurately value the assets acquired and liabilities assume at the acquisition date, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statement of operations.
Accounting for business combinations requires the Company’s management to make significant estimates and assumptions with respect to intangible assets, liabilities assumed and pre-acquisition contingencies. These assumptions are based in part on historical experience, market data and information obtained from the management of the acquired companies.
Goodwill and Other Intangible Assets
Goodwill and other indefinite-lived intangible assets are tested annually for impairment or if certain events occur indicating that the carrying amounts may be impaired. If a qualitative assessment is used and the Company determines that the fair value of a reporting unit or indefinitely lived intangible assets is more likely than not (i.e., a likelihood of more than 50%) less than its carrying amount, a quantitative impairment test will be performed. An impairment loss will be recognized if a reporting unit’s carrying amount exceeds its fair value, to the extent that it does not exceed the total carrying amount of goodwill.
Intangible assets that are deemed to have definite lives are amortized over their useful lives, generally ranging from 5 to 10 years. They are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value.
Emerging Growth Company Election
KWAC is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, the Combined Company expects to remain an emerging growth company at least through the end of the         fiscal year and the Combined Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. The Combined Company expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date the Combined Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare the Combined Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, the Combined Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, the Combined Company intends to rely on such exemptions, the Combined Company is not required to, among other things: (a) provide an auditor’s attestation report on WENTWORTH’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
The Combined Company will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2028, (b) the last date of the Combined Company’s fiscal year in which it had total annual gross revenue of at least $1.07 billion, (c) the date on which the Combined Company is deemed to be a “large accelerated filer” under the rules of the SEC or (d) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

MANAGEMENT OF HOLDINGS FOLLOWING THE BUSINESS COMBINATION
Unless the context requires otherwise, references to “Holdings,” “we,” “us” or “our” in this section are to the business and operations of Holdings and its subsidiaries following the Business Combination.
Executive Officers and Directors After the Business Combination
Upon the Closing, the business and affairs of Holdings will be managed by or under the direction of the board of directors of Holdings. We currently expect that the directors and executive officers of Holdings upon the Closing will include the following:
Executive Officers	Age	Positions
Craig Gould		Chief Executive Officer, Director
David Shane		Chief Financial Officer, Director
Larry Roth		Executive Chairman, Director
Directors
[To be determined]		Director
Executive Officers
Craig Gould.   Mr. Gould is the Chief Executive Officer of Wentworth Management Services, a holding company that acquires and manages businesses in the wealth management industry.
Craig has over 25 years in senior management roles in the financial services industry, including Chief Executive Officer, National Sales Manager and Head of Investment Banking. Mr. Gould started Cabot Lodge Securities as its President in 2012. Previously, he was the President of Fintegra, a Midwest broker/dealer. Prior to Fintegra, he was the National Sales Manager for Wunderlich Securities, and prior to that he was the Vice Chairman of Olympic Cascade Financial Corporation (an AMEX listed company).
In his roles, he helped raise in excess of $700 million and managed over 25 initial public offerings. Mr. Gould has also been an officer or director for several public and private companies.
Mr. Gould graduated with a B.A. from the University of Wisconsin-Madison.
David Shane.   Mr. Shane will serve as Binah’s Chief Financial Officer upon the closing of the transaction. Currently David is an independent consultant providing financial advisory services including accounting, financial reporting, regulatory reporting and transaction structuring services to companies primarily in the Financial Services Industry.
David has thirty plus years of experience in the financial services industry. David’s financial services experience includes dealings with securities broker-dealers, registered investment advisors, asset management companies and alternative asset companies including private equity, venture capital and hedge funds. David has extensive public accounting experience having served as a Financial Services Audit Partner for RSM and FGMK, LLC. David’s clients included both closely-held and publicly-held financial services companies. David also has experience in mergers and acquisitions, capital raising in both the public and private markets and transaction structuring. In addition to David’s public accounting experience, he has served as the Chief Financial Officer for financial services companies, with most recently as the Chief Financial Officer of Sanctuary Wealth. In addition to David’s technical skills and business acumen, he brings an extensive network within the financial services industry to Wentworth.
David is a graduate of Indiana University with a degree in finance, a certified public accountant, and holds a Series 27 FINRA registration.
Larry Roth.   Mr. Roth will serve as Holdings’ Executive Chairman upon closing of the transaction. Larry has over 30 years of experience as an operator of companies, a dealmaker, a strategic advisor and a successful entrepreneur. Larry, an Attorney and CPA, is currently the Managing Partner of RLR Strategic Partners LLC, a consulting company, where he works closely with senior management teams, boards of directors and advisory boards across the wealth management space to deliver high-impact strategic growth plans, as well as plan execution support. In addition to strategic planning, Larry also provides comprehensive M&A advisory solutions, delivered in association with Berkshire Global Advisors, a leading global boutique investment bank focused on mergers & acquisitions for the financial services sector.
With three decades of experience in the wealth management industry, Larry will complement Wentworth’s strategy through the expertise and relationships he has built over time as a CEO of some of the largest independent firms in the industry; a current and past board member of both public and private entities; an investment banker who has structured numerous value-creating transactions; and an entrepreneur who has acquired early-stage retail financial advice businesses, and grown them to achieve profitable exits. He currently serves on the boards of directors as well as advisory boards for leading organizations in the wealth management industry, including: Advisory Board Chairman of Haven Tower Group, Member of the Board of Directors of Oppenheimer & Co., Inc., Member of the Board of Directors of Clark Capital Management Group and Editorial Advisory Board Member for Real Assets Adviser. Mr. Roth served as Chief Executive Officer of Cetera Financial Group, the second largest network of independent broker-dealers in the U.S. Mr. Roth was Chief Executive Officer of AIG Advisors Group, one of the largest networks of independent broker-dealers in the U.S. He has also previously served as a Managing Director of Berkshire Global Advisors and remains affiliated with the firm today as a Senior Advisor. Mr. Roth first entered the wealth management industry as an entrepreneur when he personally acquired Vestax, a Hudson, Ohio-based full-service independent broker-dealer that he grew and successfully sold to ING Group.
Mr. Roth has an undergraduate degree from Michigan State University and a J.D. from the University of Detroit School of Law. He is also a graduate of the Owner/President Management Program at Harvard University’s Graduate School of Business Administration. He holds Series 7, 24, 63 and 79 FINRA registrations.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Composition
Holdings’ business and affairs will be organized under the direction of the Holdings board of directors. The primary responsibilities of the Holdings board of directors will be to direct the management of the business and affairs of the company by providing oversight, strategic guidance, counseling, and direction to Holdings’ management. The Holdings board of directors will meet on a regular basis and additionally as required.
The Proposed Holdings Charter provides that the Holdings Board will consist of one class of directors, with each director being elected each year and holding office until the next annual meeting, or until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Any director may be removed from office by the stockholders of Holdings as provided in Section 141(k) of the DGCL.
We anticipate that Larry Roth will serve as Chairman of the Holdings board of directors following the Closing.
Director Independence
Upon the Closing, the Holdings board of directors is expected to determine that each of the directors on the Holdings board of directors other than Craig Could, and [•] will qualify as independent directors, as defined under the rules of the Securities Exchange, and the Holdings board of directors will consist of a majority of “independent directors,” as defined under the rules of the SEC and the Securities Exchange relating to director independence requirements. In addition, Holdings will be subject to the rules of the SEC and the Securities Exchange relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Role of the Holdings Board of Directors in Risk Oversight/Risk Committee
Upon the Closing, one of the key functions of the Holdings board of directors will be informed oversight of Holdings’ risk management process. The Holdings board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Holdings board of directors as a whole, as well as through various standing committees of the Holdings board of directors that address risks inherent in their respective areas of oversight. In particular, the Holdings board of directors will be responsible for monitoring and assessing strategic risk exposure and Holdings’ audit committee will have the responsibility to consider and discuss Holdings’ major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
The audit committee will also monitor compliance with legal and regulatory requirements. Holdings’ compensation committee will also assess and monitor whether Holdings’ compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Effective upon the Closing, the Holdings board of directors will have three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Following the Closing, copies of the charters for each committee will be available on Holdings’ website.
Audit Committee
Holdings’ audit committee will consist of [•], and [•]. The Holdings board of directors will determine that each of the members of the audit committee will satisfy the independence requirements of the Securities Exchange and Rule 10A-3 under the Exchange Act and be able to read and understand fundamental financial statements in accordance with the Securities Exchange’s audit committee requirements. In arriving at this determination, the Holdings board of directors will examine each audit committee member’s scope of experience and the nature of their prior and/or current employment.
[•] will serve as the chair of the audit committee. The Holdings board of directors will determine that qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Securities Exchange’s rules. In making this determination, the Holdings board of directors will consider [•] formal education and previous experience in financial roles. Both Holdings’ independent registered public accounting firm and management will periodically meet privately with Holdings’ audit committee.
The functions of this committee are expected to include, among other things:
•
evaluating the performance, independence and qualifications of Holdings’ independent auditors and determining whether to retain Holdings’ existing independent auditors or engage new independent auditors;

•
reviewing Holdings’ financial reporting processes and disclosure controls;

•
reviewing and approving the engagement of Holdings’ independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the adequacy and effectiveness of Holdings’ internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of Holdings’ internal audit function;

•
reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by Holdings;

•
obtaining and reviewing at least annually a report by Holdings’ independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•
monitoring the rotation of partners of Holdings’ independent auditors on Holdings’ engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of Holdings’ independent auditor;

•
reviewing Holdings’ annual and quarterly financial statements and reports, including the disclosures contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such periodic reports, and discussing the statements and reports with Holdings’ independent auditors and management;

•
reviewing with Holdings’ independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of Holdings’ financial controls and critical accounting policies;

•
reviewing with management and Holdings’ auditors any earnings announcements and other public announcements regarding material developments;

•
establishing procedures for the receipt, retention and treatment of complaints received by Holdings regarding financial controls, accounting, auditing or other matters;

•
preparing the report that the SEC requires in Holdings’ annual proxy statement;

•
reviewing and providing oversight of any related party transactions in accordance with Holdings’ related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including Holdings’ code of ethics;

•
reviewing Holdings’ major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•
reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Holdings will comply with future requirements to the extent they become applicable to Holdings.
Compensation Committee
Holdings’ compensation committee will consist of [•], and [•] will serve as the chair of the compensation committee. The Holdings board of directors will determine that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of the Securities Exchange. The functions of the committee are expected to include, among other things:
•
reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•
reviewing and approving the compensation and other terms of employment of Holdings’ executive officers;

•
reviewing and approving performance goals and objectives relevant to the compensation of Holdings’ executive officers and assessing their performance against these goals and objectives;

•
making recommendations to the Holdings board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Holdings board of directors;

•
reviewing and making recommendations to the Holdings board of directors regarding the type and amount of compensation to be paid or awarded to Holdings’ non-employee board members;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering Holdings’ equity incentive plans, to the extent such authority is delegated by the Holdings board of directors;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for Holdings’ executive officers;

•
reviewing with management Holdings’ disclosures under the caption “Compensation Discussion and Analysis” in Holdings’ periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such periodic report or proxy statement;

•
preparing an annual report on executive compensation that the SEC requires in Holdings’ annual proxy statement; and

•
reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Holdings board of directors.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Securities Exchange rules and regulations. Holdings will comply with future requirements to the extent they become applicable to Holdings.
Nominating and Corporate Governance Committee
Holdings’ nominating and corporate governance committee will consist of [•], [•], and [•]. The Holdings board of directors will determine that each of the members of Holdings’ nominating, and corporate governance committee will satisfy the independence requirements of the Securities Exchange.
[•] will serve as the chair of Holdings’ nominating and corporate governance committee. The functions of this committee are expected to include, among other things:
•
identifying, reviewing and making recommendations of candidates to serve on the Holdings board of directors;

•
evaluating the performance of the Holdings board of directors, committees of the Holdings board of directors and individual directors and determining whether continued service on the Holdings board of directors is appropriate;

•
evaluating nominations by stockholders of candidates for election to the Holdings board of directors;

•
evaluating the current size, composition and organization of the Holdings board of directors and its committees and making recommendations to the Holdings board of directors for approvals;

•
developing a set of corporate governance policies and principles and recommending to the Holdings board of directors any changes to such policies and principles;

•
reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Holdings board of directors current and emerging corporate governance trends; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Holdings board of directors, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Securities Exchange rules and regulations. Holdings will comply with future requirements to the extent they become applicable.
Compensation Committee Interlocks and Insider Participation
None of the intended members of Holdings’ compensation committee has ever been an executive officer or employee of Holdings. None of Holdings’ intended executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Holdings board of directors or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
The Proposed Holdings Charter and Proposed Holdings Bylaws will provide indemnification and advancement of expenses for the Holdings’ directors and officers to the fullest extent permitted by the

DGCL, subject to certain limited exceptions. The Holdings has entered into, or will enter into, indemnification agreements with each of its directors and officers. Under the terms of such indemnification agreements, the Holdings will be required to indemnify each of the Holdings’ directors and officers, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director of officer of the Holdings or any of its subsidiaries or was serving at the request of the Holdings in an official capacity of another entity. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Proposed Charter and the Proposed Holdings Bylaws will include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Holdings’ rights and the rights of the Holdings’ stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Holdings’ directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Proposed Holdings Bylaws provide that Holdings will, in certain situations, indemnify Holdings’ directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
Holdings plans to maintain a directors’ and officers’ insurance policy pursuant to which Holdings’ directors and officers are insured against liability for actions taken in their capacities as directors and officers. KWAC believes these provisions in the Proposed Holdings Charter and the Proposed Holdings Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
The Holdings board of directors will adopt a code of business conduct and ethics, or the Code of Conduct, applicable to all of Holdings’ employees, executive officers, and directors. The Code of Conduct will be available on Holdings’ website. Information contained on or accessible through Holdings’ website is not a part of this proxy statement/prospectus. The nominating and corporate governance committee of the Holdings board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Holdings expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.
Non-Employee Director Compensation
The Holdings board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that Holdings is able to recruit and retain qualified directors. Following the Closing, Holdings intends to develop a non-employee director compensation program that is designed to align compensation with Holdings’ business objectives and the creation of stockholder value, while enabling Holdings to attract, retain, incentivize, and reward directors who contribute to the long-term success of Holdings.

KWAC EXECUTIVE COMPENSATION
No compensation of any kind, including finders and consulting fees, has been or will be paid to any of KWAC’s officers or their affiliates for services rendered through the closing of the merger. However, KWAC’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on KWAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than KWAC’s board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
WENTWORTH EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Wentworth’s named executive officers who are identified in the 2021 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Wentworth’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Wentworth adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.
Wentworth’s named executive officers for the year ended December 31, 2021, which consisted of Wentworth’s principal executive officer and the next two most highly compensated executive officers, were:
•
Craig Gould, Wentworth’s President and Cabot Lodge Securities, LLC’s President and Chief Executive Officer;

•
Ryan Morfin, Wentworth’s Chief Executive Officer; and

•
Kathrine Flouton, Purshe Kaplan Sterling Investments, Inc.’s Chief Executive Officer.

Summary Compensation Table
The following table sets forth information regarding the compensation of Wentworth’s named executive officers for the year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Option Awards ($)	Nonequity Incentive Compensation(1)	Bonus ($)	All Other Compensation ($)	Total ($)
Craig Gould	2021	$300,000	—	$192,710	—	—	$492,710
Wentworth’s President; Cabot Lodge Securities, LLC’s President and Chief Executive Officer
Ryan Morfin	2021	$165,000	—		—	—	$165,000
Wentworth’s Chief Executive Officer
Kathrine Flouton	2021	$335,000	—		—	—	$335,000
Purshe Kaplan Sterling Investments, Inc.’s Chief Executive Officer

(1)
The amount reflects a commission payment that Mr. Gould received in respect of his role as a registered representative or investment advisor of a broker dealer or investment advisor affiliate of Wentworth under his Cabot Lodge employment agreement.

Outstanding Equity Awards at Fiscal Year-End
Wentworth had not issued any equity awards as of December 31, 2021.

Employment Agreements — Craig Gould and Katherine Flouton
Set forth below is a description of the current employment agreements of Mr. Gould and Ms. Flouton as of December 31, 2022. Mr. Gould, as well as certain other key employees of Wentworth, will be entering into new employment agreements in connection with the Business Combination, which are discussed below in detail (see “Employment Agreements Effective as of the Closing”).
Agreement between Mr. Gould and Wentworth
Wentworth is party to an employment agreement with its President, Mr. Gould, dated January 31, 2020. Following the Guaranty Termination Date (as defined in the employment agreement), Wentworth can terminate the employment agreement at any time with or without Cause (as defined below), further to the provisions in Sections 7 and 8 of such agreement; provided, however, that Mr. Gould may terminate the employment agreement at any time with or without Cause.
During employment, Mr. Gould is permitted to manage and/or work on his brokerage, investment banking and investment advisory business (including, but not limited to, all brokerage and advisory accounts that Mr. Gould receives or shares compensation or fees on) (the “Book”) provided that managing the Book does not materially adversely affect performance of Mr. Gould’s duties to Wentworth under the employment agreement.
Mr. Gould’s initial annual base salary was set at $300,000, subject to increase from time to time. The employment agreement also provides that Mr. Gould will be paid discretionary bonuses based upon Wentworth’s and Mr. Gould’s performance. The employment agreement further provides that Mr. Gould remains eligible to receive commissions or fees payable in his role as a registered representative or investment advisor of any broker dealer or investment advisor affiliate of Wentworth pursuant to any agreement between Mr. Gould and such affiliate.
On or after the Guaranty Termination Date, Wentworth may terminate the employment agreement with or without Cause, or due to Mr. Gould’s death or disability. The “Guaranty Termination Date” means the date on which any and all personal guarantees by Mr. Gould in connection with any debt or other obligation or liability of Wentworth or its affiliates (including, but not limited to, any obligation of Wentworth or its affiliates to Oak Street Funding LLC or its affiliates), have been terminated.
In the event that Mr. Gould’s employment ends due to (i) termination for Cause by Mr. Gould, (ii) termination without Cause by Wentworth (upon providing 90 days’ prior written notice) or (iii) termination due to the death or disability of Mr. Gould, Wentworth will pay to Mr. Gould an amount equal to two times his then-current base salary, payable in 24 equal installments commencing immediately following such termination and every two weeks thereafter. In addition, if Mr. Gould timely and properly elects health continuation coverage under COBRA and remains eligible for it, Wentworth will pay monthly COBRA premiums for Mr. Gould and/or his spouse and dependents in the same amount paid by the Company prior to the termination date until the earliest of: (x) the one-year period following the termination date; (y) the date when Mr. Gould becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (z) the date Mr. Gould ceases to be eligible for COBRA continuation coverage for any reason. Receipt of the severance pay and COBRA benefits is contingent upon Mr. Gould’s execution of a waiver and release agreement regarding employment related claims in a form satisfactory to Wentworth in its reasonable discretion, and only for so long as Mr. Gould has not violated his continuing obligations with respect to confidential information and non-solicitation of clients and employees of Wentworth.
For purposes of the foregoing, “Cause” triggering termination by Mr. Gould means: (i) any material breach of the employment agreement by Wentworth; (ii) Wentworth’s or members’ of the Board of Managers commission of any material act of dishonesty or a violation of the rules of FINRA or other regulator of the business of Wentworth; (iii) Wentworth requires Mr. Gould to move his principal business location, which is 1185 Avenue of the Americas, New York, NY 10036 as of the date hereof, to a location more than 20 miles one way commute from that location; or (iv) a material diminution of Mr. Gould’s base salary, bonus or title relative to his base salary, bonus or title immediately in effect prior to such reduction. “Cause” triggering termination by Wentworth means a finding by Wentworth that any of the following exist:

(i) Mr. Gould’s conviction of a gross misdemeanor or felony which substantially relates to the business of the company; or (ii) a finding by FINRA or other securities regulatory body of a material violation by Mr. Gould of such body’s rules or regulations leading to a suspension of his duties for more than 90 days.
If Mr. Gould’s employment is terminated for any reason Mr. Gould (or his estate or personal representative, as applicable) will be entitled to receive within 30 days following the date of termination (i) all compensation earned and all benefits and reimbursements accrued and due through the effective date of termination including any unpaid annual bonus for the year prior to termination or any unpaid annual bonus for the year of termination which Mr. Gould would have received if he had remained employed, pro-rated based on the time employed during the year and (ii) reimbursement of any unreimbursed business expenses or professional fees that are reimbursable pursuant to the employment agreement.
Upon his termination for any reason, Mr. Gould is subject to: (i) ongoing confidentiality and non-disclosure obligations until two years after the last payment required to be paid pursuant to the employment agreement has been paid; provided, however, that trade secret information will remain a trade secret not subject to disclosure for the longest period allowed by applicable law; and (ii) restrictive covenants of non-solicitation of employees and non-solicitation of customer and clients, each for a period of 24 months following termination of employment; provided, however, that if Wentworth breaches its obligations regarding final pay, severance pay and COBRA benefits, then the non-solicitation covenants will no longer apply to Mr. Gould. Further, the restrictive covenants do not prevent Mr. Gould from accepting employment with an organization that competes with Wentworth, directly or indirectly, or from servicing, managing and/or working in the Book.
Agreement between Mr. Gould and Cabot Lodge Securities, Inc. (“Cabot Lodge”)
Mr. Gould has entered into an employment agreement with Cabot Lodge, dated January 5, 2015, in which he is employed as Chief Executive Officer and President of Cabot Lodge. The employment agreement is for an initial four-year term, which shall continue upon expiration unless and until one party provides the other party with 30 days’ prior notice of intent to terminate, or unless otherwise terminated as provided for in the employment agreement.
Mr. Gould’s initial annual base salary was set at $250,000, subject to increase from time to time by the Board of Governors of Cabot Lodge. The employment agreement also provides that Mr. Gould will be paid discretionary bonuses based upon Wentworth’s and Mr. Gould’s performance.
Other than through notice of intent to terminate as described above, Mr. Gould’s employment can also be terminated: (i) by Mr. Gould without cause, upon 30 days’ prior written notice to Cabot Lodge; (ii) by Mr. Gould with Cause (as defied below), if such Cause is not cured by Cabot Lodge within 60 days’ following written notice by Mr. Gould requesting that Cabot Lodge cure; (iii) by Cabot Lodge without Cause, upon 90 days’ written notice to Mr. Gould; (iv) by Cabot Lodge for Cause; or (v) upon Mr. Gould’s death or disability.
In the event that Mr. Gould’s employment ends due to (i) termination for Cause by Mr. Gould, (ii) termination without Cause by Cabot Lodge or (iii) termination due to the disability of Mr. Gould, Cabot Lodge will pay to Mr. Gould an amount equal to two times his then-current base salary, payable in 26 equal installments commencing immediately following such termination and every two weeks thereafter. Receipt of the severance pay is contingent upon Mr. Gould’s execution of a waiver and release agreement regarding employment related claims in a form satisfactory to Cabot Lodge in its reasonable discretion, and only for so long as Mr. Gould has not violated his continuing obligations with respect to confidential information and non-solicitation of clients and employees of Cabot Lodge.
For purposes of the foregoing, “Cause” triggering termination by Mr. Gould means: (i) any material breach of the employment agreement by Cabot Lodge; or (ii) Cabot Lodge’s or the members of the Board of Governor’s commission of any material act of dishonesty or a violation of the rules of FINRA or other regulator of the business of Cabot Lodge. “Cause” triggering termination by Cabot Lodge means a finding by Cabot Lodge that any of the following exist: (i) Mr. Gould’s conviction of a gross misdemeanor or felony which substantially relates to the business of the company; (ii) a finding by FINRA or other securities regulatory body of a material violation by Mr. Gould of such body’s rules or regulations leading to a suspension of his duties for more than 90 days; or (iii) Mr. Gould’s commission of material theft, or fraud, in any way related to Cabot Lodge.
If Mr. Gould’s employment is terminated for any reason, Mr. Gould (or his estate or personal representative, as applicable) will be entitled to receive all compensation earned and all benefits and reimbursements accrued and due through the effective date of termination.
Upon his termination for any reason, Mr. Gould is subject to: (i) ongoing confidentiality and non-disclosure obligations until two years after the last payment required to be paid pursuant to the employment agreement has been paid; provided, however, that trade secret information will remain a trade secret not subject to disclosure for the longest period allowed by applicable law; and (ii) restrictive covenants of non-solicitation of employees and independent contractors, and non-solicitation of customer and clients, each for a period of 24 months following termination of employment; provided, however, that if Wentworth breaches its obligations under Section 7 of the employment agreement, then the non-solicitation covenants will no longer apply to Mr. Gould. Further, the restrictive covenants do not prevent Mr. Gould from accepting employment with an organization that competes with Wentworth, directly or indirectly.
Agreement between Katherine Flouton and Purshe Kaplan Sterling Investments, Inc. (“PKSI”)
Purshe Kaplan Sterling Investments Inc. is party to an employment agreement with Ms. Katherine Flouton, effective June 1, 2021. The term of the employment agreement continues unless and until one party provides the other party with written notice of its intent to terminate, or unless otherwise terminated as provided for in the employment agreement.
Ms. Flouton’s initial annual base salary is set at $350,000, less applicable payroll deductions, and the employment agreement also provides that Ms. Flouton will be paid a past due $100,000 bonus, in equal increments through June 2, 2022 in accordance with periodic payroll practices.
Other than through notice of intent to terminate as described above, Ms. Flouton’s employment can also be terminated: (i) by PKSI without Cause, upon written notice to Ms. Flouton; or (ii) by PKSI for Cause.
For purposes of the foregoing, “Cause” triggering termination by PKSI means a finding by PKSI that any of the following exist: (i) Ms. Flouton’s continued failure, on the expiration of 30 days written notice and cure period, to fulfill any terms of the employment agreement, to comply with PKSI policy or to comply with the directives of the board of directors in compliance with FINRA rules, (ii) Ms Flouton’s conviction of a felony or gross misdemeanor for any crime involving money or other property of PKSI or any crime involving moral turpitude, (iii) Ms. Flouton’s commission of any act of fraud or misappropriation, (iv) Ms. Flouton’s unjustified insubordination to the board, (v) Ms. Flouton’s use of drugs or controlled substances during business hours, or on the premises, or any substance which impairs her performance of her job, (vi) Ms. Flouton’s prolonged or repeated absence without consent of the company unless on leave under federal, state or local law, or (vii) Ms. Flouton’s misappropriation of any material funds or property, commission of fraud or embezzlement.
If Ms. Flouton’s employment is terminated without Cause (including the event that she is rendered, via a mental or physical condition, unable to render services contemplated by the employment agreement for a period in excess of three (3) months, unless she is on approved leave of absence or otherwise prohibited by law from rendering services contemplated by the agreement), Ms. Flouton will be entitled to receive a severance payment of one-year’s base salary, payable b-weekly at the time of termination through the expiration of one- year, together with all compensation earned and all benefits and reimbursements accrued and due through the effective date of termination.
Upon termination for any reason, Ms. Flouton is subject to: (i) ongoing confidentiality and non- disclosure obligations, and (ii) restrictive covenants of non- solicitation of employees and independent contractors, and non-solicitation of customer and clients, each for a period of one year following termination of employment; provided, however, that trade secret information will remain a trade secret not subject to disclosure for the longest period allowed by applicable law. Further, the restrictive covenants do not prevent Ms. Flouton from accepting employment with an organization that competes with PKSI, directly or indirectly.

Employment Agreements Effective as of the Closing
Set forth below is a description of the new employment agreements that the executive officers of Binah Capital Group, Inc. (“Binah”) will enter into with certain executive officers of Wentworth in connection with the Business Combination.
Craig Gould
Prior to the closing of the Business Combination, Binah intends to enter into an employment agreement (the “Gould Agreement”) with Mr. Gould, Wentworth’s President, member of Wentworth’s board of directors, and President and Chief Executive Officer of Cabot Lodge. Further to the Gould Agreement, Mr. Gould will be Chief Executive Officer of Binah and will resign his prior employment and directorship positions with Wentworth and Cabot Lodge. The Gould Agreement will be for an initial, five-year term which will automatically renew for additional, consecutive three-year terms unless either party provides the other party with 90 days’ notice of the intent not to renew prior to the expiration of the applicable term. Notwithstanding the foregoing, Mr. Gould’s employment is “at-will” and the Gould Agreement may be terminated at any time, by either party, with or without Cause (as defined below) or advance notice.
Mr. Gould’s 2023 annual base salary is $600,000. In addition, Binah may provide Mr. Gould a discretionary year-end performance-based bonus which will not be less than the bonus paid to any other executive of Binah. Mr. Gould’s performance and Binah’s performance are to be primary considerations in determining any such annual bonus, which is subject to his continuous employment December 31 of the relevant bonus year, with such bonus payable no later than March 31 of the year following the relevant bonus year.
No later than six months after the closing of the Business Combination, Binah will grant Mr. Gould nonqualified stock options to purchase 600,000 shares of Common Stock of Binah, subject to any reasonable capitalization adjustments before the date of grant, under the terms of Binah’s 2022 Equity Incentive Plan, as may be amended from time to time (the “Plan”). These initial options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these initial options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these initial options will be as follows: (a) one-third of the Initial Options will vest on December 31, 2023, based on continued service through such date; and (b) two-thirds of the Initial Options will vest ratably on a monthly basis over the remainder of Mr. Gould’s initial term based on continued service through each vesting date, with the first such vesting date being on January 31, 2024. The Initial Options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
On each anniversary of the closing of the Business Combination, Binah will grant Mr. Gould nonqualified stock options to purchase that number of shares of Common Stock of Binah which have a grant date fair value equal to his then annual base salary amount, as reasonably determined by the Board, under the terms of the Plan. These additional options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these additional options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these additional options will be ratable monthly over three years from the date of the grant. The additional options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
All options granted by Binah will be forfeited upon Mr. Gould’s termination for Cause. All option grants will be subject to the terms of the applicable option agreement and Plan.
If Binah terminates Mr. Gould’s employment without Cause, or Mr. Gould resigns for Good Reason Mr. Gould is entitled to (i) three times the amount of Mr. Gould’s base compensation and three times the amount of the annual bonus payment paid to Mr. Gould for the bonus year prior to the year in which termination occurs, payable in a lump-sum payment on the first regular payday occurring 60 days following the termination date, and (ii) accelerated vesting of all outstanding options as of the effective date of Mr. Gould’s termination. In addition, in the event that Mr. Gould resigns other than for Good Reason, or the Gould Agreement is not renewed upon expiration of the applicable term, Mr. Gould will receive a payment equal to his then-current annual base salary and target annual bonus, payable in a lump sum payment on the first regular payday occurring 60 days following the termination date, in exchange for Mr. Gould being bound to a non-competition agreement. Mr. Gould will only receive these severance payments if Mr. Gould executes a full general and mutual release in a form acceptable to Binah and Mr. Gould, and such release has become effective in accordance with its terms prior to the 60th day following the termination date. All other obligations to Mr. Gould will be automatically terminated and completely extinguished.
If Mr. Gould’s employment with the Company terminates due to (x) Mr. Gould’s death, (y) Mr. Gould’s inability to perform the essential functions of his position with or without reasonable accommodation, (z) termination by Binah for Cause, Mr. Gould will not be entitled to the severance payments in the prior paragraph, and will only be entitled to receive base salary and benefits accrued through the termination date. If Mr. Gould’s employment terminates due to Mr. Gould’s disability or death, Mr. Gould will also be entitled to accelerated vesting of all stock or other options that are unvested as of the termination date.
For this purpose, “Cause” is defined as any of the following: (i) conviction of or a plea of nolo contendere to any felony or any misdemeanor that involves crimes of moral turpitude, fraud or theft; or (i) the material breach by Mr. Gould of any of his obligations, duties and/or covenants under the Gould Agreement if such breach causes material damage to Binah, which breach, if curable, continues following written notice from Binah describing same with particularity and expiration of a 60-day cure period. “Good Reason” is defined as any of the following, without Mr. Gould’s written consent: (i) a material diminution in Mr. Gould’s responsibilities, authority or duties; (ii) a diminution in Mr. Gould’s base salary or target annual bonus amount; or (iii) the material breach by Binah of any material provision of the Gould Agreement or other written agreement between Binah and Mr. Gould, provided that a Good Reason Process has been followed prior to termination. “Good Reason Process” shall mean that (i) Mr. Gould reasonably determines in good faith that one of the Good Reason prongs has occurred; (ii) Mr. Gould has notified Binah of such occurrence in writing within 30 days of the occurrence; (iii) Mr. Gould cooperates in good faith with Binah’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the occurrence of the Good Reason continues to exist; and (v) Mr. Gould terminates his employment within 30 days after the end of the Cure Period.
If Mr. Gould’s employment is terminated for any reason, he is subject to: ongoing confidentiality and non-disclosure obligations; and 12-month, post-termination restrictive covenants of non-solicitation of employees, and customers Mr. Gould will be subject to a 12-month, post-termination non-competition clause, provided that if his initial or renewal term is not extended or where he resigns without Good Reason, he must be compensated for the restricted period in order for the non-competition clause to be enforceable. Each of the non-solicitation and non-competition provisions, as applicable, will be extended by one day for each day that Mr. Gould is deemed by a court or other tribunal to have violated any such restrictive covenants.
David Shane
Prior to the closing of the Business Combination, Binah intends to enter into an employment agreement (the “Shane Agreement”) with Mr. Shane, currently a consultant to Kingswood Acquisition Corporation and Wentworth. Further to the Shane Agreement, Mr. Shane will be Chief Financial Officer of Binah and any consulting agreements or arrangements with Kingswood Acquisition Corporation, Wentworth or any other entities will automatically terminate as of the effective date of the Shane Agreement. The Shane Agreement will be for an initial, three-year term which will automatically renew for additional, consecutive one-year terms unless either party provides the other party with 60 days’ notice of the intent not to renew prior to the expiration of the applicable term. Notwithstanding the foregoing, Mr. Shane’s employment is “at-will” and the Shane Agreement may be terminated at any time, by either party, with or without Cause (as defined below) or advance notice.
Mr. Shane’s 2023 annual base salary is $350,000. In addition, Binah may provide Mr. Shane a discretionary year-end performance-based bonus with a 2023 bonus target of 100% of his annual base salary. For calendar year 2023, Mr. Shane is guaranteed a bonus of no less than $350,000, and Mr. Shane may be eligible for a bonus of up to 200% of his annual base salary, based on Mr. Shane’s exceptional performance during such year. Mr. Shane’s performance and Binah’s performance are to be primary considerations in determining any such annual bonus, which is subject to his continuous employment through December 31 of the relevant bonus year, with such bonus payable no later than March 31 of the year following the relevant bonus year.

No later than six months after the closing of the Business Combination, Binah will grant Mr. Shane nonqualified stock options to purchase 250,000 shares of Common Stock of Binah, subject to any reasonable capitalization adjustments before the date of grant (the “Initial Options”), under the terms of Binah’s 2022 Equity Incentive Plan, as may be amended from time to time (the “Plan”). These initial options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these initial options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these initial options will be as follows: (a) one-third of the Initial Options will vest on December 31, 2023, based on continued service through such date; and (b) two-thirds of the Initial Options will vest ratably on a monthly basis over the remainder of Mr. Shane’s initial term based on continued service through each vesting date, with the first such vesting date being on January 31, 2024. The Initial Options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
Concurrently with the closing of the Business Combination, and on the first, second and third anniversaries thereof, Binah will grant Mr. Shane nonqualified stock options to purchase that number of shares of Common Stock of Binah which have a grant date fair value equal to $350,000, as reasonably determined by the Board, under the terms of the Plan. These additional options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these additional options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these additional options will be ratable monthly over three years from the date of the grant. The additional options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
All options granted by Binah will be forfeited upon Mr. Shane’s termination for Cause. All option grants will be subject to the terms of the applicable option agreement and Plan.
If Binah terminates Mr. Shane’s employment without Cause or Mr. Shane resigns for Good Reason, Mr. Shane is entitled to (i) Mr. Shane’s then current base salary and target annual bonus amounts that would be payable during the greater of (A) the remainder of the applicable term but for such termination, or (B) the Restricted Period (as defined in Section 13.2 of the Shane Agreement), payable in a lump-sum payment on the first regular payday occurring 60 days following the termination date, and (ii) accelerated vesting of all outstanding options as of the effective date of Mr. Shane’s termination. In addition, in the event that Mr. Shane resigns other than for Good Reason, or the Shane Agreement is not renewed upon expiration of the applicable term, Mr. Shane will receive a payment equal to his then-current annual base salary and target annual bonus, payable in a lump sum payment on the first regular payday occurring 60 days following the termination date, in exchange for Mr. Shane being bound to a non-competition agreement. Mr. Shane will only receive these severance payments if Mr. Shane executes a full general and mutual release in a form acceptable to Binah and Mr. Shane, and such release has become effective in accordance with its terms prior to the 60th day following the termination date. All other obligations to Mr. Shane will be automatically terminated and completely extinguished.
If Mr. Shane’s employment with the Company terminates due to (x) Mr. Shane’s death, (y) Mr. Shane’s inability to perform the essential functions of his position with or without reasonable accommodation, or (z) termination by Binah for Cause, Mr. Shane will not be entitled to the severance payments in the prior paragraph and will only be entitled to receive base salary and benefits accrued through the termination date.
For this purpose, “Cause” is defined as any of the following: (i) conviction of or a plea of nolo contendere to any felony or any misdemeanor that involves crimes of moral turpitude, fraud or theft; or (i) the material breach by Mr. Shane of any of his obligations, duties and/or covenants under the Shane Agreement if such breach causes material damage to Binah, which breach, if curable, continues following written notice from Binah describing same with particularity and expiration of a 30-day cure period.
“Good Reason” is defined as any of the following, without Mr. Shane’s written consent: (i) a material diminution in Mr. Shane’s responsibilities, authority or duties; (ii) a diminution in Mr. Shane’s base salary or target annual bonus amount; or (iii) the material breach by Binah of any material provision of the Shane Agreement or other written agreement between Binah and Mr. Shane, provided that a Good Reason Process has been followed prior to termination. “Good Reason Process” shall mean that (i) Mr. Shane reasonably determines in good faith that one of the Good Reason prongs has occurred; (ii) Mr. Shane has notified Binah of such occurrence in writing within 30 days of the occurrence; (iii) Mr. Shane cooperates in good faith with Binah’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the occurrence of the Good Reason continues to exist; and (v) Mr. Shane terminates his employment within 30 days after the end of the Cure Period.
If Mr. Shane’s employment is terminated for any reason, he is subject to: ongoing confidentiality and non-disclosure obligations; and 12-month, post-termination restrictive covenants of non-solicitation of employees and customers. Mr. Shane will be subject to a 12-month, post-termination non-competition clause, provided that if his initial or renewal term is not extended or where he resigns without Good Reason, he must be compensated for the restricted period in order for the non-competition clause to be enforceable. Each of the non-solicitation and non-competition provisions, as applicable, will be extended by one day for each day that Mr. Shane is deemed by a court or other tribunal to have violated any such restrictive covenants.
Consulting Agreement
Set forth below is a description of the consulting agreement that Binah will enter into with Larry Roth, who will be appointed Executive Chairman of the Board in connection with the Business Combination.
Larry Roth
Prior to the closing of the Business Combination, Binah intends to enter into a consulting agreement (“Consulting Agreement”) with Mr. Roth, currently an independent director of the Board of Directors of Kingswood Acquisition Corporation. Further to this Consulting Agreement, Mr. Roth will be appointed Executive Chairman of the Board, and he will resign his directorship position with Kingswood Acquisition Corporation and terminate any agreements with respect to such position. The Consulting Agreement will be for an initial, three-year term which will automatically renew for additional, consecutive, one-year terms unless either party provides the other party with 60 days’ notice of the intent not to renew prior to the expiration of the applicable term. Notwithstanding the foregoing, Mr. Roth’s engagement and the Consulting Agreement may be terminated at any time, by either party, with or without Cause (as defined below) or advance notice.
Mr. Roth’s annualized consulting fees for 2013 are $300,000. In addition, Binah may provide Mr. Roth a discretionary year-end performance-based bonus with a 2023 bonus target of 100% of his annualized consulting fees. For calendar year 2023, Mr. Roth is guaranteed a bonus of no less than $300,000, and Mr. Roth may be eligible for a bonus of up to 200% of his annualized consulting fees, based on Mr. Roth’s exceptional performance during such year. Mr. Roth’s performance and Binah’s performance are to be primary considerations in determining any such annual bonus, which is subject to his continuous engagement through December 31 of the relevant bonus year, with such bonus payable no later than March 31 of the year following the relevant bonus year.
No later than six months after the closing of the Business Combination, Binah will grant Mr. Roth nonqualified stock options to purchase 1,000,000 shares of Common Stock of Binah, subject to any reasonable capitalization adjustments before the date of grant, under the terms of Binah’s 2022 Equity Incentive Plan, as may be amended from time to time. These initial options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these initial options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these initial options will be as follows: (a) one-third of the Initial Options will vest on December 31, 2023, based on continued service through such date; and (b) two-thirds of the Initial Options will vest ratably on a monthly basis over the remainder of Mr. Roth’s initial term based on continued service through each vesting date, with the first such vesting date being on January 31, 2024. The Initial Options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
Concurrently with the closing of the Business Combination, and on the first, second and third anniversaries thereof, Binah will grant Mr. Roth nonqualified stock options to purchase that number of shares of Common Stock of Binah which have a grant date fair value equal to $300,000, as reasonably determined by the Board, under the terms of the Plan. These additional options will be exercisable for a period of ten (10) years, subject to earlier termination in accordance with the option agreement and Plan. The exercise price of these additional options will be equal to the fair market value of Binah’s Common Stock on the date of grant. The vesting schedule of these additional options will be ratable monthly over three years from the date of the grant. The Additional Options will accelerate and be deemed vested in full upon a Change in Control as defined in the Plan.
All options granted by Binah will be forfeited upon Mr. Roth’s termination for Cause. All option grants will be subject to the terms of the applicable option agreement and Plan.
If Binah terminates Mr. Roth’s engagement without Cause or Mr. Roth resigns for Good Reason, Mr. Roth is entitled to (i) Mr. Roth’s then current annualized consulting fees and target annual bonus amounts that would be payable during the remainder of the then-applicable term but for such termination, payable in a lump-sum payment on the first regular payday occurring 60 days following the termination date, and (ii) accelerated vesting of all outstanding options as of the effective date of Mr. Roth’s termination. Mr. Roth will only receive these severance payments if Mr. Roth executes a full general and mutual release in a form acceptable to Binah and Mr. Roth, and such release has become effective in accordance with its terms prior to the 60th day following the termination date. All other obligations to Mr. Roth will be automatically terminated and completely extinguished.
If Mr. Roth’s employment with the Company terminates due to (x) Mr. Roth’s death, (y) Mr. Roth’s inability to perform the essential functions of his position with or without reasonable accommodation, or (z) termination by Binah for Cause, Mr. Roth will not be entitled to the severance payments in the prior paragraph and will only be entitled to receive any consulting fees accrued through the termination date.
For this purpose, “Cause” is defined as any of the following: (i)  conviction of or a plea of nolo contendere to any felony or any misdemeanor that involves crimes of moral turpitude, fraud or theft; or (i) the material breach by Mr. Roth of any of his obligations, duties and/or covenants under the Roth Agreement if such breach causes material damage to Binah, which breach, if curable, continues following written notice from Binah describing same with particularity and expiration of a 30-day cure period.
“Good Reason” is defined as any of the following, without Mr. Roth’s written consent: (i) a material diminution in Mr. Roth’s responsibilities, authority or duties; (ii) a diminution in Mr. Roth’s consulting fees or target annual bonus amount; or (iii) the material breach by Binah of any material provision of the Roth Agreement or other written agreement between Binah and Mr. Roth, provided that a Good Reason Process has been followed prior to termination. “Good Reason Process” shall mean that (i) Mr. Roth reasonably determines in good faith that one of the Good Reason prongs has occurred; (ii) Mr. Roth has notified Binah of such occurrence in writing within 30 days of the occurrence; (iii) Mr. Roth cooperates in good faith with Binah’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the occurrence of the Good Reason continues to exist; and (v) Mr. Roth terminates his employment within 30 days after the end of the Cure Period.
If Mr. Roth’s engagement is terminated for any reason, he is subject: to ongoing confidentiality and non-disclosure obligations.
401(k) Plans- Purshe Klaplan Sterling Investments, Inc. and World Equity Group, Incorporated
We intend to adopt a 401(k) Plan for the Combined Company at or after close. Our subsidiaries, Purshe Kaplan Sterling Investments, Inc and World Equity Group, Incorporated, each maintain a 401(k) retirement savings plan for the benefit of their employees, including the named executive officers, who satisfy certain eligibility requirements. Under each 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. Each 401(k) plan provides for employer safe harbor contributions of 100% of the first 3% of compensation deferred. Each 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. For each, as a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan, and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Limitation of Liability and Indemnification
The amended and restated certificate of incorporation of the Combined Company and amended and restated bylaws, each to be effective upon the Closing, will provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits the amended and restated certificate of incorporation of the Combined Company from limiting the liability of our directors for the following:
•
any breach of the director’s duty of loyalty to us or to our stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The amended and restated certificate of incorporation of the Combined Company does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in the amended and restated certificate of incorporation of the Combined Company and amended and restated bylaws, we intend to enter into an indemnification agreement with each member of our board of directors and each of our officers prior to the Closing. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the amended and restated certificate of incorporation of the Combined Company and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
KWAC Related Person Transactions
On August 17, 2020, our sponsor purchased 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. On October 22, 2020 our sponsor surrendered 718,750 founder shares for no consideration. On November 3, 2020, our sponsor surrendered an additional 718,750 founder shares for no consideration.
Immediately prior to the closing of the IPO, our sponsor purchased an aggregate of 6,481,550 private placement warrants, each exercisable to purchase one share of KWAC Class A Common Stock at $11.50 per share, at a price of $1.00 per warrant, or $6,481,550 in the aggregate. The private placement warrants are identical to the warrants sold in the IPO except that the private placement warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may not (including the shares of KWAC Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The private placement warrants (including the shares of KWAC Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
We currently utilize office space at 17 Battery Place, Room 625, New York, NY 10004 from our sponsor as our executive offices. Commencing on the date of this prospectus, we will pay our sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Other than an annual payment of $35,000 paid to each of Mr. Roth, Ms. Roth, and Ms. O’Connell for their service as a director, no compensation of any kind, including finder’s and consulting fees, will be paid by KWAC to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.
On March 24, 2022, the Sponsor agreed to loan us up to $1,500,000 to be used for a portion of our expenses. At the option of the Sponsor, at any time on or prior to the maturity date, any unpaid principal amount outstanding may be converted into whole warrants (“Conversion Warrants”) to purchase Class A Common Stock at a conversion price equal to $1.00 per warrant.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Registration Rights
The Merger Agreement provides that, upon the consummation of the Merger, Holdings, Sponsor and certain equityholders of Wentworth will enter into a Registration Rights Agreement. Under the Registration Rights Agreement, following the consummation of the Merger, certain stockholder signatories thereto will have “shelf” and “piggyback” registration rights. The Registration Rights Agreement also provides that Holdings will pay certain expenses relating to such registrations and indemnify the stockholder signatories thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act. This summary is qualified by reference to the complete text of the form of Restated Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this information statement/prospectus forms a part.
Founder Support Agreement
In connection with the execution of the Merger Agreement, certain of the Sponsor Support Holders entered into the Founder Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Sponsor Support Holders agreed to vote all shares of KWAC Common Stock beneficially owned by them in favor of the Business Combination, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Sponsor Support Holders also agreed that they would not sell, assign, or otherwise transfer any of the Shares (as defined therein) unless the buyer, assignee or transferee executes a joinder agreement to the Founder Support Agreement. We agreed that we would not register any sale, assignment, or transfer of such Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Founder Support Agreement.
Company Support Agreement
In connection with the execution of the Merger Agreement, Wentworth unitholders representing at least 70% of the issued and outstanding Wentworth LLC Interests entered into the Company Support Agreement with KWAC, Holdings, and Wentworth, pursuant to which such Wentworth unitholders agreed to vote all LLC Interests beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, such Wentworth unitholders also agreed that they would not sell, assign, or otherwise transfer any of the Wentworth LLC Interests held by them, with certain limited exceptions, unless the buyer, assignee or transferee executes a joinder agreement to the Company Support Agreement.
Wentworth A&R LLC Agreement
Concurrently with the Closing, the Original limited liability company agreement of Wentworth will be amended and restated in its entirety in substantially the form attached as Annex C (the “Wentworth A&R LLC Agreement”).
Lock-Up Agreement
At the Closing, Holdings will enter into lock-up agreements (the “Lock-Up Agreements”) with each of KWAC, Sponsor, Wentworth, holders of Wentworth Units, and holders of KWAC Class B Common Stock, pursuant to, and on the terms and conditions of which, subject to certain exceptions, such Holders (as defined in the Lock-Up Agreements) shall, for a twelve-month period beginning on the Closing Date (unless earlier released if after 150 days following Closing the Holdings Common Stock trades at $12.00 or higher for 20 days within any 30 day trading period), not transfer or make any announcement of any intention to effect a transfer, in respect of the shares beneficially owned or otherwise held by such Holders prior to the termination of the applicable lock-up period, subject to certain customary exceptions, including:
•
transfers to permitted transferees upon written notice to Holdings, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person; and

•
to a charitable organization upon written notice to Holdings,

•
by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

•
pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Holdings’ stockholders having the right to exchange their shares of Holdings Common Stock for cash, securities or other property.

Indemnification Agreements
We have entered into, and plan on entering into, indemnification agreements with each of our directors and executive officers. The indemnification agreements, the Proposed Holdings Charter and the Proposed Holdings Bylaws, which will become effective upon the completion of the Business Combination, will require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Wentworth Executive Compensation — Limitation of Liability and Indemnification of Directors and Officers.”
Wentworth Group Related Person Transactions
Promissory Notes — Purshe Kaplan Sterling Investments, Inc.
On November 30, 2017, we issued subordinated promissory notes in the aggregate principal amount of $3,565,738 to certain sellers in connection with the acquisition of the PKSH Entities. Interest on the notes accrues at a rate of 10% annually and is payable at maturity. The notes mature on May 17, 2023.
Additionally, in connection with the acquisition of the PKSH Entities, we agreed to pay contingent consideration in the amount of $5,000,000 to certain sellers. The contingency had been resolved on November 30, 2018, and the notes have been issued to the sellers. The contingent subordinated promissory notes have a maturity date of May 30, 2023 and accrue interest at 10% annually. The unpaid principal and all accrued interest become due upon maturity.
As of December 31, 2020, the amount of principal and accrued interest related to these promissory notes is $10,211,566. Related interest expense was approximately $491,000 for the year ended December 31, 2020.
Promissory Notes — Members
During the year ended December 31, 2020, we entered into promissory notes with certain members in the amount of $879,450 to provide for working capital. The notes are non-interest bearing and are due on demand.
Related Person Transaction Policy Following the Business Combination
Upon consummation of the Business Combination, it is anticipated that the Holdings Board will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which Holdings or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of Holdings’ executive officers or a member of Holdings Board;

•
any person who is known by Holdings to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

It is also anticipated that Holdings will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related person transactions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of KWAC Common Stock as of December 15, 2022 and pro forma information regarding the beneficial ownership of Holdings Common Stock immediately after the consummation of the Business Combination by each person who beneficially owns or is expected to beneficially own more than 5% of Holdings Common Stock and each executive officer, each director and all executive officers and directors as a group of KWAC and of Holdings. Immediately after the consummation of the Business Combination, Holdings will have 15,479,000 shares of Common Stock issued and outstanding assuming no redemptions.
The beneficial ownership of KWAC Common Stock pre-Business Combination is based on [•] shares of KWAC Common Stock issued and outstanding as of the date set forth above.
The expected beneficial ownership of shares of Holding’s Common Stock post-Business Combination assumes:
•
no exercise of the                   Holdings Warrants that will remain outstanding post-Business Combination;

•
the issuance of 12,000,000 shares of Holding’s Common Stock to Wentworth unitholders;

•
the issuance of 612,456 shares of Holding’s Common Stock to the KWAC stockholders; and

•
the issuance of 2,875,000 shares of Holding’s Common Stock to the holders of KWAC’s Founder Shares.

Unless otherwise indicated, Holdings believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.
The following table is based on 14,479,000 shares of common stock of outstanding at March 15, 2021, of which 11,604,000 were shares of Class A common stock and 2,875,000 were shares of Class B common stock. Unless otherwise indicated, it is believed that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock
Kingswood Global Sponsor LLC (the sponsor)(3)	2,605,000	18.0%
Gary Wilder(3)	2,605,000	18.0%
Jonathan Massing(3)	2,605,000	18.0%
HSQ Investments Limited(3)(4)	2,605,000	18.0%
Michael Nessim(3)	2,605,000	18.0%
David Hudd(3)	2,605,000	18.0%
Larry Roth(3)	200,000	1.3%
Jeremy Wilder(3)	31,163	*
Lisa Roth(3)	35,000	*
Caroline O’Connell(3)	35,000	*
Howard Garland(3)(4)	—	*
Lighthouse Investment Partners, LLC(5)	598,532	5.21%
Polar Asset Management Partners Inc.(6)	950,000	8.26%
All officers, directors and director nominees as a group (eight individuals)	2,875,000	19.8%

*
Less than one percent

(1)
Unless otherwise noted, the business address of each of our stockholders listed is 17 Battery Place, Room 625, New York, NY 10004.

(2)
Interests shown consist solely of Founder Shares, classified as shares of Class B common stock. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described elsewhere herein.

(3)
Kingswood Global Sponsor LLC is the record holder of the shares reported herein. Michael Nessim, David Hudd, Gary Wilder, HSQ Investments Limited and Jonathan Massing are among the members of Kingswood Global Sponsor LLC and share voting and investment discretion with respect to the shares of Common Stock held of record by Kingswood Global Sponsor LLC.

(4)
HSQ Investments Limited is a wholly owned subsidiary of PSC Nominee 3 Limited, a UK company acting as the nominee for PSC III, a UK limited partnership. PSC III is managed by Pollen Street Capital Limited. Investment decisions for Pollen Street Capital Limited are made by its investment committee, the voting members of which are Lindsey McMurray, James Scott, Howard Garland, Michael England, Matthew Potter and Ian Gascoigne, and each of them may be deemed to hold shared voting and investment discretion with respect to the shares of Common Stock held by HSQ Investments Limited. The address of the principal business office of HSQ Investments Limited is 11-12 Hanover Square, London W1S 1JJ.

(5)
Information regarding Lighthouse Investment Partners, LLC is based solely on the Schedule 13G filed with the SEC on February 8, 2021 for the calendar year ended on December 31, 2020. Lighthouse Investment Partners, LLC has the shared power to vote or direct the vote of 598,532 shares of Class A common stock and the shared power to dispose or to direct the disposition of 598,532 shares of Class A common stock. The address of Lighthouse Investment Partners, LLC is 3801 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410.

(6)
Information regarding Polar Asset Management Partners Inc. is based solely on the Schedule 13G filed with the SEC on February 9, 2021 for the calendar year ended on December 31, 2020. Polar Asset Management Partners Inc. has the sole power to vote or direct the vote of 950,000 shares of Class A common stock and the sole power to dispose or to direct the disposition of 950,000 shares of Class A common stock. The address of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Amount of KWAC Shares	Approximate Percentage of Outstanding KWAC Shares	Amount of Holding’s Shares	Approximate Percentage of Outstanding Holding’s Shares	Amount of Holding’s Shares	Approximate Percentage of Outstanding Holding’s Shares
Current Directors and Executive Officers of KWAC:
Kingswood Global Sponsor LLC (the sponsor)	2,605,000	*	2,605,000	*	2,605,000	*
Gary Wilder	2,605,000	*	2,605,000	*	2,605,000	*
Jonathan Massing	2,605,000	*	2,605,000	*	2,605,000	*
HSQ Investments Limited	2,605,000	*	2,605,000	*	2,605,000	*
Michael Nessim	2,605,000	*	2,605,000	*	2,605,000	*
David Hudd	2,605,000	*	2,605,000	*	2,605,000	*
Larry Roth	200,000	5.9%	200,000	1.3%	200,000	1.3%
Jeremy Wilder	31,163	0.9%	31,163	0.2%	31,163	0.2%
Lisa Roth	35,000	1.0%	35,000	0.2%	35,000	0.2%
Caroline O’Connell	35,000	1.0%	35,000	0.2%	35,000	0.2%
Howard Garland	—	0.0%
All officers, directors and director nominees as a group (eight individuals)	2,875,000	85.0%	2,875,000	18.7%	2,875,000	19.3%
Five Percent of More Holders of KWAC:

	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Amount of KWAC Shares	Approximate Percentage of Outstanding KWAC Shares	Amount of Holding’s Shares	Approximate Percentage of Outstanding Holding’s Shares	Amount of Holding’s Shares	Approximate Percentage of Outstanding Holding’s Shares
Directors and Executive Officers of Holdings After Consummation of the Business Combination
Five Percent of More Holders of Holding’s after Consummation of the Business Combination
MHC Securities			9,000,000	58.5%	9,000,000	60.5%
Wentworth Funding			1,400,000	9.1%	1,400,000	9.4%
PPD Group			1,390,000	9.0%	1,390,000	9.3%
TKM Funding			210,000	1.4%	210,000	1.4%

DESCRIPTION OF SECURITIES
As a result of the Business Combination, Wentworth stockholders who receive shares of Holdings Common Stock in the Business Combination will become Holdings’ stockholders. Your rights as a Holdings stockholder will be governed by Delaware law, the Proposed Holdings Charter and Proposed Holdings Bylaws. The following description of the material terms of the Holdings’ capital stock, including the Holdings Common Stock to be issued to KWAC Stockholders in the Business Combination, reflects the anticipated state of affairs upon completion of the Business Combination. We urge you to read the applicable provisions of Delaware law, the Proposed Holdings Charter and the Proposed Holdings Bylaws carefully and in their entirety because they describe your rights as a holder of shares of Holdings Common Stock.
In connection with the Business Combination, Holdings will amend and restate its the Holdings Organizational Documents, which differ materially from the Existing KWAC Organizational Documents. The following is a description of the material terms of, and is qualified in its entirety by, the Proposed Holdings Charter and Proposed Holdings Bylaws, each of which will be in effect upon the consummation of the Business Combination assuming the Business Combination Proposal is approved and adopted. The forms of Proposed Holdings Charter and Proposed Holdings Bylaws are attached as Annex B to this proxy statement/prospectus.
The purpose of Holdings is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Upon the consummation of the Business Combination, and assuming the Business Combination Proposal and this proposal are approved and adopted, Holdings’ authorized capital stock will consist of [•] shares of common stock, par value $0.0001 per share, and [•] shares of preferred stock, par value $0.0001 per share. No shares of preferred stock will be issued or outstanding immediately after the Business Combination. Unless the Holdings’ Board determines otherwise, Holdings will issue all shares of its capital stock in uncertificated form.
Common Stock
Holders of shares of Holdings Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock will not have cumulative voting rights in the election of directors.
Upon the Holdings’ liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata the Holdings’ remaining assets available for distribution. Holders of Holdings Common Stock do not have preemptive, subscription, redemption, or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of Holdings Common Stock that will be outstanding at the time of the completion of the Business Combination will be fully paid and non-assessable. The rights, powers, preferences, and privileges of holders of the common stock will be subject to those of the holders of any shares of Holdings preferred stock that the Board may authorize and issue in the future.
As of [•], 2022, the Record Date, there were [•] shares of [•] Common Stock issued and outstanding and [•] holders of record of common stock. After giving effect to the Business Combination (assuming no Public Shares of KWAC have been redeemed and no KWAC warrants have been exercised), we expect that there will be approximately 15.4 million shares of Holdings Common Stock outstanding, consisting of (i) 12.0 million shares (including shares underlying Holdings Options) issued to holders of Wentworth securities, (ii) .5 million shares held by KWAC’s Public Stockholders, (iii) [•] shares held by the PIPE Investors pursuant to the Subscription Agreements, (iv) 2.9 million shares held by the Sponsor.
Preferred Stock
Upon the consummation of the Business Combination and pursuant to the Proposed Holdings Charter, Holdings will be authorized to issue [•] shares of Holdings preferred stock. Upon the consummation of the Business Combination, there will be no shares of Holdings preferred stock outstanding.
Under the terms of the Proposed Holdings Charter, the Holdings Board is authorized to direct the Holdings to issue shares of preferred stock in one or more series without stockholder approval. The Holdings

Board has the discretion to determine the rights, designations, powers, preferences, privileges, limitations and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing the Holdings Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Holdings Common Stock by restricting dividends on Holdings Common Stock, diluting the voting power of the Holdings Common Stock, or subordinating the liquidation rights of the Holdings Common Stock. As a result of these or other factors, the issuance of Holdings preferred stock could have an adverse impact on the trading price of the Holdings Common Stock.
Dividends
Declaration and payment of any dividend will be subject to the discretion of the Holdings Board. The time and amount of dividends will be dependent upon, among other things, the Holdings’ business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Holdings Board may regard as relevant. Dividends may be payable in cash, stock or property of the Holdings.
Holdings currently intends to retain all available funds and any future earnings to fund the development and growth of the business, and therefore does not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.
Board of Directors
The Proposed Holdings Charter provides that the Holdings Board will consist of one class of directors, with each director being elected each year and holding office until the next annual meeting.
Anti-Takeover Provisions
The Proposed Holdings Charter and Proposed Holdings Bylaws will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Holdings Board, which we believe may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Holdings Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Holdings Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NYSE American. These additional shares may be used for a variety of corporate purposes, including corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Holdings Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder Action; Stockholders’ Meetings
The Proposed Charter will provide that stockholders may not take action by written consent but may only take action at annual or Stockholders’ Meetings of stockholders. As a result, a holder controlling a majority of Holdings capital stock would not be able to amend the Holdings’ bylaws or remove directors without holding a meeting of stockholders called in accordance with the Holdings’ bylaws. Further, the Proposed Charter will provide that only the chairperson of the Holdings Board, the Chief Executive Officer of the Holdings, or a majority of the Holdings Board, by resolution, may call Stockholders’ Meetings of the Holdings stockholders, thus prohibiting a Holdings stockholder from calling a Stockholders’ Meeting. These provisions might delay the ability of the Holdings’ stockholders to force consideration of a proposal or for the Holdings’ stockholders controlling a majority of the Holdings’ capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, the Proposed Holdings Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. Generally, in order for any matter to be “properly brought” before an annual meeting, the matter must be (i) specified in a notice of meeting given by or at the direction of the Holdings Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Holdings Board, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) was a stockholder both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the advance notice procedures specified in the Proposed Holdings Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined herein) thereof in writing and in proper form to the secretary of the Holdings and (ii) provide any updates or supplements to such notice at the times and in the forms required by the Proposed Holdings Bylaws. To be timely, a stockholder’s notice must be received at, the Holdings’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).
Stockholders at an annual meeting or Stockholders’ Meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Holdings Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered written Timely Notice in proper form to the Holdings’ secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Charter or Bylaws
Upon consummation of the Business Combination, the Proposed Holdings Bylaws will provide that the bylaws may be amended or repealed by a majority vote of the Holdings Board or by the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting as a single class. The Proposed Charter can be amended in accordance with the DGCL which requires approval by the Holdings Board and stockholders of the Holdings.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Charter and Proposed Holdings Bylaws will provide indemnification and advancement of expenses for the Holdings’ directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. The Holdings has entered into, or will enter into, indemnification agreements with each of its directors and officers. Under the terms of such indemnification agreements, the Holdings will be required to indemnify each of the Holdings’ directors and officers, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director of officer of the Holdings or any of its subsidiaries or was serving at the request of the Holdings in an official capacity of another entity. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Proposed Charter and the Proposed Holdings Bylaws will include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Holdings’ rights and the rights of the Holdings’ stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Holdings’ stockholders will have appraisal rights in connection with a merger or consolidation of the Holdings. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any Holdings stockholder may bring an action in the Holdings’ name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Holdings’ shares at the time of the transaction to which the action relates.
Forum Selection
The Proposed Holdings Bylaws will provide that unless Holdings consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Holdings, (ii) any claim of breach of a fiduciary duty owed by any of the Holdings’ directors, officers, stockholders, employees or agents to the Holdings or the Holdings’ stockholders, or any claim for aiding and abetting any such alleged breach, (iii) any claim against the Holdings, its directors, officers or employees arising under its charter, bylaws or the DGCL, (iv) any claim against the Holdings, its directors, officers or employees governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL. The Proposed Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Transfer Agent and Registrar
The transfer agent and registrar for the Holdings Common Stock is Continental Transfer & Trust Company, LLC.
Trading Symbol and Market
We intend to apply for the listing of the Holdings Common Stock and Warrants on NYSE American under the symbols BCG and BCG.W respectively, upon the consummation of the Business Combination.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMBINED COMPANY COMMON STOCK
Pursuant to Rule 144, a person who has beneficially owned restricted Holdings Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Holdings at the time of, or at any time during the three months preceding, a sale and (ii) Holdings is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Holdings was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Holdings Common Stock shares for at least six months but who are affiliates of Holdings at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of Holdings Common Stock then outstanding; or

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the average weekly reported trading volume of the Holdings Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Holdings under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Holdings.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, the Holdings will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
Subject to the limitations and qualifications set forth herein (including the limitations and qualifications set forth in the opinion attached as Exhibit 8.1), the following is a summary of the material U.S. federal income tax consequences to holders of KWAC Common Stock and KWAC Warrants with respect to (i) an election by the holders of shares of KWAC Common Stock to have KWAC redeem such shares for cash, (ii) the Kingswood Merger and (iii) the post-Kingswood Merger ownership and disposition of Holdings Common Stock and Holdings Warrants (collectively, “Holdings securities”) acquired pursuant to the Kingswood Merger. This summary applies only to holders of KWAC Common Stock and KWAC Warrants that hold shares of KWAC Common Stock and KWAC Warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is general in nature and does not constitute tax advice. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder of KWAC Common Stock or KWAC Warrants in light of such holder’s individual circumstances or status, nor does it address tax consequences applicable to holders of KWAC Common Stock or KWAC Warrants subject to special rules, such as:
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dealers in securities or foreign currency;

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broker-dealers;

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traders in securities that elect to use a mark-to-market method of accounting;

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tax-exempt organizations;

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financial institutions, banks, or trusts;

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mutual funds;

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life insurance companies, real estate investment trusts and regulated investment companies;

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holders that actually or constructively own 10% or more of KWAC’s voting stock;

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holders that hold KWAC Common Stock or KWAC Warrants as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

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holders that have a functional currency other than the U.S. dollar;

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holders that received KWAC Common Stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

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U.S. expatriates;

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controlled foreign corporations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to KWAC Common Stock or KWAC Warrants being taken into account in an applicable financial statement;

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passive foreign investment companies; or

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pass-through entities or investors in pass-through entities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement/prospectus, and all of which may change, possibly with retroactive effect. Any such change could impact the conclusions discussed below. This summary does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax, or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
KWAC has not and does not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the subjects addressed in this summary. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds KWAC Common Stock and KWAC Warrants, the tax treatment of such partnership and any person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold KWAC Common Stock and KWAC Warrants and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences to them of an exercise of redemption rights or the Kingswood Merger.
ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE KINGSWOOD MERGER AND OTHER EVENTS DESCRIBED BELOW, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Holders
For purposes of this summary, a “U.S. Holder” means a beneficial owner of KWAC Common Stock and/or KWAC Warrants that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state therein or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (i) that is subject to the primary supervision of a court within the United States and all substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Redemption of Shares of KWAC Common Stock
If the Kingwood Merger takes place in connection with a redemption of KWAC Common Stock, we expect that the U.S. federal income tax consequences to a U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its shares of KWAC Common Stock will qualify as a sale or exchange of KWAC Common Stock under Section 302(a) of the Code. If the redemption qualifies as a sale or exchange of the shares of KWAC Common Stock, the U.S. Holder will be treated in the same manner as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities” below. If the redemption does not qualify as a sale or exchange of shares of KWAC Common Stock, the U.S. Holder will be treated as receiving a corporate distribution with similar tax consequences to those described below under “— U.S. Holders — Taxation of Distributions on Holdings Common Stock.” Whether the redemption qualifies as a sale or exchange of the shares of KWAC Common Stock or is treated as a distribution with respect to the shares of KWAC Common Stock will depend on the total amount of KWAC Common Stock treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder, as discussed below) relative to all of KWAC Common Stock outstanding both before and after the redemption (including any shares of KWAC Common Stock owned by Holdings after the Kingswood Merger). The redemption of shares of KWAC Common Stock will generally be treated as a sale or exchange (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in KWAC or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only shares actually owned by such U.S. Holder, but also shares of KWAC Common Stock constructively owned by it through Holdings. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain family members of such U.S. Holder (in the case of an individual) and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder (if not an individual), as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of KWAC Common Stock or Holdings Common Stock which could be acquired pursuant to the exercise of KWAC Warrants or Holdings Warrants.
In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption (for this purpose, the shares outstanding after the redemption should take into account shares issued by Holdings in the Business Combination). There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of KWAC Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of KWAC Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. A redemption will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in KWAC. Whether a redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in KWAC will depend on such holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. A U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption.
If a redemption does not qualify as a sale or exchange, the U.S. Holder will be treated as receiving a distribution from KWAC and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions on Holdings Common Stock,” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of KWAC Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Holdings Warrants or possibly in other shares constructively owned by such U.S. Holder. U.S. Holders of KWAC Common Stock are urged to consult their own tax advisors regarding the tax consequences of a redemption of all or a portion of their KWAC Common Stock pursuant to an exercise of redemption rights.
The Receipt of Holdings Common Stock in the Kingswood Merger
Subject to the discussion below regarding the KWAC Warrants, the surrender by a U.S. Holder of the shares of KWAC Common Stock in exchange for shares of Holdings Common Stock pursuant to the Kingswood Merger, when taken together with the other steps of the Business Combination, are intended to qualify as a non-recognition transaction pursuant to Section 351(a) of the Code. However, the provisions of Section 351(a) of the Code are complex and qualification as a non-recognition transaction thereunder could be adversely affected by events or actions that occur following the Business Combination that are beyond our control.
Provided that the Kingswood Merger qualifies as an exchange pursuant to Section 351(a), the aggregate adjusted tax basis of the shares of Holdings Common Stock received by a U.S. Holder in the Kingswood Merger should be equal to the aggregate adjusted tax basis of the shares of KWAC Common Stock surrendered by such U.S. Holder in the Kingswood Merger. In addition, the holding period of such Holdings Common Stock should include the period during which the shares of KWAC Common Stock, surrendered in the Kingswood Merger, were held by such U.S. Holder, although the running of the holding period for the shares of KWAC Common Stock may be suspended as a result of any redemption rights with respect thereto.
In the event that the Kingswood Merger does not qualify as a non-recognition transaction pursuant to Section 351 of the Code, the Kingswood Merger will be treated as a taxable sale or exchange of KWAC Common Stock by U.S. Holders in exchange for Holdings Common Stock. In such case, subject to the discussion of backup withholding below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its shares of KWAC Common Stock. Any such capital gain or loss generally will be long term capital gain or loss if the U.S. Holder’s holding period in the shares of KWAC Common Stock exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a taxable sale or exchange of KWAC Common Stock is subject to certain limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder on a taxable sale or exchange of KWAC Common Stock pursuant to the Kingswood Merger will be an amount equal to the difference between (i) the fair market value of the Holdings Common Stock received by the U.S. Holder in the Kingswood Merger and (ii) the U.S. Holder’s adjusted tax basis in KWAC Common Stock surrendered thereof. A U.S. Holder’s adjusted tax basis in the shares of KWAC Common Stock generally will equal the U.S. Holder’s acquisition cost of such shares, reduced by any prior distributions with respect to such shares treated as a return of basis.
The Kingswood Merger has not been structured to qualify as a tax-free reorganization pursuant to Section 368 of the Code, and we did not obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Kingswood Merger, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.
The Receipt of Holdings Warrants in the Kingswood Merger
The Kingswood Merger is intended to qualify for non-recognition treatment under Section 351 of the Code, but not as a reorganization pursuant to Section 368 of the Code. As a result of not qualifying as a reorganization pursuant to Section 368 of the Code, the warrant-for-warrant exchange will be a taxable exchange.
A U.S. Holder of only KWAC Warrants would realize and recognize gain or loss in such exchange in an amount equal to the difference between the fair market value of Holdings Warrants received by such U.S. Holder in the Kingswood Merger and the adjusted tax basis of the KWAC Warrants surrendered by such U.S. Holder in the Kingswood Merger. If such U.S. Holder surrenders both KWAC Common Stock and KWAC Warrants in the Kingswood Merger in exchange for both Holdings Common Stock and Holdings Warrants, such U.S. Holder of KWAC Common Stock and KWAC Warrants should be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such U.S. Holder (generally, the excess of (x) the sum of the fair market value of the KWAC Common Stock and KWAC Warrants over (y) such U.S. Holder’s aggregate adjusted tax basis in the KWAC Common Stock and KWAC Warrants) and (ii) the fair market value of the Holdings Warrants received by such U.S. Holder in such exchange. As a result of such an exchange, such U.S. Holder should have a tax basis in the Holdings Common Stock equal to the tax basis in the KWAC Common Stock and KWAC Warrants surrendered, plus any gain recognized in the exchange, less the fair market value of the Holdings Warrants received. In addition, such U.S. Holder’s tax basis in the Holdings Warrants should be the fair market value determined on the date of the Kingswood Merger. The holding period for the Holdings Common Stock should include the period during which the U.S. Holder held its KWAC Common Stock, and the holding period for the Holdings Warrants should start on the day after the Kingswood Merger.
In the event that the Kingswood Merger does not qualify as a non-recognition transaction pursuant to Section 351 of the Code, the Kingswood Merger will be treated as a taxable sale or exchange of KWAC Warrants or KWAC Warrants and KWAC Common Stock, as may be applicable to any particular U.S. Holder, by U.S. Holders in exchange for Holdings Warrants or Holdings Warrants and Holdings Common Stock, as may be applicable. In such case, the same rules as described above in the section entitled “— U.S. Holders — The Receipt of Holdings Common Stock in the Kingswood Merger,” describing U.S. federal income tax consequences in the event that the Kingswood Merger does not qualify as a non-recognition transaction pursuant to Section 351 of the Code, will apply to U.S. Holders.
U.S. Holders of KWAC Warrants are strongly urged to consult with their tax advisors regarding the treatment of their warrants in connection with the Kingswood Merger.
Taxation of Distributions on Holdings Common Stock
If the redemption of a U.S. Holder’s shares of KWAC Common Stock is treated as a distribution, as discussed above under the section entitled “— Redemption of Shares of KWAC Common Stock,” and in the event of any future distributions with respect to Holdings Common Stock (or deemed distributions), such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Holdings’ (or KWAC’s, as the case may be) current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in KWAC Common Stock or Holdings Common Stock, as applicable. Any remaining excess will be treated as gain realized on the sale or other disposition of KWAC Common Stock or Holdings Common Stock, as applicable, and will be treated as described below under the section entitled “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities.”
Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to KWAC Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities
If the redemption of a U.S. Holder’s shares of KWAC Common Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Shares of KWAC Common Stock,” and in the event of any future sale or other taxable disposition of Holdings Common Stock or Holdings Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in KWAC Common Stock, Holdings Common Stock or Holdings Warrants so disposed of. A U.S. Holder’s adjusted tax basis in KWAC Common Stock, Holdings Common Stock, or Holdings Warrants generally will equal the U.S. Holder’s acquisition cost less any prior distributions paid (or deemed paid) to such U.S. Holder treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the KWAC Common Stock, Holdings Common Stock or Holdings Warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the KWAC Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Exercise or Lapse of a Holdings Warrant
Except as discussed below with respect to the cashless exercise of a Holdings Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of shares of Holdings Common Stock on the exercise of Holdings Warrants for cash. A U.S. Holder’s adjusted tax basis in a Holdings Common Stock received upon exercise of the Holdings Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for the shares of Holdings Common Stock received upon exercise of the Holdings Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Holdings Warrant and will not include the period during which the U.S. Holder held the Holdings Warrant. If a Holdings Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax adjusted basis in the Holdings Warrant.
The tax consequences of a cashless exercise of a Holdings Warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because (i) the exercise is not a gain or loss realization event (a “non-realization event”) or (ii) the exercise is treated as a recapitalization for U.S. federal income tax purposes. In case of either non-realization event or recapitalization, a U.S. Holder’s adjusted tax basis in the Holdings Common Stock received would equal such holder’s adjusted tax basis in the Holdings Warrants exercised therefore. If the cashless exercise were treated a non-realization event, a U.S. Holder’s holding period in the shares of Holdings Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Holdings Warrants. If the cashless exercise were treated as a recapitalization, the holding period in the shares of Holdings Common Stock would include the holding period of the Holdings Warrants exercised therefore.

It is also possible that a cashless exercise of a Holdings Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Holdings Warrants treated as surrendered to pay the exercise price of the Holdings Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the shares of Holdings Common Stock that would have been received with respect to the surrendered warrants in a regular exercise of the Holdings Warrants and (ii) the sum of the U.S. Holder’s adjusted tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been actually exercised for cash). In this case, a U.S. Holder’s adjusted tax basis in the shares of Holdings Common Stock received would equal the U.S. Holder’s adjusted tax basis in the Holdings Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the shares of Holdings Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Holdings Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Holdings Warrants.
Non-U.S. Holders
For purposes of this summary, a “non-U.S. Holder” means a beneficial owner of KWAC Common Stock and/or KWAC Warrants that is, for U.S. federal income tax purposes, neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Redemption of Shares of KWAC Common Stock
The U.S. federal income tax consequences to a non-U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of the shares of KWAC Common Stock generally will depend on the U.S. federal income tax characterization of such redemption as a sale or distribution, as described above under “— U.S. Holders —Redemption of Shares of KWAC Common Stock.” If the redemption qualifies as a sale or exchange of the shares of KWAC Common Stock, the non-U.S. Holder will be treated in the same manner as described under “— Non-U.S. Holders —Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities” below. If the redemption is treated as a distribution with respect to the shares of KWAC Common Stock, the non-U.S. Holder will be treated as receiving a corporate distribution with similar tax consequences to those described below under “— Non-U.S. Holders — Taxation of Distributions on Holdings Common Stock.”
Non-U.S. Holders of KWAC Common Stock are urged to consult with their own tax advisors regarding the tax consequences of a redemption of all or a portion of their KWAC Common Stock pursuant to an exercise of redemption rights.
The Receipt of Holdings Common Stock in the Kingswood Merger
The U.S. federal income tax consequences to the non-U.S. Holders as a result of the Kingswood Merger generally are the same as to the U.S. Holders as described above in section entitled “— U.S. Holders — The Receipt of Holdings Common Stock in the Kingswood Merger.” However, different U.S. federal income tax consequences will apply to the non-U.S. Holders as a result of the Kingswood Merger if KWAC is a “United States real property holding corporation” within the meaning of Section 897(c)(2) (“USRPHC”) at any time during the lesser of (i) the five-year period ending on the date the Kingswood Merger occurs and (ii) the period during which the non-U.S. Holders held the shares of KWAC Common Stock ending on the date the Kingswood Merger occurs. Generally, if KWAC is a USRPHC during the lesser of the two time periods described above, a non-U.S. Holder’s gain (or loss) realized on its transfer of the shares of KWAC Common Stock in exchange for the shares of Holdings Common Stock would be subject to tax in the United States in the same manner as if such non-U.S. Holder was engaged in a trade or business within the United States and such gain (or loss) was effectively connected with the conduct of such trade or business, unless certain exceptions apply. KWAC does not believe that it has been or will be a USRPHC, but there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding KWAC status as a USRPHC and the U.S. federal income tax consequences of the Kingswood Merger to them if KWAC is a USRPHC.
In the event that the Kingswood Merger does not qualify as a non-recognition transaction pursuant to Section 351 of the Code, the Kingswood Merger will be treated as a taxable sale or exchange of KWAC Common Stock by non-U.S. Holders in exchange for the Holdings Common Stock in the same manner as described under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Disposition of Holdings Securities.”
We did not obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Kingswood Merger, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.
The Receipt of Holdings Warrants in the Kingswood Merger
U.S. federal income tax consequences to non-U.S. Holders as a result of the Kingswood Merger with respect to KWAC Warrants will be the same as to the U.S. Holders as described in the section entitled “— U.S. Holders —The Receipt of Holdings Warrants in the Kingswood Merger,” except, if any gain or loss is required to be recognized with respect to KWAC Warrants, such gain or loss will be subject to the rules described above in the section entitled “— Non-U.S. Holders — The Receipt of Holdings Common Stock in the Kingswood Merger,” describing U.S. federal income tax consequences in the event that the Kingswood Merger does not qualify as a non-recognition transaction pursuant to Section 351 of the Code. In addition, the rules described above regarding KWAC’s status as a USRPHC are equally applicable to non-U.S. Holders of only KWAC Warrants or KWAC Warrants and KWAC Common Stock.
Gain or Loss on Sale, Taxable Exchange or Other Disposition of Holdings Securities
After the Kingswood Merger, non-U.S. Holders of Holdings securities may sell or dispose of their Holdings securities. Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. Holder on the taxable disposition of the Holdings securities generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder), in which case the non-U.S. Holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code (see the discussion above entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities”), and a corporate non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•
the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the sale or other taxable disposition of the Holdings securities occurs and certain other conditions are met, in which case the non-U.S. Holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the sale or other taxable disposition of the Holdings securities, exceeds any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty; or

•
Holdings is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of sale or other disposition (whether taxable or not) or the period that the non-U.S. Holder held such securities disposed of, and, in the case where shares of Holdings Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of the KWAC Common Stock of Holdings at any time within the shorter of the five-year period preceding the sale or other disposition or such non-U.S. Holder’s holding period for the shares of Holdings Common Stock.

With respect to the third bullet point above (if applicable to a particular non-U.S. Holder), gain recognized by such non-U.S. Holder on the sale or other taxable disposition of the Holdings securities will be subject to tax on net basis at generally applicable U.S. federal income tax rates. In addition, a purchaser of Holdings Common Stock from such non-U.S. Holder would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such non-U.S. holder. There can be no assurance that Holdings Common Stock will be treated as regularly traded on an established securities market. Holdings does not believe that it has been or will be a USRPHC for U.S. federal income tax purposes but there can be no assurance in this regard.
Taxation of Distributions on Holdings Common Stock
After the Kingswood Merger, Holdings may make dividend distributions with respect to its stock. Subject to the discussion of backup withholding and FATCA below, in general, any distributions we make, to the extent paid from Holdings’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. Holder’s adjusted tax basis in the shares of Holdings Common Stock (and, subject to the discussion below under “—Information Reporting Requirements and Backup Withholding,” “—Foreign Account Tax Compliance Act,” and the third bullet point above under “— Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding). To the extent the distribution exceeds the non-U.S. Holder’s adjusted tax basis, it will be treated as gain realized from the sale or exchange of Holdings Common Stock, which will be treated as described above under “— Non-U.S. Holders —Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Holdings Securities.” Dividends paid to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise or Lapse of Holdings Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Holdings Warrant, or the lapse of a Holdings Warrant held by a non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a Holdings Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under “— Non-U.S. Holders —Gain or Loss on Sale, Taxable Exchange or Other Disposition of Holdings Securities” above.
Information Reporting Requirements and Backup Withholding
Information returns will be filed with the IRS in connection with the redemption of KWAC Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. For example, a non-U.S. Holder who is an individual may be required to provide a valid IRS Form W-8BEN, a non-U.S. Holder that is an entity may be required to provide a valid IRS Form W-8BEN-E, and, in the event of income treated as effectively connected to a U.S. trade or business, a non-U.S. Holder (whether an individual or an entity) may be required to provide a valid IRS Form W-8ECI. A U.S. Holder may also be subject to backup withholding and may be required to provide certain certification that it is a U.S. person for U.S. federal income tax purposes in order to avoid such backup withholding. For example, a U.S. Holder may be required to provide a valid IRS Form W-9. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on certain “withholdable payments” in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., a U.S. source dividend) and also include the entire gross proceeds from the sale or other disposition of stock of U.S. corporations, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS recently issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds from dispositions of stock (but not dividends). Pursuant to these proposed Treasury Regulations, the corporation and any other withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Accordingly, the entity through which shares of KWAC Common Stock are held will affect the determination of whether such withholding is required. Similarly, “withholdable payments” (e.g., dividends) in respect of, Holdings Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Holdings Common Stock.

APPRAISAL RIGHTS
Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement/ prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Kingswood Acquisition Corp., 17 Battery Place, Room 625, New York, New York 10004, to inform us of his or her request; or
If a bank, broker, or other nominee holds the shares, the stockholder should contact the bank, broker, or other nominee directly.

SUBMISSION OF STOCKHOLDER PROPOSALS
The KWAC Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at Holdings’ 2022 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and Proposed Holdings Bylaws.
In addition, Proposed Holdings Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to Holdings at our offices at One Cowboys Way Suite 490, Frisco, TX 75034, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, which we anticipate will be the case for the 2022 annual meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Holdings. Nominations and proposals also must satisfy other requirements set forth in Proposed Holdings Bylaws. The Chairman of Holdings Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION
KWAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on KWAC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:
Kingswood Acquisition Corp.
17 Battery Place, Room 625
New York, New York 10004
Tel: (212) 404-7002
Attn: Michael Nessim
If you are a stockholder and would like to request documents, please do so no later than five (5) business days before the special meeting in order to receive them before the special meeting. If you request any documents from [•], [•] will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement/prospectus relating to KWAC has been supplied by KWAC, and all such information relating to Wentworth has been supplied by Wentworth. Information provided by either KWAC or Wentworth does not constitute any representation, estimate or projection of the other.
This document is a proxy statement/prospectus of KWAC for the Special Meeting. KWAC has not authorized anyone to give any information or make any representation about the Business Combination, KWAC or Wentworth that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

LEGAL MATTERS
DLA Piper LLP (US) will pass upon the validity of the securities of Holdings to be issued in connection with the Business Combination offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.
Shearman & Sterling LLP will pass upon elements of the discussion contained under the caption “Certain U.S. Federal Income Tax Considerations”.

EXPERTS
The financial statements of Kingswood Acquisition Corp. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) through December 31, 2020, included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Kingswood Acquisition Corp, to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus and included in reliance upon such report given the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Wentworth Management Services LLC as of and for the years ended December 31, 2021 and 2020 included in this Proxy Statement/ Prospectus have been audited by FGMK, LLC, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this Proxy Statement/Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, KWAC and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of KWAC’s annual report to stockholders and KWAC’s proxy statement/prospectus. Upon written or oral request, KWAC will deliver a separate copy of the annual report to stockholder and/or proxy statement/ prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that KWAC deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that KWAC deliver single copies of such documents in the future. Stockholders may notify KWAC of their requests by calling or writing KWAC at KWAC at 17 Battery Place, Room 625, New York, NY (if before the Business Combination) or [•] (if after the Business Combination).

TRANSFER AGENT AND REGISTRAR
The transfer agent for KWAC’s securities is Continental Stock Transfer & Trust Company.

INDEX TO FINANCIAL STATEMENTS
KINGSWOOD ACQUISITION CORP. FINANCIAL STATEMENTS
Condensed Financial Statements as of September 30, 2022, and for the periods ended September 30, 2022 and 2021
Condensed Balance Sheets as of September 30, 2022 (unaudited) and December 31, 2021 (audited)	F-3
Condensed Statements of Operations for the Nine Months Ended September 30, 2022 and 2021 (unaudited)	F-4
Condensed Statement of Changes in Stockholders’ Deficit for the three and nine months ended September 30, 2022 and 2021 (unaudited)	F-5
Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021 (unaudited)	F-6
Note to Condensed Financial Statements (unaudited)	F-7
Audited Financial Statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) to December 31, 2020
Report of Independent Registered Public Accountant	F-23
Balance Sheets as of December 31, 2021 and 2020	F-24
Statements of Operations for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) to December 31, 2020	F-25
Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) to December 31, 2020	F-26
Statements of Cash Flows for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) to December 31, 2020	F-27
Notes to Financial Statements	F-28
Wentworth Management Services, LLC
Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2022, and for the periods ended September 30, 2022 and 2021
Condensed Consolidated Balance Sheets as of September 30, 2022 (unaudited) and December 31, 2021 (audited)	F-43
Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2022, and 2021 (unaudited)	F-44
Condensed Consolidated Statement of Changes in Members’ Equity for the nine months ended September 30, 2022, and 2021	F-45
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2022, and 2021	F-46
Note to Condensed Consolidated Financial Statements	F-47
Audited Financial Statements as of and for the year ended December 31, 2021
Report of Independent Registered Public Accountant	F-58
Consolidated Balance Sheets as of December 31, 2021	F-59
Consolidated Statement of Operations for the year ended December 31, 2021	F-60
Consolidated Statement of Changes in Members’ Equity for the year ended December 31, 2021	F-61
Consolidated Statement of Cash Flows for the year ended December 31, 2021	F-62
Notes to Consolidated Financial Statements	F-63

KINGSWOOD ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$252,481	$838,478
Taxes receivable	13,759	—
Prepaid expenses	26,411	132,740
Total current assets	292,651	971,218
Investment held in Trust Account	15,355,738	117,861,531
Total Assets	$15,648,389	$118,832,749
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$2,479,733	$758,095
Convertible promissory note	859,821	—
Due to related party	1,667	1,667
Total current liabilities	3,341,221	759,762
Deferred underwriters’ compensation	4,025,000	4,025,000
Warrant liability	369,287	6,443,107
Total liabilities	7,735,508	11,227,869
Commitments and Contingencies (Note 6)
Class A Common Stock subject to possible redemption, 1,463,256 shares and 11,500,000 shares at redemption value of $10.39 and $10.25 at September 30, 2022 and December 31, 2021, respectively	15,198,148	117,861,531
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 104,000 shares issued and outstanding, excluding 1,463,256 and 11,500,000 shares subject to possible redemption at September 30, 2022 and December 31, 2021, respectively	10	10
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	288
Additional paid-in capital	—	—
Accumulated deficit	(7,285,565)	(10,256,949)
Total stockholders’ deficit	(7,285,267)	(10,256,651)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$15,648,389	$118,832,749
The accompanying notes are an integral part of the condensed unaudited financial statements.

KINGSWOOD ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating costs	$736,011	$382,547	$3,261,136	$840,395
Loss from operations	(736,011)	(382,547)	(3,261,136)	(840,395)
Other income (expense):
Interest Income	67,094	2,990	144,657	8,896
Change in fair value – convertible promissory note	140,888	—	250,179	—
Transaction costs	—	—	—	(8,211)
Change in fair value of warrant liabilities	759,227	3,406,196	6,073,820	(151,846)
Total other income (expense), net	967,209	3,409,186	6,468,656	(151,161)
Income (loss) before provision for income taxes	231,198	3,026,639	3,207,520	(991,556)
Provision for income taxes	(1,209)	—	(5,241)	—
Net income (loss)	$229,989	$3,026,639	$3,202,279	$(991,556)
Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	1,463,256	11,500,000	6,573,540	11,500,000
Basic and diluted net income (loss) per share	$0.05	$0.21	$0.34	$(0.07)
Basic and diluted weighted average shares outstanding, Class A and Class B common stock not subject to redemption	2,979,000	2,979,000	2,979,000	2,979,000
Basic and diluted net income (loss) per share	$0.05	$0.21	$0.33	$(0.07)
The accompanying notes are an integral part of the condensed unaudited financial statements.

KINGSWOOD ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	104,000	$10	2,875,000	$288	$—	$(10,256,949)	$(10,256,651)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(10,506)	(10,506)
Net Income	—	—	—	—	—	3,492,241	3,492,241
Balance as of March 31, 2022	104,000	$10	2,875,000	$288	$—	$(6,775,214)	$(6,774,916)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(63,930)	(63,930)
Net Loss	—	—	—	—	—	(519,951)	(519,951)
Balance as of June 30, 2022	104,000	$10	2,875,000	$288	$—	$(7,359,095)	$(7,358,797)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(156,459)	(156,459)
Net Loss	—	—	—	—	—	229,989	229,989
Balance as of September 30, 2022	104,000	$10	2,875,000	$288	$—	$(7,285,565)	$(7,285,267)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	104,000	$10	2,875,000	$288	—	$(9,558,337)	$(9,558,039)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(243,997)	(243,997)
Net Loss	—	—	—	—	—	(1,248,042)	(1,248,042)
Balance as of March 31, 2021	104,000	$10	2,875,000	$288	—	$(11,050,376)	$(11,050,078)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(2,938)	(2,938)
Net Loss	—	—	—	—	—	(2,770,153)	(2,770,153)
Balance as of June 30, 2021	104,000	$10	2,875,000	$288	—	$(13,823,467)	$(13,823,169)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(2,971)	(2,971)
Net Income	—	—	—	—	—	3,026,639	3,026,639
Balance as of September 30, 2021	104,000	$10	2,875,000	$288	—	$(10,799,799)	$(10,799,501)
The accompanying notes are an integral part of the condensed unaudited financial statements.

KINGSWOOD ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net Income (Loss)	$3,202,279	$(991,556)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash held in Trust Account	(144,609)	(8,815)
Change in fair value of convertible note	(250,179)	—
Change in fair value of warrant liabilities	(6,073,820)	151,846
Transaction costs	—	8,211
Changes in working capital:
Prepaid expenses	106,329	120,822
Taxes payable	(13,759)	—
Accounts payable and accrued expenses	1,721,638	341,194
Net cash used in operating activities	(1,452,121)	(378,298)
Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	102,894,278	—
Proceeds from convertible promissory note	(243,876)	—
Net cash provided by investing activities	102,650,402	—
Cash flows from financing activities:
Redemption of Class A common stock subject to possible redemption	(102,894,278)	—
Proceeds from convertible promissory note	1,110,000	—
Net cash used in financing activities	(101,784,278)	—
Net change in cash	(585,997)	(378,298)
Cash, beginning of the period	838,478	1,457,839
Cash, end of period	$252,481	$1,079,541
Supplemental disclosure of cash flow information:
Non-cash investing and financing transactions:
Accretion of Class A common stock subject to possible redemption	$230,895	$249,906
Accrued deferred offering costs	$—	$249,302
The accompanying notes are an integral part of the condensed unaudited financial statements.

KINGSWOOD ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022
(Unaudited)
Note 1 — Organization and Business Operations
Kingswood Acquisition Corp. (formerly Kingswood Global Holdings Inc.) (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on July 27, 2020. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”).
As of September 30, 2022, the Company had not commenced any operations. All activity for the period from July 27, 2020 (inception) through September 30, 2022, relates to the Company’s formation and initial public offering (“Public Offering” or “IPO”), and, since the completion of the Public Offering, searching for a target to consummate a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering and placed in the Trust Account (defined below) and recognizes changes in the fair value of warrant liabilities and convertible promissory notes as other income (expense). The Company has selected December 31 as its fiscal year end.
Public Offering
The Company completed the sale of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit on November 24, 2020. Simultaneous with the closing of the Public Offering, the Company completed the sale of 6,050,000 warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant, which is discussed in Note 5.
In connection with the Public Offering, the underwriters were granted a 30-day option from the date of the prospectus for the Public Offering to purchase up to 1,500,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. Simultaneously with the closing of the Public Offering, the underwriters elected to exercise its over-allotment option in full, which, at $10.00 per Unit, generated gross proceeds of $15,000,000. The Company, in parallel, consummated the private placement of an additional 431,550 Private Warrants at a price of $1.00 per Private Warrant, which generated total additional gross proceeds of $431,550.
The Company will have until May 24, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to consummate its initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under the law of the state of Delaware to provide for claims of creditors and the requirements of other applicable law, and (iv) unless time for which the Business Combination is otherwise extended as further outlined below under the heading Proxy Statement.
The Company’s initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial

Business Combination within the Combination Period. However, if the initial stockholders acquire public shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination during the Combination Period.
Proxy Statement
On May 18, 2022, the Company convened its special meeting in lieu of an annual meeting of stockholders (the “Special Meeting”) virtually, with respect to the voting on the proposal to extend the date by which the Company must complete its Business Combination from May 24, 2022 to November 24, 2022. A total of 14,479,000 shares of the Company’s Class A common stock and Class B common stock, or 79% of the Company’s outstanding stock as of May 18, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the Extension Amendment, shareholders holding 10,036,744 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account (the “Extension Redemption”). On May 20, 2022, the Company paid from the Trust Account an aggregate amount of $102,894,278, or approximately $10.25 per share to redeeming shareholders in the Extension Redemption. For each one-month extension, the Sponsor agreed to contribute, as a loan, to the Company $60,969 or approximately $0.04 per share for each Public Share not redeemed in connection with the Extension Amendment (the “Contribution”). Monthly Contributions in the amount of $60,969 are payable monthly through the Company’s extension date in November 2022 (if the Sponsor fully extends the term the Company has to complete an initial Business Combination). For the nine months ended September 30, 2022, $243,876 was deposited in the Trust Account.
Subsequently on November 23, 2022, the KWAC convened its second Special Meeting virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from November 24, 2022 to May 24, 2023. A total of 4,067,378 shares of the KWAC’s Class A common stock and Class B common stock, or 95.49% of the KWAC’s outstanding stock as of November 23, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. KWAC paid from the Trust Account an aggregate amount of $10,142,764, or approximately $10.62 per share to redeeming shareholders in the second Extension Redemption. For each one-month extension, the Wentworth shall contribute $69,218 or approximately $0.05 per share for each Public Share not redeemed in connection with the Contribution. Monthly Contributions in the amount of $60,969 are payable monthly through the KWAC’s extension date in May 2023 (if the Sponsor fully extends the term the KWAC has to complete an initial Business Combination).
Business Combination Agreement
On July 7, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Binah Capital Group, Inc., a Delaware corporation and wholly owned subsidiary of Kingswood (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”). In addition, contemporaneously with the execution of the Merger Agreement, (i) certain holders of Wentworth’s membership units representing a majority of the Wentworth’s outstanding membership interests entered into a Wentworth Support Agreement pursuant to which such Wentworth members agreed, among other things, to approve the Merger Agreement and the transaction, (ii) the Company and Company’s Sponsor entered into a Founder Support Agreement pursuant to which certain holders of founder shares agreed to approve the Merger Agreement and the transaction and (iii) certain holders of Kingswood’s common stock, par value $0.0001 per share (“Kingswood Common Stock”) and Kingswood Private Placement Warrants entered into a Founder Support Agreement, pursuant to which, among other things, such holders of Kingswood Common Stock agreement to approve the Merger Agreement and the transaction.
Liquidity, Capital Resources, and Going Concern
As of September 30, 2022, the Company had cash of $252,481 and working capital deficit of $3,454,666 excluding taxes payable from the Trust Account.

On March 24, 2022, the Company’s Sponsor has agreed to loan the Company up to $1,500,000 in the form of convertible promissory notes as may be required (the “Working Capital Loans” or “Convertible Promissory Note”). If the Company completes a business combination, the Company would repay the Working Capital Loans. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans are evidenced by a promissory note. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, or converted upon consummation of a business combination into additional Private Warrants equal to $1.00 per Private Warrant. As of September 30, 2022, and December 31, 2021, $1,110,000 and $0, respectively, was drawn on the convertible promissory note, presented at its fair value of approximately $860,000 and $0, respectively.
If the Company’s estimate of the costs of completing the Business Combination Agreement are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate the business prior to a business combination. Moreover, in addition to the access to the Working Capital Loans, the Company may need to obtain other financing either to complete a Business Combination or because the Company redeemed a significant number of public shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a Business Combination. If the Company is unable to complete a Business Combination because the Company does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following a Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
The Company has until May 24, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution, unless time for which the Business Combination is otherwise extended as further outlined above under the heading Proxy Statement. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after May 24, 2023.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
Consideration of Inflation Reduction Act Excise Tax
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s annual report on Form 10-K for the period ended December 31, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Marketable securities held in Trust Account
At September 30, 2022 and December 31, 2021, the assets held in the Trust Account were held in a money market fund. Money market funds are characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below). All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.
Warrant Liabilities
The Company evaluated its Warrants, (which are discussed in Note 4 and Note 9) in accordance with ASC 815-40, “Derivatives and Hedging; Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that a provision in the Warrant Agreement related to certain transfers, tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815-40, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statement of operations in the period of change.
Convertible Promissory Note
On March 24, 2022, the Sponsor agreed to loan the Company up to $1,500,000 to be used for a portion of the expenses of the Company. At the option of the Sponsor, at any time on or prior to the maturity date, any unpaid principal amount outstanding may be converted into whole warrants (“Conversion Warrants”) to purchase Class A common stock at a conversion price equal to $1.00 per warrant. The Company elected the fair value option as the reporting value of the Convertible Promissory Note. As a result of applying the fair value option, the Company records each draw with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in fair value of convertible promissory note on the condensed statement of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s assumptions a market participant would use in pricing the asset or liability.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance

Coverage of $250,000. At September 30, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The Fair Value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the Measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 9 for additional information on assets and liabilities measured at fair value.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Redeemable common stock is classified as temporary equity. Non-redeemable common stock is classified as permanent equity. The Company’s common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.
On May 18, 2022, the Company held a special meeting in lieu of an annual meeting pursuant to which the stockholders approved extending the date by which the Company had to complete a Business Combination from May 24, 2022 to November 24, 2022. In connection with the approval of the extension, stockholders elected to redeem an aggregate of 10,036,744 class A common stock. As a result, an aggregate of $102,894,278 (or approximately ($10.25 per share) was released from the Trust Account to pay such stockholders. Accordingly, as of September 30, 2022 and December 31, 2021, 1,463,256 and 11,500,000 shares of class A common stock subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the balance sheets.
Subsequently on November 23, 2022, the KWAC convened its second Special Meeting virtually, with respect to the voting on the proposal to extend the date by which the KWAC must complete its Business Combination from November 24, 2022 to May 24, 2023. A total of 4,067,378 shares of the KWAC’s Class A common stock and Class B common stock, or 95.49% of the KWAC’s outstanding stock as of November 23, 2022, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting. In connection with the extension amendment, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. KWAC paid from the Trust Account an aggregate amount of $10,142,764, or approximately $10.62 per share to redeeming shareholders in the second Extension Redemption. For each one-month extension, the Wentworth shall contribute $69,218 or approximately $0.05 per share for each Public Share not redeemed in connection with the Contribution. Monthly Contributions in the amount of $60,969 are payable monthly through the KWAC’s extension date in May 2023 (if the Sponsor fully extends the term the KWAC has to complete an initial Business Combination).
The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.
At September 30, 2022 and December 31, 2021, the Class A common stock reflected in the accompanying unaudited condensed balance sheets are reconciled in the following table.
	September 30, 2022	December 31, 2021
As of beginning of the period	$117,861,531	$117,849,745
Less:
Redemptions	(102,894,278)	—
Plus:
Remeasurement adjustment of carrying value to redemption value	230,895	11,786
Class A common stock subject to possible redemption	$15,198,148	$117,861,531
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to temporary equity or the statement of operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO.
Stock based Compensation
The Company complies with ASC 718 Compensation — Stock Compensation regarding founder shares acquired by directors of the Company at prices below fair value. The acquired shares shall vest upon the Company consummating an initial Business Combination (the “Vesting Date”). If prior to the Vesting Date, the director ceases to be a director, the shares will be forfeited and funds paid for the shares shall be refunded. The founder shares owned by the director (1) may not be sold or transferred, until one year after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has until May 24, 2023 to consummate a Business Combination, and if a Business Combination is not consummated, the Company will liquidate and the shares will become worthless.
The shares were issued in October 2020 and November 2020 (“Grant Dates”), and the shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the acquired shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial Business Combination.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 0.52% and 0.0% for the three months ended September 30, 2022 and 2021 and 0.16% and 0.0% for the nine months ended September 30, 2022 and 2021. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2022 and 2021, due to changes in fair value in warrant liability, changes in fair value of the convertible notes liability, and the valuation allowance on the deferred tax assets.
While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the Company’s change in fair value of warrants (or any other change in fair value of a complex financial instrument), the timing of any potential business combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through September 30, 2022.
The Company is taking the position that the deferred tax asset related to the unutilized net operating loss (“NOL”) should still be fully reserved. While interest rates have increased, the actual amount of interest income for tax purposes may differ significantly due to the timing of treasuries purchased, whether the Company invests in treasuries or potential unrealized interest income based on maturity. Additionally, the NOL utilization is limited to 80% so the approach and estimate used in the interim period is conservative in nature while reviewing the pertinent facts unique to the Company’s income tax situation.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) Per Common Share
The Company has two classes of stock, which are referred to as redeemable Class A common stock and non-redeemable Class A and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 15,184,550 potential common stock for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and nine months ended September 30, 2021 and 2022 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) available to Redeemable Class A	$75,896	$2,391,045	$2,209,573	$(783,329)
Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	1,463,256	11,500,000	6,573,540	11,500,000
Basic and diluted net income (loss) per share, redeemable Class A common stock	$0.05	$0.21	$0.34	$(0.07)
Net income (loss) available to non-redeemable Class A and Class B common stock	154,093	635,594	992,706	(208,227)
Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	$2,979,000	$2,979,000	$2,979,000	$2,979,000
Basic and diluted net income (loss) per share, Class A and Class B common stock	$0.05	$0.21	$0.33	$(0.07)
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The provisions of ASU 2020-06 are applicable to the Company for fiscal years beginning after December 15, 2023, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its condensed financial statements.
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
Pursuant to the Public Offering on November 24, 2020, the Company sold 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, par value $0.0001 per share and three-fourths of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of the completion of the initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.
Simultaneously with the closing of the Public Offering, the underwriters elected to exercise their full over-allotment option of 1,500,000 Units at a purchase price of $10.00 per Unit.
Upon closing the Public Offering and the sale of the Over-Allotment Units, a total of $117,848,550 ($10.25 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of

(a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
If (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Note 4 — Private Placement
On November 24, 2020, simultaneously with the closing of the Public Offering and the closing of the exercise of the over-allotment option, the Sponsor and one of the Company’s directors purchased an aggregate of 6,481,550 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $6,481,550, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the Public Offering held in the Trust Account.
The Private Warrants are identical to the Public Warrants sold in the Public Offering except that the Private Warrants, so long as they are held by the Sponsor or their permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the shares of Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
The Company’s Sponsor has agreed to: (i) waive its redemption rights with respect to its Founder Shares and public shares in connection with the completion of the Company’s initial Business Combination; (ii) waive its redemption rights with respect to its Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity; (iii) waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if the Company fails to consummate its initial Business Combination within 18 months from the closing of the Public Offering, although the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if the Company fails to complete its initial Business Combination within the prescribed time frame; and (iv) vote any Founder Shares and any public shares purchased during or after the Public Offering (including in open-market and privately negotiated transactions) in favor of the Company’s initial Business Combination.
Note 5 — Related Party Transactions
Founder Shares
In August 2020, the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”). On October 22, 2020 and November 3, 2020, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled, resulting in an aggregate of 2,875,000 Founder Shares outstanding and held by the Sponsor. Up to 375,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters. In connection with the underwriters’ full exercise of their over-allotment option on November 24, 2020, the 375,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination; or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, if (1) the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

In October 2020 and November 2020 (“Grant Dates”) the Sponsor transferred a total of 270,000 Founder Shares to the Company’s directors. The shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. The Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the transferred shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial Business Combination.
Convertible Promissory Note
In order to finance transaction costs in connection with a Business Combination, on March 24, 2022, the Sponsor agreed to loan the Company up to $1,500,000 in the form of a non-interest bearing convertible promissory notes to be used for a portion of the expenses of the Company (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. Additionally, the Company may convert the unpaid principal balance into whole warrants (“Conversion Warrants”) to purchase Class A common stock at a conversion price equal to $1.00 per warrant. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2022, $1,110,000 was drawn on the convertible promissory note, presented at its fair value of approximately $859,821 on the accompanying unaudited condensed balance sheet. As of December 31, 2021, the Company had no borrowings under the convertible promissory note.
Administrative Service Fee
Commencing on the date of the final prospectus for the Public Offering, the Company has agreed to pay the Sponsor up to $10,000 per month for office space, secretarial and administrative services as needed. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company has incurred and accrued $0 and $1,667 of administrative service fees as of September 30, 2022 and 2021, respectively. At September 30, 2022 and December 31, 2021, the $1,667 on the balance sheet for due to related party is for the administrative service fee.
Note 6 — Commitments
Registration Rights
The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the Public Offering, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the Public Offering, and the common stock underlying such Private Warrants and (iii) Private Warrants that may be issued upon conversion of Working Capital Loans (and the securities underlying such securities) have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 30-day option from the date of the Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. Simultaneously with the closing of the Public Offering on November 24, 2020, the underwriters fully exercised the over-allotment option to purchase 1,500,000 Units, generating an aggregate of gross proceeds of $15,000,000.

On November 24, 2020, the Company paid a fixed underwriting discount of $0.20 per Unit, or $2.3 million in the aggregate, in connection with the underwriters’ exercise of their over-allotment option in full, of which $1,040,000 was paid in the form of 104,000 Units and $1,260,000 was paid in cash. Additionally, a deferred underwriting discount of $0.35 per Unit, or $4.02 million in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Business Combination
In connection with the initial Business Combination, the company engaged Oppenheimer & Co. Inc. and SPAC Advisory Partners LLC to act as its financial advisors, each will be entitled to customary fees in such capacity, with payment due at, and conditioned upon, the closing of the Business Combination.
Note 7 — Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class A common stock. At September 30, 2022 and December 31, 2021, there were 1,463,256 and 11,500,000 shares of Class A common stock issued and outstanding subject to possible redemption, respectively, and 104,000 shares of Class A common stock not subject to redemption held by the underwriters and/or its designees.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B common stock. There were 2,875,000 shares of Class B common stock issued and outstanding at September 30, 2022 and December 31, 2021.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule.
The Class B common stock will automatically convert into Class A common stock on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (a) the total number of all shares of Class A common stock issued and outstanding (including any shares of Class A common stock issued pursuant to the underwriter’s over-allotment option) upon the consummation of the Public Offering, plus (b) the sum of all shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination(including any shares of Class A common stock issued pursuant to a forward purchase agreement), excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into Class A common stock issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans, minus (c) the number of shares of Class A common stock redeemed in connection with the initial Business Combination, provided that such conversion of shares of Class B common stock shall never be less than the initial conversion ratio. In no event will the Class B common stock convert into Class A common stock at a rate of less than one-to one.
Note 8 — Recurring Fair Value Measurements
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of September 30, 2022 and December 31, 2021 due to the short maturities of such instruments.
Since all of the Company’s permitted investments consist of U.S. Money Market funds, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Warrants, Working Capital Loan Option and Convertible Promissory Note is based on valuation models utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair values. The fair values of the Private Warrant liability, Working Capital Loan Option and Convertible Promissory Note are classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on quoted prices in an active market for identical assets. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy. At June 30, 2021 the Company reclassified the Public Warrants from a Level 3 to a Level 1 classification.
The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis at September 30, 2022 and December 31, 2021:
September 30, 2022	Level 1	Level 2	Level 3
Assets:
U.S. Mutual Funds held in Trust Account(1)	$15,355,738	$—	$—
Liabilities:
Convertible Promissory Note	$—	$—	$859,821
Private Placement Warrants	$—	$—	$196,787
Public Warrants	$172,500	$—	$—
December 31, 2021	Level 1	Level 2	Level 3
Assets:
U.S. Mutual Funds held in Trust Account(1)	$117,861,531	$—	$—
Liabilities:
Private Placement Warrants	$—	$—	$2,820,607
Public Warrants	$3,622,500	$—	$—

(1)
The fair value of the U.S. Mutual Funds held in Trust Account approximates the carrying amount primary due to their short-term nature.

Warrants, and Convertible Promissory Note
The Warrants and Convertible Promissory Note are accounted for as liabilities in accordance with ASC 815-40 on the condensed balance sheets. The warrant liabilities and Convertible Promissory Note are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities and convertible promissory note in the statement of operations.
Measurement
On September 30, 2022 and December 31, 2021 the Company’s Public Warrants were separately trading in an active market and valuation of the Company’s Public Warrant liability was determined based upon the closing market price at September 28, 2022 and December 31, 2021, respectively.
On September 30, 2022 and December 31, 2021, the Company used a modified Black-Scholes model to value the Private Warrants. The Warrants were classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs.

The key inputs into the modified Black Scholes option pricing model for the Private Placement Warrants were as follows:
Input	September 30, 2022	December 31, 2021
Stock price	$10.26	$10.10
Exercise price	$11.50	$11.50
Term (years)	5.0	5.0
Risk free rate	4.06%	1.26%
Dividend yield	—%	—%
Volatility	1.8%	10%
On September 30, 2022, the Company used a yield-to-maturity bond pricing model to value the Convertible Promissory Note. The Convertible Promissory Note was classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs.
The key inputs into the pricing model for the Convertible Promissory Note was as follows:
Input	September 30, 2022
Amount due at maturity	$1,100,000
Term (years)	0.5
Probability of a successful business combination	80%
Present value factor	0.9683
The Company’s use of models required the use of subjective assumptions:
•
The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Private Warrants and the Working Capital Loan Option. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the Private Warrant and the Working Capital Loan Option and vice versa.

•
An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the Private Warrant and the Working Capital Loan Option and vice versa.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our financial instruments classified as Level 3:
Fair value at December 31, 2021	$2,820,607
Borrowing – Convertible Promissory Note	500,000
Change in value of Convertible Promissory Note	(106,242)
Change in fair value – Private Warrant Liabilities	(1,836,674)
Fair Value at March 31, 2022	$1,377,691
Change in value of Convertible Promissory Note	(3,049)
Change in fair value of private warrants	(459,169)
Fair Value at June 30, 2022	$915,473
Borrowing – Convertible Promissory Note	610,000
Change in value of Convertible Promissory Note	(140,888)
Change in fair value of private warrants	(327,977)
Fair Value at September 30, 2022	$1,056,608

Fair value at December 31, 2020	$7,202,334
Public warrants reclassified to level 1(1)	(4,571,250)
Change in fair value	1,042,264
Fair Value at March 31, 2021	$3,673,348
Change in fair value	1,049,528
Fair Value at June 30, 2021	$4,722,876
Change in fair value	(582,876)
Fair Value at September 30, 2021	4,140,000

(1)
Assumes the Public Warrants were reclassified on September 30, 2021.

Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders’ and the Board of Directors of
Kingswood Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Kingswood Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows for year ended December 31, 2021 and for the period from July 27, 2020 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 31, 2022

KINGSWOOD ACQUISITION CORP.
BALANCE SHEETS
	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$838,478	$1,457,839
Prepaid expenses	132,740	292,740
Total Current Assets	971,218	1,750,579
Investment held in Trust Account	117,861,531	117,849,745
TOTAL ASSETS	$118,832,749	$119,600,324
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$758,095	$79,617
Due to related party	1,667	1,667
Total Current Liabilities	759,762	81,284
Deferred underwriters’ compensation	4,025,000	4,025,000
Warrant liability	6,443,107	7,202,334
Total Liabilities	11,227,869	11,308,618
Commitments and Contingencies
Class A common stock subject to possible redemption, 11,500,000 shares at redemption value at December 31, 2021 and 2020	117,861,531	117,849,745
Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 104,000 shares issued and outstanding, excluding 11,500,000 shares subject to possible redemption at December 31, 2021 and 2020	10	10
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding at December 31, 2021 and 2020	288	288
Additional paid-in capital	—	—
Accumulated deficit	(10,256,949)	(9,558,337)
Total stockholders’ (deficit) equity	(10,256,651)	(9,558,039)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$118,832,749	$119,600,324
The accompanying notes are an integral part of the financial statements.

KINGSWOOD ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	Year Ended December 31, 2021	For the period from July 27, 2020 (inception) through December 31, 2020
Operating costs	$1,208,657	$198,780
Loss from operations	(1,208,657)	(198,780)
Other income (expense):
Interest Income	11,906	1,242
Transaction costs	(8,211)	(225,763)
Change in fair value of warrant liabilities	759,227	(369,286)
Total other income (expense)	762,922	(593,807)
Net loss	$(445,735)	$(792,587)
Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	11,500,000	3,285,714
Basic and diluted net loss per share	$(0.03)	$(0.13)
Basic and diluted weighted average shares outstanding, Class A and Class B common stock not subject to redemption	2,979,000	2,904,714
Basic and diluted net loss per share	$(0.03)	$(0.13)
The accompanying notes are an integral part of the financial statements.

KINGSWOOD ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

	Shares	Amount	Shares	Amount
Balance – July 27, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to founders	—	—	2,875,000	288	24,712	—	25,000
Excess of cash received over Fair Value of Private Placement Warrants	—	—	—	—	3,529,752	—	3,529,752
Issuance of 104,000 units to underwriters	104,000	10	—	—	1,039,990	—	1,040,000
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	(4,594,454)	(8,765,750)	(13,360,204)
Net loss	—	—	—	—	—	(792,587)	(792,587)
Balance – December 31, 2020	104,000	$10	2,875,000	$288	—	(9,558,337)	(9,558,039)
Offering costs	—	—	—	—	—	(241,091)	(241,091)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(11,786)	(11,786)
Net loss	—	—	—	—	—	(445,735)	(445,735)
Balance – December 31, 2021	104,000	$10	2,875,000	$288	$—	$(10,256,949)	$(10,256,651)
The accompanying notes are an integral part of the financial statements.

KINGSWOOD ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2021	For the period from July 27, 2020 (inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$(445,735)	$(792,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(11,786)	(1,242)
Change in fair value of warrant liabilities	(759,227)	369,286
Transaction costs	8,211	225,763
Changes in working capital:
Prepaid expenses	160,000	(292,740)
Due to related party	—	1,667
Accounts payable and accrued expenses	429,176	79,617
Net cash used in operating activities	(619,361)	(410,236)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(117,848,503)
Net cash used in investing activities	—	(117,848,503)
Cash flows from financing activities:
Proceeds from issuance of founder shares	—	25,000
Proceeds from sale of private placement warrants	—	6,481,550
Proceeds from sale of Units, net of offering costs	—	113,210,028
Net cash provided by financing activities	—	119,716,578
Net change in cash	(619,361)	1,457,839
Cash, beginning of the period	1,457,839	—
Cash, end of period	$838,478	$1,457,839
Non-cash investing and financing transactions:
Initial measurement of warrants issued in connection with initial public offering accounted for as liabilities	$—	$6,833,048
Deferred underwriting commissions payable charged to additional paid in capital	$—	$4,025,000
Initial classification of common stock subject to possible redemption	$—	$117,848,550
Change in value of class A common stock subject to possible redemption	$—	$1,195
Offering in accrued offering	$249,302	$—
The accompanying notes are an integral part of the financial statements.

KINGSWOOD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS
Kingswood Acquisition Corp. (formerly Kingswood Global Holdings Inc.) (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on July 27, 2020. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”). As of December 31, 2021, the Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the Business Combination.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from July 27, 2020 (inception) through December 31, 2021, relates to the Company’s formation and initial public offering (“Public Offering” or “IPO”), and, since the completion of the Public Offering, searching for a target to consummate a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering and placed in the Trust Account (defined below) and recognizes changes in the fair value of warrant liabilities as other income (expense). The Company has selected December 31 as its fiscal year end.
Public Offering
The Company completed the sale of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit on November 24, 2020. Simultaneous with the closing of the Public Offering, the Company completed the sale of 6,050,000 warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant, which is discussed in Note 3.
In connection with the Public Offering, the underwriters were granted a 30-day option from the date of the prospectus for the Public Offering to purchase up to 1,500,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. Simultaneously with the closing of the Public Offering, the underwriters elected to exercise its over-allotment option in full, which, at $10.00 per Unit, generated gross proceeds of $15,000,000. The Company, in parallel, consummated the private placement of an additional 431,550 Private Warrants at a price of $1.00 per Private Warrant, which generated total additional gross proceeds of $431,550.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.25 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The shares of common stock subject to redemption were recorded at a redemption value and classified as temporary equity, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have until 18 months from the closing of the Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to consummate its initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under the law of the state of Delaware to provide for claims of creditors and the requirements of other applicable law.
The Company’s initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period. However, if the initial stockholders acquire public shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination during the Combination Period.
Our amended and restated certificate of incorporation may be amended with a stockholder vote to extend the time required to consummate a Business Combination.
Liquidity, Capital Resources, and Going Concern
As of December 31, 2021, the Company had cash of $838,478 and working capital of approximately $211,456.
Our sponsor, officers and directors or their respective affiliates may, but are not obligated to, loan us funds as may be required (the “Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, or converted upon consummation of a business combination into additional Private Warrants at a price of $1.00 per Private Warrant. As of December 31, 2020, no Working Capital Loans have been issued.
If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, in addition to the access to the Working Capital Loans, we may need to obtain other financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
We have until May 23, 2022 to consummate a Business Combination. It is uncertain that we will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after May 23, 2022.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company and which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Marketable Securities Held in Trust Account
At December 31, 2021, the assets held in the Trust Account were held in a money market fund classified as cash equivalents within trust assets on the balance sheets. Money market funds are characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below).
Warrant Liabilities
The Company evaluated its Warrants, (which are discussed in Note 4and Note 9) in accordance with ASC 815-40, “Derivatives and Hedging; Contracts in Entity’s Own Equity” (“ASC 815-40”), and concluded that a provision in the Warrant Agreement related to certain transfers, tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815-40, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The Fair Value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the Measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:   Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 9 for additional information on assets and liabilities measured at fair value.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Redeemable common stock is classified as temporary equity. Non-redeemable common stock is classified as permanent equity. The Company’s common stock features certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.
The Company has 11,500,000 Class A common stock outstanding that contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. The Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to stockholders’ equity or the statement of operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, at December 31, 2021, additional offering costs totaling $249,302 were recognized with $8,211 which was allocated to the Public Warrants and Private Warrants, included in the statement of operations as a component of other expense and $241,091 included in the statements of changes in stockholders deficit.
Stock based Compensation
The Company complies with ASC 718 Compensation — Stock Compensation regarding founder shares acquired by directors of the Company at prices below fair value. The acquired shares shall vest upon the Company consummating an initial Business Combination (the “Vesting Date”). If prior to the Vesting Date, the director ceases to be a director, the shares will be forfeited and funds paid for the shares shall be refunded. The founder shares owned by the director (1) may not be sold or transferred, until one year after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has 18 months from the date of the IPO to consummate a Business Combination, and if a Business Combination is not consummated, the Company will liquidate and the shares will become worthless.
The shares were issued in October 2020 and November 2020 (“Grant Dates”), and the shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the transferred shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial Business Combination.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Common Share
The Company has two classes of stock, which are referred to as redeemable Class A common stock and non-redeemable Class A and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 15,184,550 potential common stock for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the year ended December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:
	For the Year Ended December 31, 2021	For the period from July 27, 2020 (inception) through December 31, 2020
Net loss available to Redeemable Class A	$(354,027)	$(420,684)
Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	$11,500,000	$3,285,714
Basic and diluted net loss per share, redeemable Class A common stock	(0.03)	$(0.13)
Net loss available to non-redeemable Class A and Class B common stock	(91,708)	(371,903)
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B common stock	$2,979,000	$2,904,714
Basic and diluted net loss per share, Class A and Class B common stock	$(0.03)	$(0.13)
Recent Accounting Pronouncements
August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments.

ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that the ASU has on its financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Public Offering on November 24, 2020, the Company sold 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, par value $0.0001 per share and three-fourths of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of the completion of the initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.
Simultaneously with the closing of the Public Offering, the underwriters elected to exercise their full over-allotment option of 1,500,000 Units at a purchase price of $10.00 per Unit.
Upon closing the Public Offering and the sale of the Over-Allotment Units, a total of $117,848,550 ($10.25 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our shares of Class A Common Stock during the 10-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) of our shares of Class A Common Stock is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
NOTE 4. PRIVATE PLACEMENT
On November 24, 2020, simultaneously with the closing of the Public Offering and the closing of the exercise of the over-allotment option, the Sponsor and one of the Company’s directors purchased an aggregate of 6,481,550 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $6,481,550, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the Public Offering held in the Trust Account.
The Private Warrants are identical to the Public Warrants sold in the Public Offering except that the Private Warrants, so long as they are held by the Sponsor or their permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the shares of Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
The Company’s Sponsor has agreed to: (i) waive its redemption rights with respect to its Founder Shares and public shares in connection with the completion of the Company’s initial Business Combination; (ii) waive its redemption rights with respect to its Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity; (iii) waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if the Company fails to consummate its initial Business Combination within 18 months from the closing of the Public Offering, although the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if the Company fails to complete its initial Business Combination within the prescribed time frame; and (iv) vote any Founder Shares and any public shares purchased during or after the Public Offering (including in open-market and privately negotiated transactions) in favor of the Company’s initial Business Combination.
All of the 11,500,000 Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.
The Class A common stock are accounted for in accordance to codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.
As of December 31, 2020, the common stock reflected on the balance sheet are reconciled in the following table:
Gross proceeds from IPO	115,000,000
Less:
Proceeds allocated to Public Warrants	(3,881,250)
Common stock issuance costs	(6,629,209)
Plus:
Remeasurement of carrying value to redemption value	13,360,204
Contingently redeemable common stock	$117,849,745
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In August 2020, the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”). On October 22, 2020 and November 3, 2020, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled, resulting in an aggregate of 2,875,000 Founder Shares outstanding and held by the Sponsor. Up to 375,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters. In connection with the underwriters’ full exercise of their over-allotment option on November 24, 2020, the 375,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination; or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, if (1) the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
In October 2020 and November 2020 (“Grant Dates”) the Sponsor transferred a total of 270,000 Founder Shares to the Company’s directors. The shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. The Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the transferred shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial Business Combination.
Promissory Note — Related Party
The Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Public Offering pursuant to a promissory note. This loan was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Public Offering. The promissory was terminated on November 24, 2020 concurrently with the completion of the Public Offering.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans.
Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Private Warrants at a price of $1.00 per Private Warrant. At December 31, 2021 and 2020, no Working Capital Loans were outstanding.
Administrative Service Fee
Commencing on the date of the final prospectus for the Public Offering, the Company has agreed to pay the Sponsor up to $10,000 per month for office space, secretarial and administrative services as needed. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company has incurred and accrued $1,667 of administrative service fees as of December 31, 2021.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the Public Offering, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the Public Offering, and the common stock underlying such Private Warrants and (iii) Private Warrants that may be issued upon conversion of Working Capital Loans (and the securities underlying such securities) have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 30-day option from the date of the Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. Simultaneously with the closing of the Public Offering on November 24, 2020, the underwriters fully exercised the over-allotment option to purchase 1,500,000 Units, generating an aggregate of gross proceeds of $15,000,000.
On November 24, 2020, the Company paid a fixed underwriting discount of $0.20 per Unit, or $2.3 million in the aggregate, in connection with the underwriters’ exercise of their over-allotment option in full, of which $1,040,000 was paid in the form of 104,000 Units and $1,260,000 was paid in cash. Additionally, a deferred underwriting discount of $0.35 per Unit, or $4.02 million in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Business Combination
In connection with the initial Business Combination, the company engaged Oppenheimer & Co. Inc. and SPAC Advisory Partners LLC to act as its financial advisors, each will be entitled to customary fees in such capacity, with payment due at, and conditioned upon, the closing of the Business Combination.
NOTE 7. STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preferred shares issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class A common stock. At December 31, 2021 and 2020, there were 11,500,000 shares of Class A common stock issued or outstanding subject to possible redemption and 104,000 shares of Class A common stock not subject to redemption held by the underwriters and/or its designees.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B common stock. There were 2,875,000 shares of Class B common stock issued and outstanding at December 31, 2021 and 2020.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule.
The Class B common stock will automatically convert into Class A common stock on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (a) the total number of all shares of Class A common stock issued and outstanding (including any shares of Class A common stock issued pursuant to the underwriter’s over-allotment option) upon the consummation of the Public Offering, plus (b) the sum of all shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination(including any shares of Class A common stock issued pursuant to a forward purchase agreement), excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into Class A common stock issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans, minus (c) the number of shares of Class A common stock redeemed in connection with the initial Business Combination, provided that such conversion of shares of Class B common stock shall never be less than the initial conversion ratio. In no event will the Class B common stock convert into Class A common stock at a rate of less than one-to one.
NOTE 8. INCOME TAX
The Company’s net deferred tax assets (liability) at December 31, 2021 and 2020 are as follows:
	December 31, 2021	December 31, 2020
Deferred tax assets
Organizational costs/Startup expenses	$249,918	$71,519
Federal Net Operating Loss	42,889	17,375
Total deferred tax assets	292,807	88,893
Valuation Allowance	(292,807)	(88,893)
Deferred tax assets	$—	$—
The income tax provision for the year ended December 31, 2021 and for the period from July 27, 2020 (inception) through December 31, 2020 consists of the following:
	December 31, 2021	December 31, 2020
Federal
Current	—	—
Deferred	(203,914)	(88,893)
States
Current	—	—
Deferred	—	—
Change in valuation allowance	203,914	88,893
Income tax provision	$—	$—
As of December 31, 2021 and December 31, 2020, the Company had $204,234 and $82,736 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $203,914. For the period from July 27, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $88,893.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2021 and 2020 is as follows:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Transaction costs	(0.4)	(9.8)
Change in fair value of Derivative Liabilities	35.8%	—%
Change in valuation allowance	(56.4)%	(11.2)%
Income tax provision	—%	—%
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities since inception.
NOTE 9. RECURRING FAIR VALUE MEASUREMENTS
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.
The following table presents fair value information as of December 31, 2021 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments consist of U.S. Money Market funds, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Warrant liability is classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on quoted prices in an active market for identical assets. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy. At March 31, 2021 the Company reclassified the Public Warrants from a Level 3 to a Level 1 classification.
The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis at December 31, 2021 and 2020:
December 31, 2020	Level 1	Level 2	Level 3
Assets:
U.S. Mutual Funds held in Trust Account(1)	$117,849,745	$—	$—
Liabilities:
Private Placement Warrants	$—	$—	$3,148,584
Public Warrants	$—	$—	4,053,750
December 31, 2021	Level 1	Level 2	Level 3
Assets:
U.S. Mutual Funds held in Trust Account(1)	$117,861,531	$—	$—
Liabilities:
Private Placement Warrants	$—	$—	$2,820,607
Public Warrants	$3,622,500	$—	—

(1)
The fair value of the U.S. Mutual Funds held in Trust Account approximates the carrying amount primary due to their short-term nature.

Warrants
The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.
Measurement
On December 31, 2021 and 2020, the Company used a modified Black-Scholes model to value the Private Warrants. The Warrants were classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs.
The key inputs into the modified Black Scholes option pricing model for the Private Placement Warrants were as follows:
Input	December 31, 2021	December 31, 2020
Stock price	$10.10	$10.00
Exercise price	$11.50	$11.50
Term (years)	5.0	5.0
Risk free rate	1.26%	0.36%
Dividend yield	—%	—%
Volatility	10%	13%
On December 31, 2021 the Company’s Public Warrants were separately trading in an active market and valuation of the Company’s Public Warrant liability was determined based upon the market price at December 31, 2021. At December 31, 2020, the Company used a Monte Carlo simulation model to value the Public Warrants.
The key inputs into the Monte Carlo simulation for the Public Warrants were as follows:
Input	December 31, 2020
Stock price	$10.00
Exercise price	$11.50
Risk free rate	0.36%
Trading days per year	252
Annual volatility	13.0%
The Company’s use of models required the use of subjective assumptions:
•
The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The Warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the IPO date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our Warrants classified as Level 3:
Total Warrant Liabilities
Fair value as of December 31, 2020	$7,202,334
Transfers to Level(1)	(4,571,250)
Change in fair value	(189,523)
Fair value as of December 31, 2021	$2,820,607

(1)
Assumes the Public Warrants were reclassified on March 31, 2021.

NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

WENTWORTH MANAGEMENT SERVICES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	September 30, 2022	December 31, 2021
	Unaudited
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$8,179,925	$7,323,179
Receivables:
Commission receivable	8,489,761	9,636,782
Due from clearing broker	473,124	547,848
Other	1,868,009	2,854,793
Property and equipment, net	1,506,452	2,275,596
Right of use asset	3,649,568	5,856,282
Intangible assets, net	2,376,857	3,140,795
Goodwill	39,838,916	39,838,916
Other assets	3,641,645	2,612,073
TOTAL ASSETS	$70,024,257	$74,086,264
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$8,118,309	$8,233,699
Commissions payable	10,798,137	12,995,867
Operating lease liability	3,722,494	6,390,819
Promissory notes-affiliates	11,430,262	10,908,782
Due to members	4,655,557	4,099,213
Due to affiliate	400,000	—
Notes payable, net of unamortized debt issuance costs of $783,063 and $851,904	23,451,114	25,246,438
TOTAL LIABILITIES	62,575,873	67,874,818
Members’ equity	7,448,384	6,211,446
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$70,024,257	$74,086,264

WENTWORTH MANAGEMENT SERVICES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Nine months ended September 30,
	2022	2021
Revenues:
Revenue from Contracts with Customers:
Commissions	$112,156,518	$107,773,253
Advisory fees	17,862,512	12,089,334
Total Revenue from Contracts with Customers	130,019,030	119,862,587
Interest and other income	4,614,124	3,477,101
Total revenues	134,633,154	123,339,688
Expenses:
Commissions and fees	109,906,530	100,189,436
Employee compensation and benefits	10,189,094	11,667,279
Rent and occupancy	1,125,653	1,329,856
Professional fees	4,609,556	380,012
Technology fees	1,452,035	1,584,814
Interest	2,339,121	1,349,701
Depreciation and amortization	1,245,444	1,281,196
Other	1,063,095	1,861,899
Total expenses	131,930,528	119,644,193
Income (loss) before provision (benefit) for income taxes	2,702,626	3,695,495
Provision (benefit) for income taxes	8,066	49,700
Net income (loss)	$2,694,560	$3,645,795

WENTWORTH MANAGEMENT SERVICES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(Unaudited)
	For the Nine Months Ended September 30, 2022
	Common		Class B Preferred		Contributed Capital	Accumulated Deficit	Total Members’ Equity
	Units	Amount	Units	Amount
Balance January 1, 2022	1,325,433	$12,298,991	277,364	$2,773,638	$13,540,084	$(22,401,267)	$6,211,446
Contribution of capital	—	—	—	—	—	—	—
Distribution of capital	—	—	—	—	—	(1,457,622)	(1,457,622)
Net Income	—	—	—	—	—	2,694,560	2,694,560
Balance September 30, 2022	1,325,433	$12,298,991	277,364	$2,773,638	$13,540,084	$(21,164,329)	$7,448,384
	For the Nine Months Ended September 30, 2022
	Common		Class B Preferred		Contributed Capital	Accumulated Deficit	Total Members’ Equity
	Units	Amount	Units	Amount
Balance January 1, 2021	1,325,433	$12,298,991	277,364	$2,773,638	$13,189,159	$(22,959,075)	$5,302,713
Contribution of capital	—	—	—	—	—	(737,313)	(737,313)
Distribution of capital	—	—	—	—	—	—	—
Net Income	—	—	—	—	—	3,645,795	3,645,795
Balance September 30, 2021	1,325,433	$12,298,991	277,364	$2,773,638	$13,189,159	$(20,050,593)	$8,211,195

WENTWORTH MANAGEMENT SERVICES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months ended September 30,
	2022	2021
Cash Flows From Operating Activities
Net income	$2,694,560	$3,645,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,161,035	1,281,196
Amortization of debt issuance costs	68,841	46,856
Amortization of right of use asset	2,206,714	459,279
Abandonment of leasehold improvements due to lease termination	719,414
Accrued interest – promissory notes-affiliates	521,480	521,480
Accrued interest – due to members	456,344
Forgiveness of PPP Loan	—	(764,500)
Changes in operating assets and liabilities:
Due from clearing broker	74,724	(113,083)
Commissions receivable	1,147,021	(2,268,740)
Other receivables	986,784	(385,522)
Other assets	(1,029,572)	(579,800)
Accounts payable and accrued expenses	(115,390)	956,532
Commissions payable	(2,197,730)	218,575
Operating lease liability	(2,668,325)	(431,514)
Net Cash Provided By Operating Activities	4,025,900	2,586,554
Cash Flows From Investing Activities
Purchases of property and equipment	(347,368)	(519,231)
Acquisition of World Equity Group, net of cash acquired	—	(4,570,193)
Net Cash Used In Investing Activities	(347,368)	(5,089,424)
Cash Flows From Financing Activities
Borrowings under note payable	—	4,250,000
Repayment – notes payable	(1,864,165)	(1,604,841)
Proceeds from borrowings from members	100,000	782,855
Proceeds from borrowings from affiliates	400,000	—
Distribution of capital	(1,457,622)	(737,313)
Net Cash (Used in) Provided By Financing Activities	(2,821,787)	2,690,701
Net Change in Cash, Cash Equivalents and Restricted Cash	856,746	187,831
Cash, Cash Equivalents and Restricted Cash – Beginning of Period	7,323,179	6,688,648
Cash, Cash Equivalents and Restricted Cash – End of Period	$8,179,925	$6,876,479
Cash Paid During the Year for:
Interest	$1,817,641	$828,222
Income taxes	$—	$—

WENTWORTH MANAGEMENT SERVICES, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.
ORGANIZATION AND NATURE OF BUSINESS

Wentworth Management Services LLC (the “Company” or “WMS”) is a limited liability company organized under the laws of the State of Delaware in March 2016. WMS is a holding company of multiple businesses that operate in the financial services industry as follows:
•
PKS Holdings, LLC (“PKSH”) maintains offices in Albany, New York and branch offices throughout the United States of America, and includes the following entities (the “PKSH Entities”):

•
Purshe Kaplan Sterling Investments, Inc. (“PKSI”), incorporated in the State of New York, is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investors Protection Corporation (“SIPC”). Additionally, PKSI is registered with the Commodity Futures Trading Commission (“CFTC”) as an introducing broker and is a member of the National Futures Association (“NFA”).

•
PKS Advisory Services, LLC (“PKSA”), a New York limited liability company, is an investment advisory firm, registered with the SEC, which provides advisory services to clients.

•
PKS Financial Services, Inc. (“PKSF”), incorporated in the State of New York, is an insurance entity providing financial services to clients.

•
Representatives Indemnity Company, Inc. (“Repco”), incorporated in the British Virgin Islands, holds a general business insurance license for the purpose of providing professional liability insurance coverage for affiliated entities under WMS.

•
Cabot Lodge Securities LLC maintains offices in New York, New York and branch offices throughout the United States of America and includes the following entities:

•
Cabot Lodge Securities, LLC (“CLS”), incorporated in the State of Delaware, is a broker-dealer registered with the SEC and is a member of FINRA and SIPC.

•
CL Wealth Management, LLC (“CLWM”), incorporated in the State of Virginia, is a SEC registered investment advisor.

•
CL General Agency, LLC (“CLGA”), incorporated in the State of Delaware, is an insurance agency. On September 5, 2018, CLGA changed its name to Wentworth Financial Partners LLC (“WFP”).

•
Broadstone Securities (f/k/a Michigan Securities) maintains offices in Albany, New York and includes the following entities:

•
Broadstone Securities, Inc. (“Broadstone”), incorporated in the State of Michigan, is a full-service financial services firm, offering financial advisory, securities, insurance, alternative investments, and capital markets. MSI is a broker-dealer registered with the SEC and is a member of FINRA.

•
Michigan Advisors, Inc., (“MAI”) incorporated in the state of Michigan, is a SEC registered investment. MAI provides investment management services to clients located primarily in the Midwest.

•
Insurance Audit Agency, Inc. (“IAA”), incorporated in the state of Michigan, is an insurance agency.

•
World Equity Group, Inc. (“WEG”) maintains offices in Arlington Heights, Illinois and has branch offices throughout the United States of America. WEG is incorporated in the State of Illinois, is a broker-dealer and registered investment advisor registered with the SEC and is a member of FINRA and SIPC.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the conditions below raise substantial doubt about the Company’s ability to do so. The consolidated interim financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
These unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for the fiscal year ended December 31, 2021. The unaudited consolidated interim financial statements do not include all the information and footnotes required by U.S. GAAP for complete financial statements. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2022. The accompanying unaudited consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of WMS and its wholly-owned subsidiaries. Significant inter-company transactions and balances were eliminated in consolidation.
Liquidity and Company Conditions
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. The Company’s accumulated deficit as of December 31, 2021, is $22,401,267. The Company’s results from operations for the year ended December 31, 2021, resulted in net income of $2,786,821 and cash provided by operating activities of $2,526,059. The Company believes that its forecasted cash flows will enable the Company to meet its obligations as they become due in the ordinary course of business for twelve months following the date these consolidated financial statements are available to be issued.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful lives of property and equipment, valuation of intangible assets and deferred income taxes, allowance for doubtful accounts, accruals for liabilities and accounting for business combinations.
Revenue Recognition
Revenues from contracts with customers are recognized when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. For additional information see Note 4. Revenues From Contracts with Customers.
Business Combinations
When acquiring companies that qualify as a business, the Company recognizes separately the assets acquired and the liabilities assumed at their acquisition date estimated fair values. Goodwill as of the acquisition dates is measured as the excess of consideration transferred and the net of the acquisition date estimated fair values of the assets acquired and the liabilities assumed. While the Company uses it best estimates and assumptions as a part of the purchase price allocation process to accurately value the assets acquired and liabilities assume at the acquisition date, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statement of operations.
Accounting for business combinations requires the Company’s management to make significant estimates and assumptions with respect to intangible assets, liabilities assumed and pre-acquisition contingencies. These assumptions are based in part on historical experience, market data and information obtained from the management of the acquired companies.
Goodwill and Other Intangible Assets
Goodwill and other indefinite-lived intangible assets are tested annually for impairment or if certain events occur indicating that the carrying amounts may be impaired. If a qualitative assessment is used and the Company determines that the fair value of a reporting unit or indefinitely lived intangible assets is more likely than not (i.e., a likelihood of more than 50%) less than its carrying amount, a quantitative impairment test will be performed. An impairment loss will be recognized if a reporting unit’s carrying amount exceeds its fair value, to the extent that it does not exceed the total carrying amount of goodwill. No impairment of goodwill or other indefinite-lived intangible assets was recognized for the periods ended September 30, 2022 and September 30, 2021.
Intangible assets that are deemed to have definite lives are amortized over their useful lives, generally ranging from 5 to 10 years. They are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value.
There was no impairment of definite-lived intangible assets recognized for the periods ended September 30, 2022 and September 30, 2021.
Recently Issued or Adopted Accounting Pronouncements
There are no recently issued accounting pronouncements that would materially impact the Company’s consolidated financial statements and related disclosures. There are no new accounting pronouncements adopted during the periods ended September 30, 2022 and 2021 that materially impacted the Company’s consolidated financial statements and related disclosures.
3.
REVENUES FROM CONTRACTS WITH CUSTOMERS

Revenues from contracts with customers are recognized when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Revenues are analyzed to determine whether the Company is the principal (i.e., reports revenues on a gross basis) or agent (i.e., reports revenues on a net basis) in the contract. Principal or agent designations depend primarily on the control an entity has over the product or service before control is transferred to a customer. The indicators of which party exercises control include primary responsibility over performance obligations, inventory risk before the good or service is transferred and discretion in establishing the price.
Commissions
Commission revenues represent sales commissions generated by advisors for their clients’ purchases and sales of securities on exchanges and over-the-counter, as well as purchases of other investment products.

The Company views the selling, distribution and marketing, or any combination thereof, of investment products to such clients as a single performance obligation to the product sponsors.
The Company is the principal for commission revenues, as it is responsible for the execution of the clients’ purchases and sales and maintains relationships with the product sponsors. Advisors assist the Company in performing its obligations. Accordingly, total commission revenues are reported on a gross basis.
The Company generates two types of commission revenues: sales-based commissions that are recognized at the point of sale on the trade date and trailing commissions that are recognized over time as earned. Sales-based commission revenues vary by investment product and are based on a percentage of an investment product’s current market value at the time of purchase. Trailing commission revenues are generally based on a percentage of the current market value of clients’ investment holdings in trail-eligible assets, and are recognized over the period during which services, such as ongoing support, are performed. As trailing commission revenues are based on the market value of clients’ investment holdings, the consideration is variable, and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts. The constraint is removed once the investment holdings value can be determined.
Advisory Fees
Advisory fees represent fees charged to advisors’ clients’ accounts on the Company’s corporate advisory platform. The Company provides ongoing investment advice, brokerage and execution services on transactions, and performs administrative services for these accounts. This series of performance obligations transfers control of the services to the client over time as the services are performed. These revenues are recognized ratably over time to match the continued delivery of the performance obligations to the client over the life of the contract. The advisory revenues generated from the Company’s corporate advisory platform are based on a percentage of the market value of the eligible assets in the clients’ advisory accounts. As such, the consideration for these revenues is variable and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts on client portfolio values. The constraint is removed once the portfolio value can be determined.
The Company provides advisory services to clients on its corporate advisory platform through the advisor. The Company is the principal in these arrangements and recognizes advisory revenues on a gross basis, as the Company is responsible for satisfying the performance obligations and has control over determining the fees.
The following table presents total revenue from contracts with customers disaggregated by investment product for the nine months ended September 30, 2022 and 2021:
	2022	2021
Revenue From Contracts With Customers
Variable annuities and other insurance commissions	$78,278,535	$75,664,680
Mutual fund commissions	14,782,430	16,922,426
Securities commissions	10,316,191	9,365,925
Alternative investments	8,779,362	5,820,222
Advisory fees	17,862,512	12,089,334
Total Revenue From Contracts With Customers	$130,019,030	$119,862,587

The following tables presents sales-based and trailing revenues disaggregated by product category:
	2022	2021
Sales-based (Point in time)
Variable annuities and other insurance commissions	$39,089,491	$32,602,497
Mutual fund commissions	4,061,725	5,218,411
Securities commissions	10,316,191	9,365,925
Alternative investments	8,725,367	5,756,320
Total Sales Based Revenues	$62,192,775	$52,943,153
	Total	Total
Trailing (Over time)
Variable annuities and other insurance commissions	$39,189,044	$43,062,184
Mutual fund commissions	10,720,705	11,704,015
Advisory fees	17,862,512	12,089,334
Alternative investments	53,995	63,902
Total Trailing Revenues	67,826,255	66,919,435
Total Revenue From Contracts With Customers	$130,019,030	$119,862,587
Contract Balances
The timing of revenue recognition may differ from the timing of payment by the Company’s customers. The Company records a receivable when revenue is recognized prior to payment and there is an unconditional right to payment. The Company records a contract asset when the Company has recognized revenue prior to payment but the Company’s right to payment is conditional on something other than the passage of time. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenues (a contract liability) until the performance obligations are satisfied. As of September 30, 2022 and December 31, 2021, the Company had receivables from contracts with customers totaling approximately $10.4 million and $13.0 million, respectively. The opening balance of receivables from contracts with customers was approximately $13.0 million and $9.3 million as of January 1, 2022 and January 1, 2021, respectively. As of September 30, 2022 and December 31, 2021, the Company had no liabilities from contracts with customers.
Interest Income
The Company earns interest income from client margin accounts and cash equivalents, net of operating expense. This revenue is not generated from contracts with customers.
4.
FAIR VALUE

The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes the following hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value:
•
Level 1 — Inputs use quoted unadjusted prices in active markets for identical assets or liabilities that the Company can access.

•
Level 2 — Fair value measurements use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3 — Inputs that are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. The inputs or methodology used for valuing assets and liabilities are not necessarily an indication of the risk associated with investing in those assets and liabilities.

Certain financial instruments are carried at cost on the statement of financial condition, which approximates fair value due to their short-term, highly liquid nature. These instruments are classified as Level 1. The carrying value of debt approximates their fair value since the interest rates on these obligations represent current market rates.
Assets acquired and liabilities assume in business combinations are measured at fair value on the closing date.
5.
DEBT

On April 2, 2020, the Company entered into a debt facility with Oak Street Funding LLC (“Oak Street”) in the amount of $25,000,000. This note payable bears interest at the prime rate (“Prime”) (6.25% and 3.25% as of September 30, 2022 and December 31, 2021, respectively) plus 2.25% and has a 10-year term and a 3-month interest only repayment provision. As of September 30, 2022 and December 31, 2021, the outstanding balance of the Oak Street note, net of unamortized debt issuance costs was $19,821,424 and $22,038,330, respectively.
On April 25, 2021, the Company entered into an additional credit agreement with Oak Street in the amount of $4,100,000 related to the acquisition of WEG (“WEG Note”). This note payable bears interest at Prime plus 2.25% and has a 10-year term. As of September 30, 2022 and December 31, 2021, the outstanding balance of the WEG note, net of unamortized debt issuance costs was $3,629,690 and $3,850,752, respectively.
On May 28, 2021, the Company entered into a third credit agreement with Oak Street in the amount of $150,000. This note agreement matures on June 25, 2022 and bears interest Prime plus 2.25%. As of September 30, 2022 and December 31, 2021, the outstanding balance of this note, net of unamortized debt issuance costs was $0 and $75,750, respectively. This note was paid in full during 2022.
Under the Oak Street notes, the Company is subject to certain covenants as defined in the agreements. For the periods ended September 30, 2022 and September 30, 2021, the Company was in compliance with all debt covenants.
The minimum calendar year payments and maturities of the Oak Street notes as of September 30, 2022 were as follows:
2023	2,619,716
2024	2,766,331
2025	2,927,859
2026	3,095,365
Thereafter	12,286,872
Total	$23,696,143

6.
PROMISSORY NOTES — AFFILIATES

On November 30, 2017, WMS issued subordinated promissory notes in the aggregate principal amount of $3,565,738 to certain sellers in connection with the acquisition of the PKSH Entities. Interest on the notes accrues at a rate of 10% annually and is payable at maturity. The notes mature on May 17, 2023.
Additionally, in connection with the acquisition of the PKSH Entities, the Company agreed to pay contingent consideration in the amount of $5,000,000 to certain sellers. The contingency had been resolved on November 30, 2018, and the notes have been issued to the sellers. The contingent subordinated promissory notes have a maturity date of May 30, 2023 and accrue interest at 10% annually. The unpaid principal and all accrued interest become due upon maturity.
As of September 30, 2022 and December 31, 2021, the amount of principal and accrued interest related to these promissory notes is $11,430,262 and $10,908,782, respectively. Related interest expense was $521,480 for the periods ended September 30, 2022 and September 30, 2021.

7.
DUE TO MEMBERS

The Company entered into promissory notes with certain of its members to provide for working capital that amounted to $4,655,557 and $4,099,213 as of September 30, 2022 and December 31, 2021, respectively. The unpaid principal and accrued interest are payable on demand.
8.
DUE TO AFFILIATE

On August 19, 2022, the Company entered into a promissory note agreement with an affiliated entity in the amount of $400,000. The note bears interest at the rate of 5% per annum and matures on August 15, 2023. Interest payments are to be made monthly beginning October 1, 2022 through the maturity date of the note.
9.
COMMITMENTS AND CONTINGENCIES

Litigation
Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.
If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the accompanying consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed.
There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.
The Company is a defendant or respondent in various pending and threatened arbitrations, administrative proceedings and lawsuits seeking compensatory damages. Claim amounts are infrequently indicative of the actual amounts the Company will be liable for, if any. Many of these claimants also seek, in addition to compensatory damages, punitive or treble damages, and all seek interest, costs and fees. These matters arise in the normal course of business. The Company intends to vigorously defend itself in these actions, and the ultimate outcome of these matters cannot be determined at this time.
In many lawsuits, arbitrations, and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect management’s estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter.
Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, management cannot predict with certainty the eventual loss or range of loss related to such matters. Awards ultimately paid, if any, may be covered by the Company’s errors and omissions insurance policy.
Indemnification
The activities of the Company’s customers are transacted on either a cash or margin basis through the facilities of its clearing broker. In margin transactions, the clearing broker extends credit to the customers, subject to various regulatory and margin requirements, collateralized by cash and securities in the customer’s account. In connection with these activities, the clearing broker may also execute and clear customer transactions involving the sale of securities not yet purchased.

These transactions may expose the Company to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses which the customers may incur. In the event the customers fail to satisfy their obligations to the clearing broker, the Company may be required to compensate the clearing broker for losses incurred on behalf of the customers.
The Company, through its clearing broker, seeks to control the risk associated with its customers’ activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines.
The clearing broker monitors required margin levels daily and, pursuant to such guidelines, requires the customers to deposit additional collateral, or reduce positions, when necessary.
10.
MEMBERS’ EQUITY

Incentive units
The Company authorized a class of units designated as Incentive Units. As of December 31, 2021, no Incentive Units have been issued.
Voting Rights — Incentive Units will generally have no voting rights, except as required by law.
Profit interest — Incentive Units constitute an interest in the profits of the Company. All Incentive Units received by a service provider are received in exchange for the provision of services by the service provider for the benefit of the Company.
Call Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, following the termination of employment or other engagement of any service provider with the Company, the Company may, at its election, require the service provider to sell to the Company all or any portion of such service provider’s Incentive Units at the following respective purchase prices:
For any Incentive Units that have not vested pursuant to the terms of the incentive plan or any award agreement (“Restricted Incentive Units”), under all circumstances of termination, a price equal to the lesser of their fair market value and their initial cost (the “Cause Purchase Price”).
For any Incentive Units that have vested pursuant to the terms of the incentive plan or any associated award agreement (“Unrestricted Incentive Units”), the Cause Purchase Price, in the event of:
•
Service provider is terminated with cause; or

•
Service provider resigns without good reason

For the Unrestricted Incentive Units, a price equal to their fair market value, in the event of:
•
Service provider is terminated without cause

•
Service provider resigns for good reason

•
Service provider resigns for any reason after 5 years

•
Death or disability

Put Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, if a service provider’s employment or other engagement with the Company is terminated as a result of such service provider’s death or disability, and the Company has not delivered a repurchase notice within ninety (90) days of such termination, then, subject to certain other provisions, such service provider may elect to sell to the Company all or any percentage of the Unrestricted Incentive Units held by such Person at a price equal to the fair market value of such Unrestricted Incentive Units as of the date of termination.
Class A Preferred Units
The Company authorized a class of units designated as Class A Preferred Units. As of December 31, 2021, no Class A Preferred Units have been issued.

Voting Rights — Units of Class A Preferred Units will generally have no voting rights, except as required by law.
Pre-Emptive Rights — Units of Class A Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party after the consummation of a Qualified Public Offering, as defined.
Protective Provisions — For as long as the Class A Preferred Units are outstanding, the holders will be afforded certain protection provisions pursuant to the warrant holders’ rights agreement. (See Note 6 — Fair Value). The warrants were redeemed with the refinance at the then stated fair value.
Class B Preferred Units
The Company authorized a class of units designated as Class B Preferred Units. As of September 30, 2022 and December 31, 2021 was 277,364 Class B Preferred Units have been issued and are outstanding at a value of $2,773,638. The Class B Preferred Units are intended to be paid at closing of the business combination as disclosed in Note 20. Subsequent Events.
Voting Rights — Units of Class B Preferred Units will generally have no voting rights, except as required by law, and except that the affirmative vote of the holders of a majority of the then outstanding units of Class B Preferred Units is required to authorize the issuance of any units that are senior in any respect to the Class B Preferred Units.
Pre-Emptive Rights — Units of Class B Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party between the date issuance and the consummation of a Qualified Public Offering, as defined.
Conversion — Each unit of Class B Preferred Units is convertible into Common Units (subject to adjustment as provided in the related operating agreements, rights and limitations) at any time at the option of the holder at a conversion price equal to (a) if the conversion notice date is on or prior to the date that is 6 months after the closing date, the result of $10,172,877 divided by the number of Common Units outstanding as of the conversion notice date. Or (b), if the conversion notice date is after the date that is 6 months after the closing date, the result of (x) enterprise value less net debt less aggregate Class B Preferred unreturned capital value of all outstanding Class B Preferred Units as of the measurement date (all as defined) divided by (y) the number of Common Units as of the conversion notice date. The Class B Preferred Units are convertible up to only an aggregate of 10% of the fully diluted outstanding equity interests of WMS.
Redemption — The Class B Preferred Units are redeemable upon a change in control, the termination of employment of the holder or upon exercise by the holder on the third anniversary of the instrument. The redemption price of a Class B Preferred Unit shall be equal to the sum of (x) the Class B preferred yield in respect of such Class B Preferred Unit and the Class B Preferred capital value, (all as defined) less (y) the aggregate amount of all distributions made by the Company in respect of such Class B Preferred Unit.
Preferred Yield — The Class B Preferred Units are entitled to a cumulative preferred yield of 2.06% per annum, compounded quarterly, on the sum of (a) the Class B Preferred Unit unreturned capital value and (b) the Class B Preferred unpaid yield accumulated for all prior quarterly compounding periods. For the periods ended September 30, 2022 and September 30, 2021, the cumulative preferred yield amounted to approximately $      , and remains unpaid as of September 30, 2022.
Common Units
The Company authorized a class of units designated as Common Units, which have voting rights. As of September 30, 2022 and September 30, 2021, there are 1,325,433 Common Units issued and outstanding at a value of $12,298,991.

Priority of Distributions
The priority of distributions after making any required tax advances is as follows:
1.
Pro rata to the holders of Class A Preferred Units on a fully diluted basis in an amount equal to the product of (a) the aggregate distribution amount; times (b) this group’s fully diluted membership interest expressed as a percentage of the overall fully diluted membership interest;

2.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unpaid cumulative preferred yield;

3.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unreturned capital contribution;

4.
Pro rata to the holders of Common Units in an amount equal to any unreturned capital contribution;

5.
Pro rata to the holders of Common Units and Incentive Units in an amount equal to any remainder.

11.
NET CAPITAL REQUIREMENTS

The Company operates three registered broker-dealers that are subject to the SEC Uniform Net Capital Rule (Rule 15c3-1). This requires the Company to maintain certain minimum net capital requirements. At September 30, 2022 and December 31, 2021, all broker-dealers had net capital in excess of the required minimums.
On June 23, 2021, PKSI reported to the SEC and FINRA that it was not in compliance with the net capital requirements and PKSI cured the shortfall of $835,000 on the same day.
12.
CREDIT RISK AND CONCENTRATIONS

Financial instruments that subject the Company to credit risk consist principally of receivables and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its counterparties and, based upon factors surrounding the credit risk of its counterparties, establishes an allowance for uncollectible accounts and, consequently, believes that its receivables credit risk exposure beyond such allowances is limited.
13.
SUBSEQUENT EVENTS

The Company evaluated subsequent events that occurred after the balance sheet date up to the date that the financial statements were available to be issued and noted the following matters:
Business Combination Agreement
On July 7, 2022, Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and the Company, entered into an agreement and plan of merger (the “Merger Agreement”).
Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into the Company (the “Wentworth Merger”), with the Company surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger,
Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Kingswood Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company (the Kingswood Merger and the Wentworth Merger, together with the other transactions related thereto, the “Business Combination”).
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Holdings will represent a continuation of the financial statements of the Company with the business combination treated as the equivalent of the Company issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company in future reports of Holdings.
Exchange Listing
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of the shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable KWAC Public Warrant and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of Holdings upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing the shares of the Holdings Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.W,” respectively, upon the Closing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Wentworth Management Services, LLC
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statement of financial condition of Wentworth Management Services, LLC (the “Company”) as of December 31, 2021, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) “PCAOB” and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.
We have served as the Company’s auditor since 2021.
/s/FGMK, LLC
Chicago, Illinois
December 21, 2022

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2021
Assets:
Cash, cash equivalents and restricted cash	$7,323,179
Receivables:
Commission receivable	9,636,782
Due from clearing broker	547,848
Other	2,854,793
Property and equipment, net	2,275,596
Right of use asset	5,856,282
Intangible assets, net	3,140,795
Goodwill	39,838,916
Other assets	2,612,073
TOTAL ASSETS	$74,086,264
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$8,233,699
Commissions payable	12,995,867
Operating lease liability	6,390,819
Promissory notes-affiliates	10,908,782
Due to members	4,099,213
Notes payable, net of unamortized debt issuance costs of $851,904	25,246,438
TOTAL LIABILITIES	67,874,818
Members’ equity	6,211,446
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$74,086,264

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
Revenues:
Revenue from Contracts with Customers:
Commissions	$148,840,233
Advisory fees	18,437,389
Total Revenue from Contracts with Customers	167,277,622
Interest and other income	4,181,465
Total revenues	171,459,087
Expenses:
Commissions and fees	139,021,006
Employee compensation and benefits	15,970,307
Rent and occupancy	2,012,813
Professional fees	3,006,280
Technology fees	2,593,274
Interest	2,874,282
Depreciation and amortization	1,636,513
Other	2,339,239
Total expenses	169,453,714
Income (loss) before provision (benefit) for income taxes	2,005,373
Provision (benefit) for income taxes	(781,448)
Net income (loss)	$2,786,821

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2021
	Common		Class B Preferred		Contributed Capital	Accumulated Deficit	Total Members’ Equity
	Units	Amount	Units	Amount
Balance January 1, 2021	1,325,433	$12,298,991	277,364	$2,773,638	$13,189,159	$(22,959,075)	$5,302,713
Contribution of capital	—	—	—	—	350,925	—	350,925
Distribution of capital	—	—	—	—	—	(2,229,013)	(2,229,013)
Net Income	—	—	—	—	—	2,786,821	2,786,821
Balance December 31, 2021	1,325,433	$12,298,991	277,364	$2,773,638	$13,540,084	$(22,401,267)	$6,211,446

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021
Cash Flows From Operating Activities
Net income	$2,786,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,636,513
Deferred income taxes	(1,227,300)
Amortization of debt issuance costs	103,261
Amortization of right of use asset	259,910
Accrued interest – promissory notes-affiliates	697,216
Accrued interest – due to members	170,051
Forgiveness of PPP Loan	(764,500)
Changes in operating assets and liabilities:
Due from clearing broker	94,500
Commissions receivable	(1,788,893)
Other receivables	(1,917,633)
Other assets	460,055
Accounts payable and accrued expenses	1,322,569
Commissions payable	872,511
Operating lease liability	(179,022)
Net Cash Provided By Operating Activities	2,526,059
Cash Flows From Investing Activities
Purchases of property and equipment	(422,880)
Cash paid in connection with the acquisition of World Equity Group, net of cash acquisition	(4,570,193)
Net Cash Used In Investing Activities	(4,993,073)
Cash Flows From Financing Activities
Borrowings under note payable	4,250,000
Repayment – notes payable	(2,340,929)
Proceeds from borrowings from members	3,070,562
Contribution of capital	350,925
Distribution of capital	(2,229,013)
Net Cash Provided By Financing Activities	3,101,545
Net Change in Cash, Cash Equivalents and Restricted Cash	634,531
Cash, Cash Equivalents and Restricted Cash – Beginning of Year	6,688,648
Cash, Cash Equivalents and Restricted Cash – End of Year	$7,323,179
Cash Paid During the Year for:
Interest	$2,069,623
Income taxes	$—

WENTWORTH MANAGEMENT SERVICES LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
ORGANIZATION AND NATURE OF BUSINESS

Wentworth Management Services LLC (the “Company” or “WMS”) is a limited liability company organized under the laws of the State of Delaware in March 2016. WMS is a holding company of multiple businesses that operate in the financial services industry as follows:
•
PKS Holdings, LLC (“PKSH”) maintains offices in Albany, New York and branch offices throughout the United States of America, and includes the following entities (the “PKSH Entities”):

•
Purshe Kaplan Sterling Investments, Inc. (“PKSI”), incorporated in the State of New York, is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investors Protection Corporation (“SIPC”). Additionally, PKSI is registered with the Commodity Futures Trading Commission (“CFTC”) as an introducing broker and is a member of the National Futures Association (“NFA”).

•
PKS Advisory Services, LLC (“PKSA”), a New York limited liability company, is an investment advisory firm, registered with the SEC, which provides advisory services to clients.

•
PKS Financial Services, Inc. (“PKSF”), incorporated in the State of New York, is an insurance entity providing financial services to clients.

•
Representatives Indemnity Company, Inc. (“Repco”), incorporated in the British Virgin Islands, holds a general business insurance license for the purpose of providing professional liability insurance coverage for affiliated entities under WMS.

•
Cabot Lodge Securities LLC maintains offices in New York, New York and branch offices throughout the United States of America and includes the following entities:

•
Cabot Lodge Securities, LLC (“CLS”), incorporated in the State of Delaware, is a broker-dealer registered with the SEC and is a member of FINRA and SIPC.

•
CL Wealth Management, LLC (“CLWM”), incorporated in the State of Virginia, is a SEC registered investment advisor.

•
Wentworth Financial Partners (“WFP”) (f/k/a CL General Agency), incorporated in the State of Delaware, is an insurance agency. On September 5, 2018.

•
Michigan Securities, Inc. (“MSI”) maintains offices in Albany, New York and includes the following entities:

•
MSI, (d/b/a as Broadstone Securities, Inc., “Broadstone”), incorporated in the State of Michigan, is a financial services firm, and is a broker-dealer registered with the SEC and is a member of FINRA.

•
Michigan Advisors, Inc., (“MAI”) incorporated in the State of Michigan, was a SEC registered investment advisor. MAI withdrew its registration in September 2021.

•
Insurance Audit Agency, Inc. (“IAA”), incorporated in the state of Michigan, is an insurance agency.

•
On May 17, 2021, the Company acquired 100% of the equity interests of World Equity Group, Inc. (“WEG”). The acquisition was made to enhance the Company’s position in the Midwest. WEG maintains offices in Arlington Heights, Illinois and has branch offices throughout the United States of America. WEG is incorporated in the State of Illinois, is a broker-dealer and registered investment advisor registered with the SEC and is a member of FINRA and SIPC.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) required for public companies.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of WMS and its wholly-owned subsidiaries. Significant intercompany transactions and balances were eliminated in consolidation.
Liquidity and Company Conditions
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. The Company’s accumulated deficit as of December 31, 2021, is $22,401,267. The Company’s results from operations for the year ended December 31, 2021, resulted in net income of $2,786,821 and cash provided by operating activities of $2,526,059. The Company believes that its forecasted cash flows will enable the Company to meet its obligations as they become due in the ordinary course of business for twelve months following the date these consolidated financial statements are available to be issued.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful lives of property and equipment, valuation of intangible assets and deferred income taxes, allowance for doubtful accounts, accruals for liabilities and accounting for business combinations.
Revenue Recognition
Revenues from contracts with customers are recognized when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. For additional information see Note 4. Revenues From Contracts with Customers.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents consist primarily of cash on deposit and money market funds, all of which have original maturities of three months or less.
Restricted cash represents cash held by the Company’s lender related to its credit facility. As of December 31, 2021, restricted cash amounted to $377,500.
The Company regularly maintains cash and cash equivalents that exceed federal deposit insurance corporation limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.
Receivables
Receivables, which amounted to approximately $9.3 million as of January 1, 2021 , represent amounts due to the Company from its clearing broker, clients, and financial institutions. The Company recognizes an allowance for doubtful accounts to ensure receivables are stated at net realizable value. Reserves may be established for various counterparties based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. If circumstances related to counterparties change, estimates of the recoverability of receivables would be further adjusted. Management believes its risk of loss on currently recorded receivables is minimal and accordingly no allowance for credit losses has been provided as of December 31, 2021 and January 1, 2021.
Property and Equipment, net
Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets once the asset is placed in service, which range from 2 to 10 years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the initial lease term. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. The Company reviews property and equipment for impairments whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. No impairment occurred for the year ended December 31, 2021.
Business Combinations
When acquiring companies that qualify as a business, the Company recognizes separately the assets acquired and the liabilities assumed at their acquisition date estimated fair values. Goodwill as of the acquisition dates is measured as the excess of consideration transferred and the net of the acquisition date estimated fair values of the assets acquired and the liabilities assumed. While the Company uses it best estimates and assumptions as a part of the purchase price allocation process to accurately value the assets acquired and liabilities assumed at the acquisition date, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statement of operations.
Accounting for business combinations requires the Company’s management to make significant estimates and assumptions with respect to intangible assets, liabilities assumed and pre-acquisition contingencies. These assumptions are based in part on historical experience, market data and information obtained from the management of the acquired companies.
Goodwill and Other Intangible Assets
Goodwill and other indefinite-lived intangible assets are tested annually for impairment or if certain events occur indicating that the carrying amounts may be impaired. If a qualitative assessment is used and the Company determines that the fair value of a reporting unit or indefinitely lived intangible assets is more likely than not (i.e., a likelihood of more than 50%) less than its carrying amount, a quantitative impairment test will be performed. An impairment loss will be recognized if a reporting unit’s carrying amount exceeds its fair value, to the extent that it does not exceed the total carrying amount of goodwill. No impairment of goodwill or other indefinite-lived intangible assets was recognized for the year ended December 31, 2021.
Intangible assets that are deemed to have definite lives are amortized over their useful lives, generally ranging from 5 to 10 years. They are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value.
There was no impairment of definite-lived intangible assets recognized for the year ended December 31, 2021. See Note 7 — Intangible Assets and Goodwill, for additional information regarding the Company’s goodwill and other intangible assets.

Debt Issuance Costs
Debt issuance costs are capitalized and amortized as additional interest expense over the expected term of the related debt agreement. Debt issuance costs are presented as a direct reduction from the carrying amount of the related debt liability.
Leases
The Company accounts for its leases in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 842, Leases. The Company is a lessee in several noncancelable operating leases for office space. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and right of use (“ROU”) asset at the commencement date of the lease.
ROU assets.   A lessee’s ROU asset is measured at the commencement date at the amount of the initially measured lease liability plus any lease payments made to the lessor before or at the commencement date, minus any lease incentives received; plus any initial direct costs. Unless impaired, the ROU asset is subsequently measured throughout the lease term at the amount of the lease liability (that is, present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease cost for lease payments is recognized on a straight-line basis over the lease term.
Lease Liabilities.   A lease liability is measured based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate and are measured using the index or rate at the commencement date. Lease payments, including variable payments based on an index rate, are remeasured when any of the following occur: (1) the lease is modified (and the modification is not accounted for as a separate contract), (2) certain contingencies related to the variable lease payments are resolved, or (3) there is a reassessment of any of the following: the lease term, purchase options or amounts that are probable of being owed under a residual value guarantee. The discount rate is the implicit rate if it is readily determinable; otherwise, the Company uses its incremental borrowing rate. The implicit rates of the Company’s leases are not readily determinable; accordingly, the Company uses it incremental rate based on the information available at the commencement date for each lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company determines its incremental borrowing rates by starting with the interest rates on its recent borrowings and other observable market rates and adjusting those rates to reflect the differences in the amount collateral and the payment terms of the leases.
Accounting policy election for short-term leases.   The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with its short-term leases on a straight-line basis over the lease term.
See Note 12, Leases for additional information on the Company’s leases.
Income Taxes
WMS is treated as a partnership for income tax purposes and therefore not subject to federal taxes. The Company is subject to certain state, and local income taxes.
The PKSH and the Cabot Lodge entities and WEG are taxable entities and are subject to federal, state, and local income taxes. Therefore, these consolidated financial statements include an income tax provision for the taxable entities only. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company periodically evaluates deferred tax assets, net operating loss carryforwards and tax credit carryforwards to determine their recoverability based primarily on the Company’s ability to generate future taxable income. A valuation allowance has been established to reduce deferred tax assets, if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized.
The Company accounts for taxes in accordance with the asset and liability method of accounting for income taxes. Under this method, the Company must recognize the tax benefit from an uncertain tax position only if it is “more likely than not” that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.
Recently Issued or Adopted Accounting Pronouncements
There are no recently issued accounting pronouncements that would materially impact the Company’s consolidated financial statements and related disclosures. There are no new accounting pronouncements adopted during the year ended December 31, 2021 that materially impacted the Company’s consolidated financial statements and related disclosures.
3.
BUSINESS COMBINATIONS

On May 17, 2021, the Company acquired 100% of the equity interests of WEG.
The following table summarizes the consideration paid for the acquisition and the amounts of the assets acquired and liabilities assumed as well as the fair value of the controlling interest in WEG:
ASSETS
Cash	1,199,527
Commissions receivables	10,480
Due from clearing broker	56,709
Other receivables	47,130
Right of use assets, net	228,090
Property and equipment, net	50,311
Other assets	175,000
1,767,247
LIABILITIES
Accounts payable accrued expenses and other liabilities	136,940
Commissions payable	500,476
Operating lease liability	228,571
PPP note payable	764,500
1,630,487
Net assets acquired	136,760
Purchase price	5,769,720
Goodwill	5,632,960

4.
REVENUES FROM CONTRACTS WITH CUSTOMERS

Revenues from contracts with customers are recognized when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Revenues are analyzed to determine whether the Company is the principal (i.e., reports revenues on a gross basis) or agent (i.e., reports revenues on a net basis) in the contract. Principal or agent designations depend primarily on the control an entity has over the product or service before control is transferred to a customer. The indicators of which party exercises control include primary responsibility over performance obligations, inventory risk before the good or service is transferred and discretion in establishing the price.

Commissions
Commission revenues represent sales commissions generated by advisors for their clients’ purchases and sales of securities on exchanges and over-the-counter, as well as purchases of other investment products. The Company views the selling, distribution and marketing, or any combination thereof, of investment products to such clients as a single performance obligation to the product sponsors.
The Company is the principal for commission revenues, as it is responsible for the execution of the clients’ purchases and sales and maintains relationships with the product sponsors. Advisors assist the Company in performing its obligations. Accordingly, total commission revenues are reported on a gross basis.
The Company generates two types of commission revenues: sales-based commissions that are recognized at the point of sale on the trade date and trailing commissions that are recognized over time as earned. Sales-based commission revenues vary by investment product and are based on a percentage of an investment product’s current market value at the time of purchase. Trailing commission revenues are generally based on a percentage of the current market value of clients’ investment holdings in trail-eligible assets, and are recognized over the period during which services, such as ongoing support, are performed. As trailing commission revenues are based on the market value of clients’ investment holdings, the consideration is variable, and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts. The constraint is removed once the investment holdings value can be determined.
Advisory Fees
Advisory fees represent fees charged to advisors’ clients’ accounts on the Company’s corporate advisory platform. The Company provides ongoing investment advice, brokerage and execution services on transactions, and performs administrative services for these accounts. This series of performance obligations transfers control of the services to the client over time as the services are performed. These revenues are recognized ratably over time to match the continued delivery of the performance obligations to the client over the life of the contract. The advisory revenues generated from the Company’s corporate advisory platform are based on a percentage of the market value of the eligible assets in the clients’ advisory accounts. As such, the consideration for these revenues is variable and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts on client portfolio values. The constraint is removed once the portfolio value can be determined.
The Company provides advisory services to clients on its corporate advisory platform through the advisor. The Company is the principal in these arrangements and recognizes advisory revenues on a gross basis, as the Company is responsible for satisfying the performance obligations and has control over determining the fees.
The following table presents total revenues from contracts with customers disaggregated by investment product for the year ended December 31, 2021:
Revenue From Contracts With Customers
Variable annuities and other insurance commissions	$103,048,755
Mutual fund commissions	22,124,248
Securities commissions	13,035,359
Alternative investment commissions	10,631,871
Advisory fees	18,437,389
Total Revenue From Contracts With Customers	$167,277,622
The following tables presents sales-based and trailing revenues disaggregated by product category:
Sales-based (Point in time)
Variable annuities and other insurance commissions	$45,831,080
Mutual fund commissions	6,340,516

Securities commissions	13,035,359
Alternative investment commissions	10,519,509
Total sales-based revenues	$75,726,464
Trailing (Over time)
Variable annuities and other insurance commissions	$57,217,675
Mutual fund commissions	15,783,732
Advisory fees	18,437,389
Alternative investment commissions	112,362
Total trailing revenues	$91,551,158
Total Revenue From Contracts With Customers	$167,277,622
Contract Balances
The timing of revenue recognition may differ from the timing of payment by the Company’s customers. The Company records a receivable when revenue is recognized prior to payment and there is an unconditional right to payment. The Company records a contract asset when the Company has recognized revenue prior to payment but the Company’s right to payment is conditional on something other than the passage of time. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenues (a contract liability) until the performance obligations are satisfied. As of December 31, 2021, the Company had receivables from contracts with customers totaling approximately $10.0 million. The opening balance of receivables from contracts with customers was approximately $8.6 million as of January 1, 2021. As of December 31, 2021, and January 1, 2021, the Company had no liabilities from contracts with customers.
Interest Income
The Company earns interest income from client margin accounts and cash equivalents, net of operating expense. This revenue is not generated from contracts with customers.
Other Income
During the year ended December 31, 2021, income from the forgiveness of all Paycheck Protection Program (“PPP”) loans was recognized and recorded as other income in the accompanying consolidated statement of operations.
5.
DUE FROM CLEARING BROKER AND CLEARING DEPOSIT

PKSI, CLS and WEG clear customer transactions through a clearing broker and, therefore, they operate pursuant to exemptions contained in Rule 15c3-3 of the Securities and Exchange Act of 1934. As of December 31, 2021, PKSI, CLS and WEG had clearing deposits of $175,000, $180,000, and $175,000 respectively and are included in other assets on the consolidated statement of financial condition. As of December 31, 2021, PKSI, CLS and WEG had receivables from clearing brokers of $440,505, $82,324, and $25,019 respectively.
6.
FAIR VALUE

The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes the following hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value:
•
Level 1 — Inputs use quoted unadjusted prices in active markets for identical assets or liabilities that the Company can access.

•
Level 2 — Fair value measurements use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3 — Inputs that are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. The inputs or methodology used for valuing assets and liabilities are not necessarily an indication of the risk associated with investing in those assets and liabilities.

Certain financial instruments are carried at cost on the statement of financial condition, which approximates fair value due to their short-term, highly liquid nature. These instruments are classified as Level 1. The carrying value of debt approximates their fair value since the interest rates on these obligations represent current market rates.
Assets acquired and liabilities assumed in business combinations are measured at fair value on the closing date.
7.
INTANGIBLE ASSETS AND GOODWILL

Intangible Assets
The components of intangible assets were as follows as of December 31, 2021:
Definite-lived intangible assets:
	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Policies and procedures library	5 years	$2,200,000	$1,796,683	$403,317
Developed technology	7 years	1,600,000	933,352	666,648
Trade name	10 years	3,500,013	1,429,183	2,070,830
Total		$7,300,013	$4,159,218	$3,140,795
Amortization expense related to intangible assets amounted to $1,018,584 for the year ended December 31, 2021.
The estimated future amortization expense for intangible assets over the next five years and thereafter is as follows:
2022	981,897
2023	578,580
2024	559,500
2025	350,004
2026	350,004
Thereafter	320,810
$3,140,795
Goodwill
For the year ended December 31, 2021, the Company recorded $5,632,960 in goodwill in connection with the WEG acquisition. A summary of the activity in goodwill is presented below:
Balance, December 31, 2020	$34,205,956
Goodwill acquired	5,632,960
Balance, December 31, 2021	$39,838,916

8.
PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2021:
Computer hardware	$2,299,089
Office furniture and equipment	1,073,245
Leasehold improvements	763,674
$4,136,008
Less: accumulated depreciation and amortization	(1,860,412)
Property and equipment, net	$2,275,596
Depreciation and amortization expense related to property and equipment amounted to $617,929 for the year ended December 31, 2021.
9.
DEBT

On April 2, 2020, the Company entered into a debt facility with Oak Street Funding LLC (“Oak Street”) in the amount of $25,000,000. This note payable bears interest at the prime rate (“Prime”) (3.25% as of December 31, 2021) plus 2.25% and has a 10-year term and a 3-month interest only repayment provision. As of December 31, 2021, the outstanding balance of the Oak Street note, net of unamortized debt issuance costs was $22,038,330.
On April 25, 2021, the Company entered into an additional credit agreement with Oak Street in the amount of $4,100,000 related to the acquisition of WEG (“WEG Note”). This note payable bears interest at Prime plus 2.25% and has a 10-year term. As of December 31, 2021, the outstanding balance of the WEG note, net of unamortized debt issuance costs was $3,850,752.
On May 28, 2021, the Company entered into a third credit agreement with Oak Street in the amount of $150,000. This note agreement matures on June 25, 2022 and bears interest at Prime plus 2.25%. As of December 31, 2021, the outstanding balance of this note, net of unamortized debt issuance costs was $75,750. This note was paid in full during 2022.
•
Under the Oak Street notes, the Company is subject to certain covenants as defined in the agreements. For the year ended December 31, 2021, the Company was in compliance with all debt covenants.

•
The minimum calendar year payments and maturities of the Oak Street notes as of December 31, 2021 were as follows:

2022	$2,402,199
2023	2,619,716
2024	2,766,331
2025	2,927,859
2026	3,095,365
Thereafter	12,286,872
Total	$26,098,342

10.
PROMISSORY NOTES — AFFILIATES

On November 30, 2017, WMS issued subordinated promissory notes in the aggregate principal amount of $3,565,738 to certain sellers in connection with the acquisition of the PKSH Entities. Interest on the notes accrues at a rate of 10% annually and is payable at maturity. The notes mature on May 17, 2023.
Additionally, in connection with the acquisition of the PKSH Entities, the Company agreed to pay contingent consideration in the amount of $5,000,000 to certain sellers. The contingency had been resolved on November 30, 2018, and the notes have been issued to the sellers. The contingent subordinated promissory notes have a maturity date of May 30, 2023 and accrue interest at 10% annually. The unpaid principal and all accrued interest become due upon maturity.

As of December 31, 2021, the amount of principal and accrued interest related to these promissory notes is $10,908,782. Related interest expense was approximately $697,000 for the year ended December 31, 2021.
11.
DUE TO MEMBERS

The Company entered into promissory notes with certain of its members to provide for working capital in the amount of $4,099,213 as of December 31, 2021. The notes are non-interest bearing and are due on demand.
12.
LEASES

The Company has obligations as a lessee for office space with initial noncancelable terms in excess of one year. The Company classifies these leases as operating leases. These leases generally contain renewal options for periods ranging from 2 to 10 years. Because the Company is not reasonably certain to exercise these renewal options, the optional periods are not included in determining the lease term, and associated payments under these renewal options are excluded from lease payments used to determine the lease liability. The Company’s leases do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments plus, for many of the Company’s leases, variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.
The components of lease cost for the year ended December 31, 2021 are as follows:
Operating lease cost	$1,887,894
Variable lease cost	124,920
Total lease cost	$2,012,814
Total lease cost is included rent and occupancy on the consolidated statement of operations.
Amounts reported in the consolidated statement of financial condition as of December 31, 2021 were as follows:
Operating leases:
Operating lease ROU assets	$5,856,282
Operating lease liabilities	$6,390,819
Other information related to leases as of December 31, 2021 was as follows:
Supplemental cash flow information
Cash paid for amounts included in the measurement of lease liabilities:
Operating leases	$179,022
Reductions to ROU assets resulting from reductions to lease liabilities:
Operating leases	$259,910
Weighted-average remaining lease term:
Operating leases	8.0 years
Weighted-average discount rate:
Operating leases	5.6%
Amounts disclosed for ROU assets obtained in exchange for lease liabilities and reductions to ROU assets resulting from reductions to lease liabilities include amounts added to or reduced from the carrying amount of ROU assets resulting from new leases, lease modifications or reassessments.

Maturities of lease liabilities as of December 31, 2021 were as follows:
2022	$1,088,857
2023	977,786
2024	985,343
2025	1,035,194
2026	1,056,849
Thereafter	3,177,002
8,321,031
Less: Imputed interest	(1,930,212)
Lease liability	$6,390,819
Sublease
CLS entered into an agreement to sublease its former office space effective December 1, 2014 expiring September 2022. At December 31, 2021, the future minimum lease payments to be received under the sublease agreement approximated $206,000 for the year ending December 31, 2022. Rental income and reimbursement of lease costs have been included in other income in the accompanying consolidated statement of operations.
13.
INCOME TAXES

WMS is classified as a partnership for income tax purposes and is therefore not subject to federal, state, and local income taxes. During 2019, PKSH elected to be taxed as a corporation, effective for the year ended December 31, 2018. The PKS Entities and WEG are taxable entities and are subject to federal, state, and local income taxes. Therefore, these consolidated financial statements include an income tax provision for the taxable entities only, which is the primary reason for the difference between the statutory tax rate and the effective tax rate.
The income tax benefit (provision) for the year ended December 31, 2021, consists of the following:
Federal:
Current	$316,557
Deferred	(1,123,400)
State and local:
Current	29,295
Deferred	103,900
Income tax provision (benefit)	$(781,448)
Deferred Taxes
Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates. Temporary differences, net operating loss carryforwards and tax credit carryforwards that give rise to deferred tax assets and liabilities are summarized as follows as of December 31, 2020:
Deferred tax assets/(liabilities):
Property, plant and equipment, net	$(44,838)
IRC 163(j) interest limitation, carryover	78,095
Net operating losses	1,100,260
Other	93,750
1,227,267
Valuation Allowance	—
Net deferred tax liability	$1,227,267

Net Operating Losses
At December 31, 2021, the Company and its subsidiaries had federal and state net operating loss carry-forwards of approximately $5.9 million. These carry-forward losses are available to offset future U.S. federal and state taxable income and are not subject to IRC Section 382 limitations. All federal net operating losses being carried forward were incurred in tax years beginning after 2017 and thereafter will carry forward indefinitely.
Valuation Allowance
The Company provides for recognition of deferred tax assets if the realization of such assets is more likely than not to occur in accordance with accounting standards that address income taxes. Significant management judgment is required in determining the period in which the reversal of a valuation allowance should occur. The Company has considered all available evidence, both positive and negative, such as historical levels of income and future forecasts of taxable income amongst other items, in determining its valuation allowance. The valuation allowance decreased by approximately $3.0 million for the year ended December 31, 2021.
Unrecognized Tax Benefits
Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s financial statements for the year ended December 31, 2021.
The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively. There were no amounts accrued for interest or penalties on unrecognized tax benefits for the year ended December 31, 2021. Management does not expect any material changes in its unrecognized tax benefits in the next year.
The Company files income tax returns, including returns for its subsidiaries, with federal and state jurisdictions. The Company is no longer subject to examinations for its federal and state returns for any periods prior to the 2017 tax year. The Company is not currently under examination for any tax years.
14.
COMMITMENTS AND CONTINGENCIES

Litigation
Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.
If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the accompanying consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed.
There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.
The Company is a defendant or respondent in various pending and threatened arbitrations, administrative proceedings and lawsuits seeking compensatory damages. Claim amounts are infrequently indicative of the actual amounts the Company will be liable for, if any. Many of these claimants also seek, in addition to compensatory damages, punitive or treble damages, and all seek interest, costs and fees. These matters arise in the normal course of business. The Company intends to vigorously defend itself in these actions, and the ultimate outcome of these matters cannot be determined at this time.
In many lawsuits, arbitrations, and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect management’s estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter.
Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, management cannot predict with certainty the eventual loss or range of loss related to such matters. As of December 31, 2021, the Company has accrued approximately $470,000 related to these proceedings and lawsuits for pending litigation. Awards ultimately paid, if any, may be covered by the Company’s errors and omissions insurance policy, with the exception of the settlement agreement described herein.
Indemnification
The activities of the Company’s customers are transacted on either a cash or margin basis through the facilities of its clearing broker. In margin transactions, the clearing broker extends credit to the customers, subject to various regulatory and margin requirements, collateralized by cash and securities in the customer’s account. In connection with these activities, the clearing broker may also execute and clear customer transactions involving the sale of securities not yet purchased.
These transactions may expose the Company to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses which the customers may incur. In the event the customers fail to satisfy their obligations to the clearing broker, the Company may be required to compensate the clearing broker for losses incurred on behalf of the customers.
The Company, through its clearing broker, seeks to control the risk associated with its customers’ activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines.
The clearing broker monitors required margin levels daily and, pursuant to such guidelines, requires the customers to deposit additional collateral, or reduce positions, when necessary.
15.
RELATED PARTY TRANSACTIONS

During the year ended December 31, 2021, certain of the Company’s subsidiaries earned revenue from entities that are controlled by a principal member of the Company as well as from entities controlled or otherwise by individuals that are members or officers of the Company. The revenue earned by the subsidiaries and amounts due to or due from these affiliated entities as of and for the year ended December 31, 2021 are as follows:
Subsidiary	Revenue	Due from/(Due to)
PKSI	$545,853	$35,000
CLS	2,815,480	58,308
WEG	249,886	—
Total	$3,611,219	$93,308
The revenue amounts and amounts due to and due from are included in commissions on the accompanying consolidated statement of operations and other assets on the consolidated statement of financial condition, respectively.
16.
MEMBERS’ EQUITY

Incentive units
The Company authorized a class of units designated as Incentive Units. As of December 31, 2021, no Incentive Units have been issued.

Voting Rights — Incentive Units will generally have no voting rights, except as required by law.
Profit interest — Incentive Units constitute an interest in the profits of the Company. All Incentive Units received by a service provider are received in exchange for the provision of services by the service provider for the benefit of the Company.
Call Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, following the termination of employment or other engagement of any service provider with the Company, the Company may, at its election, require the service provider to sell to the Company all or any portion of such service provider’s Incentive Units at the following respective purchase prices:
For any Incentive Units that have not vested pursuant to the terms of the incentive plan or any award agreement (“Restricted Incentive Units”), under all circumstances of termination, a price equal to the lesser of their fair market value and their initial cost (the “Cause Purchase Price”).
For any Incentive Units that have vested pursuant to the terms of the incentive plan or any associated award agreement (“Unrestricted Incentive Units”), the Cause Purchase Price, in the event of:
•
Service provider is terminated with cause; or

•
Service provider resigns without good reason

For the Unrestricted Incentive Units, a price equal to their fair market value, in the event of:
•
Service provider is terminated without cause

•
Service provider resigns for good reason

•
Service provider resigns for any reason after 5 years

•
Death or disability

Put Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, if a service provider’s employment or other engagement with the Company is terminated as a result of such service provider’s death or disability, and the Company has not delivered a repurchase notice within ninety (90) days of such termination, then, subject to certain other provisions, such service provider may elect to sell to the Company all or any percentage of the Unrestricted Incentive Units held by such Person at a price equal to the fair market value of such Unrestricted Incentive Units as of the date of termination.
Class A Preferred Units
The Company authorized a class of units designated as Class A Preferred Units. As of December 31, 2021, no Class A Preferred Units have been issued.
Voting Rights — Units of Class A Preferred Units will generally have no voting rights, except as required by law.
Pre-Emptive Rights — Units of Class A Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party after the consummation of a Qualified Public Offering, as defined.
Protective Provisions — For as long as the Class A Preferred Units are outstanding, the holders will be afforded certain protection provisions pursuant to the warrant holders’ rights agreement. (See Note 6 — Fair Value). The warrants were redeemed with the refinance at the then stated fair value.
Class B Preferred Units
The Company authorized a class of units designated as Class B Preferred Units. As of December 31, 2021, 277,364 Class B Preferred Units have been issued and are outstanding at a value of $2,773,638. The Class B Preferred Units are intended to be paid at closing of the business combination with Kingswood Acquisition Corp. as disclosed in Note 20. Subsequent Events.

Voting Rights — Units of Class B Preferred Units will generally have no voting rights, except as required by law, and except that the affirmative vote of the holders of a majority of the then outstanding units of Class B Preferred Units is required to authorize the issuance of any units that are senior in any respect to the Class B Preferred Units.
Pre-Emptive Rights — Units of Class B Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party between the date issuance and the consummation of a Qualified Public Offering, as defined.
Conversion — Each unit of Class B Preferred Units is convertible into Common Units (subject to adjustment as provided in the related operating agreements, rights and limitations) at any time at the option of the holder at a conversion price equal to (a) if the conversion notice date is on or prior to the date that is 6 months after the closing date, the result of $10,172,877 divided by the number of Common Units outstanding as of the conversion notice date. Or (b), if the conversion notice date is after the date that is 6 months after the closing date, the result of (x) enterprise value less net debt less aggregate Class B Preferred unreturned capital value of all outstanding Class B Preferred Units as of the measurement date (all as defined) divided by (y) the number of Common Units as of the conversion notice date. The Class B Preferred Units are convertible up to only an aggregate of 10% of the fully diluted outstanding equity interests of WMS.
Redemption — The Class B Preferred Units are redeemable upon a change in control, the termination of employment of the holder or upon exercise by the holder on the third anniversary of the instrument. The redemption price of a Class B Preferred Unit shall be equal to the sum of (x) the Class B preferred yield in respect of such Class B Preferred Unit and the Class B Preferred capital value, (all as defined) less (y) the aggregate amount of all distributions made by the Company in respect of such Class B Preferred Unit.
Preferred Yield — The Class B Preferred Units are entitled to a cumulative preferred yield of 2.06% per annum, compounded quarterly, on the sum of (a) the Class B Preferred Unit unreturned capital value and (b) the Class B Preferred unpaid yield accumulated for all prior quarterly compounding periods. For the year ended December 31, 2021, the cumulative preferred yield amounted to approximately $242,000, and remains unpaid as of December 31, 2021.
Common Units
The Company authorized a class of units designated as Common Units, which have voting rights. As of December 31, 2021, there are 1,325,433 Common Units issued and outstanding at a value of $12,298,991.
Priority of Distributions
The priority of distributions after making any required tax advances is as follows:
6.
Pro rata to the holders of Class A Preferred Units on a fully diluted basis in an amount equal to the product of (a) the aggregate distribution amount; times (b) this group’s fully diluted membership interest expressed as a percentage of the overall fully diluted membership interest;

7.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unpaid cumulative preferred yield;

8.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unreturned capital contribution;

9.
Pro rata to the holders of Common Units in an amount equal to any unreturned capital contribution;

10.
Pro rata to the holders of Common Units and Incentive Units in an amount equal to any remainder.

17.
RETIREMENT PLAN

PKSI maintains a 401(k) retirement plan for the benefit of its employees. Contributions to the PKSI Plan are limited to a maximum of 3% of employee compensation and are based upon employee contributions. Employees must be 21 years of age and employed for three months to participate. The PKSI contribution to the plan amounted to approximately $200,000 for the year ended December 31, 2021.
Additionally, WEG maintains a 401(k) plan for qualified employees. WEG matches 25% of employee contributions up to 1% of employee compensation, and may make discretionary contributions to the plan, subject to certain limitations as set forth in the plan agreement. WEG’s aggregate contribution to the plan for the year ended December 31, 2021 was $27,204.
18.
NET CAPITAL REQUIREMENTS

The Company operates three registered broker-dealers that are subject to the SEC Uniform Net Capital Rule (Rule 15c3-1). This requires the Company to maintain certain minimum net capital requirements. At December 31, 2021, all broker-dealers had net capital in excess of the required minimums.
On June 23, 2021, PKSI reported to the SEC and FINRA that it was not in compliance with the net capital requirements and PKSI cured the shortfall of $835,000 on the same day.
19.
CREDIT RISK AND CONCENTRATIONS

Financial instruments that subject the Company to credit risk consist principally of receivables and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its counterparties and, based upon factors surrounding the credit risk of its counterparties, establishes an allowance for uncollectible accounts and, consequently, believes that its receivables credit risk exposure beyond such allowances is limited.
20.
SUBSEQUENT EVENTS

The Company evaluated subsequent events that occurred after the balance sheet date up to December 21, 2022, the date that the financial statements were available to be issued and noted the following matters:
Lease Agreement
On January 28, 2022, the Company entered into an agreement to terminate one of its operating leases. The agreement provides for an amount of $500,000 to be paid over a period of time beginning in April 2022 through January 2024.
Settlement Agreements
On August 18, 2021, the Company entered into a 2021 Settlement Agreement with the Saginaw Chippewa Indian Tribe of Michigan whereby the Paying Parties, as defined, were to make six payments totaling $3,729,013, which represented the remaining amount due plus interest under the terms of the 2019 Settlement Agreement. The members of the Company, under the terms of an agreement with the Company are jointly and severally liable for the full settlement amount under the 2019 Settlement Agreement. During the year ended December 31, 2018, the Company recorded the initial settlement under the 2019 Settlement Agreement for $9,500,000 as a charge to operating expenses and a corresponding contribution to Members’ Equity. During the year ended December 31, 2021, total payments of $2,229,013 by the Company were recorded as distributions of Members’ Equity. The Company entered into a First Amendment to the 2021 Settlement Agreement on February 17, 2022, which stipulated that payment terms of the remaining amount owed of $1,500,000 plus interest to be paid during 2022. Such amount was satisfied on June 2022.
Additionally, subsequent to December 31, 2021, the Company settled certain regulatory matters, primarily FINRA arbitrations, that totaled approximately $635,500.
Business Combination Agreement
On July 7, 2022, Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood

Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and the Company, entered into an agreement and plan of merger (the “Merger Agreement”).
Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into the Company (the “Wentworth Merger”), with the Company surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger,
Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Kingswood Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company (the Kingswood Merger and the Wentworth Merger, together with the other transactions related thereto, the “Business Combination”).
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Holdings will represent a continuation of the financial statements of the Company with the business combination treated as the equivalent of the Company issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company in future reports of Holdings.
Exchange Listing
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of the shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable KWAC Public Warrant and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of Holdings upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing the shares of the Holdings Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.W,” respectively, upon the Closing

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Wentworth Management Services, LLC
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statement of financial condition of Wentworth Management Services, LLC (the “Company”) as of December 31, 2020, the related consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) “PCAOB” and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.
We have served as the Company’s auditor since 2021.
/s/FGMK, LLC
Chicago, Illinois
December 21, 2022

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2020
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$6,688,648
Receivables:
Commission receivable	7,837,409
Due from clearing broker	585,639
Other	890,030
Property and equipment, net	2,420,334
Right of use asset	5,888,102
Intangible assets, net	4,159,379
Goodwill	34,205,956
Other assets	1,669,829
TOTAL ASSETS	$64,345,326
LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$6,774,191
Commissions payable	11,622,880
Operating lease liability	6,341,270
Promissory notes-affiliates	10,211,566
Due to members	858,600
Notes payable, net of unamortized debt issuance costs of $955,165	23,234,106
TOTAL LIABILITIES	59,042,613
Members’ equity	5,302,713
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$64,345,326

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
Revenues:
Revenue from Contracts with Customers:
Commissions	$101,399,105
Advisory fees	9,030,468
Total Revenue from Contracts with Customers	110,429,573
Interest and other income	2,985,992
Total revenues	113,415,565
Expenses:
Commissions and fees	91,525,033
Employee compensation and benefits	9,813,330
Rent and occupancy	1,385,701
Professional fees	4,961,743
Technology fees	1,562,662
Interest	2,611,580
Depreciation and amortization	1,653,506
Other	1,536,042
Total expenses	115,049,597
Income (loss) from operations	(1,634,032)
Loss on the extinguishment of debt	2,131,690
Loss before provision for income taxes	(3,765,722)
Provision (benefit) for income taxes	(372,496)
Net income (loss)	$(3,393,226)

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2020
	Common		Class B Preferred		Contributed Capital	Accumulated Deficit	Total Members’ Equity
	Units	Amount	Units	Amount
Balance January 1, 2020 (as previously reported)	1,325,433	$12,298,991	277,364	$2,773,638	$13,716,247	$(26,637,296)	$2,151,580
Cumulative restatement adjustments (see NOTE 3)						7,071,447	7,071,447
Balance, as restated	1,325,433	12,298,991	277,364	2,773,638	13,716,247	(19,565,849)	9,223,027
Contribution of capital	—	—	—	—	599,157	—	599,157
Distribution of capital	—	—	—	—	(1,126,245)	—	(1,126,245)
Net Loss	—	—	—	—	—	(3,393,226)	(3,393,226)
Balance December 31, 2020	1,325,433	$12,298,991	277,364	$2,773,638	$13,189,159	$(22,959,075)	$5,302,713

WENTWORTH MANAGEMENT SERVICES LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2020
Cash Flows From Operating Activities
Net loss	$(3,393,226)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,653,306
Deferred income taxes	580,300
Loss on debt extinguishment	1,764,946
Amortization of debt discount	170,962
Amortization of right of use asset	564,396
Accrued interest – promissory notes – affiliates	491,273
Changes in operating assets and liabilities:
Due from clearing broker	448,951
Commissions receivable	57,267
Other receivables	943,868
Other assets	(454,007)
Accounts payable, accrued expenses and other liabilities	(1,602,362)
Commissions payable	1,342,538
Operating lease liability	(424,256)
Net Cash Provided By Operating Activities	2,143,956
Cash Flows From Investing Activities
Purchases of property and equipment	(563,266)
Acquisition – Michigan Securities, Inc., net of cash acquired	(438,901)
Net Cash Used In Investing Activities	(1,002,167)
Cash Flows From Financing Activities
Borrowings under note payable	25,000,000
Principal payments – notes payable	(21,373,229)
Payment – debt issuance costs	(1,032,611)
Payment – warrant liability	(2,000,000)
Borrowings – promissory notes – affiliates	858,600
Contribution of capital	599,157
Distribution of capital	(1,126,245)
Net Cash Provided By Financing Activities	925,672
Net Change in Cash, Cash Equivalents and Restricted Cash	2,067,461
Cash, Cash Equivalents and Restricted Cash – Beginning of Year	4,621,187
Cash, Cash Equivalents and Restricted Cash – End of Year	$6,688,648
Cash Paid During the Year for:
Interest	2,143,181
Income taxes	3,834

WENTWORTH MANAGEMENT SERVICES LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
ORGANIZATION AND NATURE OF BUSINESS

Wentworth Management Services LLC (the “Company” or “WMS”) is a limited liability company organized under the laws of the State of Delaware in March 2016. WMS is a holding company of multiple businesses that operate in the financial services industry as follows:
•
PKS Holdings, LLC (“PKSH”) maintains offices in Albany, New York and branch offices throughout the United States of America, and includes the following entities (the “PKSH Entities”):

•
Purshe Kaplan Sterling Investments, Inc. (“PKSI”), incorporated in the State of New York, is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investors Protection Corporation (“SIPC”). Additionally, PKSI is registered with the Commodity Futures Trading Commission (“CFTC”) as an introducing broker and is a member of the National Futures Association (“NFA”).

•
PKS Advisory Services, LLC (“PKSA”), a New York limited liability company, is an investment advisory firm, registered with the SEC, which provides advisory services to clients.

•
PKS Financial Services, Inc. (“PKSF”), incorporated in the State of New York, is an insurance entity providing financial services to clients.

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Representatives Indemnity Company, Inc. (“Repco”), incorporated in the British Virgin Islands, holds a general business insurance license for the purpose of providing professional liability insurance coverage for affiliated entities under WMS.

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Cabot Lodge Securities LLC maintains offices in New York, New York and branch offices throughout the United States of America and includes the following entities:

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Cabot Lodge Securities LLC (“CLS”), incorporated in the State of Delaware, is a broker-dealer registered with the SEC and is a member of FINRA and SIPC.

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CL Wealth Management, LLC (“CLWM”), incorporated in the State of Virginia, is a SEC registered investment advisor.

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Wentworth Financial Partners (“WFP”) (f/k/a CL General Agency), incorporated in the State of Delaware, is an insurance agency. On September 5, 2018.

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On May 8, 2020, the Company acquired 100% of the equity interests of Michigan Securities Inc. (“MSI”), Michigan Advisors Inc. (“MAI”), and Insurance Audit Agency Inc. (“IAA”), thereby obtaining control of all three entities. The acquisition was made to enhance the Company’s position in the Midwest.

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MSI, incorporated in the State of Michigan, is a full-service financial services firm, offering financial advisory, securities, insurance, alternative investments, and capital markets. MSI is a broker-dealer registered with the SEC and is a member of FINRA.

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MAI, incorporated in the State of Michigan, is a SEC registered investment advisor. MAI provides investment management services to clients located primarily in the Midwest.

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IAA, incorporated in the state of Michigan, is an insurance agency.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) required for public companies.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of WMS and its wholly-owned subsidiaries. Significant intercompany transactions and balances were eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful lives of property and equipment, valuation of intangible assets and deferred income taxes, allowance for doubtful accounts, accruals for liabilities and accounting for business combinations.
Revenue Recognition
Revenues from contracts with customers are recognized when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. For additional information see Note 5. Revenues From Contracts with Customers.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents consist primarily of cash on deposit and money market funds, all of which have original maturities of three months or less.
Restricted cash represents cash held by the Company’s lender related to its credit facility. As of December 31, 2020, restricted cash amounted to $750,000.
The Company regularly maintains cash and cash equivalents that exceed federal deposit insurance corporation limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.
Receivables
Receivables, which amounted to approximately $10.1 million as of January 1, 2020, represent amounts due to the Company from its clearing broker, clients, and financial institutions. The Company recognizes an allowance for doubtful accounts to ensure receivables are stated at net realizable value. Reserves may be established for various counterparties based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. If circumstances related to counterparties change, estimates of the recoverability of receivables would be further adjusted. Management believes its risk of loss on currently recorded receivables is minimal and accordingly no allowance for credit losses has been provided as of December 31, 2020 and January 1, 2020.
Property and Equipment, net
Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets once the asset is placed in service, which range from 2 to 10 years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the initial lease term. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. The Company reviews property and equipment for impairments whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. No impairment occurred for the year ended December 31, 2020.

Business Combinations
When acquiring companies that qualify as a business, the Company recognizes separately the assets acquired and the liabilities assumed at their acquisition date estimated fair values. Goodwill as of the acquisition dates is measured as the excess of consideration transferred and the net of the acquisition date estimated fair values of the assets acquired and the liabilities assumed. While the Company uses it best estimates and assumptions as a part of the purchase price allocation process to accurately value the assets acquired and liabilities assumed at the acquisition date, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statement of operations. Accounting for business combinations requires the Company’s management to make significant estimates and assumptions with respect to intangible assets, liabilities assumed and pre-acquisition contingencies. These assumptions are based in part on historical experience, market data and information obtained from the management of the acquired companies.
Goodwill and Other Intangible Assets
Goodwill and other indefinite-lived intangible assets are tested annually for impairment or if certain events occur indicating that the carrying amounts may be impaired. If a qualitative assessment is used and the Company determines that the fair value of a reporting unit or indefinitely lived intangible assets is more likely than not (i.e., a likelihood of more than 50%) less than its carrying amount, a quantitative impairment test will be performed. An impairment loss will be recognized if a reporting unit’s carrying amount exceeds its fair value, to the extent that it does not exceed the total carrying amount of goodwill. No impairment of goodwill or other indefinite-lived intangible assets was recognized for the year ended December 31, 2020.
Intangible assets that are deemed to have definite lives are amortized over their useful lives, generally ranging from 5 to 10 years. They are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount to the estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value.
There was no impairment of definite-lived intangible assets recognized for the year ended December 31, 2020. See Note 8 — Intangible Assets and Goodwill, for additional information regarding the Company’s goodwill and other intangible assets.
Debt Issuance Costs
Debt issuance costs are capitalized and amortized as additional interest expense over the expected term of the related debt agreement. Debt issuance costs are presented as a direct reduction from the carrying amount of the related debt liability.
Leases
The Company accounts for its leases in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 842, Leases. The Company is a lessee in several noncancelable operating leases for office space. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and right of use (“ROU”) asset at the commencement date of the lease.
ROU assets.   A lessee’s ROU asset is measured at the commencement date at the amount of the initially measured lease liability plus any lease payments made to the lessor before or at the commencement date, minus any lease incentives received; plus any initial direct costs. Unless impaired, the ROU asset is subsequently measured throughout the lease term at the amount of the lease liability (that is, present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued)

lease payments, less the unamortized balance of lease incentives received. Lease cost for lease payments is recognized on a straight-line basis over the lease term.
Lease Liabilities.   A lease liability is measured based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate and are measured using the index or rate at the commencement date. Lease payments, including variable payments based on an index rate, are remeasured when any of the following occur: (1) the lease is modified (and the modification is not accounted for as a separate contract), (2) certain contingencies related to the variable lease payments are resolved, or (3) there is a reassessment of any of the following: the lease term, purchase options or amounts that are probable of being owed under a residual value guarantee. The discount rate is the implicit rate if it is readily determinable; otherwise, the Company uses its incremental borrowing rate. The implicit rates of the Company’s leases are not readily determinable; accordingly, the Company uses it incremental rate based on the information available at the commencement date for each lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company determines its incremental borrowing rates by starting with the interest rates on its recent borrowings and other observable market rates and adjusting those rates to reflect the differences in the amount collateral and the payment terms of the leases.
Accounting policy election for short-term leases.   The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with its short-term leases on a straight-line basis over the lease term.
See Note 13, Leases for additional information on the Company’s leases.
Income Taxes
WMS is treated as a partnership for income tax purposes and therefore not subject to federal taxes. The Company is subject to certain state, and local income taxes.
The PKSH entities and the Cabot Lodge entities are taxable entities and are subject to federal, state, and local income taxes. Therefore, these consolidated financial statements include an income tax provision for the taxable entities only. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company periodically evaluates deferred tax assets, net operating loss carryforwards and tax credit carryforwards to determine their recoverability based primarily on the Company’s ability to generate future taxable income. A valuation allowance has been established to reduce deferred tax assets, if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized.
The Company accounts for taxes in accordance with the asset and liability method of accounting for income taxes. Under this method, the Company must recognize the tax benefit from an uncertain tax position only if it is “more likely than not” that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.
3.
CHANGE IN ACCOUNTING POLICY

During the year ended December 31, 2020, the Company changed its method of accounting for goodwill. Previously, the Company had accounted for goodwill in accordance with the private company’s accounting alternative providing for the amortization of goodwill on a straight-line basis over 10 years, or less, if the entity demonstrates that a shorter useful life is more appropriate. For the year ended December 31, 2020, the Company has changed its policy as outlined above and recognized the cumulative effect of the change in the amount of $7,071,447 as an adjustment to the beginning balance of members’ equity as presented on the consolidated statement of changes in members’ equity.
4.
BUSINESS COMBINATIONS

On May 8, 2020, the Company acquired 100% of the equity interests of MSI, MAI, and IAA thereby obtaining control of all three entities.
The following table summarizes the consideration paid for the acquisition and the amounts of the assets acquired and liabilities assumed as well as the fair value of the controlling interest in MSI, MAI and IAA:
ASSETS
Cash	176,695
Commissions receivables	128,100
Due from clearing broker	508,654
Other receivables	30
Other assets	50,000
863,479
LIABILITIES
Accounts payable accrued expenses and other liabilities	142,874
Commissions payable	368,018
510,892
Net assets acquired	352,587
Purchase price	615,596
Goodwill	263,009

5.
Revenues From Contracts With Customers

Revenues from contracts with customers are recognized when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Revenues are analyzed to determine whether the Company is the principal (i.e., reports revenues on a gross basis) or agent (i.e., reports revenues on a net basis) in the contract. Principal or agent designations depend primarily on the control an entity has over the product or service before control is transferred to a customer. The indicators of which party exercises control include primary responsibility over performance obligations, inventory risk before the good or service is transferred and discretion in establishing the price.
Commissions
Commission revenues represent sales commissions generated by advisors for their clients’ purchases and sales of securities on exchanges and over-the-counter, as well as purchases of other investment products. The Company views the selling, distribution and marketing, or any combination thereof, of investment products to such clients as a single performance obligation to the product sponsors.
The Company is the principal for commission revenues, as it is responsible for the execution of the clients’ purchases and sales and maintains relationships with the product sponsors. Advisors assist the Company in performing its obligations. Accordingly, total commission revenues are reported on a gross basis.
The Company generates two types of commission revenues: sales-based commissions that are recognized at the point of sale on the trade date and trailing commissions that are recognized over time as earned. Sales-based commission revenues vary by investment product and are based on a percentage of an investment product’s current market value at the time of purchase. Trailing commission revenues are generally based on a percentage of the current market value of clients’ investment holdings in trail-eligible assets, and are recognized over the period during which services, such as ongoing support, are performed. As trailing commission revenues are based on the market value of clients’ investment holdings, the consideration is variable, and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts. The constraint is removed once the investment holdings value can be determined.
Advisory Fees
Advisory fees represent fees charged to advisors’ clients’ accounts on the Company’s corporate advisory platform. The Company provides ongoing investment advice, brokerage and execution services on transactions, and performs administrative services for these accounts. This series of performance obligations transfers control of the services to the client over time as the services are performed. These revenues are recognized ratably over time to match the continued delivery of the performance obligations to the client over the life of the contract. The advisory revenues generated from the Company’s corporate advisory platform are based on a percentage of the market value of the eligible assets in the clients’ advisory accounts.
As such, the consideration for these revenues is variable and an estimate of the variable consideration is constrained due to dependence on unpredictable market impacts on client portfolio values. The constraint is removed once the portfolio value can be determined.
The Company provides advisory services to clients on its corporate advisory platform through the advisor. The Company is the principal in these arrangements and recognizes advisory revenues on a gross basis, as the Company is responsible for satisfying the performance obligations and has control over determining the fees.
The following table presents total revenues from contracts with customers disaggregated by investment product for the year ended December 31, 2020:
Revenue From Contracts With Customers
Variable annuities and other insurance commissions	$70,941,959
Mutual fund commissions	15,764,474
Securities commissions	8,605,651
Alternative investment commissions	6,087,021
Advisory fees	9,030,468
Total Revenue From Contracts With Customers	$110,429,573
The following tables presents sales-based and trailing revenues disaggregated by product category:
Sales-based (Point in time)
Variable annuities and other insurance commissions	$25,928,749
Mutual fund commissions	3,542,171
Securities commissions	8,605,651
Alternative investment commissions	5,915,647
Total sales-based revenues	$43,992,218
Trailing (Over time)
Variable annuities and other insurance commissions	$45,013,210
Mutual fund commissions	12,222,303
Advisory fees	9,030,468
Alternative investment commissions	171,374
Total trailing revenues	$66,437,355
Total Revenue From Contracts With Customers	$110,429,573

Contract Balances
The timing of revenue recognition may differ from the timing of payment by the Company’s customers. The Company records a receivable when revenue is recognized prior to payment and there is an unconditional right to payment. The Company records a contract asset when the Company has recognized revenue prior to payment but the Company’s right to payment is conditional on something other than the passage of time. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenues (a contract liability) until the performance obligations are satisfied. As of December 31, 2020, the Company had receivables from contracts with customers totaling approximately $8.6 million. The opening balance of receivables from contracts with customers was approximately $9.1 million as of January 1, 2020. As of December 31, 2020, and January 1, 2020, the Company had no liabilities from contracts with customers.
Interest Income
The Company earns interest income from client margin accounts and cash equivalents, net of operating expense. This revenue is not generated from contracts with customers.
6.
DUE FROM CLEARING BROKER AND CLEARING DEPOSIT

PKSI and CLS clear customer transactions through a clearing broker and, therefore, they operate pursuant to exemptions contained in Rule 15c3-3 of the Securities and Exchange Act of 1934. As of December 31, 2020, PKSI and CLS had clearing deposits of $187,375 and $180,000, respectively and are included in other assets on the consolidated statement of financial condition. As of December 31, 2020, PKSI and CLS had receivables from clearing brokers of $393,275 and $192,364, respectively.
7.
FAIR VALUE

The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes the following hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value:
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Level 1 — Inputs use quoted unadjusted prices in active markets for identical assets or liabilities that the Company can access.

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Level 2 — Fair value measurements use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

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Level 3 — Inputs that are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. The inputs or methodology used for valuing assets and liabilities are not necessarily an indication of the risk associated with investing in those assets and liabilities.

Certain financial instruments are carried at cost on the statement of financial condition, which approximates fair value due to their short-term, highly liquid nature. These instruments are classified as Level 1. The carrying value of debt approximates their fair value since the interest rates on these obligations represent current market rates.
In connection with the issuance of the credit facility (see Note 10. Debt), the Company issued warrants to the lenders (the “Monroe Warrants”) to purchase Class A Preferred Units. On April 2, 2020, the Company refinanced the Monroe debt facility with a ten year note payable with Oak Street Funding LLC (“Oak Street”). The Monroe Warrants were redeemed with the refinance at the then stated fair value.
Assets acquired and liabilities assumed in business combinations are measured at fair value on the closing date.

8.
INTANGIBLE ASSETS AND GOODWILL

Intangible Assets
The components of intangible assets were as follows as of December 31, 2020:
Definite-lived intangible assets:
	Estimated Useful Life	Gross Carrying	Accumulated Amortization	Net Carrying Amount
Policies and procedures library	5 years	$2,200,000	$1,356,679	$843,321
Developed technology	7 years	1,600,000	704,776	895,224
Trade name	10 years	3,500,013	1,079,179	2,420,834
Total		$7,300,013	$3,140,634	$4,159,379
Amortization expense related to intangible assets amounted to $1,167,570 for the year ended December 31, 2020.
The estimated future amortization expense for intangible assets over the next five years and thereafter is as follows:
Intangible assets
2021	$1,018,584
2022	981,897
2023	578,580
2024	559,500
2025	350,004
Thereafter	670,814
$4,159,379
Goodwill
For the year ended December 31, 2020, the Company recorded $263,009 in goodwill in connection with the MSI, MAI and IAA acquisition. A summary of the activity in goodwill is presented below:
Balance, December 31, 2019	$33,942,947
Goodwill acquired	263,009
Balance, December 31, 2020	$34,205,956

9.
PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2020:
Computer hardware	$1,981,738
Office furniture and equipment	859,608
Leasehold improvements	729,478
$3,570,824
Less: accumulated depreciation and amortization	(1,150,490)
Property and equipment, net	$2,420,334
Depreciation and amortization expense related to property and equipment amounted to $485,736 for the year ended December 31, 2020.
10.
DEBT

On November 30, 2017, the Company entered into a credit agreement with Monroe Capital Management Advisors, LLC (“Monroe”) for senior secured term debt in the amount of $22,500,000. Principal payments and interest are due quarterly through December 2022, at which time all remaining unpaid principal and interest become due. On April 2, 2020, the Company refinanced the Monroe debt facility with Oak Street Funding LLC (“Oak Street”) in the amount of $25,000,000. This note payable bears interest at the prime rate (3.25% as of December 31, 2020) plus 2.25% and has a 10-year term and a 3-month interest only repayment provision. As of December 31, 2020, the outstanding balance of the Oak Street note, net of unamortized debt issuance costs was $23,234,106.
As a result of the refinancing, the outstanding principal amount under the Monroe facility was paid and there are no additional principal payments due. Accordingly for the year ended December 31, 2020, the Company recorded a loss on the extinguishment of the debt in the amount of $2,131,690 which is included on the consolidated statement of operations.
Under the Oak Street note, the first period assessed for covenant compliance is the three months ended June 30, 2020, and the Company was in compliance with all debt covenants for each subsequent quarter end of 2020.
The minimum calendar year payments and maturities of the Oak Street note as of December 31, 2020 were as follows:
2021	$2,033,001
2022	2,149,312
2023	2,272,277
2024	2,399,513
2025	2,539,557
Thereafter	12,795,611
Total	$24,189,271

11.
PROMISSORY NOTES — AFFILIATES

On November 30, 2017, WMS issued subordinated promissory notes in the aggregate principal amount of $3,565,738 to certain sellers in connection with the acquisition of the PKSH Entities. Interest on the notes accrues at a rate of 10% annually and is payable at maturity. The notes mature on May 17, 2023.
Additionally, in connection with the acquisition of the PKSH Entities, the Company agreed to pay contingent consideration in the amount of $5,000,000 to certain sellers. The contingency had been resolved on November 30, 2018, and the notes have been issued to the sellers. The contingent subordinated promissory notes have a maturity date of May 30, 2023 and accrue interest at 10% annually. The unpaid principal and all accrued interest become due upon maturity.
As of December 31, 2020, the amount of principal and accrued interest related to these promissory notes is $10,211,566. Related interest expense was approximately $491,000 for the year ended December 31, 2020.
12.
DUE TO MEMBERS

During the year ended December 31, 2020, the Company entered into promissory notes with certain of its members in the amount of $858,600 to provide for working capital. The notes are non-interest bearing and are due on demand.
13.
LEASES

The Company has obligations as a lessee for office space with initial noncancelable terms in excess of one year. The Company classifies these leases as operating leases. These leases generally contain renewal options for periods ranging from 2 to 10 years. Because the Company is not reasonably certain to exercise these renewal options, the optional periods are not included in determining the lease term, and associated payments under these renewal options are excluded from lease payments used to determine the lease liability. The Company’s leases do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments plus, for many of the

Company’s leases, variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.
Operating lease cost	$1,311,136
Variable lease cost	74,565
Total lease cost	$1,385,701
The components of lease cost for the year ended December 31, 2020 are as follows:
Total lease cost is included rent and occupancy on the consolidated statement of operations.
Amounts reported in the consolidated statement of financial condition as of December 31, 2020 were as follows:
Operating leases:
Operating lease ROU assets	$5,888,102
Operating lease liabilities	$6,341,270
Other information related to leases as of December 31, 2020 was as follows:
Supplemental cash flow information
Cash paid for amounts included in the measurement of lease liabilities:
Operating leases	$424,256
ROU assets obtained in exchange for lease liabilities:
Operating leases	$4,517,159
Reductions to ROU assets resulting from reductions to lease liabilities:
Operating leases	$564,396
Weighted-average remaining lease term:
Operating leases	8.8 years
Weighted-average discount rate:
Operating leases	5.6%
Amounts disclosed for ROU assets obtained in exchange for lease liabilities and reductions to ROU assets resulting from reductions to lease liabilities include amounts added to or reduced from the carrying amount of ROU assets resulting from new leases, lease modifications or reassessments.
Maturities of lease liabilities as of December 31, 2020 were as follows:
2021	$1,001,531
2022	1,007,722
2023	895,159
2024	901,225
2025	949,586
Thereafter	3,919,851
Total	8,675,074
Less: Imputed interest	(2,333,804)
Lease liability	$6,341,270

Sublease
CLS entered into an agreement to sublease its former office space effective December 1, 2014 and expiring September 2022. At December 31, 2020, the future minimum lease payments to be received under the sublease agreement approximated $269,000 and $206,000 for the years ending December 31, 2021 and 2022, respectively. Rental income and reimbursement of lease costs have been included in other income in the accompanying consolidated statement of operations.
14.
INCOME TAXES

WMS is classified as a partnership for income tax purposes and is therefore not subject to federal, state, and local income taxes. During 2019, PKSH elected to be taxed as a corporation, effective for the year ended December 31, 2018. The PKS Entities are taxable entities and are subject to federal, state, and local income taxes. Therefore, these consolidated financial statements include an income tax provision for the taxable entities only, which is the primary reason for the difference between the statutory tax rate and the effective tax rate.
The income tax provision (benefit) for the year ended December 31, 2020, consists of the following:
Federal:
Current	$(990,939)
Deferred	444,857
State and local:
Current	38,143
Deferred	135,443
Income tax provision (benefit)	$(372,496)
Deferred Taxes
Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates. Temporary differences, net operating loss carryforwards and tax credit carryforwards that give rise to deferred tax assets and liabilities are summarized as follows as of December 31, 2020:
Deferred tax assets/(liabilities):
Property, plant and equipment, net	$(16,668)
IRC 163(j) interest limitation, carryover	514,668
Net operating losses	2,452,753
Other	11,540
2,962,293
Valuation Allowance	(2,962,293)
Net deferred tax liability	$—
Net Operating Losses
At December 31, 2020, the Company and its subsidiaries had federal and state net operating loss carry-forwards of approximately $9.8 million. These carry-forward losses are available to offset future U.S. federal and state taxable income and are not subject to IRC Section 382 limitations. Net operating losses incurred in tax years beginning after December 31, 2017 will carryforward indefinitely, however the net operating losses incurred in tax years beginning prior to December 31, 2017 will start to expire in 2025.
Valuation Allowance
The Company provides for recognition of deferred tax assets if the realization of such assets is more likely than not to occur in accordance with accounting standards that address income taxes. Significant management judgment is required in determining the period in which the reversal of a valuation allowance should occur. The Company has considered all available evidence, both positive and negative, such as historical levels of income and future forecasts of taxable income amongst other items, in determining its valuation allowance. The valuation allowance decreased by approximately $0.4 million for the year ended December 31, 2020.
Unrecognized Tax Benefits
Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s financial statements for the year ended December 31, 2020.
The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively. There were no amounts accrued for interest or penalties on unrecognized tax benefits for the year ended December 31, 2020. Management does not expect any material changes in its unrecognized tax benefits in the next year.
The Company files income tax returns, including returns for its subsidiaries, with federal and state jurisdictions. The Company is no longer subject to examinations for its federal and state returns for any periods prior to the 2016 tax year. The Company is not currently under examination for any tax years.
15.
COMMITMENTS AND CONTINGENCIES

Litigation
Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.
If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the accompanying consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed.
There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.
The Company is a defendant or respondent in various pending and threatened arbitrations, administrative proceedings and lawsuits seeking compensatory damages. Claim amounts are infrequently indicative of the actual amounts the Company will be liable for, if any. Many of these claimants also seek, in addition to compensatory damages, punitive or treble damages, and all seek interest, costs and fees. These matters arise in the normal course of business. The Company intends to vigorously defend itself in these actions, and the ultimate outcome of these matters cannot be determined at this time.
In many lawsuits, arbitrations, and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect management’s estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter.
Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, management cannot predict with certainty the eventual loss or range of loss related to such matters. As of

December 31, 2020, claimants in these proceedings are seeking damages of approximately $4,500,000 for which the Company has accrued $100,000 as of December 31, 2020 related to these proceedings and lawsuits for pending litigation. Awards ultimately paid, if any, may be covered by the Company’s errors and omissions insurance policy, with the exception of the settlement agreement described herein.
On February 3, 2020, WMS settled an arbitration with a customer for $550,000. The Company recorded a charge to operations for $550,000 of the settlement and an associated liability within these consolidated financial statements. The Company paid this settlement in March 2020.
Indemnification
The activities of the Company’s customers are transacted on either a cash or margin basis through the facilities of its clearing broker. In margin transactions, the clearing broker extends credit to the customers, subject to various regulatory and margin requirements, collateralized by cash and securities in the customer’s account. In connection with these activities, the clearing broker may also execute and clear customer transactions involving the sale of securities not yet purchased.
These transactions may expose the Company to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses which the customers may incur. In the event the customers fail to satisfy their obligations to the clearing broker, the Company may be required to compensate the clearing broker for losses incurred on behalf of the customers.
The Company, through its clearing broker, seeks to control the risk associated with its customers’ activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines.
The clearing broker monitors required margin levels daily and, pursuant to such guidelines, requires the customers to deposit additional collateral, or reduce positions, when necessary.
16.
RELATED PARTY TRANSACTIONS

During the year ended December 31, 2020, CLS earned revenue from entities that are controlled by a principal member of the Company as well as from entities controlled or otherwise by individuals that are members or officers of the Company. For the year ended December 31, 2020, the total revenue earned by CLS related to these transactions amounted to approximately $2,400,000 million and are included in commissions on the accompanying consolidated statement of operations.
17.
MEMBERS’ EQUITY

Incentive units
The Company authorized a class of units designated as Incentive Units. As of December 31, 2020, no Incentive Units have been issued.
Voting Rights — Incentive Units will generally have no voting rights, except as required by law.
Profit interest — Incentive Units constitute an interest in the profits of the Company. All Incentive Units received by a service provider are received in exchange for the provision of services by the service provider for the benefit of the Company.
Call Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, following the termination of employment or other engagement of any service provider with the Company, the Company may, at its election, require the service provider to sell to the Company all or any portion of such service provider’s Incentive Units at the following respective purchase prices:
For any Incentive Units that have not vested pursuant to the terms of the incentive plan or any award agreement (“Restricted Incentive Units”), under all circumstances of termination, a price equal to the lesser of their fair market value and their initial cost (the “Cause Purchase Price”).

For any Incentive Units that have vested pursuant to the terms of the incentive plan or any associated award agreement (“Unrestricted Incentive Units”), the Cause Purchase Price, in the event of:
•
Service provider is terminated with cause; or

•
Service provider resigns without good reason

For the Unrestricted Incentive Units, a price equal to their fair market value, in the event of:
•
Service provider is terminated without cause

•
Service provider resigns for good reason

•
Service provider resigns for any reason after 5 years

•
Death or disability

Put Right — At any time prior to the consummation of a Qualified Public Offering or a Change of Control, if a service provider’s employment or other engagement with the Company is terminated as a result of such service provider’s death or disability, and the Company has not delivered a repurchase notice within ninety (90) days of such termination, then, subject to certain other provisions, such service provider may elect to sell to the Company all or any percentage of the Unrestricted Incentive Units held by such Person at a price equal to the fair market value of such Unrestricted Incentive Units as of the date of termination.
Class A Preferred Units
The Company authorized a class of units designated as Class A Preferred Units. As of December 31, 2020, no Class A Preferred Units have been issued.
Voting Rights — Units of Class A Preferred Units will generally have no voting rights, except as required by law.
Pre-Emptive Rights — Units of Class A Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party after the consummation of a Qualified Public Offering, as defined.
Protective Provisions — For as long as the Class A Preferred Units are outstanding, the holders will be afforded certain protection provisions pursuant to the warrant holders’ rights agreement. (See Note 6 — Fair Value). The warrants were redeemed with the refinance at the then stated fair value.
Class B Preferred Units
The Company authorized a class of units designated as Class B Preferred Units. As of December 31, 2020, 277,364 Class B Preferred Units have been issued and are outstanding at a value of $2,773,638. The Class B Preferred Units are intended to be paid at closing of the business combination with Kingswood Acquisition Corp. as disclosed in Note 22. Subsequent Events.
Voting Rights — Units of Class B Preferred Units will generally have no voting rights, except as required by law, and except that the affirmative vote of the holders of a majority of the then outstanding units of Class B Preferred Units is required to authorize the issuance of any units that are senior in any respect to the Class B Preferred Units.
Pre-Emptive Rights — Units of Class B Preferred Units will have the right to purchase their applicable pro rata portion of any new securities that the Company may from time to time propose to issue or sell to any party between the date issuance and the consummation of a Qualified Public Offering, as defined.
Conversion — Each unit of Class B Preferred Units is convertible into Common Units (subject to adjustment as provided in the related operating agreements, rights and limitations) at any time at the option of the holder at a conversion price equal to (a) if the conversion notice date is on or prior to the date that is 6 months after the closing date, the result of $10,172,877 divided by the number of

Common Units outstanding as of the conversion notice date. Or (b), if the conversion notice date is after the date that is 6 months after the closing date, the result of (x) enterprise value less net debt less aggregate Class B Preferred unreturned capital value of all outstanding Class B Preferred Units as of the measurement date (all as defined) divided by (y) the number of Common Units as of the conversion notice date. The Class B Preferred Units are convertible up to only an aggregate of 10% of the fully diluted outstanding equity interests of WMS.
Redemption — The Class B Preferred Units are redeemable upon a change in control, the termination of employment of the holder or upon exercise by the holder on the third anniversary of the instrument. The redemption price of a Class B Preferred Unit shall be equal to the sum of (x) the Class B preferred yield in respect of such Class B Preferred Unit and the Class B Preferred capital value, (all as defined) less (y) the aggregate amount of all distributions made by the Company in respect of such Class B Preferred Unit.
Preferred Yield — The Class B Preferred Units are entitled to a cumulative preferred yield of 2.06% per annum, compounded quarterly, on the sum of (a) the Class B Preferred Unit unreturned capital value and (b) the Class B Preferred unpaid yield accumulated for all prior quarterly compounding periods. For the year ended December 31, 2020, the cumulative preferred yield amounted to approximately $182,000 and remains unpaid as of December 31, 2020.
Common Units
The Company authorized a class of units designated as Common Units, which have voting rights. As of December 31, 2020, there are 1,325,433 Common Units issued and outstanding at a value of $12,298,991.
Priority of Distributions
The priority of distributions after making any required tax advances is as follows:
1.
Pro rata to the holders of Class A Preferred Units on a fully diluted basis in an amount equal to the product of (a) the aggregate distribution amount; times (b) this group’s fully diluted membership interest expressed as a percentage of the overall fully diluted membership interest;

2.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unpaid cumulative preferred yield;

3.
Pro rata to the holders of Class B Preferred Units in an amount equal to any unreturned capital contribution;

4.
Pro rata to the holders of Common Units in an amount equal to any unreturned capital contribution;

5.
Pro rata to the holders of Common Units and Incentive Units in an amount equal to any remainder.

18.
RETIREMENT PLAN

PKSI maintains a 401(k) retirement plan for the benefit of its employees. Contributions to the PKSI Plan are limited to a maximum of 3% of employee compensation and are based upon employee contributions. Employees must be 21 years of age and employed for three months to participate. The PKSI contribution to the plan amounted to approximately $205,000 for the year ended December 31, 2020.
19.
NET CAPITAL REQUIREMENTS

The Company operates three registered broker-dealers that are subject to the SEC Uniform Net Capital Rule (Rule 15c3-1). This requires the Company to maintain certain minimum net capital requirements. At December 31, 2020, all broker-dealers had net capital in excess of the required minimums.
On June 23, 2021, PKSI reported to the SEC and FINRA that it was not in compliance with the net capital requirements and PKSI cured the shortfall of $835,000 on the same day.

20.
CREDIT RISK AND CONCENTRATIONS

Financial instruments that subject the Company to credit risk consist principally of receivables and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its counterparties and, based upon factors surrounding the credit risk of its counterparties, establishes an allowance for uncollectible accounts and, consequently, believes that its receivables credit risk exposure beyond such allowances is limited.
21.
CARES ACT

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was passed into law by Congress. The CARES Act included a number of provisions to help small business including the ability to carry-back any net operating losses that a company was carrying forward to offset against future taxable income. Accordingly, in June 2020, PKSI applied and received approval for this carry-back of its net operating loss carry-forwards back to the tax years 2013 through 2018.
Additionally, the Paycheck Protection Program (“PPP”) was established under the CARES Act and administered by the SBA. Companies who met the eligibility requirements set forth by the PPP could qualify for PPP loans. If the loan proceeds are fully utilized to pay qualified expenses, the full principal amount of the PPP loan, along with any accrued interest, may qualify for loan forgiveness, subject to potential reduction based on the level of full-time employees maintained by the organization. PKSI, CLS, MSI and WMS applied for the loan and received amounts of $1,590,400, $126,800, $41,100, and $465,200, respectively. PKSI, MSI and WMS received a notice of forgiveness in 2020 for the full amount of the loan while CLS received their notice in January 2021. These funds were used in the months between May and July 2020 to offset various operating expenses in accordance with the guidelines specified in the CARES Act.
22.
SUBSEQUENT EVENTS

The Company evaluated subsequent events that occurred after the balance sheet date up to December 21, 2022, the date that the financial statements were available to be issued and noted the following matters:
Lease agreement
On May 1, 2021, the Company entered into a lease agreement to occupy additional space in Frisco, TX that will be used for administrative and operational support.
Settlement agreements
On March 19, 2021, the Company entered into a settlement agreement with a registered representative which resulted in the payment to the Company of $800,000 to be paid as follows: $350,000 was paid on March 26, 2021, and $450,000 to be paid in sixteen (16) consecutive quarterly installments of $28,125 each over four years with the first installment to be made on or before July 15, 2021.
On or about February 16, 2021, the Company entered into a settlement agreement to settle a FINRA dispute resolution services arbitration. The settlement agreement consisted of a release of all the claimant’s claims related to the FINRA action in exchange for the payment of $1,600,000 by the Company. $400,000 of the settlement funds came from the Company’s insurance provider, Scottsdale, who also covered all the Company’s attorneys’ fees in the matter.
For several years the Company and its subsidiary, CLS, have been involved in an ongoing regulatory investigation by FINRA in relation to its role as a dealer manager of a REIT offering. On January 2, 2020, FINRA’s Department of Enforcement filed a complaint (Dep’t of Enforcement v. Cabot Lodge Securities LLC (CRD No. 159712), alleging excessive organization and offering expenses, failure to disclose compensation to Cabot Lodge representatives, and an unsuitable recommendation to a customer in connection with this offering. On April 6, 2021, the Company entered into a settlement agreement with FINRA to resolve this matter for $345,010, including a fine of $270,000, which was paid on April 21, 2021, and restitution to the customer of $75,010 which was remitted on April 28, 2021.

Business Combinations
On May 17, 2021, the Company acquired 100% of the equity interests of World Equity Group, Inc. (“WEG”). The acquisition was made to enhance the Company’s position in the Midwest. WEG maintains offices in Arlington Heights, Illinois and has branch offices throughout the United States of America. WEG is incorporated in the State of Illinois, is a broker-dealer and registered investment advisor registered with the SEC and is a member of FINRA and SIPC.
On July 7, 2022, Kingswood Acquisition Corp., a Delaware corporation (“KWAC”), Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and the Company, entered into an agreement and plan of merger (the “Merger Agreement”).
Holdings, Kingswood Merger Sub and Wentworth Merger Sub are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Merger Agreement. Holdings is a wholly-owned direct subsidiary of KWAC and both Kingswood Merger Sub and Wentworth Merger Sub are wholly-owned direct subsidiaries of Holdings. Pursuant to the Merger Agreement, at closing, each of the following transactions will occur in the following order: (i) Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into the Company (the “Wentworth Merger”), with the Company surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); and (iii) following the Wentworth Merger,
Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Kingswood Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company shall be a wholly-owned subsidiary of the Kingswood Surviving Company (the Kingswood Merger and the Wentworth Merger, together with the other transactions related thereto, the “Business Combination”).
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Holdings will represent a continuation of the financial statements of the Company with the business combination treated as the equivalent of the Company issuing shares for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company in future reports of Holdings.
Exchange Listing
The KWAC Class A Common Stock and KWAC Public Warrants are currently listed on the OTC Exchange under the symbols “KWAC” and “KWAC WS,” respectively. Certain of the shares of KWAC Class A Common Stock and KWAC Public Warrants currently trade as KWAC Units consisting of one share of KWAC Class A Common Stock and three-fourths of one redeemable KWAC Public Warrant and are listed on the OTC Exchange under the symbol “KWAC.U.” The KWAC Units will automatically separate into component securities of Holdings upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Holdings intends to apply for listing the shares of the Holdings Common Stock and Holdings Public Warrants on the NYSE American under the symbols “BCG” and “BCG.W,” respectively, upon the Closing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
The Registrant’s amended and restated certificate of incorporation provides that its directors, officers, employees and agents are entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees, and agents is set forth below.
Section 145.   Indemnification of officers, directors, employees, and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, the Registrant’s amended and restated certificate of incorporation, provides that no director shall be personally liable to the Registrant or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision on the Registrant’s amended and restated certificate of incorporation is to eliminate the Registrant’s rights and those of the stockholders (through stockholders’ derivative suits on the Registrant’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Registrant’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Registrant’s amended and restated certificate of incorporation, the liability of the Registrant’s directors to it or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Registrant’s amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by its stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to further limit or eliminate the liability of directors on a retroactive basis.
The Registrant’s amended and restated certificate of incorporation provides that it will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former officers and directors, as well as those persons who, while directors or officers of its corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Registrant’s amended and restated certificate of incorporation will be indemnified by the Registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by the Registrant’s amended and restated certificate of incorporation is a contract right that includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the Registrant’s officer or director (solely in the capacity as an officer or director of its corporation) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Registrant’s amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Registrant’s amended and restated certificate of incorporation may have or hereafter acquire under law, the Registrant’s amended and restated certificate of incorporation, the Registrant’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Registrant’s amended and restated certificate of incorporation affecting indemnification rights, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Registrant’s amended and restated certificate of incorporation permits it, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the Registrant’s amended and restated certificate of incorporation.
The Registrant’s bylaws include provisions relating to the advancement of expenses and indemnification rights consistent with those set forth in the Registrant’s amended and restated certificate of incorporation. In addition, the Registrant’s bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Registrant within a specified period of time. The Registrant’s bylaws also permit it to purchase and maintain insurance, at its expense, to protect the Registrant and/or any director, officer, employee or agent of the Registrant’s corporation or another entity, trust or other enterprise against any expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of the Registrant’s bylaws affecting indemnification rights, whether by the Registrant’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
The Registrant has entered into indemnification agreements with each of its officers and directors. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 21.   Exhibits and Financial Statements Schedules.
Exhibit Number	Description of Exhibit
2.1†
Merger Agreement, dated as of July 7, 2022, by and among Kingswood Acquisition Corp., Binah Capital Group, Inc., Kingswood Merger Sub Inc., Wentworth Merger Sub Inc., CF OMS LLC and Wentworth Management Services, LLC (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex A).

3.1	Kingswood Acquisition Corp.’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 KWAC’s Current Report on Form 8-K (File No. 001-39700), filed with the SEC on February November 25, 2020).
3.2*	Form of Amended and Restated Certificate of Incorporation of Binah Capital Group, Inc. (attached to this proxy statement/prospectus which forms a part of this registration statement as [Annex B-1]).
3.3	Kingswood Acquisition Corp.’s Existing Bylaws (incorporated by reference to Exhibit 3.3 to Amendment No.3 to KWAC’s Registration Statement on Form S-l (File No. 333-249437), filed with the SEC on November 10, 2020).
3.4*	Form of Amended and Restated Bylaws of Wentworth Management Services LLC (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex B-2).

Exhibit Number	Description of Exhibit
4.1	Specimen Unit Certificate of Kingswood Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to KWAC’s Registration Statement on Form S-1 (Registration No. 333-249437) filed with the SEC on November 10, 2020).
4.2	Specimen Class A Common Stock Certificate of Kingswood Acquisition Corp. (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to KWAC’s Registration Statement on Form S-1 (Registration No. 333-249437) filed with the SEC on November 10, 2020).
4.3	Specimen Warrant Certificate of Kingswood Acquisition Corp. (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to KWAC’s Registration Statement on Form S-1 (Registration No. 333-249437) filed with the SEC on November 10, 2020).
4.4	Warrant Agreement, dated November 19, 2020, between Kingswood Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Kingswood’s Current Report on Form 8-K, as amended (File No. 001-39700), filed with the SEC on November 25, 2020).
4.5*	Specimen Class Common Stock Certificate of Binah Capital Group, Inc.
4.6*	Specimen Warrant Certificate of Binah Capital Group, Inc.
5.1*	Legal opinion of DLA Piper LLP (US)
8.1*	Legal opinion of Shearman & Sterling LLP.
10.1
Founder Support Agreement, dated as of July 7, 2022, by and among Kingswood Acquisition Corp., Binah Capital Group, Inc., Wentworth Management Services LLC, and Kingswood Global Sponsor, LLC (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex H).

10.2	Wentworth Support Agreement, dated as of July 7, 2022, by and among Kingswood Acquisition Corp., Wentworth Management Services, LLC and MHC Securities LLC (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex [•]).
10.3*	Form of Lock-Up Agreement, by and among Kingswood Acquisition Corp., Kingswood Global Sponsor LLC, Wentworth Management Services, LLC, holders of Continuing Company Units, and holders of Kingswood Acquisition Corp. Class B Common Stock. (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex [•]).
10.4*	Form of Amended and Restated Limited Liability Company Agreement of Wentworth Management Services, LLC (attached to this proxy statement/prospectus which forms a part of this registration statement as Annex [•]).
10.5
Letter Agreement, dated November 19,2020, by and among Kingswood Acquisition Corp., its executive officers, its directors, and Kingswood Global Sponsor LLC (incorporated by reference to Exhibit 10.1 to Kingswood Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39700), filed with the SEC on November 25,2020).

10.6
Investment Management Trust Agreement, dated November 19, 2020, by and between Kingswood Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference Exhibit 10.2 to Kingswood Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39700), filed with the SEC on November 25, 2020).

10.7
Registration Rights Agreement, dated November 19, 2020, by and among Kingswood Acquisition Corp., the Holders named therein and Kingswood Global Sponsor LLC (incorporated by reference to Exhibit 10.3 to Kingswood Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39700), filed with the SEC on November 25,2020).

Exhibit Number	Description of Exhibit
10.8
Private Placement Warrants Purchase Agreement, dated November 19,2020, by and between Kingswood Acquisition Corp. and Kingswood Global Sponsor LLC (incorporated by reference to Exhibit 10.4 to Kingswood Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39700), filed with the SEC on November 25,2020).

21.1*	Subsidiaries of Registrant
23.1	Consent of Marcum, independent registered public accounting firm of Kingswood Acquisition Corp.
23.2	Consent of FGMK, LLC, independent registered public accounting firm of Wentworth Management Services, LLC.
23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.4*	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).
99.1	Consent of Craig Gould to be named as director.
99.2	Consent of Larry Roth to be named as director.
99.3	Consent of David Shane to be named as director.
107.1	Filing Fee Table.

*
To be filed by amendment.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.   Undertakings
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)
That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(9)
To supply by means of a post-effective amendment all information concerning this transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

(10)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, State of New York, on December 23, 2022.
BINAH CAPITAL GROUP, INC.
By:
/s/ Michael Nessim

Name:
Michael Nessim

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Michael Nessim, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post- effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on December 23, 2022.
Signature	Title	Date
/s/ Michael Nessim Michael Nessim	Chief Executive Officer	December 23, 2022
/s/ Craig Gould Craig Gould	Director Nominee	December 23, 2022
/s/ Larry Roth Larry Roth	Director Nominee	December 23, 2022
/s/ David Shane David Shane	Director Nominee	December 23, 2022